   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 3, 1998
                                                     REGISTRATION NO. 333-48187

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                             AMENDMENT NO. 2
                                      TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                            SEALY MATTRESS COMPANY
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           OHIO                      2510                    34-0439410
                              (PRIMARY STANDARD           (I.R.S. EMPLOYER
     (STATE OR OTHER      INDUSTRIAL CLASSIFICATION    IDENTIFICATION NUMBER)
       JURISDICTION              CODE NUMBER)
    OFINCORPORATION OR
      ORGANIZATION)                                    (continued on next page)
                                HALLE BUILDING
                                  10TH FLOOR
                              1228 EUCLID AVENUE
                             CLEVELAND, OHIO 44115
                           TELEPHONE: (216) 522-1310
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ---------------

                               KENNETH L. WALKER
                                HALLE BUILDING
                                  10TH FLOOR
                              1228 EUCLID AVENUE
                             CLEVELAND, OHIO 44115
                           TELEPHONE: (216) 522-1310
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPY TO:
                                 LANCE C. BALK
                               KIRKLAND & ELLIS
                             153 EAST 53RD STREET
                         NEW YORK, NEW YORK 10022-4675
                           TELEPHONE: (212) 446-4800

                                ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

(continued from preceding page)

                               SEALY CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                     2510                    36-3284147
                               (PRIMARY STANDARD          (I.R.S. EMPLOYER
     (STATE OR OTHER              INDUSTRIAL           IDENTIFICATION NUMBER)
      JURISDICTION            CLASSIFICATION CODE
   OFINCORPORATION OR               NUMBER)
      ORGANIZATION)

                     SEALY MATTRESS COMPANY OF PUERTO RICO
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          OHIO                       2510                    34-6544153
                               (PRIMARY STANDARD          (I.R.S. EMPLOYER
     (STATE OR OTHER              INDUSTRIAL           IDENTIFICATION NUMBER)
      JURISDICTION            CLASSIFICATION CODE
   OFINCORPORATION OR               NUMBER)
      ORGANIZATION)

                  OHIO-SEALY MATTRESS MANUFACTURING CO., INC.
                                   (RANDOLPH)
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

      MASSACHUSETTS                  2510                    04-2611765
                               (PRIMARY STANDARD          (I.R.S. EMPLOYER
     (STATE OR OTHER              INDUSTRIAL           IDENTIFICATION NUMBER)
      JURISDICTION            CLASSIFICATION CODE
   OFINCORPORATION OR               NUMBER)
      ORGANIZATION)

                OHIO-SEALY MATTRESS MANUFACTURING CO.--FT. WORTH
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          TEXAS                      2510                    75-1491047
                               (PRIMARY STANDARD          (I.R.S. EMPLOYER
     (STATE OR OTHER              INDUSTRIAL           IDENTIFICATION NUMBER)
      JURISDICTION            CLASSIFICATION CODE
   OFINCORPORATION OR               NUMBER)
      ORGANIZATION)

                     OHIO-SEALY MATTRESS MANUFACTURING CO.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         GEORGIA                     2510                    58-1186228
                               (PRIMARY STANDARD          (I.R.S. EMPLOYER
     (STATE OR OTHER              INDUSTRIAL           IDENTIFICATION NUMBER)
      JURISDICTION            CLASSIFICATION CODE
   OFINCORPORATION OR               NUMBER)
      ORGANIZATION)

                 OHIO-SEALY MATTRESS MANUFACTURING CO.--HOUSTON
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          TEXAS                      2510                    74-1275140
                               (PRIMARY STANDARD          (I.R.S. EMPLOYER
     (STATE OR OTHER              INDUSTRIAL           IDENTIFICATION NUMBER)
      JURISDICTION            CLASSIFICATION CODE
   OFINCORPORATION OR               NUMBER)
      ORGANIZATION)

                    SEALY MATTRESS COMPANY OF MICHIGAN, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        MICHIGAN                     2510                    38-1256567
     (STATE OR OTHER           (PRIMARY STANDARD          (I.R.S. EMPLOYER
      JURISDICTION                INDUSTRIAL           IDENTIFICATION NUMBER)
   OFINCORPORATION OR         CLASSIFICATION CODE
      ORGANIZATION)                 NUMBER)

                  SEALY MATTRESS COMPANY OF KANSAS CITY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        MISSOURI                     2510                    44-0523533
     (STATE OR OTHER           (PRIMARY STANDARD          (I.R.S. EMPLOYER
      JURISDICTION                INDUSTRIAL           IDENTIFICATION NUMBER)
   OFINCORPORATION OR         CLASSIFICATION CODE
      ORGANIZATION)                 NUMBER)

                      SEALY OF MARYLAND AND VIRGINIA, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        MARYLAND                     2510                    52-1192669
     (STATE OR OTHER           (PRIMARY STANDARD          (I.R.S. EMPLOYER
      JURISDICTION                INDUSTRIAL           IDENTIFICATION NUMBER)
   OFINCORPORATION OR         CLASSIFICATION CODE
      ORGANIZATION)                 NUMBER)

                       SEALY MATTRESS COMPANY OF ILLINOIS
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        ILLINOIS                     2510                    36-1853967
     (STATE OR OTHER           (PRIMARY STANDARD          (I.R.S. EMPLOYER
      JURISDICTION                INDUSTRIAL           IDENTIFICATION NUMBER)
   OFINCORPORATION OR         CLASSIFICATION CODE
      ORGANIZATION)                 NUMBER)

                                                        (continued on next page)

(continued from preceding page)

                               A. BRANDWEIN & CO.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        ILLINOIS                     2510                    36-2525330
                               (PRIMARY STANDARD          (I.R.S. EMPLOYER
     (STATE OR OTHER              INDUSTRIAL           IDENTIFICATION NUMBER)
      JURISDICTION            CLASSIFICATION CODE
   OFINCORPORATION OR               NUMBER)
      ORGANIZATION)

                     SEALY MATTRESS COMPANY OF ALBANY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        NEW YORK                     2510                    14-1325596
                               (PRIMARY STANDARD          (I.R.S. EMPLOYER
     (STATE OR OTHER              INDUSTRIAL           IDENTIFICATION NUMBER)
      JURISDICTION            CLASSIFICATION CODE
   OFINCORPORATION OR               NUMBER)
      ORGANIZATION)

                            SEALY OF MINNESOTA, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        MINNESOTA                    2510                    41-1227650
     (STATE OR OTHER           (PRIMARY STANDARD          (I.R.S. EMPLOYER
      JURISDICTION                INDUSTRIAL           IDENTIFICATION NUMBER)
   OFINCORPORATION OR         CLASSIFICATION CODE
      ORGANIZATION)                 NUMBER)

                       SEALY MATTRESS COMPANY OF MEMPHIS
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        TENNESSEE                    2510                    62-0357534
                               (PRIMARY STANDARD          (I.R.S. EMPLOYER
     (STATE OR OTHER              INDUSTRIAL           IDENTIFICATION NUMBER)
      JURISDICTION            CLASSIFICATION CODE
   OFINCORPORATION OR               NUMBER)
      ORGANIZATION)

                      THE STEARNS & FOSTER BEDDING COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                     2510                    36-2515193
                               (PRIMARY STANDARD          (I.R.S. EMPLOYER
     (STATE OR OTHER              INDUSTRIAL           IDENTIFICATION NUMBER)
      JURISDICTION            CLASSIFICATION CODE
   OFINCORPORATION OR               NUMBER)
      ORGANIZATION)

               THE STEARNS & FOSTER UPHOLSTERY FURNITURE COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          OHIO                       2510                    34-1449445
                               (PRIMARY STANDARD          (I.R.S. EMPLOYER
     (STATE OR OTHER              INDUSTRIAL           IDENTIFICATION NUMBER)
      JURISDICTION            CLASSIFICATION CODE
   OFINCORPORATION OR               NUMBER)
      ORGANIZATION)

                                   SEALY INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          OHIO                       2510                    34-1439379
                               (PRIMARY STANDARD          (I.R.S. EMPLOYER
     (STATE OR OTHER              INDUSTRIAL           IDENTIFICATION NUMBER)
      JURISDICTION            CLASSIFICATION CODE
   OFINCORPORATION OR               NUMBER)
      ORGANIZATION)

            THE OHIO MATTRESS COMPANY LICENSING AND COMPONENTS GROUP
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                     2510                    36-1750335
     (STATE OR OTHER           (PRIMARY STANDARD          (I.R.S. EMPLOYER
      JURISDICTION                INDUSTRIAL           IDENTIFICATION NUMBER)
   OFINCORPORATION OR         CLASSIFICATION CODE
      ORGANIZATION)                 NUMBER)

                   SEALY MATTRESS MANUFACTURING COMPANY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                     2510                    36-3209918
     (STATE OR OTHER           (PRIMARY STANDARD          (I.R.S. EMPLOYER
      JURISDICTION                INDUSTRIAL           IDENTIFICATION NUMBER)
   OFINCORPORATION OR         CLASSIFICATION CODE
      ORGANIZATION)                 NUMBER)

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                 SUBJECT TO COMPLETION, DATED JUNE  , 1998

PROSPECTUS

     [LOGO]                  SEALY MATTRESS COMPANY                     [LOGO]

      OFFER TO EXCHANGE ITS SERIES B 9 7/8% SENIOR SUBORDINATED NOTES DUE
    2007 FOR ANY AND ALL OF ITS OUTSTANDING 9 7/8% SENIOR SUBORDINATED NOTES DUE 2007 AND ITS SERIES B 10 7/8% SENIOR SUBORDINATED DISCOUNT NOTES DUE 2007 FOR ANY AND ALL OF ITS OUTSTANDING 10 7/8% SENIOR SUBORDINATED DISCOUNT NOTES
                                    DUE 2007

                                  -----------

  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON       ,
1998, UNLESS EXTENDED.

                                  -----------

  Sealy Mattress Company, an Ohio corporation ("Sealy"), hereby offers (the "Exchange Offer"), upon the terms and conditions set forth in this Prospectus (the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange (i) $1,000 principal amount of its Series B 9 7/8% Senior Subordinated Notes due 2007 (the "Senior Subordinated Exchange Notes") for each $1,000 principal amount of its outstanding 9 7/8% Senior Subordinated Notes due 2007 (the "Senior Subordinated Notes"), of which $125,000,000 principal amount is outstanding and (ii) $1,000 principal amount at maturity of its Series B 10 7/8% Senior Subordinated Discount Notes due 2007 (the "Senior Subordinated Discount Exchange Notes" and, together with the Senior Subordinated Exchange Notes, the "Exchange Notes") for each $1,000 of principal amount at maturity of its outstanding 10 7/8% Senior Subordinated Discount Notes due 2007 (the "Senior Subordinated Discount Notes" and, together with the Senior Subordinated Notes, the "Notes"), of which $128,000,000 principal amount at maturity is outstanding. The Exchange Notes will have been registered under the Securities Act of 1933, as amended (the "Securities Act") pursuant to a Registration Statement of which this Prospectus is a part. The form and terms of the Exchange Notes are the same as the form and term of the Notes (which they replace) except that the Exchange Notes will bear a Series B designation and will have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer and will not contain certain provisions relating to an increase in the interest rate which were included in the terms of the Notes in certain circumstances relating to the timing of the Exchange Offer. The Exchange Notes will be fully and unconditionally guaranteed, on a joint and several basis, by Parent and certain of Sealy's subsidiaries. The Exchange Notes will evidence the same debt as the Notes (which they replace) and will be issued under and be entitled to the benefits of the Indentures dated December 18, 1997 among Sealy, the guarantors named therein (the "Guarantors") and the Bank of New York (the "Indentures") governing the Notes. See "The Exchange Offer" and "Description of Exchange Notes".

  Sealy has not issued, and does not have any current firm arrangements to issue, any significant indebtedness to which the Exchange Notes would rank senior or pari passu in right of payment. The Exchange Notes will be subordinated in right of payment to all Senior Debt of Sealy, including all of the obligations under the Senior Credit Agreements, and will rank pari passu with all future senior subordinated debt of the Issuer and will rank senior in right of payment to all of Issuer's future subordinated debt. As of March 1, 1998, the aggregate amount of outstanding Indebtedness to which the Notes would have been subordinated was $479.0 million, consisting of secured borrowings under the Senior Credit Agreements.

  Sealy will accept for exchange any and all Notes validly tendered and not
withdrawn prior to 5:00 p.m., New York City time, on    , 1998, unless extended
by Sealy in its sole discretion (the "Expiration Date"). Notwithstanding the
foregoing, Sealy will not extend the Expiration Date beyond    , 1998. Tenders
of Notes may be withdrawn at any time prior to 5:00 p.m. on the Expiration Date. The Exchange Offer is subject to certain customary conditions. The Notes were sold by Sealy on December 18, 1997 to the Initial Purchasers (as defined herein under the caption "Summary--The Offering") in a transaction not registered under the Securities Act in reliance upon an exemption under the Securities Act. The Initial Purchasers subsequently placed the Notes with qualified institutional buyers in reliance upon Rule 144A under the Securities Act and with a limited number of institutional accredited investors that agreed to comply with certain transfer restrictions and other conditions. Accordingly, the Notes may not be reoffered, resold or otherwise transferred in the United States unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The Exchange Notes are being offered hereunder in order to satisfy the obligations of Sealy under the Registration Rights Agreement entered into by Sealy in connection with the offering of the Notes. See "The Exchange Offer".

  Based on no-action letters issued by the staff of the Securities and Exchange Commission (the "Commission") to third parties, Sealy believes the Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of Sealy within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes. See "The Exchange Offer--Purpose and Effect of the Exchange Offer" and "The Exchange Offer--Resale of the Exchange Notes". Each broker-dealer (a "Participating Broker-Dealer") that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. Sealy has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution".

  Holders of Notes not tendered and accepted in the Exchange Offer will continue to hold such Notes and will be entitled to all the rights and benefits and will be subject to the limitations applicable thereto under the Indenture and with respect to transfer under the Securities Act. Sealy will pay all the expenses incurred by it incident to the Exchange Offer. See "The Exchange Offer".

  SEE "RISK FACTORS" ON PAGE 16 FOR A DESCRIPTION OF CERTAIN RISKS TO BE CONSIDERED BY HOLDERS WHO TENDER THEIR NOTES IN THE EXCHANGE OFFER.

                                  -----------

THESE SECURITIES  HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION
  OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

                The date of this Prospectus is June  , 1998

  There has not previously been any public market for the Notes or the Exchange Notes. Sealy does not intend to list the Exchange Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the Exchange Notes will develop. See "Risk Factors--Lack of Public Market; Transfer Restrictions". Moreover, to the extent that Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Notes could be adversely affected.

  The Exchange Notes will be available initially only in book-entry form. Sealy expects that the Exchange Notes issued pursuant to this Exchange Offer will be issued in the form of a Global Certificate (as defined), which will be deposited with, or on behalf of, The Depository Trust Company (the "Depositary") and registered in its name or in the name of Cede & Co., its nominee. Beneficial interests in the Global Certificate representing the Exchange Notes will be shown on, and transfers thereof to qualified institutional buyers will be effected through, records maintained by the Depositary and its participants. After the initial issuance of the Global Certificate, Exchange Notes in certified form will be issued in exchange for the Global Certificate only on the terms set forth in the Indenture. See "Description of Exchange Notes--Book-Entry; Delivery and Form".

                             AVAILABLE INFORMATION

  Sealy has filed with the Commission a Registration Statement on Form S-4 (the "Exchange Offer Registration Statement", which term shall encompass all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the Exchange Notes being offered hereby. This Prospectus does not contain all the information set forth in the Exchange Offer Registration Statement. For further information with respect to Sealy and the Exchange Offer, reference is made to the Exchange Offer Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Exchange Offer Registration Statement, reference is made to the exhibit for a more complete description of the document or matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Exchange Offer Registration Statement, including the exhibits thereto, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at the Regional Offices of the commission at 75 Park Place, New York, New York 10007 and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Additionally, the Commission maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company.

  As a result of the filing of the Exchange Offer Registration Statement with the Commission, Sealy will become subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will be required to file periodic reports and other information with the Commission. The obligation of Sealy to file periodic reports and other information with the Commission will be suspended if the Exchange Notes are held of record by fewer than 300 holders as of the beginning of any fiscal year of Sealy other than the fiscal year in which the Exchange Offer Registration Statement is declared effective. Sealy will nevertheless be required to continue to file reports with the Commission if the Exchange Notes are listed on a national securities exchange. In the event Sealy ceases to be subject to the informational requirements of the Exchange Act, Sealy will be required under the Indentures to continue to file with the Commission the annual and quarterly reports, information, documents or other reports, including, without limitation, reports on Forms 10-K, 10-Q and 8-K, which would be required pursuant to the informational requirements of the

Exchange Act. Under the Indentures, Sealy shall file with the Trustee annual, quarterly and other reports within fifteen days after it files such reports with the Commission. Further, to the extent that annual or quarterly reports are furnished by Sealy to stockholders generally it will mail such reports to holders of Exchange Notes. Sealy will furnish annual and quarterly financial reports to stockholders of Sealy and will mail such reports to holders of Exchange Notes pursuant to the Indenture, thus holders of Exchange Notes will receive financial reports every quarter. Annual reports delivered to the Trustee and the holders of Exchange Notes will contain financial information that has been examined and reported upon, with an opinion expressed by an independent public or certified public accountant. Sealy will also furnish such other reports as may be required by law.

                          FORWARD LOOKING STATEMENTS

  THE PROSPECTUS CONTAINS CERTAIN FORWARD LOOKING STATEMENTS WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF THE COMPANY, INCLUDING STATEMENTS UNDER THE CAPTIONS "SUMMARY", "UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION", "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND "BUSINESS". ALL OF THESE FORWARD LOOKING STATEMENTS ARE BASED ON ESTIMATES AND ASSUMPTIONS MADE BY THE MANAGEMENT OF THE COMPANY WHICH, ALTHOUGH BELIEVED TO BE REASONABLE, ARE INHERENTLY UNCERTAIN. THEREFORE, UNDUE RELIANCE SHOULD NOT BE PLACED UPON SUCH ESTIMATES AND STATEMENTS. NO ASSURANCE CAN BE GIVEN THAT ANY OF SUCH ESTIMATES WILL BE REALIZED AND IT IS LIKELY THAT ACTUAL RESULTS WILL DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD LOOKING STATEMENTS. FACTORS THAT MAY CAUSE SUCH DIFFERENCES INCLUDE: (1) INCREASED COMPETITION;
(2) INCREASED COSTS; (3) LOSS OR RETIREMENT OF KEY MEMBERS OF MANAGEMENT; (4) INCREASES IN THE COMPANY'S COST OF BORROWING OR INABILITY OR UNAVAILABILITY OF ADDITIONAL DEBT OR EQUITY CAPITAL; (5) ADVERSE STATE OR FEDERAL LEGISLATION OR REGULATION OR ADVERSE DETERMINATIONS IN PENDING LITIGATION; AND (6) CHANGES IN GENERAL ECONOMIC CONDITIONS AND/OR IN THE MARKETS IN WHICH THE COMPANY MAY, FROM TIME TO TIME, COMPETE. MANY OF SUCH FACTORS ARE BEYOND THE CONTROL OF THE COMPANY AND ITS MANAGEMENT. FOR FURTHER INFORMATION OR OTHER FACTORS WHICH COULD AFFECT THE FINANCIAL RESULTS OF THE COMPANY AND SUCH FORWARD LOOKING STATEMENTS, SEE "RISK FACTORS".

                               ----------------

                           TRADEMARKS AND TRADENAMES

  THE FOLLOWING ITEMS REFERRED TO IN THIS DOCUMENT ARE TRADEMARKS WHICH ARE FEDERALLY REGISTERED IN THE UNITED STATES PURSUANT TO APPLICABLE INTELLECTUAL PROPERTY LAWS AND ARE THE PROPERTY OF SEALY CORPORATION OR ITS SUBSIDIARIES:
SEALY, POSTUREPEDIC, STEARNS & FOSTER, CROWN JEWEL, CORRECT COMFORT (STYLIZED), BACK SAVER, ORTHO-ZONE (STYLIZED), POSTURE PREMIER, EVEREDGE, EDGEGUARD, MIRACLE EDGE, POSTURETECH, SENSE & RESPOND, STEELSPAN, TRU-LOK, ULTRAEDGE, ULTRASTEEL, AND UNIVERSITY OF SLEEP.

  THE FOLLOWING ITEMS REFERRED TO IN THIS DOCUMENT ARE TRADEMARKS OWNED BY SEALY CORPORATION, OR ITS SUBSIDIARIES, FOR WHICH APPLICATIONS FOR REGISTRATION ARE PENDING IN THE UNITED STATES PURSUANT TO APPLICABLE INTELLECTUAL PROPERTY LAWS. SEALY POSTUREPEDIC, SEALY POSTUREPEDIC CROWN JEWEL, INFINILUX, AND POSTURESTEEL.

                                    SUMMARY

  The following summary is qualified in its entirety by the more detailed information and financial statements, including the notes therein, appearing elsewhere in this Prospectus. Unless the context otherwise requires, references in this Prospectus to the "Issuer" refer to Sealy Mattress Company and references to "Sealy" or the "Company" (other than in the presentation of financial data) refer collectively to Sealy Mattress Company, its wholly-owned subsidiaries, and its sole shareholder, Sealy Corporation ("Parent"), after giving effect to the Transactions (as defined herein under the caption "The Transactions"). For purposes of the presentation of all financial data herein, the "Company" refers to Parent and its consolidated subsidiaries with respect to historical information and to the Issuer and its consolidated subsidiaries with respect to pro forma information. All references to the Company's domestic operations include its operations in Puerto Rico. All references in this Prospectus to "fiscal year" for years prior to 1996 refer to the year ended on November 30 of that calendar year and for subsequent years refer to the year ended on the Sunday closest to November 30 of that calendar year. For example, fiscal 1997 and 1996 refer to the years ended November 30, 1997 and December 1, 1996, respectively.

                                    OVERVIEW

THE COMPANY

  Sealy Mattress Company, headquartered in Cleveland, Ohio, has been the leading conventional bedding manufacturer in North America for over two decades and the Sealy brand name has been in existence for over 100 years. The Company manufactures, distributes and sells a broad line of conventional bedding products, including mattresses and foundations, under the Sealy, Sealy Posturepedic, Stearns & Foster and recently introduced Sealy Correct Comfort and Sealy Posturepedic Crown Jewel brand names. The Company's branded merchandise accounted for approximately 99% of total net sales for the fiscal year ended November 30, 1997. Based on market growth estimates by the International Sleep Products Association ("ISPA"), the Company estimates that it held a 22% share of the U.S. bedding market for 1997. The Company offers a complete line of conventional bedding options in the promotional, premium, ultra-premium and luxury categories, which sell at retail price points from under $200 to approximately $3,000 per queen-size set. For the fiscal year ended November 30, 1997, on a pro forma basis, the Company generated net sales and Adjusted EBITDA (as defined herein) of $799.5 million and $103.1 million, respectively.

  The Company has a diversified customer base and serves all major bedding distribution channels. The Company manufactures and supplies conventional bedding to over 7,000 retail outlets, representing approximately 3,200 customers, including furniture stores, department stores, specialty sleep shops and warehouse clubs. The Company operates 21 domestic bedding manufacturing facilities and four international bedding manufacturing facilities, strategically located to reduce transportation costs and facilitate just-in-time deliveries. The Company also operates three component manufacturing facilities which produce substantially all of the Company's mattress innersprings and approximately 50% of its foundation component parts. The Company believes that because it is vertically integrated and operates its own manufacturing facilities, it possesses numerous advantages over certain of its national, brand-name competitors that operate as a group of independent licensees. These benefits include: (i) production of consistent, high-quality products, (ii) centralized decision-making, (iii) consistent local marketing and servicing of national accounts and (iv) effective and balanced utilization of manufacturing facilities.

INDUSTRY

  The U.S. conventional bedding industry is mature and stable. For the year ended December 31, 1996, manufacturers and retailers generated revenue of $3.3 billion and $6.2 billion, respectively, according to ISPA. Over the last 20 years, sales have declined only once (1.9% in 1982), and the industry has grown an average of 6.4% per year. Industry growth is driven primarily by: (i) population expansion, (ii) demographic shifts and (iii) manufacturer and retailer advertising and education emphasizing larger-size, higher quality beds. Because consumers shop for bedding infrequently and often have limited specific product knowledge, they typically rely on the retail salesperson in the purchase decision process. Management believes that those manufacturers best able to meet the retailers' needs--including differentiated, brand name products, retail salesforce training in product specifications and merchandising and logistics support-- should continue to gain market share. From 1989 to 1996, the combined market share of the top four manufacturers has steadily increased from 48% to 59%.

COMPANY STRENGTHS AND BUSINESS STRATEGY

  The Company's main objective is to grow sales and market share by maximizing its share of the retailers' floor space while managing costs. The key elements of the Company's strategy are as follows:

  LEVERAGE MARKET LEADERSHIP POSITION AND HIGH BRAND AWARENESS. The Company is the largest manufacturer of conventional bedding products in the United States, a position it has held for more than two decades. Based on 1997 industry growth estimated by the ISPA, management estimates that the Company held a 22% share of the U.S. market, approximately 1.3 times that of its next largest competitor. Strong relative market share, coupled with numerous strong brands, including Sealy, Sealy Posturepedic and Stearns & Foster, provide the Company with significant marketing strength relative to its competitors, who primarily offer only one brand to retailers. Brand recognition is critical in the bedding industry, where strong brand names help define consumer preference and drive retail floor space allocation.

  ENHANCE POSITION AS LEADING SUPPLIER TO THE BEDDING INDUSTRY. The Company is uniquely positioned to benefit from current industry trends, including the consolidation of manufacturers and the increase in sole-source vendor arrangements. Management believes that its: (i) broad product offering, (ii) product design leadership, (iii) national manufacturing and distribution and
(iv) commitment to retailer education and training provide support to its existing dealer network while helping to attract new accounts. Such strong dealer relationships should result in sales growth through increased floor space allocation, superior product positioning and enhanced commitment by retail salesforces.

  . BROAD PRODUCT OFFERING. Management believes that the Company currently offers the most complete line of conventional bedding products in the industry, enabling retailers to offer consumers a full range of bedding alternatives from a single source. The Company's product line ranges from higher-margin, higher-priced mattresses, sold under the Sealy Posturepedic, Sealy Posturepedic Crown Jewel, Sealy Correct Comfort and Stearns & Foster names, to lower-priced promotional, private label and contract bedding products. The consistently advertised, lower-priced product line is instrumental in attracting customers, thereby offering retailers the in-store opportunity to promote higher-priced products with incrementally higher margins. In addition, the Company's broad product line has enabled it to secure sole-source, multi-year arrangements with several retailers, including a significant number of those in the high-growth, specialty channel, such as Mattress Discounters, Mattress Firm and Bedding Experts.

  . PRODUCT DESIGN LEADERSHIP. Since December 1, 1994 the Company has, on average, invested approximately 0.75% of its net sales in research and development, a rate which management believes to be in excess of twice that of its next largest competitor, to create and commercialize innovative products that broaden the Company's product lines and differentiate its products from those of its competitors. Management believes that this investment in product enhancements and new products, such as Sealy Correct Comfort, the Company's recently introduced, individually-wrapped coil product, allows the Company to claim additional floor space and compete effectively for sole-source vendor positions. A majority of the Company's net sales for the fiscal year ended November 30, 1997 were from products introduced or reengineered in the prior two years.

  . NATIONAL MANUFACTURING AND DISTRIBUTION. In surveys, retailers have stated that delivery times and product quality are among the most important criteria used to evaluate manufacturers. The Company believes that its current structure and operating strategy directly address these needs. The Company is one of only two national manufacturers operating as a single company rather than as a group of independent licensees. Because it owns 21 manufacturing and distribution facilities strategically located throughout the United States, the Company can quickly respond to retailers' logistical and product design requirements. Such just-in-time deliveries enable retailers to minimize inventory carrying costs and meet the growing demand of consumers for product variety and shortened delivery times. Additionally, the Company is the only national manufacturer to have taken advantage of vertical integration in a majority of its product lines. Vertically integrated manufacturing permits the Company to safeguard proprietary technology and new product design while better controlling costs.

  . COMMITMENT TO RETAILER EDUCATION AND SUPPORT. The Company assists its retailers in re-merchandising their showrooms and actively marketing more profitable lines of bedding through ongoing investment in retailer relationships. The Company supports its retailers by providing: (i) cooperative advertising dollars and creative assistance, (ii) ongoing retail sales force training focused on product education and merchandising instruction, (iii) customized product lines which allow retailers to differentiate their products from those of their competitors and (iv) direct mail campaigns. Management believes that retail support serves to educate consumers about the benefits of higher-end models and therefore encourages additional sales at higher price points.

  INCREASE OPERATIONAL EFFICIENCIES AND LEVERAGE INFORMATION TECHNOLOGY. By virtue of its size and leadership position in the bedding industry, the Company benefits from significant operational efficiencies. The Company is able to capture economies of scale in research and development, advertising and raw material purchases. Management believes that several opportunities remain to leverage the current infrastructure to realize meaningful cost reductions, including greater utilization of existing facilities, improved scrap management and improved distribution and transportation. Additionally, the Company is in the process of upgrading its management information systems ("MIS") to improve manufacturing operations and profitability analysis.

  LEVERAGE THE SEALY NAME THROUGH LICENSEES. Significant opportunities exist to leverage the strong Sealy brand names in bedding-related product categories through strategic licensing agreements rather than through direct manufacturing. In the past year, the Company has entered into a number of licensing arrangements with various manufacturers, including: (i) Klaussner Furniture Industries, one of the largest upholstered furniture manufacturers in the United States, for the manufacture of upholstered furniture under the Sealy Furniture brand name; (ii) Pacific Coast Feather Company for the manufacture and sale of pillows, comforters and mattress pads under the Sealy brand name; and (iii) Dorel Industries for the manufacture and sale of futons under the Sealy Furniture brand name. Management believes that these licensing agreements broaden consumer recognition of the Sealy name while generating significant income for the Company.

  CAPITALIZE ON STRONG MANAGEMENT TEAM. Led by Chief Executive Officer Ron Jones, who joined the Company in early 1996, the Company has assembled one of the strongest management teams in the bedding industry. The Company's senior management team has approximately 150 years of experience in the bedding and home furnishings industries and has made a significant equity investment in Sealy Corporation at the close of the Transactions. This management team has instituted a number of strategic initiatives, including: (i) divestiture of non-core operations and renewed focus on the Company's core bedding business, (ii) improved long-term strategic and product planning which has resulted in a new product rollout schedule through 1999, (iii) increased focus on retailer relationships, (iv) a shift to a more balanced marketing program that includes significant cooperative and focused national advertising and (v) the implementation of a disciplined international strategy. The execution of these and other initiatives has resulted in significant improvements in the financial and market position of the Company. Since December 1995, the Company has increased its market share from 18% to an estimated 22% in 1997. Additionally, on a pro forma basis, net sales and Adjusted EBITDA have increased 26.7% and 18.7%, respectively, for the fiscal year ended November 30, 1997 versus fiscal 1996.

                                  THE SPONSOR

  Bain Capital, Inc. ("Bain") manages capital in excess of $2.0 billion and has invested in more than 100 companies. Bain is one of the most experienced and successful private equity investors in the United States and the firm's principals have extensive experience working with companies on a wide range of operational challenges. Bain's investment strategy is to acquire companies in partnership with exceptional management teams and to improve the long-term value of businesses. The firm typically identifies companies with strong strategic positions and significant opportunities for growth. Bain's investment in the Company is among its largest to date.

                                THE TRANSACTIONS

  On December 18, 1997, the Company consummated (i) the Merger whereby, among other things, funds managed by Bain (the "Bain Funds"), together with other equity investors, including the Company's Chief Executive Officer and other members of senior management (the "Management Investors" and collectively with the other investors, the "Investors"), acquired an approximate 90% equity stake (85.3% voting stake) in Parent, (ii) the Tender Offer (as defined herein under the caption "The Transactions") to purchase for cash all of the Parent Notes (as defined herein under the caption "The Transactions") and the related Consent Solicitation (as defined herein under the caption "The Transactions") to modify certain terms of the Parent Note Indenture (as defined herein), (iii) a refinancing (the "Refinancing") whereby the Company entered into and borrowed under the Senior Credit Agreements (as defined herein under the caption "The Transactions") and repaid Parent indebtedness outstanding under the Old Credit Agreement (as defined herein under the caption "The Transactions") and the offerings of the Notes (the "Offerings"). The Merger has been accounted for as a recapitalization (the "Recapitalization"). The Offerings, the Merger and Recapitalization, the Tender Offer and related Consent Solicitation and the Refinancing are collectively referred to herein as the "Transactions". See "The Transactions" and "Security Ownership."

                                  THE OFFERING

NOTES.......................  The Notes were sold by the Company on December
                              18, 1997 to Goldman, Sachs & Co., J.P. Morgan Securities Inc. and BT Alex. Brown Incorporated (the "Initial Purchasers") pursuant to a Purchase Agreement dated December 11, 1997 (the "Purchase Agreement"). The Initial Purchasers subsequently resold the Notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to a limited number of institutional accredited investors that agreed to comply with certain transfer restrictions and other conditions.

REGISTRATION RIGHTS           Pursuant to the Purchase Agreement, the Company
AGREEMENT...................  and the Initial Purchasers entered into a
                              Registration Rights Agreement dated December 11,
                              1997, which grants the holder of the Notes certain exchange and registration rights. The
                              Exchange Offer is intended to satisfy such exchange rights which terminate upon the consummation of the Exchange Offer.

                               THE EXCHANGE OFFER

SECURITIES OFFERED..........  $125.0 million in aggregate principal amount of
                              Series B 9 7/8% Senior Subordinated Notes due December 15, 2007 (the "Senior Subordinated Exchange Notes") and $128.0 million in aggregate principal amount at maturity of Series B 10 7/8% Senior Subordinated Discount Notes due December 15, 2007 (the "Senior Subordinated Discount Exchange Notes" and, together with the Senior Subordinated Exchange Notes, the "Exchange Notes").

THE EXCHANGE OFFER..........  $1,000 principal amount of the Senior
                              Subordinated Exchange Notes in exchange for each $1,000 principal amount of Senior Subordinated Notes and $1,000 principal amount of the Senior Subordinated Discount Exchange Notes in exchange for each $1,000 principal amount of Senior Subordinated Discount Notes. As of the date hereof, $125.0 million in aggregate principal amount of Senior Subordinated Notes and $128.0 million in aggregate principal amount at maturity of Senior Subordinated Discount Notes are outstanding. The Company will issue the Exchange Notes to holders on or promptly after the Expiration Date.

                              Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and that such holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes.

                              Each Participating Broker-Dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution".

                              Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes could not rely on the position of the staff of the Commission enunciated in no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liability under the Securities Act for which the holder is not indemnified by the Company.

EXPIRATION DATE.............
                              5:00 p.m., New York City time, on    , 1998
                              unless the Exchange Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is extended. The Company has no current plans to extend the Exchange Offer. In order to extend the Exchange Offer, the Company will notify the Exchange Agent (as defined) of any extension by oral or written notice and will mail to the registered holders an arrangement thereof prior to the next business day after the previously announced expiration date.

ACCRUED INTEREST ON THE
 EXCHANGE NOTES AND THE       Each Senior Subordinated Exchange Note will bear
 NOTES......................  interest from its issuance date. No interest will accrue or be payable on the Senior Subordinated
                              Discount Exchange Notes prior to December 15,
                              2002. Holders of Senior Subordinated Notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the issuance date of the Senior Subordinated
                              Exchange Notes. Such interest will be
                              paid with the first interest payment on the Senior Subordinated Exchange Notes. Interest on the Senior Subordinated Notes accepted for exchange will cease to accrue upon issuance of the Senior Subordinated Exchange Notes.

CONDITIONS TO THE EXCHANGE
 OFFER......................  The Exchange Offer is subject to certain customary conditions, which may be waived by the Company. See "The Exchange Offer--Conditions".

PROCEDURES FOR TENDERING      Each holder of Notes wishing to accept the
 NOTES......................  Exchange Offer must complete, sign and date the accompanying Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Notes and any other required documentation to the Exchange Agent (as defined under the caption "The
                              Exchange Offer") at the address set forth herein.
                              Delivery of the Notes may also be made by book-entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the Exchange Agent prior to the Expiration Date. By executing the Letter of Transmittal or effecting delivery by book-entry transfer, each holder will represent to the Company that, among other things, the Exchange Notes acquired pursuant to the Exchange
                              Offer are being obtained in the ordinary course of business of the person receiving such Exchange
                              Notes, whether or not such person is the holder, that neither the holder nor any such other person has any arrangement or understanding with any person to participate in the distribution of such Exchange Notes and that neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company. See "The Exchange Offer--Purpose and
                              Effect of the Exchange Offer" and "--Procedures for Tendering".

UNTENDERED NOTES............  Following the consummation of the Exchange Offer, holders of Notes eligible to participate but who do not tender their Notes will not have any further exchange rights and such Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Notes could be adversely affected.

CONSEQUENCES OF FAILURE TO
 EXCHANGE...................  The Notes that are not exchanged pursuant to the
                              Exchange Offer will remain restricted securities. Accordingly, such Notes may be resold only (i) to the Company, (ii) pursuant to Rule 144A or Rule 144 under the Securities Act or pursuant to some other exemption under the Securities Act, (iii) outside the United States to a foreign person pursuant to the requirements of Rule 904 under the Securities Act, or (iv) pursuant to an effective registration statement under the

                              Securities Act. See "The Exchange Offer--
                              Consequences of Failure to Exchange".

SHELF REGISTRATION            If any holder of the Notes (other than any such
 STATEMENT..................  holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) is not eligible under applicable securities laws to participate in the Exchange
                              Offer, and such holder has provided information regarding such holder and the distribution of such holder's Notes to the Company for use therein, the Company has agreed to register the Notes on a shelf registration statement (the
                              "Shelf Registration Statement") and use its best efforts to cause it to be declared effective by the Commission as promptly as practical on or after the consummation of the Exchange Offer. The
                              Company has agreed to maintain the effectiveness of the Shelf Registration Statement for, under certain circumstances, a period of at least 2 years, to cover resales of the Notes held by any such holders. See "The Exchange Offer--Purpose and Effect of the Exchange Offer."

SPECIAL PROCEDURES FOR
 BENEFICIAL OWNERS..........  Any beneficial owner whose Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Notes, either make appropriate arrangements to register ownership of the Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time. The Company will keep the Exchange Offer open for not less than twenty days in order to provide for the transfer of registered ownership.

GUARANTEED DELIVERY           Holders of Notes who wish to tender their Notes
 PROCEDURES.................  and whose Notes are not immediately available or who cannot deliver their Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent
                              (or comply with the procedures for book-entry transfer) prior to the Expiration Date must tender their Notes according to the guaranteed delivery procedures set forth in "The Exchange
                              Offer--Guaranteed Delivery Procedures".

WITHDRAWAL RIGHTS...........  Tenders may be withdrawn at any time prior to
                              5:00 p.m., New York City time, on the Expiration Date.

ACCEPTANCE OF NOTES AND
 DELIVERY OF EXCHANGE         The Company will accept for exchange any and all
 NOTES......................  Notes which are properly tendered in the Exchange
                              Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration
                              Date. See "The Exchange Offer--Terms of the
                              Exchange Offer".

USE OF PROCEEDS.............  There will be no cash proceeds to the Company from the exchange pursuant to the Exchange Offer.

EXCHANGE AGENT..............  The Bank of New York.

                               THE EXCHANGE NOTES

GENERAL.....................  The form and terms of each class of Exchange
                              Notes are the same as the form and terms of the relevant class of Notes (which they replace) except that (i) the Exchange Notes bear a Series B designation, (ii) the Exchange Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, and (iii) the holders of Exchange Notes will not be entitled to certain rights under the Exchange and Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Notes in certain circumstances relating to the timing of the Exchange Offer, which rights will terminate when the Exchange Offer is consummated. See "The Exchange Offer--Purpose and Effect of the Exchange Offer". Each class of Exchange Notes will evidence the same debt as the relevant class of Notes and will be entitled to the benefits of the Indentures. See "Description of Exchange Notes". The Notes and the Exchange Notes are referred to herein collectively as the "Senior Subordinated Notes".

GUARANTEES..................
                              The Issuer's payment obligations under the Exchange Notes will be fully and unconditionally guaranteed on a senior subordinated and joint and several basis (the "Note Guarantees") by Parent and certain of the Issuer's current and all of the Issuer's future U.S. Subsidiaries (the "Subsidiary Guarantors" and, together with Parent, the "Guarantors"). The Exchange Notes will not be guaranteed by certain other of the Issuer's U.S. Subsidiaries or by any of its current or future foreign Subsidiaries. For the years ended November 30, 1995, December 1, 1996 and November 30, 1997, the Non-Guarantor Subsidiaries (as defined herein under the caption "Description of Exchange Notes") accounted for 14.7%, 17.2% and 9.3% of net sales, respectively, and generated Adjusted EBITDA of $6.9 million, $12.7 million and $10.0 million, respectively. For additional information relating to the Non-Guarantor Subsidiaries, see Note 19 of the Consolidated Financial Statements. The Guarantees will be subordinated to the guarantees of Senior Debt issued by the Guarantors under the Senior Credit Agreements. See "Description of Exchange Notes--Note Guarantees".

CERTAIN COVENANTS...........  The indenture governing the Senior Subordinated
                              Notes (the "Senior Subordinated Note Indenture") and the indenture governing the Senior Subordinated Discount Notes (the

                              "Senior Subordinated Discount Note Indenture" and, together with the Senior Subordinated Note Indenture, the "Indentures") contain certain covenants that, among other things, limit the ability of the Issuer and its Restricted Subsidiaries (as defined herein under the caption "Description of Exchange Notes") to incur additional indebtedness and issue Disqualified Stock (as defined herein under the caption "Description of Exchange Notes"), pay dividends or distributions or make investments or make certain other Restricted Payments (as defined herein under the caption "Description of Exchange Notes"), enter into certain transactions with affiliates, dispose of certain assets, incur liens and engage in mergers and consolidations. See "Description of Exchange Notes".

SENIOR SUBORDINATED EXCHANGE NOTES

MATURITY DATE...............  December 15, 2007.

INTEREST PAYMENT DATES......  Interest accrues from the date of issuance at an annual rate of 9 7/8% and will be payable in cash semi-annually in arrears on June 15 and December 15 of each year, commencing on June 15, 1998.

OPTIONAL REDEMPTION.........  Except as described below, the Senior
                              Subordinated Exchange Notes are not redeemable at the Issuer's option prior to December 15, 2002. From and after December 15, 2002, the Senior Subordinated Exchange Notes will be subject to redemption at the option of the Issuer, in whole or in part, at the redemption prices set forth in the Senior Subordinated Note Indenture, plus accrued and unpaid interest, if any, thereon to the applicable redemption date. See "Description of Exchange Notes--Optional Redemption".

                              In addition, prior to December 15, 2000, up to 35% of the aggregate principal amount of Senior Subordinated Exchange Notes will be redeemable at the option of the Issuer, in whole or in part, on one or more occasions, from the net proceeds of any Equity Offerings (as defined herein under the caption "Description of Exchange Notes"), at a price of 109.875% of the principal amount of the Senior Subordinated Exchange Notes, together with accrued and unpaid interest, if any, to the date of the redemption; provided that at least $80.0 million in aggregate principal amount of Senior Subordinated Exchange Notes remains outstanding immediately after the occurrence of such redemption. See "Description of Exchange Notes-- Optional Redemption".

CHANGE OF CONTROL...........  In the event of a Change of Control, Holders of the Senior Subordinated Exchange Notes will have the right to require the Issuer to repurchase their Senior Subordinated Notes, in whole or in part, at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. The Senior Subordinated Note Indenture will require that prior to such a repurchase, the

                              Issuer must either repay all outstanding indebtedness under the Senior Credit Agreements or obtain any required consent to such repurchase.

                              At any time on or prior to December 15, 2002, the Senior Subordinated Exchange Notes may also be redeemed in whole, but not in part, at the option of the Company, upon the occurrence of a Change of Control (but in no event more than 90 days after the occurrence of such Change of Control), at a redemption price equal to 100% of the principal amount thereof plus the Senior Subordinated Note Applicable Premium as of the Senior Subordinated Note Redemption Date (subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date). See "Description of Exchange Notes--Optional Redemption".

SENIOR SUBORDINATED DISCOUNT EXCHANGE NOTES

MATURITY DATE...............  December 15, 2007.

EFFECTIVE YIELD.............  10 7/8% per annum (computed on a semi-annual bond equivalent basis).

INTEREST PAYMENT DATES......  The Senior Subordinated Discount Exchange Notes
                              will be sold at a substantial discount to their face amount. See "Certain Federal Income Tax Considerations". No interest will accrue or be payable on the Senior Subordinated Discount Exchange Notes prior to December 15, 2002 (the "Full Accretion Date"). Interest on the Senior Subordinated Discount Exchange Notes will accrue and will be payable in cash semi-annually in arrears on June 15 and December 15 of each year, commencing on June 15, 2003.

OPTIONAL REDEMPTION.........  Except as described below, the Senior
                              Subordinated Discount Exchange Notes are not redeemable at the Issuer's option prior to December 15, 2002. From and after December 15, 2002, the Senior Subordinated Discount Exchange Notes will be subject to redemption at the option of the Issuer, in whole or in part, at the redemption prices set forth in the Senior Subordinated Discount Note Indenture, plus accrued and unpaid interest thereon to the applicable redemption date. See "Description of Notes--Optional Redemption".

                              In addition, prior to December 15, 2000, up to 35% of the Accreted Value of the Senior Subordinated Discount Exchange Notes will be redeemable at the option of the Issuer, in whole or in part, on one or more occasions, from the net proceeds of any Equity Offerings, at a price of 110.875% of the Accreted Value of the Senior Subordinated Discount Exchange Notes plus accrued and unpaid interest, if any; provided, that at least $50.0 million in aggregate Accreted Value of Senior Subordinated Discount Exchange Notes remains outstanding immediately after the occurrence of such redemption. See "Description of Exchange Notes--Optional Redemption".


CHANGE OF CONTROL...........  In the event of a Change of Control, Holders of the Senior Subordinated Discount Exchange Notes will have the right to require the Issuer to repurchase their Senior Subordinated Discount Exchange Notes, in whole or in part, at a price equal to 101% of the Accreted Value thereof (or, if after the Full Accretion Date, 101% of the principal amount thereof plus accrued and unpaid interest, including Liquidated Damages, if any, to the date of repurchase). The Senior Subordinated Discount Note Indenture will require that prior to such a repurchase, the Issuer must either repay all outstanding indebtedness under the Senior Credit Agreements or obtain any required consent to such repurchase.

                              At any time on or prior to December 15, 2002, the Senior Subordinated Discount Exchange Notes may also be redeemed in whole, but not in part, at the option of the Company, upon the occurrence of a Change of Control (but in no event more than 90 days after the occurrence of such Change of Control), at a redemption price equal to 100% of the Accreted Value thereof plus the Senior Subordinated Discount Note Applicable Premium as of, and Liquidated Damages, if any, to the Senior Subordinated Discount Note Redemption Date. See "Description of Exchange Notes--Optional Redemption".

ORIGINAL ISSUE DISCOUNT.....  For Federal income tax purposes, each Senior
                              Subordinated Discount Exchange Note will be deemed to be issued with "original issue discount" equal to the difference between the issue price thereof and the sum of all cash payments (whether denominated as principal or interest) to be made thereon. Each Holder of a Senior Subordinated Discount Exchange Note must include in gross income for Federal income tax purposes the sum of the daily portions of such original issue discount for each day during each taxable year in which the Senior Subordinated Discount Exchange Note is held, even though no interest payments will be received prior to December 15, 2002.

                                  RISK FACTORS

  Holders of the Notes should consider carefully all of the information set forth in this Prospectus and, in particular, the information set forth under "Risk Factors" before tendering any Notes.

                             ADDITIONAL INFORMATION

  For additional information regarding the Exchange Notes, see "Notice to Investors", "Description of Exchange Notes" and "Certain Federal Income Tax Considerations".

                 SUMMARY HISTORICAL CONSOLIDATED AND PRO FORMA
                     CONDENSED CONSOLIDATED FINANCIAL DATA

  Set forth below are (i) summary historical consolidated financial data of Parent, as of and for the fiscal years ended November 30, 1995, December 1, 1996 and November 30, 1997 and as of and for the three months ended March 2, 1997 and March 1, 1998, and (ii) pro forma condensed consolidated financial data for the Issuer for the year ended November 30, 1997 and for the three months ended March 1, 1998. The summary historical financial data as of November 30, 1995, December 1, 1996, November 30, 1997, March 2, 1997 and March 1, 1998 were derived from the Consolidated Financial Statements and Condensed Consolidated Financial Statements of Parent. Consolidated information of Parent is presented for historical periods and dates and consolidated information of the Issuer is presented for the pro forma periods. For a discussion of pro forma adjustments, see "Unaudited Pro Forma Condensed Consolidated Financial Data".

  The information contained in this table should be read in conjunction with "Selected Historical Consolidated Financial and Other Data", "Unaudited Pro Forma Condensed Consolidated Financial Data", "Management's Discussion and Analysis of Financial Condition and Results of Operations", the Consolidated Financial Statements and the Condensed Consolidated Financial Statements and accompanying notes thereto appearing elsewhere in this Prospectus.

                 SUMMARY HISTORICAL CONSOLIDATED AND PRO FORMA
                     CONDENSED CONSOLIDATED FINANCIAL DATA

                                                    THREE MONTHS
                             FISCAL YEAR                ENDED       PRO FORMA(1) PRO FORMA(1)
                         ------------------------ ----------------- ------------ ------------
                                                                                 THREE MONTHS
                                                  MARCH 2, MARCH 1, FISCAL YEAR     ENDED
                          1995   1996       1997    1997     1998       1997        3/1/98
                         ------ ------     ------ -------- -------- ------------ ------------
                                              (DOLLARS IN MILLIONS)
STATEMENT OF OPERATIONS
 DATA:
Net sales............... $653.9 $697.6     $804.8  $168.9   $209.3     $799.5       $209.3
Costs and expenses......  610.9  672.8      764.2   162.5    227.8      793.0        209.9
Income (loss) before
 income tax,
 extraordinary item and
 cumulative effect of
 change in accounting
 principle..............   43.0   24.8       40.6     6.4    (18.5)       6.5          0.6
Extraordinary loss, net
 of taxes(2)............    --     --         2.0     2.0     14.5
Cumulative effect of
 change in accounting
 principle, net of
 taxes(3)...............    --     --         4.3     --       --
Net income (loss)....... $ 19.5 $ (0.5)(4) $ 11.7  $  1.2   $(32.2)
OTHER DATA:
Operating income
 (loss)(5).............. $ 74.0 $ 53.6     $ 72.0  $ 13.2   $ (3.0)    $ 70.5       $ 15.8
Depreciation and
 amortization of
 intangibles............   24.2   26.6       24.1     6.6      5.9       24.0          5.9
Capital expenditures....   11.8   12.0       29.1     4.0      5.4       29.1          5.4
Interest expense, net...   31.0   28.8       31.4     6.8     15.5       64.0         16.4
Ratio of pro forma earnings to fixed
 charges(6)....................................................           1.1x         1.0x
Adjusted EBITDA(7)...... $ 85.0 $ 86.8     $103.1  $ 20.4   $ 22.7     $103.1       $ 22.7
Ratio of pro forma Adjusted EBITDA to cash interest expense....           2.0x         1.7x
Ratio of pro forma Adjusted EBITDA to total interest expense,
 net...........................................................           1.6x         1.4x

                                                       AS OF
                                     -----------------------------------------
                                     NOV. 30, DEC. 1, NOV. 30, MAR. 2, MAR. 1,
                                       1995    1996     1997    1997    1998
                                     -------- ------- -------- ------- -------
BALANCE SHEET DATA:
Total assets........................  $776.2  $739.9   $721.1  $715.5  $ 750.7
Long-term obligations...............   269.4   269.5    330.0   356.4    705.3
Total debt..........................   286.9   288.1    330.0   356.5    709.0
Stockholder's equity (deficit)......   330.9   293.0    205.1   194.3   (127.8)

             NOTES TO SUMMARY HISTORICAL CONSOLIDATED AND PRO FORMA
                     CONDENSED CONSOLIDATED FINANCIAL DATA

(1) Amounts represent the pro forma condensed statement of income data and other financial data of the Issuer after giving effect to the Transactions, the Samuel Lawrence Divestiture (as defined in note 4 below) and the divestiture of the Company's South Brunswick, New Jersey mattress pad manufacturing plant (together with the Samuel Lawrence Divestiture, the "Divestitures") in the manner described under "Unaudited Pro Forma Condensed Consolidated Financial Data".

(2) During February 1997, the Company recorded an extraordinary loss of $2.0 million, net of an income tax benefit of $1.4 million representing the remaining unamortized debt issuance costs related to long-term obligations repaid as a result of a refinancing transaction. During December 1997, the Company recorded an extraordinary loss of $14.5 million, net of an income tax benefit of $9.6 million representing the Tender Offer premium and consent fees and the write-off of unamortized debt issuance costs related to the Transactions.

(3) On November 20, 1997 the Emerging Issues Task Force ("EITF") reached a final consensus that business process reengineering costs incurred in connection with an overall information technology transformation project should be expensed as incurred ("EITF 97-13"). Previously capitalized business process reengineering costs were required to be identified and written-off as a cumulative effect of a change in accounting principle. The Company adopted EITF-97-13 which resulted in the Company recording a loss of $4.3 million, net of income tax benefits of $2.9 million during the fourth quarter of fiscal 1997.

(4) On January 15, 1997, the Company completed the sale of Woodstuff Manufacturing, Inc., a wholly-owned subsidiary that manufactured and marketed solid wood bedroom furniture under the "Samuel Lawrence" brand name (the "Samuel Lawrence Divestiture"). The Samuel Lawrence Divestiture resulted in an aggregate book loss of $17.6 million, which was recorded in the fiscal year ended December 1, 1996. The loss is comprised of a loss on net assets held for sale of $11.8 million and income tax expense of $5.8 million arising from the tax gain on the transaction.

(5) Operating income is calculated by adding interest expense, net to net sales less costs and expenses.

(6) For purposes of calculating the ratio of earnings to fixed charges, earnings represent income (loss) before income tax, extraordinary items and cumulative effect of change in accounting principle, plus fixed charges. Fixed charges consist of interest expense, net, including amortization of discount and financing costs and the portion of operating rental expense which management believes is representative of the interest component of rent expense.

(7) Adjusted EBITDA is calculated by adding to or deducting from EBITDA (as described below) certain items of income and expense consisting of: (i) discontinued stock-based compensation plans, (ii) executive severance and transition costs, (iii) loss on write-off of Montgomery Ward accounts receivable and related factoring expense incurred in connection with bankruptcy of Montgomery Ward, (iv) annual Bain management fee of $2.0 million, (v) operating results of the divested South Brunswick pad manufacturing plant for the year ended November 30, 1997 and three months ended March 2, 1997, (vi) any expenses related to addressing the Company's "Year 2000" information systems issue and EITF 97-13 reengineering efforts and (vii) non-recurring expenses related to the Company's Recapitalization. EBITDA is calculated by adding interest expense, net and depreciation and amortization of intangibles to income (loss) before income tax, extraordinary items and cumulative effect of change in accounting principle. EBITDA is a widely accepted financial indicator of a company's ability to service and incur debt. EBITDA does not represent net income or cash flows from operations as those terms are defined by generally accepted accounting principles ("GAAP") and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. Adjusted EBITDA is presented because it conforms to the definition of "Consolidated EBITDA" in the Notes Indenture except for the exclusion of the Bain management fee for the three months ended March 1, 1998, the Pro Forma year ended November 30, 1997 and the Pro Forma three months ended March 1, 1998 and the exclusion of the operating results of the divested South Brunswick pad manufacturing plant for the year ended November 30, 1997 and the three months ended March 2, 1997 (see "'Description of Exchange Notes" and "Certain Definitions" within such section). These two items are not included in the Indenture definition of "Consolidated EBITDA"; however, the Company believes that the adjustment for these items in "Adjusted EBITDA" is appropriate for such periods in order to provide an appropriate analysis of recent historical results. The Company's measure of EBITDA and Adjusted EBITDA may not be comparable to those reported by other companies. See "Management's Discussion and Analysis of Financial Condition and Results of Operations". The following is a summary of the historical adjustments to EBITDA:

                                               THREE MONTHS
                              FISCAL YEAR         ENDED           PRO FORMA
                            ----------------- -------------- -------------------
                                              MAR. 2, MAR 1, FISCAL THREE MONTHS
                             1995   1996 1997  1997    1998   1997  ENDED 3/1/98
                            ------  ---- ---- ------- ------ ------ ------------
                                             (DOLLARS IN MILLIONS)
   Adjustments:
   South Brunswick pad
    manufacturing plant...  $  --   $--  $0.4  $0.3   $ --    $--      $ --
   Stock-based
    compensation..........   (13.3)  4.7  1.6   0.3     --     1.6       --
   Executive severance and
    transition............     --    1.9  --    --      --     --        --
   Recapitalization non-
    recurring expenses....     --    --   --    --     18.8    --       18.8
   Bain management fee....     --    --   --    --      0.4    2.0       0.4
   Montgomery Ward bad
    debt and factoring
    losses................     --    --   4.0   --      --     4.0       --
   EITF 97-13
    reengineering
    efforts...............     --    --   1.0   --      0.6    1.0       0.6
                            ------  ---- ----  ----   -----   ----     -----
    Total adjustments.....  $(13.3) $6.6 $7.0  $0.6   $19.8   $8.6     $19.8
                            ======  ==== ====  ====   =====   ====     =====

                                 RISK FACTORS

  Holders of the Notes should consider carefully the following factors as well as the other information and data included in this Prospectus prior to tendering their Notes in the Exchange Offer.

SUBSTANTIAL LEVERAGE

  The Issuer has incurred significant debt in connection with the Transactions. As of March 1, 1998 the Issuer had outstanding indebtedness of $681.2 million and its stockholders' deficit was $92.1 million. In addition, the Issuer would have available borrowings of up to $59.0 million under the Senior Credit Agreements with Letters of Credit issued totaling $12.0 million. In addition, subject to restrictions in the Senior Credit Agreements and the Indentures, the Issuer may incur additional indebtedness from time to time to finance acquisitions or capital expenditures. For the fiscal year ended November 30, 1997, after giving pro forma effect to the Transactions and the Divestitures, the Company's ratio of earnings to fixed charges would have been
1.1 to 1.0 (1.0 to 1.0 for the three months ended March 1, 1998).

  The Company's ability to make scheduled payments of principal of, or to pay the interest or Liquidated Damages, if any, on, or to refinance, its indebtedness (including the Exchange Notes), or to fund planned capital expenditures will depend on its future performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond its control. Based upon the current level of operations, management believes that cash flow from operations and available cash, together with available borrowings under the Senior Credit Agreements, will be adequate to meet the Company's future liquidity needs for at least the next several years. The Company, however, will need to refinance all or a portion of the principal of the Exchange Notes on or prior to maturity. There can be no assurance that the Company will be able to effect any such refinancing on commercially reasonable terms or at all. In addition, there can be no assurance that the Company's business will generate sufficient cash flow from operations, that anticipated revenue growth and operating improvements will be realized or that future borrowings will be available under the Senior Credit Agreements in an amount sufficient to enable the Company to service its indebtedness, including the Exchange Notes, or to fund its other liquidity needs. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources".

  The degree to which the Company will be leveraged following the Transactions could have important consequences to holders of the Exchange Notes, including, but not limited to: (i) making it more difficult for the Company to satisfy its obligations with respect to the Exchange Notes, (ii) increasing the Company's vulnerability to general adverse economic and industry conditions,
(iii) limiting the Company's ability to obtain additional financing to fund future working capital, capital expenditures, research and development and other general corporate requirements, (iv) requiring the dedication of a substantial portion of the Company's cash flow from operations to the payment of principal of, and interest on, its indebtedness, thereby reducing the availability of such cash flow to fund working capital, capital expenditures, research and development or other general corporate purposes, (v) limiting the Company's flexibility in planning for, or reacting to, changes in its business and the industry and (vi) placing the Company at a competitive disadvantage relative to less leveraged competitors. In addition, the Parent Indenture, the Indentures and the Senior Credit Agreements contain financial and other restrictive covenants that will limit the ability of the Company to, among other things, borrow additional funds. Failure by the Company to comply with such covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on the Company's financial condition or results of operations. In addition, the degree to which the Company is leveraged could prevent it from repurchasing all of the Exchange Notes tendered to it upon the occurrence of a Change of Control. See "Description of Exchange Notes--Repurchase at Option of Holders--Change of Control" and "Description of Senior Credit Agreements".

SUBORDINATION OF EXCHANGE NOTES; GUARANTEES

  The Exchange Notes will be contractually subordinated to all Senior Debt including all obligations under the Senior Credit Agreements. Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, the holders of Senior Debt will be entitled to be paid in full in cash before any payment may be made with respect to the Exchange Notes. In addition, the subordination provisions of the Indentures provide that payments with respect to the Exchange Notes will be blocked in the event of a payment default on Senior Debt. In the event of a bankruptcy, liquidation or reorganization of the Company, holders of the Exchange Notes will participate ratably with all holders of subordinated indebtedness of the Company that is deemed to be of the same class as the Exchange Notes, and potentially with all other general creditors of the Company, based upon the respective amounts owed to each holder or creditor, in the remaining assets of the Company. In any of the foregoing events, there can be no assurance that there would be sufficient assets to pay amounts due on the Notes. As a result, holders of Exchange Notes may receive less, ratably, than the holders of Senior Debt. As of March 1, 1998, the aggregate amount of consolidated indebtedness and other liabilities to which the Exchange Notes are subordinated was approximately $479.0 million, consisting of secured borrowings under the Senior Credit Agreements. In addition, the Company will have available additional borrowings of up to $59.0 million under the Senior Credit Agreements, (with Letters of Credit issued totaling $12.0 million) all of which would constitute Senior Debt. Subject to certain limitations, the Indentures will permit the Company to incur additional indebtedness. See "The Transactions" and "Description of Exchange Notes". Substantially all of the assets of the Company will or may in the future be pledged to secure other indebtedness of the Issuer or its subsidiaries. See "Description of Senior Credit Agreements".

  The Exchange Notes will be guaranteed on a senior subordinated basis by certain of the Issuer's current and all of the Issuer's future U.S. Subsidiaries. The Exchange Notes will not be guaranteed by certain other of the Issuer's U.S. Subsidiaries or by any of foreign Subsidiaries of the Issuer. For the fiscal years ended November 30, 1995, December 1, 1996 and November 30, 1997, the Non-Guarantor Subsidiaries accounted for 14.7%, 17.2% and 9.3% of net sales, respectively, and generated Adjusted EBITDA of $6.9 million, $12.7 million and $10.0 million, respectively. The claims of creditors (including trade creditors) of any Non-Guarantor Subsidiary will generally have priority as to the assets of such subsidiaries over the claims of the holders of the Exchange Notes. As of March 1, 1998, the amount of liabilities of such Non-Guarantor Subsidiaries was approximately $43.6 million (of which $29.6 million represent intercompany liabilities). For additional information relating to Non-Guarantor Subsidiaries, see Note I of the Condensed Consolidated Financial Statements.

RECENT LOSSES

  The Company has experienced a pro forma loss for the year ended November 30, 1997 and historical and pro forma losses for the three months ended March 1, 1998. These losses were chiefly attributable to the incurrence of expenses related to the Recapitalization. The Company expects to incur a significant additional charge (estimated to be approximately $8.5 million on a pre-tax basis) in connection with the relocation of its corporate headquarters, such charge is expected to be recognized primarily in fiscal 1998 with the balance in fiscal 1999. If the Company continues to experience losses, the Company will be required to find additional sources of financing to fund its debt service, working capital requirements and anticipated capital expenditures. There can be no assurance that such financing will be available on terms and conditions acceptable to the Company in such circumstances or that, if debt financing is required, such financing would be permitted under the terms of the Company's indebtedness. If the Company experiences operating losses in the future, that fact, combined with the absence of additional financing, could impair the Company's ability to pay principal and interest on the Exchange Notes. See "Unaudited Pro Forma Condensed Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

RESTRICTIONS IMPOSED BY THE SENIOR CREDIT AGREEMENTS AND THE INDENTURES

  The Senior Credit Agreements require the Issuer to maintain specified financial ratios and tests, among other obligations, including a minimum interest coverage ratio, a maximum leverage ratio, and a minimum EBITDA requirement. In addition, the Senior Credit Agreements restrict, among other things, the Issuer's ability to incur additional indebtedness and to make acquisitions and capital expenditures beyond a certain level. A failure to comply with the restrictions contained in the Senior Credit Agreements could lead to an event of default thereunder which could result in an acceleration of such indebtedness. Such an acceleration would constitute an event of default under the Indentures relating to the Exchange Notes. In addition, the Indentures restrict, among other things, the Issuer's ability to incur additional indebtedness, sell assets, make certain payments and dividends or merge or consolidate. A failure to comply with the restrictions in the Indentures could result in an event of default under the Indentures. See "Description of Senior Credit Agreements" and "Description of Exchange Notes".

ORIGINAL ISSUE DISCOUNT CONSEQUENCES

  The Senior Subordinated Discount Exchange Notes will be issued at a substantial discount from their principal amount. Consequently, the purchasers of the Senior Subordinated Discount Exchange Notes generally will be required to include amounts in gross income for Federal income tax purposes in advance of receipt of any cash payment on the Senior Subordinated Discount Exchange Notes to which the income is attributable. See "Certain Federal Income Tax Considerations" for a more detailed discussion of the Federal income tax consequences to the holders of the Senior Subordinated Discount Exchange Notes of the purchase, ownership and disposition of the Senior Subordinated Discount Exchange Notes.

  If a bankruptcy case is commenced by or against the Company under the U.S. Bankruptcy Code (the "Bankruptcy Code") after the issuance of the Senior Subordinated Discount Exchange Notes, the claim of a holder of Senior Subordinated Discount Exchange Notes with respect to the principal amount thereof will likely be limited to an amount equal to the sum of (i) the Accreted Value of the Senior Subordinated Discount Exchange Notes as of the date of issuance of the Senior Subordinated Discount Exchange Notes and (ii) the original issue discount that is not deemed to constitute "unmatured interest" for the purposes of the Bankruptcy Code. Any original issue discount that was not amortized as of any such bankruptcy filing would most likely constitute "unmatured interest".

COMPETITION

  The bedding industry is highly competitive, and the Company encounters competition from several manufacturers in both domestic and foreign markets. Certain of the Company's principal competitors are less highly-leveraged than the Company and may be better able to withstand market conditions within the bedding industry. Additionally, there can be no assurance that the Company will not encounter increased future competition, which could have a material adverse effect on the Company's financial condition or results of operations. See "Business--Competition".

YEAR 2000 ISSUE; COMPUTER SYSTEM UPGRADE

  The Company believes that the new Business Systems, including appropriate software, being installed both alongside and as part of an upgrade of its existing computer system will address the dating system flaw inherent in most operating systems (the "Year 2000 Issue"). There can be no assurance, however, that the new Business Systems will be installed and fully operational at all locations and for all applications prior to the turn of the century, and management has therefore deemed it necessary to convert its current system to be Year 2000 compliant. The Company has conducted a comprehensive impact analysis to determine what computing platforms and date-aware functions with respect to its existing computer operating systems will be disrupted by the Year 2000

Issue. In January, 1998, the Company completed a prioritization of the impacted areas identified to date and commenced the detailed program code changes through a contracted third party vendor which has experience in Year 2000 conversions for the Company's existing system including the same release of such system. The Company is in the preliminary stages of assessment of its vendors and customers status with respect to the Year 2000 Issue. The required code changes, testing and implementation necessary to address the Year 2000 Issue is projected to be completed by May, 1999, and is expected to cost approximately $4.0 million. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000 Issue" and "Business--Manufacturing and Facilities".

DEPENDENCE ON KEY PERSONNEL

  The Company is dependent on the continued services of its senior management team. Although the Company believes it could replace key employees in an orderly fashion should the need arise, the loss of such key personnel could have a material adverse effect on the Company's financial condition or results of operations. The Company does not maintain key-man life insurance on any of its employees. See "Management--Directors and Executive Officers".

DEPENDENCE UPON SIGNIFICANT CUSTOMERS

  The Company's top five conventional bedding customers accounted for approximately 21% of the Company's net sales for the fiscal year ended November 30, 1997 and no single customer represented more than 6% of the Company's net sales for such period. While the Company believes its relationships with such customers are stable, most arrangements are by purchase order and are terminable at will at the option of either party. In addition, the Company's business depends upon the financial viability of its customers, which operate largely within the retail industry. The bankruptcy of Montgomery Ward in 1997 resulted in increased bad debt reserves of $2.7 million and related factoring expense of $1.3 million by the Issuer. A significant decrease or interruption in business from the Company's significant customers could result in write-offs or in the loss of future business, and could have a material adverse effect on the Company's financial condition or results of operations. See "Business--Customers, Sales and Marketing".

POSSIBLE FLUCTUATIONS IN THE COST OF RAW MATERIALS; POSSIBLE LOSS OF SUPPLIERS

  The major raw materials that the Company purchases for production are cotton, insulator pads, innersprings, fabrics and roll goods consisting of foam, fiber and non-wovens. The price and availability of these raw materials are subject to market conditions affecting supply and demand. The Company's financial condition or results of operations may be materially and adversely affected by increases in raw material costs to the extent the Company is unable to pass on such higher costs to customers.

  The Company purchases its raw materials and certain components from a variety of vendors, including Hoover Wire Products, a division of Leggett & Platt, Inc. ("Hoover"), Foamex International and other national raw material and component suppliers. The Company purchases substantially all of its Stearns & Foster foundation parts and approximately 50% of its Sealy foundation parts from Hoover, which has patents on various interlocking wire configurations. While the Company attempts to reduce the risks of dependence on a single external source, there can be no assurance that there would not be an interruption of production if Hoover or any other supplier were to discontinue supplying the Company for any reason. See "Business--Manufacturing and Facilities".

DEPENDENCE ON COMPONENTS DIVISION

  The Company currently purchases substantially all of its mattress innerspring unit requirements, including 100% of the proprietary innersprings for the Posturepedic and Stearns & Foster lines, from its components division (the "Components Division"), which operates three manufacturing facilities. There are limited alternative suppliers for these classes of components. Although several months of supplies of such components are currently available from the Company's inventories, any reductions or interruptions in future supply or limitations in the Company's manufacturing capacity could cause the Company to suffer disruptions or delays in the operation of its business or incur higher than expected costs, which could have a material adverse effect on the Company's financial condition or results of operations. See "Business--Manufacturing and Facilities".

RELIANCE ON TRADEMARKS AND OTHER INTELLECTUAL PROPERTY

  The Company holds over 200 trademarks, which management believes have significant value and are important to the marketing of its products to retailers. The Company owns numerous U.S. and foreign patents and has patent applications pending domestically and abroad. In addition, the Company owns U.S. and foreign registered trade names and service marks and has applications for the registration of trade names and service marks pending domestically and abroad. The Company also owns several U.S. copyright registrations. In addition, the Company owns a wide array of unpatented proprietary technology and know-how. Further, the Company licenses certain intellectual property rights from third parties.

  The Company's ability to compete effectively with other companies depends, to a significant extent, on its ability to maintain the proprietary nature of its owned and licensed intellectual property. Although the Company's trademarks are currently registered in all 50 states and registered or pending in 87 foreign countries, there can be no assurance that the Company's trademarks cannot and will not be circumvented, do not or will not violate the proprietary rights of others, or that the Company would not be prevented from using its trademarks if challenged. Any challenge to the Company for its use of its trademarks could have a material adverse effect on the Company's financial condition or results of operations, through either a negative ruling with regard to the Company's use, validity or enforceability of its trademarks, or through the time consumed and the legal costs of defending against such a claim. In addition, there can be no assurance that the Company will have the financial resources necessary to enforce or defend its trademarks. In addition, there can be no assurance as to the degree of protection offered by the various patents, the likelihood that patents will be issued for pending patent applications or, with regard to the licensed intellectual property, that the licenses will not be terminated. If the Company were unable to maintain the proprietary nature of its intellectual property and its significant current or proposed products, the Company's financial condition or results of operations could be materially adversely affected. See "Business--Proprietary Technology; Trademarks and Patents".

LABOR RELATIONS

  As of November 30, 1997, the Company had 5,456 full-time employees. Approximately 66% of the Company's employees at its 28 North American facilities are represented by various labor unions with separate collective bargaining agreements. Due to the large number of collective bargaining agreements, the Company is periodically in negotiations with certain of the unions representing its employees. The Company considers its overall relations with its work force to be satisfactory. Although the Company believes that its relations with its union employees are generally satisfactory, there can be no assurance that the Company will not at some point be subject to work stoppages by some of its employees and, if such events were to occur, that there would not be a material adverse effect on the Company's financial condition or results of operations. See "Business--Employees".

RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS

  The Company conducts significant international operations. Such operations are subject to the customary risks of operating in an international environment, including the potential imposition of trade or foreign exchange restrictions, tariff and other tax increases, fluctuations in exchange rates, inflation and unstable political situations. Fluctuations in the rate of exchange between the U.S. dollar and other currencies may affect stockholders' equity and the results of operations. The Company does not currently engage in any material hedging activities, but continues to evaluate the possibility of doing so. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Foreign Operations and Export Sales".

CONTROLLING SHAREHOLDERS

  As a result of the Transactions, the Bain Funds and related investors and certain other institutional investors, the Management Investors and Zell (as herein defined), beneficially own all of the outstanding common stock of Parent, and through collective majority voting rights, can effectively control the affairs and policies of the Company. Circumstances may occur in which the interests of these shareholders conflict with the interests of the holders of the Exchange Notes. In addition, these shareholders may have an interest in pursuing acquisitions, divestitures or other transactions that, in their judgment, enhance their equity investment, even though such transactions might involve risks to the holders of the Exchange Notes. See "Security Ownership".

LIMITATIONS ON CHANGE OF CONTROL

  In the event of a Change of Control, the Company will be required to make an offer for cash to repurchase the Exchange Notes at 101% of the principal amount thereof (or Accreted Value, as the case may be), plus accrued and unpaid interest, if any, thereon to the repurchase date. A Change of Control will result in an event of default under the Senior Credit Agreements and may result in a default under other indebtedness of the Company that may be incurred in the future. The Senior Credit Agreements will prohibit the purchase of outstanding Exchange Notes prior to repayment of the borrowings under the Senior Credit Agreements and any exercise by the holders of the Notes of their right to require the Company to repurchase the Exchange Notes will cause an event of default under the Senior Credit Agreements. Finally, there can be no assurance that the Company will have the financial resources necessary to repurchase the Exchange Notes upon a Change of Control. See "Description of Exchange Notes--Repurchase at the Option of Holders--Change of Control".

RISK OF FRAUDULENT TRANSFER

  A significant portion of the net proceeds of the Offerings were paid as a dividend to Parent and used to consummate the Merger and to repay the Parent Notes. Under applicable provisions of the U.S. Bankruptcy Code or comparable provisions of state fraudulent transfer or conveyance laws, if the Company, at the time it issued the Notes, (i) incurred such indebtedness with intent to hinder, delay or defraud creditors, or (ii)(a) received less than reasonably equivalent value or fair consideration for incurring such indebtedness and
(b)(1) was insolvent at the time of incurrence, (2) was rendered insolvent by reason of such incurrence (and the application of the proceeds thereof), (3) was engaged or was about to engage in a business or transaction for which the assets remaining with the Company constituted unreasonably small capital to carry on its businesses, or (4) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature, then, in each case, a court of competent jurisdiction could void, in whole or in part, the Notes and/or the Exchange Notes, or, in the alternative, subordinate the Notes and/or the Exchange Notes to existing and future indebtedness of the Company. The measure of insolvency for purposes of the foregoing will vary depending upon the law applied in such case. Generally, however, the Company would be considered insolvent if the sum of its debts, including contingent liabilities, was greater than all of its assets at fair valuation or if the present fair saleable value of its assets was less than the amount that would be required to pay the probable liability on its existing debts, including contingent liabilities, as they become absolute and matured. Management believes that, for purposes of all such insolvency, bankruptcy and fraudulent transfer or conveyance laws, the Notes were issued and the Exchange

Notes are being issued without the intent to hinder, delay or defraud creditors and for proper purposes and in good faith and that the Company, after the issuance of the Notes and the application of the proceeds thereof, was solvent and, after the issuance of the Exchange Notes, will be solvent, will have sufficient capital for carrying on its business and will be able to pay its debts as they mature. There can be no assurance, however, that a court passing on such questions would agree with management's view.

ENVIRONMENTAL, HEALTH AND SAFETY REQUIREMENTS

  The Company is subject to Federal, state and local laws and regulations relating to pollution, environmental protection and occupational health and safety. There can be no assurance that the Company is at all times in complete compliance with all such requirements. The Company has made and will continue to make capital and other expenditures to comply with environmental requirements. As is the case with manufacturers in general, if a release of hazardous substances occurs on or from the Company's properties or any associated offsite disposal location, or if contamination from prior activities is discovered at any of the Company's properties, the Company may be held liable and the amount of such liability could be material. The Company is conducting environmental cleanups at a formerly owned facility in South Brunswick, New Jersey and at an inactive facility in Oakville, Connecticut. The Company has recorded accruals to reflect future costs associated with these cleanups. However, because of the uncertainties associated with environmental remediation, it is possible that the costs incurred with respect to the cleanups could exceed the recorded accruals. See "Business-- Environmental, Health and Safety Matters".

LACK OF PUBLIC MARKET; TRANSFER RESTRICTIONS

  Prior to the Exchange Offer, there has not been any public market for the Notes. The Notes have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for Exchange Notes by holders who are entitled to participate in this Exchange Offer. The holders of Notes (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who are not eligible to participate in the Exchange Offer are entitled to certain registration rights, and the Company is required to file a Shelf Registration Statement with respect to such Notes. See "The Exchange Offer--Purpose and Effect of the Exchange Offer." The Exchange Notes are a new issue of securities for which there is currently no trading market. Because the Exchange Notes are being sold pursuant to an exemption from registration under the applicable securities laws and, therefore, may not be publicly offered, sold or otherwise transferred in any jurisdiction where such registration may be required, no public market for the Exchange Notes will develop. The Exchange Notes are eligible for trading by qualified buyers in the Private Offering, Resales and Trading through Automated Linkages ("PORTAL") market. The Issuer has been advised by the Initial Purchasers that following the completion of the Exchange Offer, the Initial Purchasers currently intend to make a market in the Exchange Notes. However, they are not obligated to do so and any market-making activities with respect to the Exchange Notes may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act, and may be limited during the Exchange Offer pendency of any Shelf Registration Statement. Although under the Registration Rights Agreement, the Issuer is required to consummate an offer to exchange the Notes for equivalent registered securities, or to register the Notes under the Securities Act, there can be no assurance that an active trading market for the Notes or the Exchange Notes will develop. If a market were to exist, the Exchange Notes could trade at prices that may be lower than the initial offering price thereof depending on many factors, including prevailing interest rates and the markets for similar securities, general economic conditions and the financial condition and performance of, and prospects for, the Company. See "The Exchange Offer."

EXCHANGE OFFER PROCEDURES

  Issuance of the Exchange Notes in exchange for the Notes pursuant to the Exchange Offer will be made only after a timely receipt by the Company of such Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Notes desiring to tender such Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. The Company is under no duty to give notification of defects or irregularities with respect to the tenders of Notes for exchange. Notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof and, upon consummation of the Exchange Offer, certain registration rights under the Registration Rights Agreement will terminate. In addition, any holder of Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transactions. Each Participating Broker-Dealer that receives Exchange Notes for its own account in exchange for Notes, where such Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution". To the extent that Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Notes could be adversely affected. See "The Exchange Offer".

                               THE TRANSACTIONS

OVERVIEW

  On December 18, 1997, Parent consummated a merger (the "Merger") pursuant to an agreement and plan of merger, dated as of October 30, 1997, as amended, (the "Merger Agreement"), with Sandman Merger Corporation, a transitory Delaware merger corporation ("Sandman"), and Zell/Chilmark Fund, L.P., a Delaware limited partnership ("Zell"). Prior to the Merger, Zell beneficially owned approximately 87% of the voting securities of Parent. Pursuant to the Merger Agreement, Sandman was merged with and into Parent with Parent being the surviving corporation. Prior to the Merger, Parent converted certain of the existing common stock held by Zell into shares of Parent's voting preferred stock (the "Preference Stock"). In connection with the Merger (i) the Preference Stock was converted into $25.0 million in aggregate principal amount of junior subordinated notes of Parent (the "Parent Junior Subordinated Notes") and the Zell Equity (as defined below) and (ii) the aggregate issued and outstanding shares of the existing common stock at the time of the Merger were converted into the right to receive an aggregate amount of cash equal to
(x) $419.3 million minus (y) certain fees and expenses of the Merger minus (z) certain costs in connection with the extinguishment of certain outstanding options and warrants of Parent.

  The transactions contemplated by the Merger Agreement, including the Merger, the Tender Offer and related Consent Solicitation (each as defined below) and the refinancing of Parent's existing indebtedness were funded by: (i) $450.0 million of term loan borrowings by the Company pursuant to the Senior Credit Agreements (as defined below); (ii) $10.0 million of revolving borrowings under the Senior Credit Agreements; (iii) the Offerings, with aggregate gross proceeds of $200.4 million; (iv) the issuance of the Junior Subordinated Notes to Zell; (v) an equity investment in Parent by funds managed by Bain, its related investors, including members of management, and other institutional investors (collectively, the "New Investors") of approximately $130.4 million and (vi) a retained equity investment in Parent by Zell with fair value of approximately $14.3 million (such equity investment, the "Zell Equity"). As a result of the Merger and Recapitalization, the New Investors beneficially own approximately 85.3% of the voting securities of Parent.

STRUCTURE OF THE RECAPITALIZATION

  Immediately prior to the closing of the Transactions (the "Closing"), Parent contributed (the "Capital Contribution") all of the issued and outstanding capital stock of Sealy, Inc., an Ohio corporation, The Stearns & Foster Bedding Company, a Delaware corporation, Advanced Sleep Products, a California corporation, Sealy Components-Pads, Inc., a Delaware corporation, and Sealy Mattress Company of San Diego, a California corporation, to the capital of the Issuer. As a result of the Capital Contribution, the Issuer is the only direct subsidiary of Parent and owns 100% of the operations of Parent.

TENDER OFFER AND CONSENT SOLICITATION

  On November 18, 1997, Parent commenced an offer (the "Tender Offer") to purchase for cash up to all (but not less than a majority in principal amount outstanding) of its 10 1/4% Senior Subordinated Notes due 2003 (the "Old Notes") and a related solicitation (the "Consent Solicitation") of consents to modify certain terms of the indenture under which the Old Notes were issued. The purchase price paid in respect of validly tendered Old Notes was $1,057.03 per $1,000 of principal amount tendered and the payment with respect to the Consent Solicitation was $20 per $1,000 of principal amount tendered prior to the consent expiration date therefor. Old Notes in the aggregate principal amount of $197.8 million were tendered and accepted for payment and the related consents received. The Tender Offer was consummated concurrently with the Merger and a supplemental indenture with respect to the Old Notes took effect at such time.

SENIOR CREDIT AGREEMENTS

  Upon consummation of the Merger, the Issuer entered into the AXELs* credit agreement (the "Senior AXELs Credit Agreement") and a credit agreement providing for Tranche A term Loans and revolving borrowings (the "Senior Revolving Credit Agreement" and, together with the Senior AXELs Credit Agreement, the "Senior Credit Agreements") with Goldman Sachs Credit Partners L.P., as arranger and syndication agent, Morgan Guaranty Trust Company of New York, as administrative agent, and Bankers Trust Company, as documentation agent; and other institutions party thereto. The Senior Credit Agreements provide for loans of up to $550.0 million, consisting of a $450.0 million term loan facility (the "Term Loan Facility") and a $100.0 million revolving credit facility (the "Revolving Credit Facility"). The Issuer distributed the proceeds of the Term Loan Facility and its initial borrowings under the Revolving Credit Facility to Parent to provide a portion of the funds necessary to consummate the Merger and related Recapitalization transactions. Indebtedness of the Issuer under the Senior Credit Agreements is secured and guaranteed by Parent and certain of the Issuer's current and all of the Issuer's future U.S. subsidiaries and will bear interest at a floating rate. The Senior Credit Agreements require the Company to meet certain financial tests, including minimum levels of EBITDA, minimum interest coverage and maximum leverage ratio. The Senior Credit Agreements also contain covenants which, among other things, limit capital expenditures, indebtedness and/or the incurrence of additional indebtedness, investments, dividends, transactions with affiliates, asset sales, mergers and consolidations, prepayments of other indebtedness (including the Notes and the Exchange Notes), liens and encumbrances and other matters customarily restricted in such agreements. See "Description of Senior Credit Agreements".
--------
* "AXELs" is a registered servicemark of Goldman, Sachs & Co.

                                USE OF PROCEEDS

  The Exchange Offers are intended to satisfy certain of the Company's obligations under the Registration Rights Agreement. The Company will not receive any cash proceeds from the issuance of the Exchange Notes in the Exchange Offer. The aggregate gross proceeds from the issuance of the Notes, together with borrowings under the Senior Credit Agreements and proceeds from the equity infusion by the Investors, were used to consummate the Merger, refinance existing debt, repurchase the Parent Notes pursuant to the Tender Offer and pay the related fees and expenses. See "The Transactions".

  The following table illustrates the total sources and uses of funds for the Transactions, on a pro forma basis, assuming the Transactions occurred as of November 30, 1997.

                                                                AMOUNT
                                                         ---------------------
                                                         (DOLLARS IN MILLIONS)
   SOURCES OF FUNDS:
     Existing cash(1)...................................        $  9.0
     Senior Credit Agreements:
       Revolving Credit Facility(2).....................          10.0
       Term Loans.......................................         450.0
     Senior Subordinated Notes..........................         125.0
     Senior Subordinated Discount Notes.................          75.4
     Parent Junior Subordinated Notes(3)................           --
     Zell Equity(3).....................................           --
     Equity proceeds to Parent(5).......................         121.3
                                                                ------
         Total sources..................................        $790.7
                                                                ======
   USES OF FUNDS:
     Merger consideration(4)............................        $411.0
     Repurchase of Parent Notes(6)......................         215.7
     Repayment of borrowings under the Old Credit
      Agreement(1)......................................         130.0
     Accrued interest...................................           0.6
     Estimated fees and expenses(7).....................          33.4
                                                                ------
         Total uses.....................................        $790.7
                                                                ======

--------
(1) Funding requirements as of the Closing were less than pro forma requirements as of November 30, 1997 due to positive operating cash flows from post-November 30, 1997 results and certain expenses not being paid at Closing.
(2) The Revolving Credit Facility has a total availability of $100.0 million, with $10.0 million drawn at Closing.
(3) The Parent Junior Subordinated Notes of $25.0 million, together with the Zell Equity, with an implied fair value of $14.3 million, represent non-cash Merger consideration paid to Zell. Payment of cash interest to Parent to service this debt will be limited by the Senior Credit Agreements and the Indentures. The Parent Junior Subordinated Notes are scheduled to mature after the Notes.
(4) Includes cash payments to Zell, warrant and option holders and for Seller Expenses of $411.0 million. Excludes non-cash Merger consideration of $25.0 million of Parent Junior Subordinated Notes, the retained Zell Equity (fair value of $14.3 million) and the converted management equity and deferred compensation ($8.3 million).
(5) Excludes approximately $8.3 million of equity held by current management of the Company that was converted at Closing into deferred compensation accounts and options to acquire common stock.
(6) Includes the tender premium and consent payment of 107.703% or $15.2 million and the accrued interest on the tendered Parent Notes of approximately $2.7 million for the period from November 2, 1997 through the Tender Offer closing date of December 18, 1997. Parent Notes in the aggregate principal amount of approximately $197.8 million were tendered and the related consents received.
(7) Reflects fees and expenses associated with issuance of the Notes and borrowings under the Senior Credit Agreements and estimated fees and expenses of approximately $13.8 million of Attorneys, Accountants, Bain, Printers and other professionals related to the Transactions. See "Certain Transactions".

                                CAPITALIZATION

  The following table sets forth the actual cash and cash equivalents and the capitalization of the Parent and of the Issuer as of March 1, 1998. The information in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations", the Consolidated Financial Statements and the Condensed Consolidated Financial Statements and accompanying notes thereto appearing elsewhere in this Prospectus.

                                                            UNAUDITED
                                                   ---------------------------
                                                      PARENT        ISSUER
                                                   MARCH 1, 1998 MARCH 1, 1998
                                                     (ACTUAL)      (ACTUAL)
                                                   ------------- -------------
                                                      (DOLLARS IN MILLIONS)
   Cash and cash equivalents......................    $   --        $  --
                                                      =======       ======
   Long-term debt obligations, including current
    portion:
     Senior Credit Agreements:
       Revolving Credit Facility(1)...............    $   --        $ 29.0
       Term Loans.................................        --         450.0
     Senior Subordinated Notes....................        --         125.0
     Senior Subordinated Discount Notes(2)........        --          77.2
     Junior Subordinated Notes(2).................       25.6          --
     Untendered Parent Notes(3)...................        2.2          --
                                                      -------       ------
         Total long-term debt.....................       27.8        681.2
                                                      -------       ------
   Stockholders' equity (deficit)(4)..............     (127.8)       (92.1)
                                                      -------       ------
         Total capitalization.....................    $(100.0)      $589.1
                                                      =======       ======

--------
(1) The Revolving Credit Facility has total availability of $100.0 million, with $29.0 million drawn at March 1, 1998 and Letters of Credit issued totaling $12.0 million.

(2) Includes accretion of interest on the Senior Subordinated Discount Notes of approximately $1.8 million and accrued interest on the Junior Subordinated Notes of $0.6 million.

(3) On March 30, 1998, the Company announced a call for redemption of all of its outstanding Parent Notes. The redemption price of 106.33%, plus accrued interest, of approximately $2.5 million was paid on May 1, 1998, after which time interest will cease to accrue on the Notes. The redemption was funded with the Revolving Credit Facility.

(4) Parent's stockholders' deficit is larger than the Issuer's deficit primarily due to Parent's distribution of the $25.0 million Parent Junior Subordinated Notes and $2.2 million of Parent Notes not tendered.

           SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OTHER DATA

  Set forth below are selected historical consolidated financial and other data of the Parent (some periods of which are less than one year due to accounting requirements for acquisition transactions) for the years ended November 30, 1997, December 1, 1996, November 30, 1995 and 1994, for the ten months ended November 30, 1993 and for the two months ended January 31, 1993, as well as the three months ended March 1, 1998 and March 2, 1997. During the period from December 1, 1991 through December 1, 1996, the Parent's capital structure changed significantly, in large part as a result of the purchase of the Parent in February, 1993 by an investor group led by Zell (the "1993 Acquisition"). Due to required purchase accounting adjustments relating to such transactions, and the resultant changes in control, the selected historical consolidated financial and other data reflected in the following table during this period are not comparable to such data for the other such periods. The selected historical consolidated financial and other data set forth in the following tables have been derived from the Parent's audited consolidated financial statements and unaudited financial statements as of and for the three months ended March 2, 1997 and March 1, 1998. The report of KPMG Peat Marwick LLP, independent auditors, covering the Parent's Consolidated Financial Statements for the years ended November 30, 1997, December 1, 1996 and November 30, 1995 is included elsewhere herein.

  The information contained in this table and accompanying notes should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations", the audited Consolidated Financial Statements and the Condensed Consolidated Financial Statements and accompanying notes thereto appearing elsewhere in this Prospectus.

                           TWO      TEN                                            THREE MONTHS
                          MONTHS   MONTHS             FISCAL YEAR                      ENDED
                          ENDED    ENDED   -------------------------------------- ----------------
                         JAN. 31, NOV. 30,                                        MAR. 2,  MAR. 1,
                           1993     1993     1994     1995    1996         1997    1997     1998
                         -------- -------- -------- -------- -------     -------- -------  -------
                                                (DOLLARS IN MILLIONS)
STATEMENT OF OPERATIONS
 DATA:
Net sales...............  $103.5   $579.7   $697.7   $653.9  $697.6       $804.8  $168.9   $209.3
Costs and expenses......   100.9    531.0    641.6    610.9   672.8        764.2   162.5    227.8
Income (loss) before
 income tax,
 extraordinary item and
 cumulative effect of
 change in accounting
 principle..............     2.6     48.7     56.1     43.0    24.8         40.6     6.4    (18.5)
Extraordinary loss, net
 of taxes(1)............     --       2.9      --       --      --           2.0     2.0     14.5
Cumulative effect of
 change in accounting
 principle, net of
 taxes(2)...............     --       --       --       --      --           4.3     --       --
Net income (loss).......  $  1.0   $ 24.7   $ 29.2   $ 19.5  $ (0.5)(3)   $ 11.7  $  1.2   $(32.2)
OTHER DATA:
Operating income
 (loss)(4)..............  $  9.3   $ 79.9   $ 89.5   $ 74.0  $ 53.6       $ 72.0  $ 13.2   $ (3.0)
Net cash provided by
 (used in) operating
 activities.............    (1.3)    82.7     69.0     63.3    44.4         42.0     --     (23.3)
Depreciation and
 amortization of
 intangibles............     4.3     19.1     23.6     24.2    26.6         24.1     6.6      5.9
Capital expenditures....     3.3     10.4     12.8     11.8    12.0         29.1     4.0      5.4
Interest expense, net...     6.7     31.2     33.4     31.0    28.8         31.4     6.8     15.5
Ratio of earnings to
 fixed charges(5).......     1.4x     2.4x     2.5x     2.3x    1.8x         2.2x    1.8x     --
EBITDA(6)...............  $ 13.7   $ 99.0   $113.1   $ 98.3  $ 80.2       $ 96.1  $ 19.8   $  2.9
Adjusted EBITDA(7)......    14.6    101.2    122.8     85.0    86.8        103.1    20.4     22.7
                                                             AS OF
                                  ----------------------------------------------------------------
                                  NOV. 30, NOV. 30, NOV. 30, DEC. 1,     NOV. 30, MAR. 2,  MAR. 1,
                                    1993     1994     1995    1996         1997    1997     1998
                                  -------- -------- -------- -------     -------- -------  -------
BALANCE SHEET DATA:
Total assets.....................  $823.1   $810.6   $776.2  $739.9       $721.1  $715.5   $750.7
Long-term obligations............   384.5    329.5    269.4   269.5        330.0   356.4    705.3
Total debt.......................   406.2    349.9    286.9   288.1        330.0   356.5    709.0
Stockholders' equity.............   284.3    322.2    330.9   293.0        205.1   194.3   (127.8)

      NOTES TO SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OTHER DATA

(1) During 1993 and in February 1997, Parent recorded an extraordinary loss of $2.9 million and $2.0 million, respectively, net of an income tax benefit of $1.5 million and $1.4 million, respectively, representing the remaining unamortized debt issuance costs related to long-term obligations repaid as a result of refinancing transactions in such years. In December 1997, the Parent recorded an extraordinary loss of $14.5 million, net of an income tax benefit of $9.6 million, related to the Tender Offer premium and consent fees and the write-off of unamortized debt issuance costs arising from the Transactions.

(2) On November 20, 1997 the EITF reached a final consensus that business process reengineering costs incurred in connection with an overall information technology transformation project should be expensed as incurred (EITF-97-13). Previously capitalized business process reengineering costs were required to be identified and written-off as a cumulative effect of a change in accounting principle. The Company adopted EITF-97-13 which resulted in the Company recording a loss of $4.3 million, net of income tax benefits of $2.9 million during the fourth quarter of fiscal 1997.

(3) On January 15, 1997, Parent completed the Samuel Lawrence Divestiture, which resulted in an aggregate book loss of $17.6 million, which was recorded in the fiscal year ended December 1, 1996. The loss is comprised of a loss on net assets held for sale of $11.8 million and income tax expense of $5.8 million arising from the tax gain on the transaction.

(4) Operating income is calculated by adding interest expense, net to net sales less costs and expenses.

(5) For purposes of calculating the ratio of earnings to fixed charges, earnings represent income (loss) before income tax, extraordinary items and cumulative effect of change in accounting principle, plus fixed charges. Fixed charges consist of interest expense, net, including amortization of discount and financing costs and the portion of operating rental expense which management believes is representative of the interest component of rent expense. Earnings for the quarter ended March 1, 1998 were insufficient to cover fixed charges by $18.5 million.

(6) EBITDA is calculated as described in footnote (6) below.

(7) Adjusted EBITDA is calculated by adding to or deducting from EBITDA (as described below) certain items of income and expense consisting of: (i) discontinued stock-based compensation plans, (ii) executive severance and transition costs, (iii) loss on write-off of Montgomery Ward accounts receivable and related factoring expense incurred in connection with bankruptcy of Montgomery Ward, (iv) operating results of the divested South Brunswick pad manufacturing plant for the year ended November 30, 1997 and three months ended March 2, 1997, (v) any expenses related to addressing the Company's "Year 2000" information systems issue and EITF 97-13 reengineering efforts and (vi) non-recurring expenses related to the Company's Recapitalization. EBITDA is calculated by adding interest expense, net and depreciation and amortization of intangibles to income
    (loss) before income tax, extraordinary items and cumulative effect of change in accounting principle. EBITDA is a widely accepted financial indicator of a company's ability to service and incur debt. EBITDA does not represent net income or cash flows from operations as those terms are defined by GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. Adjusted EBITDA is presented because it conforms to the definition of "Consolidated EBITDA" in the Notes Indenture except for the exclusion of the Bain management fee for the three months ended March 1, 1998 and the divested South Brunswick pad manufacturing plant operating results for the year ended November 30, 1997 and the three months ended March 2, 1997 (see "Description of Exchange Notes" and "Certain Definitions" within such section). These two items are not included in the Indenture definition of "Consolidated EBITDA"; however, the Company believes that the adjustment for these items in "Adjusted EBITDA" is appropriate for such periods in order to provide an appropriate analysis of recent historical results. Parent's measure of EBITDA and Adjusted EBITDA may not be comparable to those reported by other companies. See "Management's Discussion and Analysis of Financial Condition and Results of Operations". The following is a reconciliation of EBITDA to Adjusted EBITDA:

                               TWO      TEN                                THREE MONTHS
                              MONTHS   MONTHS         FISCAL YEAR              ENDED
                              ENDED    ENDED   --------------------------- -------------
                             JAN. 31, NOV. 30,                             MAR 2, MAR 1,
                               1993     1993    1994   1995   1996   1997   1997   1998
                             -------- -------- ------ ------  ----- ------ ------ ------
                                        (DOLLARS IN MILLIONS)
   EBITDA..................   $13.7    $ 99.0  $113.1 $ 98.3  $80.2 $ 96.1 $19.8  $ 2.9
                              -----    ------  ------ ------  ----- ------ -----  -----
   Adjustments:
    South Brunswick pad
     manufacturing plant...     --        --      --     --     --     0.4   0.3    --
    Stock-based
     compensation..........     0.9       2.2     9.7  (13.3)   4.7    1.6   0.3    --
    Executive severance and
     transition............     --        --      --     --     1.9    --    --     --
    Recapitalization non-
     recurring expenses....     --        --      --     --     --     --    --    18.8
    Bain management fee....     --        --      --     --     --     --    --     0.4
    Montgomery Ward bad
     debt and factoring
     losses................     --        --      --     --     --     4.0   --     --
    EITF 97-13
     reengineering
     efforts...............     --        --      --     --     --     1.0   --     0.6
                              -----    ------  ------ ------  ----- ------ -----  -----
     Total adjustments.....     0.9       2.2     9.7  (13.3)   6.6    7.0   0.6   19.8
                              -----    ------  ------ ------  ----- ------ -----  -----
   Adjusted EBITDA.........   $14.6    $101.2  $122.8 $ 85.0  $86.8 $103.1 $20.4  $22.7
                              =====    ======  ====== ======  ===== ====== =====  =====

           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

  The Unaudited Pro Forma Condensed Consolidated Financial Data are based on the historical financial statements of Parent and the adjustments described in the accompanying notes. Since Parent is a holding company with no operations other than those of Issuer, and its subsidiaries, the consolidated financial statements represent the results of operations of Issuer. However, interest expense on approximately $27.2 million of Parent debt is excluded from Issuer's pro forma and historical results of operations.

  The following Unaudited Pro Forma Condensed Consolidated Statements of Income for the year ended November 30, 1997 and the three months ended March 1, 1998 give effect to the Divestitures and the Transactions as if they each had occurred on December 2, 1996. The Unaudited Pro Forma Condensed Consolidated Statements of Income do not (a) purport to represent what the Issuer's results of operations actually would have been if the Divestitures and the Transactions had occurred as of the date indicated or what such results will be for any future periods or (b) reflect the non-recurring charges, which were recorded during the three months ended March 1, 1998, of approximately: (i) $3.4 million related to a special bonus to certain members of the Issuer's management in connection with the Transactions of which $3.2 million was paid at Closing; (ii) $14.9 million related to deferred compensation agreements and accelerated vesting and cash out of stock options and restricted stock as a result of the Transactions; (iii) $0.5 million of Seller Expenses of Parent or (iv) the $14.5 million after-tax extraordinary loss of Parent related to the refinancing of the Old Credit Agreement and the redemption of the Parent Notes in connection with the Tender Offer and Consent Solicitation.

  The Unaudited Pro Forma Condensed Consolidated Financial Data are based upon assumptions that the Issuer believes are reasonable and should be read in conjunction with the Consolidated Financial Statements and the Condensed Consolidated Financial Statements of Parent and the accompanying notes thereto included elsewhere in this Prospectus.

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                          YEAR ENDED NOVEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)

                                                                 ADJUSTMENTS
                           PARENT   DIVESTITURES       ADJUSTED    FOR THE       ISSUER
                         HISTORICAL ADJUSTMENTS       HISTORICAL TRANSACTIONS   PRO FORMA
                         ---------- ------------      ---------- ------------   ---------
Net sales...............  $804,834    $(5,331)(1)      $799,503    $    --      $799,503
                          --------    -------          --------    --------     --------
Costs and expenses:
 Cost of goods sold.....   455,905     (5,221)(1)(2)    450,684         --       450,684
 Selling, general and
  administrative........   262,023       (574)(1)       261,449       2,000 (3)  263,449
 Stock based
  compensation..........     1,635        --              1,635         --         1,635
 Amortization of
  intangibles...........    13,264        --             13,264         --        13,264
 Interest expense, net..    31,396        --             31,396      32,580 (5)   63,976
                          --------    -------          --------    --------     --------
 Total costs and
  expenses..............   764,223     (5,795)          758,428      34,580      793,008
 Income (loss) before
  income taxes,
  extraordinary item and
  cumulative effect of
  change in accounting
  principle.............    40,611        464            41,075     (34,580)       6,495
 Income tax (benefit)
  expense...............    22,509        260 (1)        22,769     (14,865)(6)    7,904
                          --------    -------          --------    --------     --------
 Income (loss) before
  extraordinary item and
  cumulative effect of
  change in accounting
  principle.............  $ 18,102    $   204          $ 18,306    $(19,715)    $ (1,409)
                          ========    =======          ========    ========     ========
 OTHER DATA:
 Ratio of earnings to fixed charges(7)..................................            1.1x
 Adjusted EBITDA(8).....................................................        $103,095
 Depreciation...........................................................          10,731
 Capital expenditures...................................................          29,124
 Ratio of Adjusted EBITDA to cash
  interest expense......................................................            2.0x
 Ratio of Adjusted EBITDA to total
  interest expense, net.................................................            1.6x

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                        THREE MONTHS ENDED MARCH 1, 1998
                             (DOLLARS IN THOUSANDS)

                                                           ADJUSTMENTS
                           PARENT   DIVESTITURE  ADJUSTED    FOR THE       ISSUER
                         HISTORICAL ADJUSTMENTS HISTORICAL TRANSACTIONS   PRO FORMA
                         ---------- ----------- ---------- ------------   ---------
Net sales...............  $209,259     $ --      $209,259    $   --       $209,259
                          --------     -----     --------    -------      --------
Costs and expenses:
 Cost of goods sold.....   121,484       --       121,484        --        121,484
 Selling, general and
  administrative........    87,597       --        87,597         55 (3)    68,825
                                                             (18,827)(4)
 Amortization of
  intangibles...........     3,162       --         3,162        --          3,162
 Interest expense, net..    15,528       --        15,528        912 (5)    16,440
                          --------     -----     --------    -------      --------
 Total costs and
  expenses..............   227,771       --       227,771    (17,860)      209,911
 Income (loss) before
  income taxes and
  extraordinary item....   (18,512)      --       (18,512)    17,860          (652)
 Income tax (benefit)
  expense...............      (747)      --          (747)     1,751(6)      1,004
                          --------     -----     --------    -------      --------
 Income (loss) before
  extraordinary item....  $(17,765)    $ --      $(17,765)   $16,109      $ (1,656)
                          ========     =====     ========    =======      ========
 OTHER DATA:
 Ratio of earnings to fixed charges(7).................................        1.0x
 Adjusted EBITDA(8)....................................................   $ 22,748
 Depreciation..........................................................      2,711
 Capital expenditures..................................................      5,400
 Ratio of Adjusted EBITDA to cash
  interest expense.....................................................        1.7x
 Ratio of Adjusted EBITDA to total
  interest expense, net................................................        1.4x

        NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

       YEAR ENDED NOVEMBER 30, 1997 AND THREE MONTHS ENDED MARCH 1, 1998
                            (DOLLARS IN THOUSANDS)

(1) Reflects exclusion of net sales, cost of goods sold, selling, general and administrative expenses and income tax expense related to the Samuel Lawrence Divestiture in January 1997.

(2) Reflects the net reduction in cost of goods sold of $464 as a result of the Company divesting the operations of the South Brunswick, New Jersey mattress pad plant (the "Brunswick Plant") in March 1997 and entering into a mattress pad supply agreement with the buyer of the Brunswick Plant. While in operation, the Brunswick Plant had no sales to third parties as it was a vertically integrated supply plant. Management has determined the net reduction in costs of goods sold for the periods presented by computing the difference between the costs incurred by the Brunswick Plant to make mattress pads at actual, historical production levels and the price the Issuer is now paying under terms of the long-term supply agreement entered into with the buyer.

(3) Represents $2,000 annual management fee ($500 per quarter, of which only $445 was recorded during the three months ended March 1, 1998) to be paid to an affiliated party for consulting and financial services to be provided to the Issuer. See "Certain Relationship and Related
    Transactions--Management Services Agreement".

(4) Represents reduction in selling, general and administrative expense for the three months ended March 1, 1998 as a result of the following non-recurring charges recorded in connection with the Transactions: (a) $3.4 million of a special bonus to certain members of the Issuer's management as compensation for completing the Transactions of which $3.2 was paid at Closing; (b) $13.3 million of accelerated vesting and cash out of stock options and restricted stock; (c) $1.6 million related to deferred compensation agreements entered into as non-recurring signing bonuses in connection with the Transactions and (d) $0.5 million of Seller Expenses. An additional $0.6 million of special bonus will be earned over the balance of fiscal 1998 and will be paid in early fiscal 1999.

(5) The increase in pro forma interest expense as a result of the Transactions is as follows:

                                                  YEAR ENDED  THREE MONTHS ENDED
                                                 NOVEMBER 30,      MARCH 1,
                                                     1997          1998(D)
                                                 ------------ ------------------
   Elimination of historical interest expense..    $(31,396)       $(1,542)(d)
                                                   --------        -------
   Interest on new borrowings:
     Senior Credit Agreements(a)...............      39,749          1,960
     Senior Subordinated Notes (9.875% rate)...      12,344            609
                                                   --------        -------
       Cash interest expense...................      52,093          2,569
   Senior Subordinated Discount Notes(b).......       8,205            405
   Amortization of deferred financing fees(c)..       3,678            181
                                                   --------        -------
       Total interest from the debt
        requirements of the Transactions.......      63,976          3,155
                                                   --------        -------
   Less: Interest expense on the Parent Junior
    Subordinated Notes and untendered Parent
    Notes(e)...................................         --            (701)
                                                   --------        -------
       Net increase in interest expense........    $ 32,580        $   912
                                                   ========        =======

  --------
  (a) Represents interest on each tranche of bank debt at the LIBOR rate option (5.94%) plus: (i) 2.25% for the Revolving Credit Facility ($10,000) and Term A tranche ($120,000); (ii) 2.50% for AXELs Series B ($125,000); (iii) 2.75% for AXELs Series C ($90,000); and (iv) 3.00%
      for AXELs Series D ($115,000), as well as an unused commitment fee of 0.50% on the unused portion of the Revolving Credit Facility ($90,000).

  (b) Senior Subordinated Discount Notes will be accreting at an annual rate of 10.875% for the first five years after date of issuance and will be cash pay thereafter.

  (c) Represents amortization expense utilizing a weighted average maturity on all borrowings of 8.32 years.

  (d) As the Transactions were effected on December 18, 1997, the pro forma interest expense calculation for the three months ended March 1, 1998 reflects the period from December 1, 1997 through December 18, 1997. Consequently, the $1,542 represents the reversal of actual historical interest expense during this period.

  (e) Historical interest expense relative to Parent's Junior Subordinated Notes and untendered Parent Notes has been excluded from pro forma interest expense of Issuer for the three months ended March 1, 1998 as such debt represents obligations of the Parent and not of the Issuer.

        NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

       YEAR ENDED NOVEMBER 30, 1997 AND THREE MONTHS ENDED MARCH 1, 1998
                            (DOLLARS IN THOUSANDS)

(6) Represents the income tax adjustment required to result in a pro forma income tax provision based on: (a) the Issuer's pro forma pretax income plus nondeductible amortization of intangibles; and (b) the direct tax effects at an estimated effective tax rate of 40%.

(7) For purposes of computing this ratio, earnings consist of income (loss) before income taxes, extraordinary item and cumulative effect of change in accounting principle, plus fixed charges. Fixed charges consist of total interest expense and the estimated interest portion of rent expense.

(8) Adjusted EBITDA is defined herein as income (loss) before provision for income taxes, extraordinary item and cumulative effect of change in accounting principle, plus depreciation, amortization of intangibles and interest expense, net, adjusted for certain items of income and expense consisting of: (a) stock-based compensation related to Parent's Performance Share Plan and Restricted Stock Plan (both of which will not continue post-Closing) in the aggregate of $1,635 for the year ended November 30, 1997; (b) loss on write-off of Montgomery Ward accounts receivable and related factoring expense incurred in connection with bankruptcy of Montgomery Ward of $4,027 for the year ended November 30, 1997; (c) Bain management fee of $2,000 for the year ended November 30, 1997 and $500 for the three months ended March 1, 1998; (d) operating results and closure costs associated with the Divestitures for the year ended November 30, 1997; (e) non-recurring expenses incurred in connection with the Transactions (see Note (4) above) and (f) $967 and $587 of expenses for the year ended November 30, 1997 and three months ended March 1, 1998, respectively, related to business process reengineering costs as defined by EITF 97-13. See further explanation of these items in "Management's Discussion and Analysis of Financial Condition and Results of Operations". Adjusted EBITDA is presented because it conforms to the definition of "Consolidated EBITDA" in the Notes Indenture except for the exclusion of the Bain management fee and the operating results and closure costs associated with the Divestitures which are not included in the Indenture definition of "Consolidated EBITDA"; however, the Company believes that the adjustment for these items in "Adjusted EBITDA" is appropriate in the most recent periods shown in order to provide an appropriate analysis of recent historical results (see "Description of Exchange Notes" and "Certain Definitions" within such section) and the Issuer believes it is frequently used by security analysts in the evaluation of companies. However, Adjusted EBITDA should not be considered as an alternative to net income as a measure of operating results or to cash flows from operations as a measure of liquidity in accordance with GAAP.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

GENERAL

  The following discussion should be read in conjunction with the "Selected Historical Consolidated Financial and Other Data", the Consolidated Financial Statements and accompanying notes thereto included elsewhere in this Prospectus.

RESULTS OF OPERATIONS

QUARTER ENDED MARCH 1, 1998 COMPARED WITH QUARTER ENDED MARCH 2, 1997

  NET SALES. Net sales increased $40.4 million, or 23.9% for the quarter ended March 1, 1998, when compared to the quarter ended March 2, 1997. The increase is attributable to a $45.7 million increase in conventional bedding sales offset by a $5.3 million decrease in sales of wood bedroom furniture.

  Conventional bedding sales increased 27.9% over the prior year, driven by a 25.0% or $40.9 million increase in conventional bedding unit shipments and a 2.3% or $4.8 million increase in average unit selling price. These increases were due to sales growth in Posturepedic, Stearns & Foster and promotional product lines, in addition to continued positive results from successful strategic distribution initiatives that included sole-source, multi-year arrangements of varying lengths with several retailers. The increase in average unit selling price is primarily attributable to the introduction of new or re-engineered higher-end products.

  The decrease in sales of wood bedroom furniture, sold under the Samuel Lawrence brand, is due to the sale of this business on January 15, 1997. A description of the disposition of this business unit is provided in Note 14 to the consolidated financial statements contained in the Company's Form 10-K for the year ended November 30, 1997.

  COST OF GOODS SOLD. Cost of goods sold for the quarter, as a percentage of net sales, increased 0.8 percentage point to 58.1%. This increase is primarily attributable to the introduction of lower price point Posturepedic products, along with selective pricing initiatives partially offset by economies of scale from increased volume and the impact of lower sales of the lower margin wood bedroom furniture.

  SELLING, GENERAL, AND ADMINISTRATIVE. Selling, general, and administrative expenses increased $32.0 million due to increased operating expenses of $13.5 million and compensation related costs associated with the Recapitalization of $18.5 million. Increased operating costs were primarily due to increases in marketing spending, $8.9 million, and delivery expenses, $2.5 million, as a result of increased sales volume. Marketing spending also was impacted by an increased spending rate for cooperative advertising and promotions partially offset by lower national advertising. Recapitalization costs of $18.5 million were primarily comprised of accelerated vesting of stock options and restricted stock and other incentive based compensation payments to employees in connection with the transaction.

  OPERATING INCOME. Operating income was a loss of $3.0 million for the quarter ended March 1, 1998, a decrease of $16.2 million, as compared to income of $13.2 million for the quarter ended March 2, 1997.

  EBITDA. EBITDA decreased $16.9 million or 85.4% to $2.9 million, or 1.4% of net sales, for the quarter ended March 1, 1998 versus $19.8 million, or 11.7% of net sales, for the quarter ended March 2, 1997.

  ADJUSTED EBITDA. Adjusted EBITDA increased $2.3 million or 11.3% to $22.7 million, or 10.8% of net sales, for the quarter ended March 1, 1998 versus $20.4 million, or 12.1% of net sales, for the quarter ended March 2, 1997.

  INTEREST EXPENSE. Interest expense, net of interest income, increased $8.7 million primarily as a result of significantly higher debt levels due to the Recapitalization and a higher interest rate spread.

  INCOME TAX. The Company"s provision for income taxes decreased $3.9 million to a benefit of $0.7 million, due to an $18.5 million pretax loss as compared to $6.4 million pretax income, respectively for the quarter ended March 1, 1998 and March 2, 1997, partially offset by a lower effective tax rate. The effective income tax rate for 1998 is approximately 4.0% as compared to 49.8% in 1997. The relatively low effective tax rate is due to low full year projected pretax income resulting from increased leverage and compensation charges associated with the Recapitalization.

  EXTRAORDINARY ITEM. The Company recorded a $14.5 million charge, net of income tax benefit of $9.6 million, representing the writeoff of the remaining unamortized debt issue costs related to long-term obligations repaid in connection with the Recapitalization as well as consent fees and premiums paid related to the Tender Offer of the Parent Notes in connection with the Recapitalization.

  NET (LOSS) INCOME. For the reasons set forth above, the Company recorded a net loss of $32.2 million for the quarter ended March 1, 1998 versus net income of $1.2 million for the quarter ended March 2, 1997.

  NET CASH USED IN OPERATING ACTIVITIES. Net cash used in operating activities was $23.3 million for the quarter ended March 1, 1998, a decrease of $23.3 million as compared to the quarter ended March 2, 1997 of $0.0. The significant increase in net cash used is directly attributed to the Recapitalization.

  FISCAL 1997 COMPARED TO FISCAL 1996

  NET SALES. Net sales for the fiscal 1997 were $804.8 million, an increase of $107.2 million, or 15.4% from fiscal 1996. This increase is attributable to a $168.3 million increase in conventional bedding sales offset by a $61.1 million decrease in sales of wood bedroom furniture. Conventional bedding sales increased 26.7% over the prior year, driven by a 24.1% increase in conventional bedding unit shipments and a 2.1% increase in average unit selling price. These increases were due to sales growth in the Posturepedic, Stearns & Foster and promotional product lines, in addition to successful strategic distribution initiatives that included sole-source, multi-year arrangements of varying lengths with several retailers. The increase in average unit selling price is primarily attributable to the introduction of new or reengineered higher-end products.

  The decrease in sales of wood bedroom furniture, sold under the Samuel Lawrence brand, is due to the sale of this business on January 15, 1997. A description of this business unit is provided in Note 14 to the Consolidated Financial Statements.

  COST OF GOODS SOLD. Cost of goods sold as a percentage of net sales decreased 0.3% to 56.6%. This improvement is primarily attributable to the impact of lower sales of the lower margin wood bedroom furniture, partially offset by an increase in bedding cost of goods sold. The increase in bedding cost of goods sold as a percentage of net sales is primarily attributable to the introduction of lower price point Posturepedic products, along with selective pricing initiatives, partially offset by economies of scale from increased sales volume.

  SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased by $45.3 million, and increased as a percent of net sales from 31.1% to 32.6%. This increase was primarily attributable to increases in bedding marketing spending of $35.1 million, delivery expenses of $5.7 million and incentive compensation of $3.5 million. Increased marketing spending was due to increased sales volume, along with an increased spending rate for cooperative advertising and promotions. The increase in delivery expense was due to the increase in sales volume. The Company also experienced a $4.9 million increase in bad debt and other financing expenses, of which $4.0 million related to the bankruptcy filing of Montgomery Ward.

  OPERATING INCOME. Operating income was $72.0 million for fiscal 1997, an increase of $18.4 million or 34.4% over fiscal 1996.

  EBITDA. EBITDA increased $15.9 million or 19.9%, to $96.1 million, or 11.9% of net sales, for fiscal 1997 versus $80.2 million, or 11.5% of net sales, for fiscal 1996.

  ADJUSTED EBITDA. Adjusted EBITDA increased $16.3 million or 18.7% to $103.1 million, or 12.8% of net sales, for fiscal 1997 versus $86.8 million, or 12.4% of net sales, for fiscal 1996.

  INTEREST EXPENSE. Interest expense, net for fiscal 1997 increased $2.6 million primarily as a result of increased average debt levels resulting from the February 1997 dividend and increased rate related to the February 1997 restructuring of the Parent Notes.

  INCOME TAXES. The Company's effective income tax rates for fiscal 1997 and 1996 differ from the Federal statutory rate because of the application of purchase accounting, the effect of certain foreign tax rate differentials and state and local income taxes. The Company's effective tax rate for fiscal 1997 was approximately 55.4% compared to 102.0% for fiscal 1996. The higher effective tax rate for fiscal 1996 was due primarily to taxes arising from the Samuel Lawrence Divestiture and the impact of the permanent differences related to the 1993 Acquisition. See Note 6 to the Consolidated Financial Statements.

  EXTRAORDINARY ITEM. The Company recorded a $2.0 million charge, net of income tax benefit of $1.4 million, representing the write-off of the remaining unamortized debt issuance costs related to long-term obligations repaid as a result of the February 25, 1997 refinancing.

  CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING POLICY. During the fourth quarter of fiscal 1997, the Company changed its accounting policy to comply with EITF 97-13, "Accounting for Costs Incurred in Connection with a Consulting Contract that Combines Business Process Reengineering and Information Technology Transformation," which resulted in a loss of $4.3 million, net of income tax of $2.9 million, representing the write-off of previously capitalized costs primarily related to the Company's new Business Systems project. All business process reengineering costs subsequent to August 31, 1997 have been expensed and totaled $1.0 million for the fourth quarter of fiscal 1997.

  NET INCOME (LOSS). For the reasons set forth above, net income was $11.7 million for fiscal 1997 versus a loss of $0.5 million for fiscal 1996.

  NET CASH PROVIDED BY OPERATING ACTIVITIES. Net cash provided by operating activities was $42.0 million for fiscal 1997, a decrease of $2.4 million, or 5.4% versus fiscal 1996.

  FISCAL 1996 COMPARED WITH FISCAL 1995

  NET SALES. Net sales for fiscal 1996 were $697.6 million, an increase of $43.7 million, or 6.7%, from fiscal 1995. This increase was primarily attributable to a $37.0 million increase in conventional bedding sales and a $10.0 million increase in wood bedroom furniture sales. These increases were partially offset by the elimination of sleep sofa sales as a result of the closing of this business unit in March 1995.

  The strong bedding sales performance represents an 8.2%, or $48.6 million, increase in conventional bedding unit shipments, offset partially by a 1.8%, or $11.6 million, decrease in the average unit selling price. Increased unit volume was attributable to increased distribution and same store sales of Stearns & Foster luxury bedding, along with incremental placements of new Sealy Posturepedic products. The decrease in average unit selling price was primarily attributable to pricing initiatives and increased volume of lower priced Sealy Posturepedic products.

  Sales of wood bedroom furniture increased due to increased product distribution and same store sales, primarily due to favorable results from new furniture collections.

  COST OF GOODS SOLD. Cost of goods sold was $397.3 million for fiscal 1996, compared to $362.4 million for fiscal 1995, and increased from 55.4% to 56.9% of net sales. This increase was primarily attributable to the previously mentioned decrease in average unit selling price, the start-up costs associated with the insulator pad facility that was subsequently sold and inflationary bedding raw material increases.

  SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses were flat versus the prior year, but decreased as a percent of net sales from 33.1% to 31.1%. Increased operating expenses of $16.8 million were offset by a decrease in marketing spending of $14.1 million and a prior year $2.7 million charge associated with closing the sleep sofa business. The increase in operating expenses was due primarily to increases in incentive bonuses and administrative and sales salaries. Additionally, the Company incurred executive severance and transition expenses of $1.9 million. Marketing spending declined from $117.8 million in fiscal 1995 to $103.7 million in fiscal 1996 as a result of adjustments in the Company's marketing strategies.

  LOSS ON NET ASSETS HELD FOR SALE. Loss on net assets held for sale of $11.8 million relates to the Samuel Lawrence Divestiture, and is comprised of excess of net assets sold over the proceeds received, as well as transaction costs related to the sale. See Note 14 to Consolidated Financial Statements.

  STOCK BASED COMPENSATION. The Company recorded a non-cash charge of $4.5 million, representing final year vesting in the Company's Performance Share Plan (the "Plan"). During fiscal 1995, the Company recorded a non-cash credit of $13.3 million for the estimated reduction in the value of the benefits issuable under the Plan. See Note 10 to Consolidated Financial Statements.

  OPERATING INCOME. Operating income was $53.6 million for fiscal 1996, a decrease of $20.4 million, or 27.6%, versus fiscal 1995.

  EBITDA. EBITDA decreased $18.0 million, or 18.4%, to $80.2 million, or 11.5% of net sales, for fiscal 1996 versus $98.2 million, or 15.0% of net sales, for fiscal 1995.

  ADJUSTED EBITDA. Adjusted EBITDA increased $1.8 million, or 2.1%, to $86.8 million, or 12.4% of net sales, for fiscal 1996 versus $85.0 million, or 13.0% of net sales, for fiscal 1995.

  INTEREST EXPENSE. Interest expense, net for fiscal 1996 decreased $2.2 million primarily due to a $27.8 million decrease in average outstanding debt, along with lower debt issuance cost amortization.

  INCOME TAXES. The Company's effective income tax rates for fiscal 1996 and 1995 differ from the Federal statutory rate because of the application of purchase accounting, the effect of certain foreign tax rate differentials and state and local income taxes. The Company's effective tax rate for fiscal 1996 was approximately 102.0% compared to 54.8% for fiscal 1995. The higher effective tax rate for fiscal 1996 was due primarily to taxes arising from the Samuel Lawrence Divestiture and the impact of permanent differences related to the 1993 Acquisition. See Note 6 to the Consolidated Financial Statements.

  NET INCOME (LOSS). For the reasons set forth above, net income for fiscal 1996 declined $20.0 million to a loss of $0.5 million.

  NET CASH PROVIDED BY OPERATING ACTIVITIES. Net cash provided by operating activities was $44.4 million for fiscal 1996, a decrease of $18.9 million, or 29.9%, versus fiscal 1995.

LIQUIDITY AND CAPITAL RESOURCES

  The Company's principal sources of funds are cash flows from operations and borrowings under its Revolving Credit Facility. The Company's principal use of funds consists of payments of principal and interest on its Senior Credit Agreements, capital expenditures and interest payments on its outstanding Notes. Capital expenditures totaled $5.4 million for the quarter ended March 1, 1998 as compared to $4.0 million for the quarter ended March 2, 1997. Capital expenditures totaled $29.1 million and $12.0 million during fiscal 1997 and 1996, respectively. The increase in capital spending in fiscal 1997 versus fiscal 1996 and for the quarter ended March 1, 1998 versus the quarter ended March 2, 1997 was primarily attributed to the Company's upgrade of its computer system. Management believes that annual capital expenditure limitations in its current debt agreements will not significantly inhibit the Company from meeting its ongoing capital needs. However, the Company is currently reviewing financing alternatives with respect to its property purchase and corporate headquarters construction in connection with its relocation to Archdale, North Carolina and the ultimate financing may require an amendment to current year capital expenditure limitations. See "'Business--Properties." The projected full year capital expenditures for fiscal 1998 are $35.0 million. Additionally, the Company estimates total costs associated with this relocation will result in a pretax charge of approximately $8.5 million which will be recognized primarily in fiscal 1998 with the balance in fiscal 1999. At March 1, 1998, the Company had approximately $59.0 million available under its Revolving Credit Facility with Letters of Credit issued totaling approximately $12.0 million. The Company's net weighted average borrowing cost was 8.7% for the quarter ended March 1, 1998 and 9.0% for fiscal 1997 and fiscal 1996, respectively.

  The Old Credit Agreement, the Parent Note Indentures, the Senior Credit Agreements and the Indentures contain certain negative and affirmative covenants including, but not limited to, requirements and restrictions relating to capital expenditures, dividends, working capital, net worth and other financial ratios. At November 30, 1997, the Company was in compliance with the financial covenants contained in the Old Credit Agreement and the Parent Note Indenture. See "Description of Exchange Notes" and "Description of Senior Credit Agreements".

  The Parent Notes are unsecured, subordinated obligations of Parent. Interest on the Parent Notes is payable in semi-annual installments, currently at the rate of 10 1/4% per annum (see below). The outstanding principal amount of the Parent Notes is payable on May 1, 2003. The Parent Notes may be redeemed at the option of the Company on or after May 1, 1998, under the conditions and at the redemption prices specified in the Parent Note Indenture.

  In March 1997, the Company divested the assets of its mattress insulator pad manufacturing operation in South Brunswick, New Jersey for approximately net book value.

  On February 25, 1997, the Company entered into the Old Credit Agreement with a majority of its then current group of senior lenders, which modified the terms of the prior credit agreement by increasing the amounts available under the revolving credit portion of the facility from $125.0 million to $275.0 million, and eliminating the term loan portion of such agreement, amending the pricing terms, certain covenants and other provisions and revising the composition of the lending group. The Old Credit Agreement was terminated upon consummation of the Transactions.

  On February 6, 1997, the board of directors of the Company authorized the payment of a dividend to all stockholders and holders of certain warrants of record as of February 27, 1997. The dividend, which was paid on February 28, 1997, amounted to approximately $99.8 million, or $3.31 per share, and was financed through borrowings under the Old Credit Agreement.

  On January 15, 1997, the Company sold its subsidiary that manufactured wood bedroom furniture under the Samuel Lawrence brand name. Gross proceeds from the Samuel Lawrence Divestiture amounted to $35.0 million, and the Company recorded a loss of $17.6 million in connection with such transaction. The loss is comprised of a loss on net assets held for sale of $11.8 million and income tax expense of $5.8 million arising from the tax gain on the transaction. See
Note 14 of Notes to Consolidated Financial Statements.

  On November 18, 1997, Parent commenced an offer (the "Tender Offer") to purchase for cash up to all (but not less than a majority in principal amount outstanding) of its 10 1/4% Senior Subordinated Notes due 2003 (the "Old Notes") and a related solicitation (the "Consent Solicitation") of consents to modify certain terms of the indenture under which the Old Notes were issued. The purchase price paid in respect of validly tendered Old Notes was $1,057.03 per $1,000 of principal amount tendered and the payment with respect to the Consent Solicitation was $20 per $1,000 of principal amount tendered prior to the consent expiration date therefor. Old Notes in the aggregate principal amount of $197.8 million were tendered and accepted for payment and the related consents received. The Tender Offer was consummated concurrently with the Merger and a supplemental indenture with respect to the Old Notes took effect at such time.

  On March 30, 1998, the Company announced a call for redemption of all of its remaining outstanding Parent Notes. The redemption price of 106.33%, plus accrued interest, or approximately $2.5 million, was paid on May 1, 1998 and interest ceased to accrue on the Notes.

  The Company financed the Merger, the Tender Offer and related Consent Solicitation and repaid borrowings under the Old Credit Agreement with the net proceeds of the Offerings, borrowings under the Senior Credit Agreements and the equity infusion of approximately $128.7 million from the New Investors. As a result of the Transactions, interest payments on the Notes and the Exchange Notes and interest and principal payments under the Senior Credit Agreements are one of the Company's primary uses of cash. The Notes and the Exchange Notes require semi-annual cash interest payments of approximately $6.2 million (at an interest rate on the Senior Subordinated Notes and Senior Subordinated Exchange Notes of 9.875%). Borrowings under the Senior Credit Agreements bear interest at floating rates and require interest payments on varying dates depending on the interest option selected by the Company. The Senior Credit Agreements consist of a $120.0 million Tranche A Term Facility, a $125.0 million AXELs Series B Facility, an $90.0 million AXELs Series C Facility, a $115.0 million AXELs Series D Facility and a $100.0 million Revolving Credit Facility. Such facilities will require aggregate annual principal amortization payments of $1.5 million, $11.5 million and $28.5 million over the first three years. Interest rates are variable and, based on current interest rates, pro forma annual interest expense under the Senior Credit Agreements is estimated to be $39.7 million. See "Description of Senior Credit Agreements".

  Management believes that the Company will have the necessary liquidity through cash flow from operations, and availability under the Revolving Credit Facility for the next several years to fund its expected capital expenditures, the estimated $8.5 million of headquarters relocation costs, obligations under its Senior Credit Agreement and subordinated note indentures, environmental liabilities, and for other needs required to manage and operate its business.


  The Company's ability to make scheduled payments of principal of, or to pay the interest or Liquidated Damages, if any, on, or to refinance, its indebtedness (including the Notes), or to fund planned capital expenditures will depend on its future performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond its control. Based upon the current level of operations, management believes that cash flow from operations and available cash, together with available borrowings under the Senior Credit Agreements, will be adequate to meet the Company's future liquidity needs for at least the next several years. The Company will, however, need to refinance all or a portion of the principal of the Notes on or prior to maturity. There can be no assurance that the Company will be able to effect any such refinancing on commercially reasonable terms or at all. In addition, there can be no assurance that the Company's business will generate sufficient cash flow from operations, that anticipated revenue growth and operating improvements will be realized or that future borrowings will be available under the Senior Credit Agreements in an amount sufficient to enable the Company to service its indebtedness, including the Notes, or to fund its other liquidity needs. See "Risk Factors--Substantial Leverage".

FOREIGN OPERATIONS AND EXPORT SALES

  The Company has three manufacturing facilities in Canada and one in Mexico. The Company's licensee for Mexico agreed to terminate its license, permitting Sealy to enter the market directly and commence production in May, 1996. The Company began marketing its Sealy brand in South Korea during 1995 upon expiration of its Korean license agreement. In addition, the Company has licensing agreements in Thailand, Japan, the United Kingdom, Australia, New Zealand, southern Africa, Israel and Jamaica. The Company is exploring additional international opportunities in the Pacific Rim, Latin America and Western Europe with test markets currently operating in Spain and Brazil. The Company does not derive a material portion of its sales or revenues from its foreign-owned operations or from customers in any other foreign country. See "Risk Factors--Risks Associated with International Operations".

INFLATION

  The Company maintains operations in Mexico which has experienced high inflation levels. Neither the operations of Mexico nor the effects of the inflation are material to the results of operations of the Company.

NEW ACCOUNTING PRONOUNCEMENTS

  On November 20, 1997 the Emerging Issues Task Force (EITF) reached a final consensus that business process reengineering costs incurred in connection with an overall information technology transformation project should be expensed as incurred (EITF 97-13). The transition provisions require companies that had previously capitalized such business process reengineering costs to identify these costs and quantify the unamortized amounts remaining on the balance sheet as of the beginning of the quarter which includes November 20, 1997. These unamortized amounts are required to be written off as a cumulative effect of a change in accounting principle in such quarter. The Company has adopted EITF 97-13 resulting in a loss of $4.3 million, net of income tax benefit of $2.9 million, representing the cumulative write-off of previously capitalized costs as of August 31, 1997 primarily relating to the Company's new Business Systems project. All business process reengineering costs subsequent to August 31, 1997 have been expensed and totaled $1.0 million for the fourth quarter of fiscal 1997.

  In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 128, Earnings per Share. SFAS No. 128 supersedes APB Opinion No. 15, Earnings per Share ("Opinion No. 15"), and requires the calculation and dual presentation of basic and diluted earnings per share ("EPS"), replacing the measures of primary and fully-diluted EPS as reported under Opinion No. 15. SFAS No. 128 is effective for financial statements issued for periods ending after December 15, 1997, earlier application is not permitted. Accordingly, EPS presented on the accompanying statements of income are calculated under the guidance of Opinion
15. Under SFAS No. 128, the basic and diluted EPS on net income for fiscal 1997 would have been $0.39 and $0.38, respectively.

  In June 1997, SFAS No. 130, "Reporting Comprehensive Income", and SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information", were issued. The Company plans to adopt these standards when required in fiscal 1999.

SEASONALITY

  The Company has experienced in the past and will experience in the future quarterly variations in net sales and net income as a result of many factors, including product cycles of suppliers that are not controlled or influenced by the Company, product availability, supplier relationships, customer relationships, the level of selling, general and administrative expenses and the condition of the bedding industry in general. In the bedding supply industry, seasonality generally affects quarterly sales performance. Historically, the Company's quarterly sales are lowest in the first fiscal quarter and highest in the third fiscal quarter.

CHANGE IN FISCAL YEAR

  A Form 8-K was filed October 11, 1995 reporting that the Board of Directors of Parent approved the change of the Company's fiscal year from one ending on November 30 in each year to a 52-53 week fiscal year. The first such fiscal year commenced on Friday, December 1, 1995 and ended on the 53rd Sunday thereafter or Sunday, December 1, 1996. Subsequent fiscal years will end on the Sunday nearest the last day of November.

YEAR 2000 ISSUE

  The Company believes that the new Business Systems, including appropriate software, being installed both alongside and as part of an upgrade of its existing computer system will address the dating system flaw inherent in most operating systems (the "Year 2000 Issue"). There can be no assurance, however, that the new Business Systems will be installed and fully operational at all locations and for all applications prior to the turn of the century, and management has therefore deemed it necessary to convert its current system to be Year 2000 compliant. The Company has conducted a comprehensive impact analysis to determine what computing platforms and date-aware functions with respect to its existing computer operating systems will be disrupted by the Year 2000 Issue. In January, 1998, the Company completed a prioritization of the impacted areas identified to date and commenced the detailed program code changes through a contracted third party vendor which has experience in Year 2000 conversions for the Company's existing system including the same release of such system. The Company is in the preliminary stages of assessment of its vendors and customers status with respect to the Year 2000 Issue. The required code changes, testing and implementation necessary to address the Year 2000 Issue is projected to be completed by May, 1999, and is expected to cost approximately $4.0 million.

FORWARD LOOKING STATEMENTS

  This document contains forward-looking statements. Although the Company believes its plans are based upon reasonable assumptions as of the current date, it can give no assurances that such expectations can be attained. Factors that could cause actual results to differ materially from the Company's expectations include: general business and economic conditions, competitive factors, raw materials pricing, and fluctuations in demand.

                                   BUSINESS

  Sealy Mattress Company, headquartered in Cleveland, Ohio, has been the leading conventional bedding manufacturer in North America for over two decades and the Sealy brand name has been in existence for over 100 years. The Company manufactures, distributes and sells a broad line of conventional bedding products, including mattresses and foundations, under the Sealy, Sealy Posturepedic, Stearns & Foster and recently introduced Sealy Correct Comfort and Sealy Posturepedic Crown Jewel brand names. The Company's branded merchandise accounted for approximately 99% of total net sales for the fiscal year ended November 30, 1997. Based on market growth estimates by the ISPA, the Company estimates it held a 22% share of the U.S. bedding market for 1997. The Company offers a complete line of conventional bedding options in the promotional, premium, ultra-premium and luxury categories, which sell at retail price points from under $200 to approximately $3,000 per queen-size set. For the fiscal year ended November 30, 1997, on a pro forma basis, the Company generated net sales and Adjusted EBITDA of $799.5 million and $103.1 million, respectively.

INDUSTRY OVERVIEW

  The U.S. conventional bedding industry is mature and stable. For the year ended December 31, 1996, manufacturers and retailers generated revenue of $3.3 billion and $6.2 billion, respectively, according to ISPA. Over the last 20 years, sales have declined only once (1.9% in 1982) and the industry has grown on average 6.4% per year. Industry growth is driven primarily by: (i) population expansion, (ii) demographic shifts and (iii) manufacturer and retailer advertising and education emphasizing larger-size, higher quality beds. Because consumers shop for bedding infrequently and often have limited specific product knowledge, they typically rely on the retail salesperson in the purchase decision process. Management believes that those manufacturers best able to meet the retailers' needs--including differentiated, brand name products, retail salesforce training in product specifications and merchandising and logistics support--should continue to gain market share. From 1989 to 1996, the combined market share of the top four manufacturers has steadily increased from 48% to 59%.

  INDUSTRY GROWTH. The market for conventional bedding is growing, both in sales and in average unit selling price ("AUSP"). The industry's revenue growth rate has averaged approximately 6.4% per year since 1976. The growth in unit sales is due to population growth, as well as trends toward more beds per home and more frequent replacement of bedding products. The growth in AUSP is a result of a demographic shift to older consumers who spend more per unit on average than younger consumers, an increase in the level of education among retailers relating to product quality and merchandising and continued growth in industry advertising relating to the health benefits of more supportive bedding.

  INDUSTRY STABILITY. The bedding industry has been relatively insulated from cyclical swings, experiencing only a single year of sales decline in the past 20 years, when, in 1982, sales declined approximately 1.9%. The industry has remained stable largely as a result of the following characteristics: (i) low manufacturer and retail inventory levels mitigate the swings experienced by the furniture and appliance industries, since mattresses are largely manufactured to order; (ii) a significant portion of costs, especially cost of goods sold expenses, are variable, which limits the impact of an economic downturn on margins and, accordingly, allows industry participants to continue to invest in necessary sales promotion and research and development; (iii) major raw materials costs for the Company's mattresses have historically cycled with the economy, thereby limiting potential margin contraction; (iv) replacement sales, which account for approximately 70% of conventional bedding sales, contribute to the market's relative stability as the average household purchases a new mattress set every seven to eight years; and (v) bedding manufacturers fund a substantial portion of consumer promotional expenses ("cooperative advertising") which invites retailers to continue to advertise bedding products even in a weak economic environment. The conventional bedding industry's stability is evidenced by its average annual 2% to 3% growth throughout the 1989-1992 recession during which the home furnishings industry as a whole experienced a decline in sales.

  RETAILERS INCREASINGLY DEMAND BRANDED, BROAD, AND DIFFERENTIATED PRODUCT LINE. Retailers have recognized that a broad product line with identifiable value gradations is an effective way to market bedding to consumers. According to market surveys, most consumer bedding purchases are made within one month of the customer's initial decision to buy a new mattress and customers are most likely to buy at the first or second store shopped. As such, a strong brand name and favorable opinion of the product's quality by the retail floor sales staff are crucial to the sales process. As a result, manufacturers and retailers typically focus on popular price points with most major manufacturers producing a flagship mattress at a retail price of $399 per queen-size set (which includes both the mattress and the foundation) in an effort to generate store traffic. However, once consumers are in the store, retailers are often able to motivate consumers to make purchases at retail price points of $599, $699, $799 and above for a queen-size set. This strategy requires a manufacturer to supply retailers with a broad product line which in turn results in increased sales of incrementally higher margin products for retailers and increased market share for the manufacturer.

COMPANY STRENGTHS AND BUSINESS STRATEGY

  The Company's main objective is to grow sales and market share by maximizing its share of the retailers' floor space while managing costs. The key elements of the Company's strategy are as follows:

  LEVERAGE MARKET LEADERSHIP POSITION AND HIGH BRAND AWARENESS. The Company is the largest manufacturer of conventional bedding products in the United States, a position it has held for more than two decades. Based on 1997 industry growth estimated by the ISPA, management estimates that the Company held a 22% share of the U.S. market, approximately 1.3 times that of its next largest competitor. Strong relative market share, coupled with numerous strong brands, including Sealy, Sealy Posturepedic and Stearns & Foster, provide the Company with significant marketing strength relative to its competitors, who primarily offer only one brand to retailers. Brand recognition is critical in the bedding industry, where strong brand names help define consumer preference and drive retail floor space allocations.

  ENHANCE POSITION AS LEADING SUPPLIER TO THE BEDDING INDUSTRY. The Company is uniquely positioned to benefit from current industry trends, including the consolidation of manufacturers and the increase in sole-source vendor arrangements. Management believes that its: (i) broad product offering, (ii) product design leadership, (iii) national manufacturing and distribution and
(iv) commitment to retailer education and training all provide support to its existing dealer network while helping to attract new accounts. Such strong dealer relationships should result in sales growth through increased floor space allocation, superior product positioning and enhanced commitment by retail salesforces.

  . BROAD PRODUCT OFFERING. Management believes that the Company currently offers the most complete line of conventional bedding products in the industry, enabling retailers to offer consumers a full range of bedding alternatives from a single source. The Company's product line ranges from higher-margin, higher-priced mattresses, sold under the Sealy Posturepedic, Sealy Posturepedic Crown Jewel, Sealy Correct Comfort and Stearns & Foster names, to lower-priced promotional, private label and contract bedding products. The consistently advertised, lower-priced product line is instrumental in attracting customers, thereby offering retailers the in-store opportunity to promote higher-priced products with incrementally higher margins. In addition, the Company's broad product line has enabled it to secure sole-source, multi-year arrangements with several retailers, including a significant number of those in the high-growth, specialty channel, such as Mattress Discounters, Mattress Firm and Bedding Experts.

  . PRODUCT DESIGN LEADERSHIP. Since December 1, 1994 the Company has, on average, invested approximately 0.75% of its net sales in research and development, a rate which management believes to be in excess of twice that of its next largest competitor, to create and commercialize innovative products that broaden the Company's product lines and differentiate its products from those of its competitors. Management believes that this investment in product enhancements and new products, such as Sealy Correct Comfort, the Company's recently introduced, individually-wrapped coil product, allows the Company to claim additional floor space and compete effectively for sole-source vendor positions. A majority of the Company's net sales for the fiscal year ended November 30, 1997 were from products introduced or reengineered in the prior two years.

  . NATIONAL MANUFACTURING AND DISTRIBUTION. In surveys, retailers have stated that delivery times and product quality are among the most important criteria used to evaluate manufacturers. The Company believes that its current structure and operating strategy directly address these needs. The Company is one of only two national manufacturers operating as a single company rather than as a group of independent licensees. Because it owns 21 manufacturing and distribution facilities strategically located throughout the United States, the Company can quickly respond to retailers' logistical and product design requirements. Such just-in-time deliveries enable retailers to minimize inventory carrying costs and meet the growing demand of consumers for product variety and shortened delivery times. Additionally, the Company is the only national manufacturer to have taken advantage of vertical integration in a majority of its product lines. Vertically integrated manufacturing permits the Company to safeguard proprietary technology and new product design while better controlling costs.

  . COMMITMENT TO RETAILER EDUCATION AND SUPPORT. The Company assists its retailers in re-merchandising their showrooms and actively marketing more profitable lines of bedding through ongoing investment in retailer relationships. The Company supports its retailers by providing: (i) cooperative advertising dollars and creative assistance, (ii) ongoing retail sales force training focused on product education and merchandising instruction, (iii) customized product lines which allow retailers to differentiate their products from those of their competitors and (iv) direct mail campaigns. Management believes that retail support serves to educate consumers about the benefits of higher-end models and therefore encourages additional sales at higher price points.

  INCREASE OPERATIONAL EFFICIENCIES AND LEVERAGE INFORMATION TECHNOLOGY. By virtue of its size and leadership position in the bedding industry, the Company benefits from significant operational efficiencies. The Company is able to capture economies of scale in research and development, advertising and raw material purchases. Management believes that several opportunities remain to leverage the current infrastructure to realize meaningful cost reductions, including greater utilization of existing facilities, improved scrap management and improved distribution and transportation. Additionally, the Company is in the process of an MIS upgrade to improve manufacturing operations and profitability analysis.

  LEVERAGE THE SEALY NAME THROUGH LICENSEES. Significant opportunities exist to leverage the strong Sealy brand names in bedding-related product categories through strategic licensing agreements rather than through direct manufacturing. In the past year, the Company has entered into a number of licensing arrangements with various manufacturers, including: (i) Klaussner Furniture Industries, one of the largest upholstered furniture manufacturers in the United States, for the manufacture of upholstered furniture under the Sealy Furniture brand name; (ii) Pacific Coast Feather Company for the manufacture and sale of pillows, comforters and mattress pads under the Sealy brand name; and (iii) Dorel Industries for the manufacture and sale of futons under the Sealy Furniture brand name. Management believes that these licensing agreements broaden consumer recognition of the Sealy name while generating significant income for the Company.

  MAINTAIN CORE FOCUS ON CONVENTIONAL BEDDING. The Company's management team is committed to focusing on the core bedding business, which includes manufacturing, distributing and selling a broad line of mattresses and foundations, while continuing to leverage the Sealy name through licensing arrangements. To this end, the Company completed the sale of its Woodstuff Manufacturing, Inc. subsidiary which manufactured wood bedroom furniture under the Samuel Lawrence brand name in January 1997. Management believes that maintaining its manufacturing focus on conventional bedding is the best way to maximize profitability.

  PURSUE INTERNATIONAL GROWTH OPPORTUNITIES. The Company is currently implementing a disciplined and focused international strategy based on leveraging its strong reputation and brand recognition in the United States to build solid international franchises. The Company currently manufactures products in Canada and Mexico, distributes products directly in Korea and has licensing agreements in Thailand, Japan, the United Kingdom, Australia, New Zealand, southern Africa, Israel and Jamaica. The Company is exploring additional international opportunities in the Pacific Rim, Latin America and Western Europe, with test markets currently operating in Spain and Brazil. The Company plans to continue to operate via licensing and/or distribution agreements in new international markets until sales reach a level that warrants the building or purchase of a Company-operated facility.

  PURSUE ATTRACTIVE ACQUISITION OPPORTUNITIES. The Company will evaluate potential acquisition and joint venture opportunities that should help to support and strengthen its core business. Such acquisitions should allow the Company to capitalize on its existing marketing, manufacturing and distribution capabilities and to expand its presence in selected geographical regions. From time to time the Company reviews potential acquisition candidates, but it is not currently in discussions with respect to any material acquisition.

  CAPITALIZE ON STRONG MANAGEMENT TEAM. Led by Chief Executive Officer Ron Jones, who joined the Company in early 1996, the Company has assembled one of the strongest management teams in the bedding industry. The Company's senior management team has approximately 150 years of experience in the bedding and home furnishings industries and has made a significant equity interest in Sealy Corporation at the close of the Transactions. This management team has instituted a number of strategic initiatives, including: (i) divestiture of non-core operations and renewed focus on the Company's core bedding business,
(ii) improved long-term strategic and product planning which has resulted in a new product rollout schedule through 1999, (iii) increased focus on retailer relationships, (iv) a shift to a more balanced marketing program that includes significant cooperative and focused national advertising and (v) the implementation of a disciplined international strategy. The execution of these and other initiatives has resulted in significant improvements in the financial and market position of the Company. Since December 1995, the Company has increased its market share from 18% to an estimated 22% in 1997. Additionally, on a pro forma basis, net sales and Adjusted EBITDA have increased 26.7% and 18.7%, respectively, for the fiscal year ended November 30, 1997 versus fiscal 1996.

PRODUCT OFFERINGS

  The Company's broad proprietary product line allows retailers to streamline purchasing and provide consumers with a range of brand names, gradations of quality and corresponding price points. As a result, the Company has been able to expand its overall market share and to increase its penetration with sole-source or Sealy-predominant accounts. The Company's major branded product lines include Sealy Posturepedic, Sealy Posturepedic Crown Jewel, Stearns & Foster, Sealy Correct Comfort and Sealy, which collectively represented approximately 99% of the Company's sales for the fiscal year ended November 30, 1997. Together with its private label products, these brands allow the Company to offer a full range of products to retailers and provide retail sales associates with a platform from which to upgrade consumer purchasing decisions within the Company's product lines. The Company's queen-size sets range in price from under $200 for promotional bedding to approximately $3,000 for the highest priced Stearns & Foster product.

  Sealy, Sealy Posturepedic and Stearns & Foster are among the strongest brand names of any bedding manufacturer in North America. According to a consumer attitude and brand perception study performed by Kaplan MRD, Inc., Sealy Posturepedic ranked first in value, construction, quality, durability, and popularity. In addition, according to a consumer survey performed by Home Furnishings News, Sealy, Sealy Posturepedic and Stearns & Foster ranked first, fourth and eighth, respectively, in brand recognition within the bedding category. Moreover, according to Home Furnishing Executive, the Stearns & Foster brand is recognized by consumers and retailers for industry excellence in overall product, dealer support and product delivery. The Company continually reaffirms its strong brand names through both national and regional advertising campaigns, point-of-sale promotional materials and sales associate training programs. The Company believes that in the competitive bedding industry, a strong brand name is paramount in the selling process, where the retail sales associate is an integral part of the sale and where consumers most often make purchases in the first or second store visited.

  SEALY POSTUREPEDIC. Sealy Posturepedic, the Company's flagship brand for over 40 years, is the largest selling mattress brand in North America and enjoys unaided brand awareness of 41%, nearly twice that of any other flagship brand. Perceived as the number one mattress for proper back support, the Sealy Posturepedic is offered at various retail price points from $399 to $1,299 per queen-size set. The Sealy Posturepedic features numerous proprietary components, including the PostureTech innerspring with the Sense & Respond system, the EdgeGuard and EverEdge edge support systems, and the PostureSteel and SteelSpan foundations. The EverEdge support system, a rigid foam frame that completely embraces and locks into the perimeter coils, provides a firmer seating edge and a more usable sleep surface. Management believes that the proprietary components provide the Sealy Posturepedic product line with a variety of advantages over competing products, including the Simmons BeautyRest(R). These advantages include: (i) coils that automatically adjust firmness to provide correct support, (ii) edge support systems that increase sleep surfaces by an average of 10% and (iii) foundations that are more durable.

  SEALY POSTUREPEDIC CROWN JEWEL. Sealy Posturepedic Crown Jewel, an extension of the Company's successful Sealy Posturepedic line, was introduced in January 1997. The Sealy Posturepedic Crown Jewel utilizes the PostureTech coil, SteelSpan foundation, EverEdge support system and Resilium cushioning material, which differentiate the Sealy Posturepedic Crown Jewel from competing products. The PostureTech coil with the patented Sense & Respond support system and the SteelSpan II foundation with specially engineered steel crossbeams combine to provide superior back support. Resilium cushioning material, a cotton-soft breathable synthetic fiber, retains its plumpness, shape and support far longer than traditional cushioning material. The Sealy Posturepedic Crown Jewel is offered at several retail price points from $1,199 to $1,999 per queen-size set.

  STEARNS & FOSTER. Known in the bedding industry for over 150 years and acquired by the Company in 1983, the Stearns & Foster product line consists of high quality, luxury mattresses. The Company realized that a significant market gap existed in the high-end product segment and therefore relaunched the brand in 1995 as a premium priced product line. Stearns & Foster net sales have grown in excess of 40% annually since the repositioning. Stearns & Foster products feature proprietary components, including the UltraEdge border and UltraSteel foundation, for superior comfort and back support. In addition, Stearns & Foster products are made with premium bedding upholstery; matching cloth handles, edge closures and foundation surface upholstery; brass-plated vents and corner guards; and all-steel foundation supports. In 1998, the Company plans to introduce new styles for its Stearns & Foster products to enhance further the product's aesthetics and to continue to differentiate the Stearns & Foster products from competing products. Stearns & Foster mattresses are offered at a wide variety of retail price points from $719 to approximately $3,000 per queen-size set. Management believes that Stearns & Foster products are among the most profitable mattress products offered by retailers.

  SEALY CORRECT COMFORT. The Sealy Correct Comfort line was introduced in June 1997 as part of a bid to secure a single source contract with Mattress Discounters, one of the largest sleep shop chains in the United States. The Sealy Correct Comfort uses an individually wrapped coil and provides retailers and consumers with a direct Sealy alternative to the Simmons BeautyRest(R). In addition, the product line offers: (i) the Tru-Lok Stabilizer, a non-woven fabric that provides a more stable spring unit and prevents pinching of upholstery between the rows of coils, (ii) the Miracle Edge, which provides demonstrable edge support on all four sides and increases the sleep surface and (iii) a steel center rail in the foundation for increased durability, all of which differentiate the Sealy Correct Comfort from the Simmons BeautyRest(R). The Sealy Correct Comfort is a premium product with various retail price points ranging from $699 to $999 per queen-size set.

  SEALY PROMOTIONAL. Sealy promotional lines are value oriented introductory products that are offered at retail price points ranging from under $200 to $599 per queen-size set. In 1997, the Company repositioned its promotional products by creating three different promotional brands: Backsaver, Orthozone and Posture Premier, which replaced a number of discontinued promotional products. The new lines feature Sealy's 312 Bonnell innerspring at lower price points and its new high profile 336 Bonnell innerspring at higher price points. In addition, the Posture Premier utilizes the 520 PostureTech innerspring at its highest price point and is positioned as a "high-tech" promotional mattress.

  SEALY CONTRACT. The Sealy Contract division sells a wide range of quality bedding products to institutions in the hospitality, health care and military markets. Contract products are sold under both Posturepedic and non-Posturepedic labels, as well as some non-Sealy private labels. Contract products are sold through a network of independent, commissioned sales representatives who sell within a defined geographic region. While the largest segment of the contract business is hospitality, the fastest growing segment is the military, where the Company sells to military bases for use in sleeping quarters and for resale to military personnel. The Company's largest hospitality customers include Hyatt Hotels, Sheraton Hotels, Omni Hotels and Four Seasons Hotels.

  PRIVATE LABEL. Private label products are lower priced, private-branded products that are offered at a variety of price points as alternatives to branded merchandise. Sealy's private label products help position the Company as an ideal vendor for retailers looking to consolidate vendor structures.

CUSTOMERS, SALES AND MARKETING

  CUSTOMERS. The Company's broad and stable customer base consists of over 7,000 retail outlets representing approximately 3,200 companies across all major distribution channels. The Company's key customers are: (i) major bedding chains including Mattress Discounters, Mattress Firm, and Bedding Experts; (ii) national furniture retailers including Haverty's; (iii) regional furniture stores including Art Van in Michigan, Kittle's in Indiana and Ohio, Louis Shanks and Finger's in Texas, Raymour/Flanigan in upstate New York, and Rooms To Go in the Southeast; (iv) national chains including Sears and J.C. Penney; (v) wholesale buying clubs including Costco; (vi) major department stores including Bloomingdale's, Macy's and Dillards; (vii) and contract hospitality customers including Sheraton Hotels and Four Seasons Hotels. The majority of the Company's sales are made to furniture stores, specialty sleep shops and department stores, which collectively represented 82% of the Company's 1997 domestic sales.

  Because of its strong brand names, national manufacturing and distribution and broad product line, the Company has been very successful in capitalizing on the trend of retailers to move toward sole-source vendors. Since the management transition in early 1996, the Company has secured sole-source supplier roles with several retailers, including Mattress Discounters, Mattress Firm and Bedding Experts. As one of only two companies that has national, company operated manufacturing and distribution capabilities, the Company is in a strong position to capture additional market share as a sole-source supplier to high-growth national chains.

  The Company's sales, including recent market share gains, have been widely diversified across a broad customer base. The Company's five largest conventional bedding customers accounted for approximately 21% of the Company's net sales for the fiscal year ended November 30, 1997 and no single customer represented more than 6% of the Company's net sales for such period. While the composition of the five largest customers has varied over time, their percentage of net sales has remained relatively constant over the last several years. The Company also has an active customer base of smaller customers. These customers, composed primarily of family-owned furniture stores, provide Sealy's products exposure to smaller markets and local communities.

  SALES. Sealy employs a sales organization of approximately 200 people who sell the Company's products exclusively to authorized dealers of Sealy products. The Company's major points of distribution are furniture stores, specialty sleep shops and department stores. The Company's sales force is aided by a balanced advertising and marketing strategy that focuses both on retail relationships through the use of cooperative advertising programs and on brand awareness through focused national advertising campaigns.

  The Company believes that it provides the most extensive sales training program in the bedding industry through its internal program, the University of Sleep. Every member of the sales team, from Sales Representative to Vice President of Sales, attends the seven-course program created and facilitated by the Company. In addition to this program, the Company offers specific courses on product display, retail sales training, retail advertising and sales management. The Company's sales force emphasizes follow-up services to retail stores and provides retailers with promotional and merchandising assistance as well as extensive specialized professional training and instructional materials. Training for retail sales personnel focuses on several programs, designed to assist retailers in maximizing the effectiveness of their own sales personnel, store operations and advertising and promotional programs, thereby creating loyalty to, and enhanced sales of, the Company's products.

  ADVERTISING AND MARKETING. The Company's advertising and marketing strategy emphasizes retail relationships through the use of cooperative advertising programs, in-store product demonstrations, and promotional incentives to retail sales associates, balanced with a focused national advertising campaign to support the Company's strong brand names. Stearns & Foster has developed a targeted marketing program that allows retailers to identify groups of potential consumers based on known demographic profiles. This profiling allows retailers to mail an advertisement to a small group of consumers whose incidence of purchase is expected to generate more sales than would have been generated through a mass mailing.

COMPETITION

  The Company is the largest conventional bedding manufacturer in North America and primarily competes with three national companies: Simmons Company, Serta, Inc. and Spring Air Company. Of the top four manufacturers, only the Company and Simmons have national, company operated manufacturing and distribution capabilities. Moreover, the Company is the only national manufacturer to have taken advantage of vertical integration in a majority of its product lines, thereby providing it with significant product development and cost advantages. Additionally, the Company believes that it is the only such company with international, company operated manufacturing and distribution capabilities. For the year ended December 31, 1996 the Company and its three primary competitors accounted for approximately 59% of the domestic market. The remaining 41% of the market is highly fragmented and consists of six second tier companies--King Koil, Restonic, Springwall, Ther-a-Pedic, Bassett and Englander--which collectively represented 15% of the market, and approximately 700 independent local and regional manufacturers, which mainly manufacture lower quality products for sale at lower price points than the products sold by the Company and its primary competitors. While the Company primarily manufactures higher margin, differentiated bedding products, it also manufactures lower priced, lower margin promotional, private label and contract bedding in order to compete with smaller manufacturers and provide retailers with a platform from which to upgrade consumer purchases.

INTERNATIONAL OPERATIONS

  The Company's international division is separated into six business segments: Sealy-Canada, Sealy-Mexico, expansion markets, distribution direct countries, off-shore importers, and licensees. The Company is currently implementing a disciplined and focused international strategy based on leveraging its strong reputation and brand recognition in the United States to build solid international franchises. The Company currently manufactures products in Canada and Mexico, distributes products directly in Korea and has licensing agreements in Thailand, Japan, the United Kingdom, Australia, New Zealand, southern Africa, Israel and Jamaica. The Company is exploring additional international opportunities in the Pacific Rim, Latin America and Western Europe and is currently operating test markets in Spain and Brazil. The Company plans to continue to operate via licensing and/or distribution agreements in new international markets until sales reach a level that warrants the building or purchase of a Sealy-operated facility.

PROPRIETARY TECHNOLOGY; TRADEMARKS AND PATENTS

  The Company's research and development division has developed numerous proprietary innovations that the Company uses in select products. Over the past two years, the Company has introduced the SteelSpan II foundation, EverEdge edge systems, Infinilux foam and Resilium fiber, and has developed an advanced technology innerspring and composite foundation system, all of which have been patented or have patents pending. Since December 1, 1994 the Company has, on average, invested approximately 0.75% of its net sales in research and development, a rate which management believes to be in excess of twice that of its largest competitor. In addition, the Company has increased attention on cross-functional input into product development. As a result, the Company believes that it is able to build a more meaningful and differentiated product pipeline than its primary competitors.

  The Company holds over 200 trademarks, which management believes have significant value and are important to the marketing of its products to retailers. The Company owns numerous U.S. and foreign patents and has patent applications pending domestically and abroad. In addition, the Company owns U.S. and foreign registered trade names and service marks and has applications for the registration of trade names and service marks pending domestically and abroad. The Company also owns several U.S. copyright registrations and a wide array of unpatented proprietary technology and know-how. Further, the Company licenses certain intellectual property rights from third parties.

  As of November 30, 1997, the Company held 25 U.S. patents and more than 52 international patents. Over the last two years, the Company has patented seven innovations developed by the Company's research and development division. Currently, nine domestic patents are pending, two domestic patents are in process and four domestic patents are in the queue for other product innovations. In addition, the Company owns numerous trademarks, trade names and logos, including those related to Sealy, Stearns & Foster, Sealy Posturepedic, Sealy Posturepedic Crown Jewel, Sealy Correct Comfort, and the University of Sleep.

WARRANTIES

  The Company offers a 10-year, non-prorated warranty for all manufactured Sealy Posturepedic models, Stearns & Foster bedding and other selected Sealy brand products. According to an independent survey of 1,698 consumers performed by NPD Group, Inc. in September 1995, Sealy ranked first in the warranty category among the top three domestic brands. Over the past ten years, less than 1% of all products sold have been returned to the Company on warranty.

LICENSES

  The Company currently has 14 separate licensing arrangements in effect, covering both mattress manufacturing (primarily internationally) and related products. Of the Company's six North American licensees, Sealy-New Jersey is the sole North American licensee for adult mattress manufacturing, which is a result of an historical license arrangement. Sales volume of Sealy-New Jersey represented approximately 3% of Sealy and Stearns & Foster branded sales in 1997. To maintain quality and control margins, the Company has made a strategic decision not to further license conventional core bedding products in North America. The Company has eight international licensees, five of which are perpetual licensees which manufacture Sealy bedding products in their respective countries. The Company's current licensees are in Thailand, Japan, the United Kingdom, Australia, New Zealand, southern Africa, Israel and Jamaica. In addition, the Company continually explores additional international licensing opportunities, with test markets currently operating in Spain and Brazil.

  Sealy has licensed its name for use to five manufacturers of furniture and/or bedding-related products, including Klaussner Furniture Industries, Sealy Furniture of Maryland, Kolcraft Enterprises, Pacific Coast Feather Company and Dorel Industries. Klaussner is licensed to manufacture and market sofas, sleep sofas, and other upholstered furniture products in North America, primarily under the Sealy Furniture logo. Sealy Furniture of Maryland is currently producing sleep sofas under the Sealy brand name and Kolcraft Enterprises is licensed to manufacture and market crib mattresses under the Sealy name. In October 1997, the Company entered into licenses which will commence in April 1998 with Pacific Coast Feather Company for the manufacture and sale of pillows, comforters and mattress pads under the Sealy brand name and Dorel Industries for the manufacture and sale of futons under the Sealy Furniture name. The Company believes that additional opportunities exist to leverage the strong Sealy brand name through licensing of affiliated products. The Company believes that such licensing should increase sales and strengthen consumer awareness without diverting manufacturing attention from the core bedding business.

MANUFACTURING AND FACILITIES

  The Company manufactures most conventional bedding to order and has adopted "just-in-time" inventory techniques in its manufacturing process to more efficiently serve its dealers' needs and to minimize their inventory carrying costs. Most bedding orders are scheduled, produced and shipped within 72 hours of receipt. This rapid delivery capability allows the Company to minimize its inventory of finished products and better satisfy customer demand for prompt shipments.

  The Company operates 25 bedding manufacturing facilities and three component manufacturing facilities in 19 states, three Canadian provinces, Puerto Rico and Mexico. Management believes that through the utilization of extra shifts, it will be able to continue to meet growing demand for its products without a significant investment in facilities. See Item 2, "Properties," herein. The Company also operates a research and development center in Cleveland, Ohio with a staff which tests new materials and machinery, trains personnel, compares the quality of the Company's products with those of its competitors and develops new processes. The Company has developed and patented a computerized model of an adult person, known as Dataman(R), which is used in testing the support level of its mattresses.

  MATTRESS MANUFACTURING. The typical Sealy bedding manufacturing facility assembles a complete line of conventional bedding and is strategically located to service one or more major metropolitan areas. The average facility contains approximately 140,000 square feet of manufacturing space, most of which is devoted to production. Raw material inventory is minimized through just-in-time delivery from the Company's major suppliers. Finished stock inventory, which is typically stored at the manufacturing facility until shipped, is also minimized through made-to-order production. The Company has found that made-to-order production most efficiently serves the needs of its retailers as well as minimizes their inventory carrying costs. As such, the majority of bedding orders are scheduled, produced and shipped within 72 hours of receipt. Because the Company adjusts production levels to meet customer order demand, the Company has no material backlog of orders.

  All of the Company's plants use 12 basic units of operation, with customized layouts based on individual plant geometry and available square footage to produce mattresses and foundations. The manufacturing process begins with the receipt of raw materials and component parts such as cotton, insulator pads, innersprings, fabrics and roll goods consisting of foam, fiber and non-wovens. The price of the Company's raw materials tends to decline during recessions, historically insulating the Company's margins in economic downturns. The manufacturing process takes place simultaneously for both parts of a bedding set (mattress and foundation) and involves several operations that are common in the construction of both a mattress and a foundation. In general, both processes involve the creation of subassemblies from raw materials and then the assembly of these subassembles into the finished mattress and foundation.

  COMPONENTS MANUFACTURING. The Components Division, headquartered in Rensselaer, Indiana, operates three innerspring manufacturing facilities, two of which run three shifts, five days a week and one that continuously operates. The division sells its component parts at current market prices exclusively to the Company's bedding plants and licensees. The division provides substantially all of the Company's mattress innerspring unit requirements, including 100% of the proprietary innersprings for the Sealy Posturepedic and Stearns & Foster lines. In addition, the division manufactures approximately 50% of the Company's foundation parts as a licensee of Hoover.

  Over the last eight years, the Company has made substantial commitments to ensure that the coil-making equipment at its component plants remains state-of-the-art. Since 1989, the Company has installed 30 automated coil-producing machines. This equipment has resulted in higher capacity at lower per-unit costs and has increased self-production capacity for the Company's innerspring requirements over that time period from approximately 60% to nearly 100%.

  The Company believes the vertical integration resulting from its component manufacturing capability provides it with a significant competitive advantage in both cost and technology. Moreover, the Company is the only conventional bedding manufacturer in the United States with substantial innerspring and form wire component-making capacity.

  INDEPENDENT SUPPLIERS. The Company purchases raw materials and certain components from a variety of vendors, including Hoover, Foamex International and other national raw material and component suppliers. The Company purchases substantially all of its Stearns & Foster foundation parts and approximately 50% of its Sealy foundation parts from Hoover which has patents on various interlocking wire configurations. To increase profitability and reduce the risks of dependence on a single external supply source, the Company licenses these wire patents from Hoover and manufactures the remaining 50% of Sealy foundation parts through its components division.

  RESEARCH AND DEVELOPMENT. The Company's proprietary product pipeline is driven by its extensive research and development effort focused on developing new technologies to differentiate its products from those of its competitors. Since December 1, 1994 the Company has, on average, invested approximately 0.75% of its net sales in research and development, a rate which management believes to be in excess of twice that of its next largest competitor. In addition, the Company has increased attention on cross-functional input into product development. Sealy's research and development efforts allow the Company to build a strong product pipeline. As a result, the Company currently has in place plans for new proprietary products through 1999. The Company operates a research and development facility in Cleveland, Ohio with a 15 person staff that is well-educated in a wide range of physical sciences, including mechanical and chemical engineering, physics, chemistry, polymer science and biophysics. Management believes that the Company's research and development efforts are critical to maintaining the Company's profitability and are important to retailers. By keeping the product line fresh and continually generating new product enhancements that are both visible and meaningful to the consumer, the Company is able to increase retail floor space allocation and provide retail salespeople with tools to generate higher AUSP's and higher overall sales. In 1997, a majority of the Company's net sales were generated from products developed or reengineered in the prior two years.

  The Company's research and development operation has developed numerous proprietary innovations that the Company uses in select products. Over the past two years, the Company has introduced the SteelSpan II foundation, Hi-Performance torsion modules, EdgeGuard and EverEdge edge systems, Infinilux foam and Resilium fiber, and has developed an advanced innerspring and composite foundation system, all of which have been patented or have patents pending.

  EFFICIENCY IMPROVEMENTS. The Company is in the process of implementing an MIS upgrade, which will provide the Company with a platform for further MIS enhancements to enable it to improve manufacturing operations and profitability analysis. The MIS upgrade is expected to address the Year 2000 Issue and link the Company's plants, operations and functional departments into a cohesive network, increasing the Company's corporate agility and decision-making capabilities. There can be no assurance, however, that the new Business Systems will be installed and fully operational at all locations and for all applications prior to the turn of the century, and management has therefore deemed it necessary to convert its current system to be Year 2000 compliant.

PROPERTIES

  The offices of Parent are located at 520 Pike Street, Seattle, Washington 98101 and the offices of the Issuer are located at Halle Building, 10th Floor, 1228 Euclid Avenue, Cleveland, Ohio 44115. Corporate, licensing and marketing services are provided to Issuer and Parent by Sealy, Inc. (a wholly owned subsidiary), located in Cleveland, Ohio.

  The Company services certain national account customers from offices located in Chicago, Illinois, and also administers component operations at its Rensselaer, Indiana facility. The Company leases a research and development facility in Cleveland, Ohio. The Company's leased facilities are occupied under leases which expire from 1997 to 2015, including renewal options.

  On March 10, 1998, the Company announced its plans to relocate its Corporate headquarters and Research & Development Center from Cleveland, Ohio to Archdale, North Carolina. The Company will also relocate its Lexington, North Carolina manufacturing plant to Archdale, North Carolina. The Company consummated the purchase on April 13, 1998 of a property which currently includes an office building and a manufacturing facility. The initial purchase price of $8.4 million was financed with a draw from the Revolving Credit Facility and paid at closing. The Company will construct an additional office building on this property to house its Corporate headquarters. The Company is currently reviewing long-term financing alternatives with respect to the property purchase and construction project which it expects to finalize in the second quarter of fiscal 1998. The Company estimates total costs associated with this relocation will result in a pretax charge of approximately $8.5 million which will be recognized primarily in fiscal 1998 with the balance in fiscal 1999.

  The following table sets forth certain information regarding manufacturing facilities operated by the Company as of February 23, 1998:

                                                     APPROXIMATE
                  LOCATION                          SQUARE FOOTAGE          TITLE
   -----------------------------------------        --------------          -----
   UNITED STATES
   Arizona             Phoenix                           76,000            Owned
   California          Richmond                         238,000            Owned
                       South Gate                       185,000            Owned
   Colorado            Colorado Springs(1)               70,000            Owned
                       Denver                            92,900            Owned
   Florida             Orlando                           97,600            Owned
   Georgia             Atlanta                          292,500            Owned
   Illinois            Batavia                          212,700            Leased(2)
   Indiana             Rensselaer(1)                    131,000            Owned
                       Rensselaer(1)                    124,000            Owned
   Kansas              Kansas City                      102,600            Leased
   Maryland            Williamsport                     144,000            Leased
   Massachusetts       Randolph                         187,000            Owned
   Michigan            Taylor                           156,000            Leased
   Minnesota           St. Paul                          93,600            Owned
   New York            Albany                           102,300            Owned
   North Carolina      Lexington                         97,400            Owned
   Ohio                Medina                           140,000            Owned
   Oregon              Portland                         140,000            Owned
   Pennsylvania        Clarion                           85,000            Owned
                       Delano(1)                        143,000            Owned
   Tennessee           Memphis                          225,000            Owned
   Texas               Brenham                          220,000            Owned
                       North Richland Hills             124,500            Owned
   CANADA
   Alberta             Edmonton                         144,500            Owned
   Quebec              Saint Narcisse                    76,000            Owned
   Ontario             Toronto                           80,200            Leased
   Puerto Rico         Carolina                          58,600            Owned
   Mexico              Toluca                            95,200            Owned
                                                      ---------
                                                      3,934,600
                                                      =========

--------
(1) Component manufacturing facility.
(2) The Company has subleased 76,000 square feet to an unaffiliated tenant.

  The Company considers its present facilities to be generally well maintained, in sound operating condition and adequate for its needs. The Company has excess capacity available in its facilities and the necessary equipment (as owner or lessee) to carry on its business.

LEGAL PROCEEDINGS

  The Company is conducting environmental cleanups at a formerly owned property in South Brunswick, New Jersey and at an inactive property in Oakville, Connecticut. The South Brunswick cleanup is being conducted pursuant to an Administrative Consent Order issued by the New Jersey Department of the Environment. In 1994, the Company filed a claim in U.S. District Court against former owners of the South Brunswick site and their lenders under the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") seeking contributions for site cleanup costs. In March 1997, the Company received $1.7 million in final settlement of this litigation. In January 1997, the Company filed a claim in the U.S. District Court of New Jersey against former insurance companies for the Company under the Comprehensive Environmental Response, Compensation and Liability Act seeking contribution for site investigation and remedial costs. A parallel case seeking a judgment of non-liability was filed by some (but not all) of these insurance companies in the U.S. District Court for the Northern District of Ohio. The Company is awaiting a ruling by the District Courts involved. In 1994, the Company filed a cost recovery action in U.S. District Court against former operators of the Oakville facility to require them to complete the remediation and reimburse the Company for its cleanup costs. This litigation is pending. See "Business--Environmental, Health and Safety Matters".

  On May 22, 1997 the Company filed in the United States District Court for the Northern District of Illinois a motion to terminate certain antitrust final judgments (the "Judgments") entered on December 30, 1964 and December 26, 1967. These Judgments, among other things, prohibited the Company from suggesting resale prices to its dealers. During the pendency of the Company's motion to terminate the Judgments, and based upon allegations received by the Department of Justice (the "Department") concerning a possible resale price maintenance agreement with a Stearns & Foster dealer, the Department, on September 8, 1997, issued to the Company a Civil Investigative Demand seeking documents relating to, among other things, communications between the Company and dealers concerning the retail prices of mattresses. In response to the Civil Investigative Demand, the Company produced certain documents and the deposition of a Company executive was taken. Immediately following such document production and deposition, the Department consented to the termination of the Judgments and an order terminating the Judgments was entered by the Court on September 19, 1997. After the Court terminated the Judgments, the Department notified the Company on September 29, 1997 that it was limiting the Civil Investigative Demand to certain narrow specifications. In October 1997, the Company produced additional documents in response to the Civil Investigative Demand. On November 24, 1997 the Company received a request from the Department for clarification and additional information. The Company has responded to that request. On April 17, 1998 the Company formally responded to the Civil Investigative Demand.

  From time to time, the Company is involved in various legal proceedings arising in the ordinary course of business. The Company does not expect that these matters will have a material adverse effect on the Company's financial position or future operations.

ENVIRONMENTAL, HEALTH AND SAFETY MATTERS

  The Company is subject to Federal, state, and local laws and regulations relating to pollution, environmental protection, and occupational health and safety. In addition, the Company's conventional bedding and other product lines are subject to various Federal and state laws and regulations relating to flammability, sanitation and consumer protection standards. The Company believes that it is in material compliance with these requirements.

  The Company is not aware of any pending Federal environmental legislation which it expects to have a material impact on the Company. The Company does not expect to make any material capital expenditures for environmental control facilities during the next two fiscal years.

  The Company's principal wastes are nonhazardous materials such as wood, cardboard, and packaging materials. Nonetheless, as is the case with manufacturers in general, if a release of hazardous substances occurs on or from the Company's properties or any associated offsite disposal location, or if contamination from prior activities is discovered at any of the Company's properties, the Company may be held liable and the amount of such liability could be material.

  The Company is currently conducting an environmental cleanup at a formerly owned facility in South Brunswick, New Jersey pursuant to the New Jersey Industrial Site Recovery Act. The Company and one of its subsidiaries are parties to an Administrative Consent Order ("ACO") issued by the New Jersey Department of Environmental Protection ("DEP"). Pursuant to the ACO, the Company and its subsidiary agreed to conduct soil and groundwater remediation at the property. The Company does not believe that its manufacturing processes were a source of the contamination. The Company sold the property in 1997, but the Company and its subsidiary retained primary responsibility for the required remediation. The Company has completed essentially all soil remediation with DEP approval, and has concluded a pilot test of a groundwater remediation system.

  In 1994, the Company filed a claim in U.S. District Court against former owners of the site and their lenders under CERCLA seeking contribution for site investigation and remedial costs. In 1997, the Company received $1.7 million from a former owner of the site and one of the lenders to the former owner in final settlement of this litigation. The Company is currently pursuing a cost recovery action in U.S. District Court against several of its past insurers.

  The Company also has begun to remediate soil and groundwater contamination at an inactive facility located in Oakville, Connecticut. Although the Company is conducting the remediation voluntarily, it obtained Connecticut Department of Environmental Protection approval of remediation plan. The Company believes the contamination is attributable to the manufacturing operations of previous unaffiliated occupants of the facility. In 1994, the Company filed a cost recovery action in U.S. District Court to require these entities to complete the remediation and reimburse the Company for its cleanup costs. This litigation is pending.

  While the Company cannot predict the ultimate timing or cost with respect to South Brunswick and Oakville remediation, based on facts currently known, management believes that the accruals are adequate and does not believe the resolution of these matters will have a material adverse effect on the Company's financial position or future operations. However, because of the uncertainties associated with environmental remediation, it is possible that the costs incurred with respect to these matters could exceed the recorded accruals.

  The Company has been identified as a potentially responsible party pursuant to CERCLA with regard to two waste disposal sites and under analogous state law with regard to a third. Although liability under CERCLA and state statutes is generally joint and several, as a practical matter, liability is usually allocated among all financially responsible parties. Based on the nature and quantity of the Company's wastes, the Company believes that its liability at each of these sites is unlikely to be material.

EMPLOYEES

  As of November 30, 1997, the Company had 5,456 full-time employees. Approximately 66% of the Company's employees at its 28 North American facilities are represented by various labor unions with separate collective bargaining agreements. The Company is not a party to any master labor agreement covering production employees at more than a single manufacturing facility. The Company has only experienced one day of lost work in one plant in the last six years due to a labor dispute. In addition, the Company has not encountered any significant organizing activity at its non-union facilities in that time frame. The Company believes that its employee relations are satisfactory.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth the names, ages as of March 1998, and a brief account of the business experience of each person who is a director or executive officer of Parent and the Issuer.

      NAME                       AGE                  POSITION
      ----                       ---                  --------
Ronald L. Jones.................  55 Chief Executive Officer, President and
                                      Director
Bruce G. Barman.................  52 Vice President Research and Development
John G. Bartik..................  46 Vice President Tax and Assistant Treasurer
Jeffrey C. Claypool.............  50 Vice President Human Resources
Gary T. Fazio...................  47 Vice President Sales
Douglas E. Fellmy...............  48 Vice President Operations
James Goughenour................  60 Vice President Technology and Strategic
                                      Planning
David J. Mcllquham..............  43 Vice President Marketing
Sharon J. Petrella..............  41 Vice President Information Technology
Lawrence J. Rogers..............  49 Vice President International
Richard F. Sowerby..............  43 Vice President Controller
Ronald H. Stolle................  49 Vice President Treasurer
Kenneth L. Walker...............  49 Vice President, General Counsel and
                                      Secretary
Josh Bekenstein.................  39 Director
Paul Edgerley...................  42 Director
James W. Johnston...............  51 Director
Michael Krupka..................  32 Director
John M. Sallay..................  42 Director
Jonas Steinman..................  32 Director

RONALD L. JONES

  Mr. Jones, age 55, since March 1996 has been President and Chief Executive Officer of the Company. From October, 1988 until joining the Company, Mr. Jones served as President of Masco Home Furnishings. From 1983 to 1988, Mr. Jones was President of HON Industries.

BRUCE G. BARMAN

  Dr. Barman, age 52, since January 1995 has been Vice President Research and Development of the Company. From 1991 until he joined the Company, Dr. Barman was Vice President-Research and Development of Griffith Laboratories N.A., a custom food products producer for a customer base of major North American food service and food processing companies.

JOHN G. BARTIK

  Mr. Bartik, age 46, since March 1995 has been Vice President Tax and Assistant Treasurer of the Company. From 1990 to 1995, he was Treasurer of the Company and from 1985 has served as the Company's Director of Taxation.

JEFFREY C. CLAYPOOL

  Mr. Claypool, age 50, since September 1991 has been Vice President Human Resources of the Company.

GARY T. FAZIO

  Mr. Fazio, age 47, since 1990 has been Vice President Sales of the Company. Mr. Fazio joined the Company as a general manager in 1981. From 1987 to 1990, he was Regional Vice President of the Company.

DOUGLAS E. FELLMY

  Mr. Fellmy, age 48, since July 1992 has been Vice President Operations of the Company. Previously, Mr. Fellmy served as Regional Vice President-Operations since April 1990 and also as President of the Components Division since December 1989. Mr. Fellmy has served, since 1971, in numerous other capacities with the Company's Components Division.

JAMES F. GOUGHENOUR

  Mr. Goughenour, age 60, since June 1997 has been Vice President Technology and Strategic Planning of the Company. From 1979 until he joined the Company, Mr. Goughenour had been with the HON Company, serving as Vice President.

DAVID J. MCILQUHAM

  Mr. McIlquham, age 43, since April 1990 has been Vice President Marketing of the Company.

SHARON J. PETRELLA

  Ms. Petrella, age 41, since January 1995 has been Vice President Information Technology of the Company. From 1983 until she joined the Company, Ms. Petrella had been with The Little Tikes Toy Company, Division of Rubbermaid, in various positions.

LAWRENCE J. ROGERS

  Mr. Rogers, age 49, since February 1994 has been Vice President
International of the Company. Previously, Mr. Rogers has served, since 1979, in numerous other capacities within the Company's operations, including President-Sealy Canada.

RICHARD F. SOWERBY

  Mr. Sowerby, age 43, since April 1995 has been Vice President Controller of the Company. Previously, from 1991, Mr. Sowerby served as Corporate Controller of Elliott Company, a manufacturer and servicer of turbo machinery equipment.

RONALD H. STOLLE

  Mr. Stolle, age 49, since March 1995 has been Vice President Treasurer of the Company. Previously, from 1987, Mr. Stolle served as Director, Treasury Operations for Reliance Electric Company, a manufacturer of industrial and telecommunication products.

KENNETH L. WALKER

  Mr. Walker, age 49, since May 1997 has been Vice President, General Counsel and Secretary of the Company. Previously, from 1991, Mr. Walker served as Vice President, General Counsel and Secretary of Varity Corporation, a manufacturer of automotive components, diesel engines, and farm machinery.

JOSH BEKENSTEIN

  Mr. Bekenstein, age 39, is a Managing Director of Bain. Mr. Bekenstein helped start Bain in 1984 and has been involved in numerous venture capital and leveraged acquisitions over the past thirteen years. Mr. Bekenstein presently serves on the Board of Directors of a number of public and private companies, including Waters Corporation, Bright Horizons Childrens Centers, Inc. and Small Fry Snack Foods. Prior to Bain, Mr. Bekenstein was a consultant at Bain & Company, where he worked on strategy consulting projects for a number of Fortune 500 clients.

PAUL EDGERLEY

  Mr. Edgerley, age 42, has been Managing Director of Bain since 1993. From 1990 to 1993 he was a General Partner of Bain Venture Capital, and from 1988 to 1990 he was a Principal of Bain Capital Partners. He serves on the Boards of Directors of Steel Dynamics, Inc., GS Industries, Inc. and AMF Group Inc.

JAMES W. JOHNSTON

  Mr. Johnston, age 51, is President and Chief Executive Officer of Stonemarker Enterprises, Inc., a consulting and investment company. He has been a director of Sealy, Inc. since March 4, 1993. Mr. Johnston was Vice Chairman RJR Nabisco, Inc. from 1995 to 1996. He also served as Chairman and CEO of R. J. Reynolds Tobacco Co. from 1989 to 1995, Chairman R. J. Reynolds Tobacco Co. from 1995 to 1996 and Chairman R. J. Reynolds Tobacco International from 1993 to 1996. Mr. Johnston served on the board of RJR Nabisco, Inc. and RJR Nabisco Holdings Corp. from 1992 to 1996. From 1984 until joining Reynolds, Mr. Johnston was Division Executive, Northeast Division, of Citibank, N.A., a subsidiary of Citicorp, where he was responsible for Citibank's New York Banking Division, its banking activities in upstate New York, Maine and Mid-Atlantic regions, and its national student loan business. Mr. Johnston is also a director of The Wachovia Corporation.

MICHAEL KRUPKA

  Mr. Krupka, age 32, joined Bain in 1991 and became a Managing Director in 1997. Prior to joining Bain, Mr. Krupka spent several years as a consultant at Bain & Company where he focused on technology and technology-related companies. In addition, he has served in several senior operating roles at Bain portfolio companies. He serves on the Board of Directors of Jostens Learning Corp. and J Tech, Inc.

JOHN M. SALLAY

  Mr. Sallay, age 42, is a Managing Director of Harvard Private Capital Group, Inc. ("HPC"), which manages the private equity and real estate portfolios of the Harvard University endowment fund. Prior to joining HPC in 1990, Mr. Sallay was a consultant with McKinsey & Company, Inc. of New York. Mr. Sallay serves on the Board of Directors of E-Z Serve Corporation and United Auto Group, Inc.

JONAS STEINMAN

  Mr. Steinman, age 32, since June, 1995 has been a Principal at Chase Capital Partners. Previously he was employed as an Associate by Chase Capital Partners and its predecessor, Chemical Venture Partners.

COMPENSATION OF DIRECTORS

  Mr. Johnston is being compensated on the same basis as he was for being a Company director prior to December 18, 1997. For his services as a director he receives a retainer at the rate of $30,000 on an annual basis, reduced by $1,000 for each Board meeting not attended, plus $1,000 ($1,250 if he is Committee Chairman) for each Board of Directors Committee meeting attended if such meeting is on a date other than a Board meeting date. The Company reimburses all directors for any out-of-pocket expenses incurred by them in connection with services provided in such capacity. In addition, the Company may in the future compensate directors for services provided in such capacity.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Since December 18, 1997, the Company's Board of Directors has not had any standing committees. The two compensation matters considered by the Company's Board of Directors since December 18, 1997 were handled by a temporary compensation committee made up of all the Company's directors other than Mr. Jones.

  In Fiscal 1997 and through December 18, 1997, the Human Resources Committee (which functioned as the Compensation Committee) of the Board of Directors consisted of Mr. Johnston and former directors Mr. Rod Dammeyer (an officer of Zell/Chilmark) and Mr. Rolf H. Towe.

  Pursuant to a stock purchase agreement, Zell/Chilmark, MBLP and the Company in 1993 entered into a registration rights agreement relating to the Acquired Shares, including the 27,630 Shares purchased by Mr. Towe. Pursuant to the Stock Purchase Agreement, prior to December 18, 1997, the holder of a majority of such Acquired Shares had the right to demand, up to five times but no more than once every six months, registration of their Acquired Shares under the Securities Act of 1933 as amended. In addition, under certain conditions, the holders of the Acquired Shares had a right to include some or all of their Acquired Shares in any subsequent registration statement filed by the Company with respect to the sale of Shares. The Company agreed to bear all expenses associated with any registration statement relating to the Acquired Shares other than any underwriting discounts or commissions, brokerage commissions and fees.

COMPENSATION OF EXECUTIVE OFFICERS

  The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for each of the years ended November 30, 1997, December 1, 1996, and November 30, 1995, of those persons who served as (i) the chief executive officer during Fiscal 1996 and 1997, and (ii) the other four most highly compensated executive officers of the Company for Fiscal 1997 (collectively, the "Named Executive Officers"):

                          SUMMARY COMPENSATION TABLE

                                   ANNUAL COMPENSATION                      LONG-TERM COMPENSATION
                              ------------------------------  -----------------------------------------------------
                                                              RESTRICTED    SECURITIES
   NAME AND PRINCIPAL                           OTHER ANNUAL    STOCK       UNDERLYING      LTIP       ALL OTHER
        POSITION         YEAR  SALARY   BONUS   COMPENSATION   AWARD($)    OPTIONS/SARS  PAYOUTS(A) COMPENSATION(B)
   ------------------    ---- -------- -------- ------------  ----------   ------------  ---------- ---------------
Ronald L. Jones(c)...... 1997 $527,516 $633,052   $ 1,168           --        75,000(d)       --       $  21,583
 Chief Executive         1996  381,262  423,584   456,168(c)   $637,800(e)   400,000(f)       --           2,476
 Officer and President   1995      --       --        --            --           --           --             --
Lyman M. Beggs(g)....... 1997      --       --        --            --           --           --       1,495,821(g)
 Chairman, Chief         1996  153,318   91,988       --            --           --           --       3,059,545(g)
 Executive Officer and   1995  525,336      --     75,914(h)    107,000(i)       --           --          21,262
  President
Gary T. Fazio........... 1997  203,833  182,289       248       203,978(j)   32,000(d)        --          16,524
 Vice President--        1996  196,226   86,559       --            --           --       426,030         15,864
 Sales                   1995  187,765      --        --            --           --           --          15,151
Douglas Fellmy.......... 1997  197,333  177,739       --        203,978(j)    32,000(d)       --          16,016
 Vice President--        1996  188,134   83,135       --            --           --       426,030         15,237
 Operations              1995  171,052      --        --            --           --           --          13,434
David J. McIlquham...... 1997  199,167  179,023       242       203,978(j)    32,000(d)       --          16,165
 Vice President--        1996  188,505   83,302       --            --           --       426,030         15,268
 Marketing               1995  171,052      --        --            --           --           --          13,794
Lawrence J. Rogers...... 1997  180,305  158,953       --        203,978(j)    32,000(d)       --          14,271
 Vice President--        1996  175,812  100,385       --            --           --       395,046         13,884
 International           1995  164,551   15,503       --            --           --           --          13,049

--------
(a) Such amount reflects the value of Shares earned under the Performance Share Plan which concluded on December 1, 1996.

(b) Represents amounts paid on behalf of each of the Named Executive Officers for the following three respective categories of compensation: (i) Company premiums for life and accidental death and dismemberment insurance (ii) Company premiums for long-term disability benefits, and (iii) Company contributions to the Company's defined contribution plans. Amounts for each of the Named Executive Officers for each of the three respective preceding categories is as follows: Mr. Jones: (1997-$3,083, $1,000, $17,500; 1996-$1,943, $533, $0); Mr. Beggs: (1997-$3,083, $0, $0; 1996-
    $3,525, $267, $0; 1995-$3,501, $800, $16,960); Mr. Fazio: (1997-$1,257,
    $999, $14,268; 1996-$1,305, $849, $13,710; 1995-$1,254, $753, $13,144);
    Mr. McIlquham: (1997-$1,227, $996, $13,942; 1996-$1,255, $817, $13,195;
    1995-$1,137, $683, $11,974); Mr. Fellmy: (1997-$1,216, $987, $13,813;
    1996-$1,252, $816, $13,169; 1995-$1,106, $665, $11,623); Mr. Rogers (1997-
    $622, $1,027, $12,621; 1996-$747, $763, $12,374; 1995-$947, $583,
    $11,519).
(c) Pursuant to his Employment Agreement, Mr. Jones commenced employment with the Company as of February 27, 1996. The terms of the Employment Agreement are described more fully in "Compensation Pursuant to Plans and Other Arrangements--Executive Employment Agreements." Such amount primarily consists of a $250,000 payment upon commencement of employment and $205,000 in relocation and other transitional matters.
(d) On May 31, 1997, the Company issued ten-year non-qualified stock options at an exercise price of $9.60, pursuant to the Company's 1997 Stock Option Plan to, among others, certain Named Executive Officers as follows: Ronald
    L. Jones: 75,000 shares; Gary T. Fazio: 32,000 shares; David J. McIlquham:
    32,000 shares; Douglas Fellmy: 32,000 shares; and Lawrence J. Rogers:
    32,000 shares.
(e) Such amount reflects the Company's determination of the fair value at the date of grant of 67,635 shares issued to Mr. Jones, pursuant to his Employment Agreement. Although the 1997 Credit Agreement and Note Indenture contain restrictions on the Company's ability to pay dividends, if declared and paid on the Company's Shares, such dividends would be paid on such Shares issued to Mr. Jones. The February 28,1997 Dividend was paid on such shares. As of November 30,1997, the value of Mr. Jones' restricted stock holdings was $967,363.
(f) Pursuant to his Employment Agreement, the Company granted Mr. Jones ten-year options to acquire up to 400,000 Shares at an exercise price of $10.63 per Share as further described in "Compensation Pursuant to Plans and Other Arrangements--Executive Employment Agreements."
(g) Mr. Beggs' employment with the Company terminated on March 15, 1996. Mr. Beggs was awarded $2,578,902 in 1996 and $844,475 in 1997 in connection with his withdrawal from the Performance Share Plan and settlement of all related claims. In addition, he received $394,236 in 1996 and $525,648 in 1997 in salary continuation. Mr. Beggs' remaining equity loan balance (see footnote (h) below) was forgiven in addition to a gross up payment to cover his tax liability, together totaling $80,890. He was also reimbursed $1,725 in 1997 for professional fees incurred relating to the preceding transactions. His Employment Agreement and the terms of his termination and certain payments made in connection therewith are described more fully in "Compensation Pursuant to Plans and Other Arrangements--Executive Employment Agreements."
(h) Mr. Beggs commenced employment with the Company as of August 24, 1992. Under the terms of his Employment Agreement, Mr. Beggs received $75,914 in 1995 as the result of: (i) the forgiveness of a portion of an equity loan from the Company to Mr. Beggs, reflecting the loss of equity in his previous residence of $45,383; (ii) professional fees, personal use of auto, travel and entertainment expenses; and (iii) payments to cover Mr. Beggs' tax liabilities on the foregoing items.
(i) Such amount reflects the Company's determination of the fair value at the date of grant of 10,000 shares issued to Mr. Beggs as of November 30, 1995 pursuant to his Employment Agreement. These Shares were repurchased by the Company in connection with Mr. Beggs' termination of employment. The Employment Agreement also provided for the issuance to Mr. Beggs of an additional 90,000 Shares, which were forfeited upon his termination. See "Compensation Pursuant to Plans and Other Arrangements--Executive Employment Agreements." Hence, Mr. Beggs no longer had any restricted stock holdings at the end of Fiscal 1996.
(j) Such amount reflects the Company's determination of the fair value at the date of grant of restricted stock issued, on January 6, 1997, pursuant to the Company's 1996 Transitional Restricted Stock Plan to, among others, certain Named Executive Officers as follows: Gary T. Fazio: 15,800 shares; David J. McIlquham: 15,800 shares; Douglas Fellmy: 15,800 shares; and Lawrence J. Rogers: 15,800 shares. As of November 30, 1997 the value of each of the above noted Named Executive Officers holdings pursuant to this plan was $225,983.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                           POTENTIAL REALIZABLE VALUE
                                                                             AT ASSUMED ANNUAL RATES
                                                                           OF STOCK PRICE APPRECIATION
                            INDIVIDUAL GRANTS                                  FOR OPTION TERM (A)
-------------------------------------------------------------------------- ---------------------------
                           NUMBER OF    % OF TOTAL
                           SECURITIES  OPTIONS/SARS
                           UNDERLYING   GRANTED TO  EXERCISE OR
                          OPTIONS/SARS EMPLOYEES IN BASE PRICE  EXPIRATION
          NAME            GRANTED (#)  FISCAL YEAR    ($/SH)       DATE       5% ($)       10% ($)
          ----            ------------ ------------ ----------- ---------- ---------------------------
Ronald L. Jones.........     75,000        8.0%        $9.60     6/1/2007  $    453,000 $    1,147,500
Chief Executive Officer
 and President
Gary T. Fazio...........     32,000        3.5%        $9.60     6/1/2007  $    193,280 $      489,600
Vice President--Sales
Douglas Fellmy..........     32,000        3.5%        $9.60     6/1/2007  $    193,280 $      489,600
Vice President--Opera-
 tions
David McIlquham.........     32,000        3.5%        $9.60     6/1/2007  $    193,280 $      489,600
Vice President--Market-
 ing
Lawrence J. Rogers......     32,000        3.5%        $9.60     6/1/2007  $    193,280 $      489,600
Vice President--Interna-
 tional

--------
(a) Potential Realizable Value is based on certain assumed rates of appreciation pursuant to rules prescribed by the Securities and Exchange Commission and are not intended to be a forecast of the Company's stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of the stock. There can be no assurance that the amounts reflected in this table will be achieved. In accordance with rules promulgated by the Securities and Exchange Commission, Potential Realizable Value is based upon the exercise price of the options.

   AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR
                                    VALUES

                                              NUMBER OF SECURITIES UNDERLYING   VALUE OF UNEXERCISED
                           SHARES                UNEXERCISED OPTIONS/SARS     IN-THE-MONEY OPTIONS/SARS
                          ACQUIRED                     AT FY-END (#)                AT FY-END ($)
                         ON EXERCISE  VALUE      EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
          NAME               (#)     REALIZED               (A)                        (B) (C)
          ----           ----------- -------- ------------------------------- -------------------------
Ronald L. Jones.........     --        --             146,836/515,506           $1,038,527/$3,468,270
 Chief Executive Officer
 and President
Gary T. Fazio...........     --        --                  --/ 32,000                    --/ $150,486
 Vice President--Sales
Douglas Fellmy..........     --        --                  --/ 32,000                    --/ $150,486
 Vice President--
  Operations
David McIlquham.........     --        --                  --/ 32,000                    --/ $150,486
Vice President--Market-
 ing
Lawrence J. Rogers......     --        --                  --/ 32,000                    --/ $150,486
 Vice President--
  International

--------
(a) Includes options exercisable within 60 days after November 30, 1997.
(b) Options are in-the-money if the fair market value of the Common Stock exceeds the exercise price.
(c) Represents the total gain which would be realized if all in-the-money options beneficially held at November 30, 1997 were exercised, determined by multiplying the number of Shares underlying the options by the difference between the per share option exercise price and the estimated fair market value as of November 30, 1997.

EMPLOYMENT AGREEMENTS

  Ronald Jones has entered into an employment agreement with Parent providing for his employment as Chief Executive Officer and President. The agreement has an initial term of three years and a perpetual two-year term thereafter. The agreement currently provides for an annual base salary of US$530,000, subject to annual increase by Parent's Board of Directors, plus a performance bonus and grants Mr. Jones the right to require Parent to repurchase certain securities of Parent held by Mr. Jones. In addition, six employees of the Company, including Gary T. Fazio, Douglas Fellmy, Lawrence J. Rogers and David
J. McIlquham, have entered into employment agreements that provide, among other things, for an initial employment term of two years and a perpetual one-year employment term thereafter, during which such employees will receive base salary (respectively at least US$204,500, US$198,000, Canadian$249,500, and US$200,000) and a performance bonus between zero and seventy percent of their base salary and substantially the same benefits as they received as of the date of such agreements. For the fiscal year ending November 30, 1998, the temporary compensation committee of the Company's Board of Directors has determined that the bonuses to be paid pursuant to those employment agreements shall be based 75% on the Company's achievement of an Adjusted EBITDA target and 25% on the Company's achievement of a Return on Net Tangible Assets target. Each such target represents an improvement over the Company's prior year performance. Several members of management are parties to agreements that provide, for a period of one year following consummation of the Transactions, that their annual base salary and benefits cannot be reduced.

DEFERRED COMPENSATION AGREEMENTS

  On December 18, 1997, Mr. Jones entered into a deferred compensation agreement with Parent pursuant to which Mr. Jones elected to defer $1,114,538 of compensation until either December 18, 2007 or, in certain instances, such earlier date as provided in such deferred compensation agreement. In addition, on December 18, 1997, six employees, including Gary T. Fazio, Douglas Fellmy and Lawrence J. Rogers, entered into deferred compensation agreements with Parent pursuant to which such employees elected to defer an aggregate $522,518 of compensation, in each case, until either December 18, 2007 or, in certain instances, such earlier date as provided in such deferred compensation agreements.

SEVERANCE BENEFIT PLANS

  In addition, certain executives and other employees are eligible for benefits under the Company's severance benefit plans and certain other agreements, which provide for cash severance payments equal to their base salary and, in some instances, bonuses (for periods ranging from two weeks to two years) and for the continuation of certain benefits.

MANAGEMENT INCENTIVE PLAN

  The Company provides performance-based compensation awards to executive officers and key employees for achievement each year as part of a bonus plan. Such compensation awards are a function of individual performance and corporate results. The qualitative and quantitative criteria will be determined from time to time by Parent's Board of Directors.

MANAGEMENT EQUITY PARTICIPATION IN THE TRANSACTIONS

  In connection with the Transactions, in order to provide financial incentives for certain of the Company's employees, the Management Investors acquired common stock of Parent and/or fully vested options to acquire common stock of Parent in exchange for either (i) cash or (ii) preferred stock and/or options held by such Management Investors prior to the Merger. Upon a Management Investor's termination of employment with the Company, the exercise period of such options held by such Management Investor will be reduced to a period ending no later than six months after such Management Investor's termination. If such termination occurs prior to a qualified initial public offering of Parent's common stock, then Parent shall have the right to repurchase the common stock of Parent held by such Management Investor and, in certain instances, such Management Investor shall have the right to require Parent to repurchase the common stock of Parent held by such Management Investor. See "Security Ownership."

SEALY CORPORATION 1998 STOCK OPTION PLAN

  In order to provide additional financial incentives for certain of the Company's employees, subsequent to the consummation of the Transactions the Management Investors and certain other employees of the Company were granted and are expected to periodically be granted options to purchase additional common stock of Parent pursuant to the Sealy Corporation 1998 Stock Option Plan. Such options vest and become exercisable upon (i) certain threshold dates or (ii) a change of control or sale of Parent. Upon an employee's termination of employment with the Company, all of such employee's unvested options will expire, the exercise period of all such employee's vested options will be reduced to a period ending no later than six months after such employee's termination, and if such termination occurs prior to a qualified initial public offering of the Parent's common stock, then Parent shall have the right to repurchase the common stock of Parent held by such employee.

                              SECURITY OWNERSHIP

  The Issuer is a wholly owned subsidiary of Parent. The issued and outstanding capital stock of Parent consists of 19,518,953 shares of Class A common stock, par value $0.01 per share ("Class A Common"), 7,791,327.6440 shares of Class B common stock, par value $0.01 per share ("Class B Common"), 2,168,772.5555 shares of Class L common stock, par value $0.01 per share ("Class L Common"), and 865,703.0716 shares of Class M common stock, par value $0.01 per share ("Class M Common" and collectively with the Class A Common, Class B Common and Class L Common, "Common Stock"). The shares of Class A Common and Class L Common each entitle the holder thereof to one vote per share on all matters to be voted upon by the stockholders of the Company, including the election of directors, and are otherwise identical, except that the shares of Class L Common are entitled to a preference over Class A Common with respect to any distribution by the Company to holders of its capital stock equal to the original cost of such share ($40.50) plus an amount which accrues on a daily basis at a rate of 10% per annum, compounded annually. The Class B Common is identical to the Class A Common and the Class M Common is identical to the Class L Common except that the Class B Common and the Class M Common are nonvoting. The Class B Common and the Class M Common are convertible into Class A Common and Class L Common, respectively, automatically upon consummation of an initial public offering by the Company. The Board of Directors of the Company is authorized to issue preferred stock, par value $0.01 per share, with such designations and other terms as may be stated in the resolutions providing for the issue of any such preferred stock adopted from time to time by the Board of Directors.

  The following table sets forth certain information regarding the beneficial ownership of (i) each class of common stock held by each person (other than directors and executive officers of the Company) known to the Company to own more than 5% of the outstanding voting common stock of Parent, (ii) the Management Investors and (iii) each class of common stock held by each director of the Company, each Named Executive Officer and all of the Company's directors and executive officers as group. To the knowledge of the Company, each of such stockholders has sole voting and investment power as to the shares shown unless otherwise noted. Beneficial ownership of the securities listed in the table has been determined in accordance with the applicable rules and regulations promulgated under the Exchange Act.

                                                             SHARES BENEFICIALLY OWNED
                          -----------------------------------------------------------------------------------------------
                             CLASS A COMMON         CLASS B COMMON           CLASS L COMMON           CLASS M COMMON
                          --------------------- ----------------------- ------------------------- -----------------------
                            NUMBER   PERCENTAGE    NUMBER    PERCENTAGE     NUMBER     PERCENTAGE    NUMBER    PERCENTAGE
                          OF SHARES   OF CLASS   OF SHARES    OF CLASS    OF SHARES     OF CLASS   OF SHARES    OF CLASS
                          ---------- ---------- ------------ ---------- -------------- ---------- ------------ ----------
PRINCIPAL STOCKHOLDERS:
Bain Funds (1)(2).......   9,450,000    48.4%     612,284.54     7.9%        1,050,000    48.4%      68,031.62     7.9%
 c/o Bain Capital, Inc.
 Two Copley Place
 Boston, MA 02116
Harvard Private Capital
 Holdings, Inc. ........   4,000,000    20.5             --      --       444,444.4444    20.5             --      --
 c/o Harvard Management
 Company, Inc.
 600 Atlantic Avenue
 Boston, MA 02210
Sealy Investors 1,           973,989     5.0    5,086,617.06    65.3           108,221     5.0    565,179.6733    65.3
 LLC (2)................
 c/o Bain Capital, Inc.
 Two Copley Avenue
 Boston, MA 02116
Sealy Investors 2, LLC       973,989     5.0    2,056,314.03    26.4           108,221     5.0    228,479.3367    26.4
 (2)....................
 c/o Bain Capital, Inc.
 Two Copley Place
 Boston, MA 02116
Sealy Investors 3, LLC       973,989     5.0       36,112.01       *           108,221     5.0      4,012.4456       *
 (2)....................
 c/o Bain Capital, Inc.
 Two Copley Place
 Boston, MA 02116
Zell/Chilmark Fund,        2,862,000    14.7             --      --            318,000    14.7             --      --
 L.P. ..................
 Two North Riverside
 Plaza
 Suite 1500
 Chicago, IL 60606
DIRECTORS AND EXECUTIVE
 OFFICERS:
Josh Bekenstein (1)(3)..   9,450,000    48.4             --      --          1,050,000    48.4             --      --
 c/o Bain Capital, Inc.
 Two Copley Place
 Boston, MA 02116
Paul Edgerley (1)(3)....   9,450,000    48.4             --      --          1,050,000    48.4             --      --
 c/o Bain Capital, Inc.
 Two Copley Place
 Boston, MA 02116
Michael Krupka (1)(3)...   9,450,000    48.4             --      --          1,050,000    48.4             --      --
 c/o Bain Capital, Inc.
 Two Copley Place
 Boston, MA 02116
John M. Sallay (4)......   4,000,000    20.5             --      --       444,444.4444    20.5             --      --
 c/o Harvard Management
 Company, Inc.
 600 Atlantic Avenue
 Boston, MA 02210
Ronald Jones (5)........     939,996     4.6             --      --            104,444     4.6             --      --
 c/o Sealy Corporation
 1228 Euclid Avenue
 Cleveland, OH 44115
Gary T. Fazio (6).......      75,285       *             --      --              8,365       *             --      --
 c/o Sealy Corporation
 1228 Euclid Avenue
 Cleveland, OH 44115
Douglas Fellmy (6)......      75,285       *             --      --              8,365       *             --      --
 c/o Sealy Corporation
 1228 Euclid Avenue
 Cleveland, OH 44115
David McIlquham.........      41,994       *             --      --              4,666       *             --      --
 c/o Sealy Corporation
 1228 Euclid Avenue
 Cleveland, OH 44115
Lawrence J. Rogers (6)..      75,285       *             --      --              8,365       *             --      --
 c/o Sealy Corporation
 1228 Euclid Avenue
 Cleveland, OH 44115
Management Investors as    1,494,630     7.2             --      --            166,070     7.2             --      --
 a group (11 persons)
 (7)....................
All directors and
 executive officers as a
 group
 (15 persons)...........  14,944,630    71.8%            --      --     1,660,514.4444    71.8%

--------
*Less than one percent
(1) Amounts shown reflect the aggregate number of shares of Class A Common and Class L Common held by Bain Capital Fund V, L.P. ("Fund V"), Bain Capital Fund V-B, L.P., BCIP Trust Associates, L.P. ("BCIP Trust") and BCIP Associates ("BCIP") (collectively, the "Bain Funds"), for the Bain Funds and Messrs. Bekenstein, Edgerley and Krupka.
(2) The members of Sealy Investors 1, LLC ("SI1") are Chase Equity Associates, L.P. and Bain Capital Partners V, L.P. ("BCPV"). The members of Sealy Investors 2, LLC ("SI2") are CIBC WG Argosy Merchant Fund 2, L.L.C. and BCPV. The members of Sealy Investors 3, LLC ("SI3" and, collectively with SI1 and SI2, the "LLCs") are BancBoston Capital Inc. and BCPV. BCPV is the administrative member of each LLC and beneficially owns 1% of the equity of each LLC. Accordingly, BCPV may be deemed to be beneficially own certain shares owned by the LLCs, although BCPV disclaims such beneficial ownership.
(3) Messrs. Bekenstein, Edgerley and Krupka are each Managing Directors of Bain Capital Investors V, Inc., the sole general partner of BCPV, and are limited partners of BCPV, the sole general partner of Fund V and Fund V-B. Accordingly, Messrs. Bekenstein, Edgerley and Krupka may be deemed to beneficially own shares owned by Fund V and Fund V-B. In addition, Messrs. Bekenstein, Edgerley and Krupka are each general partners of BCIP and BCIP Trust and, accordingly, may be deemed to beneficially own shares owned by such funds. Each such person disclaims beneficial ownership of any such shares in which he does not have a pecuniary interest.
(4) Mr. Sallay is a Managing Director of HPC, an affiliate of Harvard Private Capital Holdings, Inc. ("Harvard"). Accordingly, Mr. Sallay may be deemed to beneficially own shares owned by Harvard. Mr. Sallay disclaims beneficial ownership of any such shares in which he does not have a pecuniary interest.
(5) Includes 891,630 shares of Class A Common and 99,070 shares of Class L Common issuable upon exercise of outstanding and currently exercisable options.
(6) Amounts shown reflect shares issuable upon exercise of outstanding and currently exercisable options.
(7) The Management Investors consist of Messrs. Jones, Fazio, Fellmy, McIlquham and Rogers and Bruce Barman, John Bartik, Jeffrey Claypool, James Goughenour, Richard Sowerby and Kenneth Walker. Includes 1,309,644 shares of Class A Common and 145,516 shares of Class L Common issuable upon exercise of currently exercisable options.

                             CERTAIN TRANSACTIONS

STOCKHOLDERS AGREEMENT

  Upon the consummation of the Merger, Parent, and certain of its stockholders, including the Bain Funds, Harvard, the LLCs and Zell (collectively, the "Stockholders") entered into a stockholders agreement (the "Stockholders Agreement"). The Stockholders Agreement: (i) requires that each of the parties thereto vote all of its voting securities of Parent and take all other necessary or desirable actions to cause the size of the Board of Directors of Parent to be established at seven members and to cause three designees of the Bain Funds and one designee of Harvard to be elected to the Board of Directors; (ii) grants Parent and the Bain Funds a right of first offer on any proposed transfer of shares of capital stock of Parent held by Zell, Harvard or the LLCs; (iii) grants Harvard a right of first offer on any proposed transfer of shares of capital stock of Parent held by the Bain Funds;
(iv) grants tag-along rights (rights to participate on a pro rata basis in sales of stock by other shareholders) on certain transfers of shares of capital stock of Parent; (v) requires the Stockholders to consent to a sale of Parent to an independent third party if such sale is approved by holders constituting a majority of the then outstanding shares of voting common stock of Parent; and (vi) except in certain instances, prohibits Zell from transferring any shares of capital stock of Parent until the tenth anniversary of the date of the consummation of the Merger. Certain of the foregoing provisions of the Stockholders Agreement will terminate upon the consummation of an initial Public Offering or an Approved Sale (as each is defined in the Stockholders Agreement). Certain of the Stockholders, including Bain, received one-time transaction fees aggregating $8.9 million upon consummation of the Transactions.

MANAGEMENT SERVICES AGREEMENT

  In connection with the Transactions, Parent and the Issuer entered into a Management Services Agreement with Bain pursuant to which Bain has agreed to provide: (i) general management services; (ii) identification, support, negotiation and analysis of acquisitions and dispositions; (iii) support, negotiation and analysis of financial alternatives; and (iv) other services agreed upon by Parent and Bain. In exchange for such services, Bain will receive: (i) an annual management fee of $2.0 million, plus reasonable out-of-pocket expenses (payable quarterly); and (ii) a transaction fee in an amount equal to 1.0% of the aggregate transaction value in connection with the consummation of any additional acquisition or divestiture by the Company and of each financing or refinancing. The Management Services Agreement has an initial term of five years, subject to automatic one-year extensions unless Parent or Bain provides written notice of termination.

PARENT REGISTRATION RIGHTS AGREEMENT

  Upon the consummation of the Merger, Parent, and certain of its stockholders, including the Bain Funds, Harvard, the LLCs and Zell entered into a registration rights agreement (the "Parent Registration Rights Agreement"). Under the Parent Registration Rights Agreement, the holders of a majority of the Registrable Securities (as defined in the Parent Registration Rights Agreement) owned by the Bain Funds have the right, subject to certain conditions, to require Parent to register any or all of their shares of common stock of Parent under the Securities Act at Parent's expense. In addition, all holders of Registrable Securities are entitled to request the inclusion of any shares of common stock of Parent subject to the Parent Registration Rights Agreement in any registration statement at Parent's expense whenever Parent proposes to register any of its common stock under the Securities Act. In connection with all such registrations, Parent has agreed to indemnify all holders of Registrable Securities against certain liabilities, including liabilities under the Securities Act.

                    DESCRIPTION OF SENIOR CREDIT AGREEMENTS

  Upon consummation of the Transactions, the Issuer entered into the Senior Credit Agreements with Goldman Sachs Credit Partners L.P., as arranger and syndication agent, Morgan Guaranty Trust Company of New York, as administrative agent, Bankers Trust Company, as documentation agent (collectively, Goldman Sachs Credit Partners L.P., Morgan Guaranty Trust Company of New York and Bankers Trust Company are, in such capacity, the "Agents"), and other institutions party thereto (the "Banks"), which provides loans of up to $550.0 million. Loans under the Senior Credit Agreements consist of $120.0 million in aggregate principal amount of Tranche A Term Loans, $125.0 million in aggregate principal amount of amortization extended term loans ("AXELsSM")* Series B, $90.0 million in aggregate principal amount of AXELs Series C and $115.0 million in aggregate principal amount of AXELs Series D (the "Tranche A Term Loans", the "AXELs Series B", the "AXELs Series C", and the "AXELs Series D" are referred to collectively as the "Term Loans"), which were used by the Issuer to provide a portion of the funds necessary to consummate the Transactions and the $100.0 million Revolving Credit Facility, which will permit the Issuer to finance working capital, letters of credit, acquisitions (up to a limit of $50.0 million) and other general corporate needs. This information relating to the Senior Credit Agreements is qualified in its entirety by reference to the complete text of the documents entered into in connection therewith. The following is a description of the general terms of the Senior Credit Agreements.

  Indebtedness of the Issuer under the Senior Credit Agreements is guaranteed by Parent, certain current and all future U.S. subsidiaries of the Issuer and is secured by (i) a first priority security interest in all, subject to certain customary exceptions, of the material tangible and intangible assets of the Issuer and certain of its current and all of its future U.S. subsidiaries, including all of the capital stock of certain of its current and all of its future U.S. subsidiaries, and (ii) a first priority perfected pledge of 65% of the capital stock of each first-tier foreign subsidiary.

  Indebtedness under the Senior Credit Agreements bears interest at a floating rate. Indebtedness under the Revolving Credit Facility and the Term Loans initially (subject to reduction based on attainment of certain leverage ratio levels) bears interest at a rate based upon (i) the Base Rate (defined as the highest of (x) the rate of interest announced publically by Morgan Guaranty Trust Company of New York from time to time, as its base rate and (y) the Federal funds effective rate from time to time plus 0.50%) plus 1.25% in respect of the Tranche A Term Loans and the loans under the Revolving Credit Facility (the "Revolving Loans"), 1.50% in respect of the AXELs Series B, 1.75% in respect of the AXELs Series C and 2.00% in respect of the AXELs Series D, or (ii) the Adjusted Eurodollar Rate (as defined in the Senior Credit Agreements) for one, two, three or six months (or, subject to general availability, two weeks or twelve months), in each case plus 2.25% in respect of Tranche A Term Loans and Revolving Loans, 2.50% in respect of AXELs Series B, 2.75% in respect of AXELs Series C and 3.00% in respect of AXELs Series D.

  The Tranche A Term Loans will mature in December 2002. The AXELs Series B will mature in December 2004. The AXELs Series C will mature in December 2005. The AXELs Series D will mature in December 2006. The Tranche A Term Loans will be subject to quarterly amortization payments commencing in March 1999, the AXELs Series B, the AXELs Series C and the AXELs Series D will be subject to quarterly amortization payments commencing in March 1998 with the AXELs Series B amortizing in nominal amounts until the maturity of the Tranche A Term Loans, the AXELs Series C amortizing in nominal amounts until the maturity of the AXELs Series B and the AXELs Series D amortizing in nominal amounts until the maturity of the AXELs Series C. The Revolving Credit Facility will mature in December 2002. In addition, the Senior Credit Agreements provide for mandatory repayments, subject to certain exceptions, of the Term Loans, and reductions in the Revolving Credit
--------
*"AXELs" is a registered servicemark of Goldman, Sachs & Co.

Facility, based on the net proceeds of certain asset sales outside the ordinary course of business of the Issuer and its subsidiaries, the net proceeds of insurance, the net proceeds of certain debt and equity issuances, and excess cash flow.

  The Revolving Loans (other than amounts up to $50.0 million used to make permitted acquisitions) may be repaid and reborrowed. The Issuer will be required to pay to the Banks participating in the Revolving Credit Facility a commitment fee initially (subject to reduction based on attainment of certain leverage ratio levels) equal to 0.50% per annum, on the average unused portion of the Revolving Credit Facility during each quarter. The Issuer also will be required to pay to the Banks participating in the Revolving Credit Facility letter of credit fees initially (subject to reduction based on attainment of certain leverage ratio levels) equal to 2.25% per annum on the average daily stated amount of each letter of credit outstanding and to the Bank issuing a letter of credit a fronting fee of 1/8 of 1% on the average daily stated amount of each outstanding letter of credit issued by such Bank, in each case payable in arrears on a quarterly basis. The Agents and the Banks will receive and continue to receive such other fees as have been separately agreed upon with the Agents.

  The Senior Revolving Credit Agreement requires the Company to meet certain financial tests, including minimum levels of EBITDA (initially $92.5 million and increasing over time to $120 million), minimum interest coverage ratio (initially 1.5 to 1 and increasing over time to 1.9 to 1) and maximum leverage ratio (initially 7.4 to 1 and decreasing over time to 5.1 to 1). The Senior Credit Agreements also contain covenants which, among other things, limit indebtedness and/or the incurrence of additional indebtedness, investments, contingent obligations, dividends, transactions with affiliates, asset sales, mergers and consolidations, prepayments of other indebtedness (including the Notes), liens and encumbrances and other matters customarily restricted in such agreements.

  The Senior Credit Agreements contain customary events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain other indebtedness, certain events of bankruptcy and insolvency, events relating to ERISA plans, judgment defaults, failure of any guaranty or security document supporting the Senior Credit Agreements to be in full force and effect and change of control of the Issuer and Parent.

                         DESCRIPTION OF EXCHANGE NOTES

GENERAL

  The Senior Subordinated Exchange Notes will be issued pursuant to an Indenture (the "Senior Subordinated Note Indenture") among the Company, the Guarantors and The Bank of New York, as trustee (the "Senior Subordinated Note Trustee"). The Senior Subordinated Discount Exchange Notes will be issued pursuant to an Indenture (the "Senior Subordinated Discount Note Indenture" and, together with the Senior Subordinated Note Indenture, the "Indentures") among the Company, the Guarantors and The Bank of New York, as trustee (the "Senior Subordinated Discount Note Trustee" and, together with the Senior Subordinated Note Trustee, the "Trustees"). Each of the Senior Subordinated Exchange Notes and the Senior Subordinated Discount Exchange Notes is referred to herein as a "class" of Exchange Notes and each of the Senior Subordinated Notes and the Senior Subordinated Discount Notes is referred to herein as a "class" of Notes. The terms of the Notes include those stated in the Indentures and those made part of the Indentures by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The Exchange Notes are subject to all such terms, and Holders of Notes are referred to the Indentures and the Trust Indenture Act for a statement thereof. The following summary of the material provisions of the Indentures and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Indentures and the Registration Rights Agreement, including the definitions therein of certain terms used below. Copies of the proposed form of Indentures and Registration Rights Agreement are available as set forth below under "--Additional Information". The definitions of certain terms used in the following summary are set forth below under "--Certain Definitions". For purposes of this summary, the term "Company" refers only to Sealy Mattress Company and not to any of its Subsidiaries.

  Initially, the Trustee will act as paying agent and registrar for the Exchange Notes. The form and terms of the Exchange Notes are the same as the form and terms of the Notes (which they replace) except that (i) the Exchange Notes bear a Series B designation, (ii) the Exchange Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, and (iii) the holders of Exchange Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Notes in certain circumstances relating to the timing of the Exchange Offer, which rights will terminate when the Exchange Offer is consummated.

  The Exchange Notes will be general unsecured obligations of the Company and will be subordinated in right of payment to all current and future Senior Debt. The Senior Subordinated Exchange Notes and the Senior Subordinated Discount Exchange Notes will be pari passu with each other. As of March 1, 1998, the Issuer had Senior Debt of approximately $479.0 million and, through its Subsidiaries, had additional liabilities (including trade payables and lease obligations) aggregating approximately $169.5 million. The Indentures will permit the incurrence of additional Senior Debt in the future.

  The operations of the Company are primarily conducted through its Subsidiaries and, therefore, the Company is primarily dependent upon the cash flow of its Subsidiaries to meet its obligations, including its obligations under the Exchange Notes. As a result, the Exchange Notes will be effectively subordinated to all Indebtedness and other liabilities and commitments (including trade payables and lease obligations) of the Company's Subsidiaries except to the extent of the Note Guarantees. Only certain of the Company's U.S. Subsidiaries will be Subsidiary Guarantors of the Notes. Any right of the Company to receive assets of any of its Non-Guarantor Subsidiaries upon the latter's liquidation or reorganization (and the consequent right of the Holders of the Exchange Notes to participate in those assets) will be effectively subordinated to the claims of that Subsidiary's creditors (including trade creditors), except to the extent that the Company is itself recognized as a creditor of such Subsidiary, in which case the claims of the Company would still be subordinate to any security in the assets of such Subsidiary and any Indebtedness of such Subsidiary senior to that held by the Company. As of March 1, 1998, the Company's Non-Guarantor Subsidiaries had, in the aggregate, approximately $43.6 million of liabilities (of which $29.6 million represent intercompany liabilities). See "Risk Factors--Subordination of Notes; Guarantees".

  As of the date of the Indentures, all of the Company's Subsidiaries were Restricted Subsidiaries. However, under certain circumstances, the Company will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the Indentures. See "--Certain Covenants-- Restricted Payments".

SUBORDINATION

  The payment of the Company's Obligations with respect to each class of Exchange Notes will be subordinated in right of payment, as set forth in the Indentures, to the prior payment in full in cash or Cash Equivalents of all Senior Debt, whether outstanding on the date of the Indentures or thereafter incurred.

  Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities, the holders of Senior Debt will be entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before the Holders of Exchange Notes will be entitled to receive any payment with respect to the Exchange Notes, and until all Obligations with respect to Senior Debt are paid in full in cash or Cash Equivalents, any distribution to which the Holders of Exchange Notes would be entitled shall be made to the holders of Senior Debt (except that Holders of Exchange Notes may receive and retain Permitted Junior Securities and payments made from the trust described under "--Legal Defeasance and Covenant Defeasance").

  The Company also may not make any payment upon or in respect of the Exchange Notes (except in Permitted Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance") if (i) a default in the payment of the principal of, premium, if any, interest or Liquidated Damages, if any, on Designated Senior Debt occurs and is continuing beyond any applicable period of grace or (ii) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the applicable Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Debt. Payments on the Exchange Notes may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and
(b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated. No new period of payment blockage may be commenced unless and until (i) 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal, premium, if any, interest and Liquidated Damages on the Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the applicable Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been waived for a period of not less than 180 days.

  The Indentures further require that the Company promptly notify holders of Senior Debt if payment of the Notes is accelerated because of an Event of Default.

  "Designated Senior Debt" means (i) any Indebtedness outstanding under the Senior Credit Agreements and (ii) after payment in full of all Indebtedness outstanding under the Senior Credit Agreements, any other Senior Debt permitted under the Indentures, the principal amount of which is $25.0 million or more, and that has been designated by the Company as "Designated Senior Debt".

  "Permitted Junior Securities" means Equity Interests in the Company or any Guarantor or debt securities that are unsecured and are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt pursuant to Article 10 of each of the Indentures (without limiting the foregoing, such securities shall have no required principal payments until after the final maturity of all Senior Debt).

  "Senior Debt" means (i) all Indebtedness of the Company or any of the Guarantors outstanding under Credit Facilities and all Hedging Obligations with respect thereto, (ii) any other Indebtedness permitted to be incurred by the Company under the terms of the Indentures, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Exchange Notes and (iii) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (w) any liability for Federal, state, local or other taxes owed or owing by the Company, (x) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates,
(y) any trade payables or (z) any Indebtedness that is incurred in violation of the Indentures.

NOTE GUARANTEES

  The Company's payment obligations under each class of Exchange Notes will be fully and unconditionally guaranteed (the "Note Guarantees"), on a joint and several basis, by the Subsidiary Guarantors and Parent (together with the Subsidiary Guarantors, the "Guarantors"). Note Guarantees will not be provided by the Non-Guarantor Subsidiaries. The Note Guarantee of each Guarantor will be subordinated to the prior payment in full in cash or cash equivalents of all Senior Debt of such Guarantor, which would include approximately $460.0 million of Senior Debt outstanding on a pro forma basis as of November 30, 1997, and the amounts for which the Guarantors will be liable under the Guarantees issued from time to time with respect to Senior Debt. The obligations of each Guarantor under its Note Guarantees will be limited so as not to constitute a fraudulent conveyance under applicable law. See, however, "Risk Factors--Risk of Fraudulent Transfer".

  Subject to the provisions of the following paragraph, the Indentures provide that no Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such Subsidiary Guarantor unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the applicable Trustee, under the Exchange Notes, the applicable Indenture and the Registration Rights Agreement; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and (iii) the Company would be permitted by virtue of the Company's pro forma Consolidated Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock". Except as set forth in this paragraph, the Indentures do not prohibit the merger of two of the Company's Restricted Subsidiaries or the merger of a Restricted Subsidiary into the Company.

  The Indentures provide that in the event of a sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Subsidiary Guarantor, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Subsidiary Guarantor) will be released and relieved of any obligations under its Note Guarantees; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the applicable Indenture. See "Redemption or Repurchase at Option of Holders--Asset Sales". The limitations and restrictions in the Indentures do not apply to, limit or restrict the operations of Parent.

PRINCIPAL, MATURITY AND INTEREST

  SENIOR SUBORDINATED EXCHANGE NOTES. The Senior Subordinated Exchange Notes will be limited in aggregate principal amount to $300.0 million, of which $125.0 million are expected to be issued in the Exchange Offer, and will mature on December 15, 2007. Interest on the Senior Subordinated Exchange Notes will accrue at the rate of 9 7/8% per annum and will be payable semi-annually in arrears on June 15 and December 15 of each year, commencing on June 15, 1998, to Holders of record on the immediately preceding June 1 and December 1. Additional Senior Subordinated Exchange Notes may be issued from time to time after the date of the Senior Subordinated Note Indenture, subject to the provisions of the Senior Subordinated Note Indenture, including those described below under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock". Interest on the Senior Subordinated Exchange Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve

30-day months. Principal, premium, if any, interest and Liquidated Damages, if any, on the Senior Subordinated Exchange Notes will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders of the Senior Subordinated Exchange Notes at their respective addresses set forth in the register of Holders of Senior Subordinated Exchange Notes; provided that all payments of principal, premium, interest and Liquidated Damages with respect to Senior Subordinated Exchange Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the applicable Trustee maintained for such purpose. The Senior Subordinated Exchange Notes will be issued in denominations of $1,000 and integral multiples thereof.

  SENIOR SUBORDINATED DISCOUNT EXCHANGE NOTES. The Senior Subordinated Discount Exchange Notes will be limited in aggregate principal amount at maturity to $275.0 million, of which $128.0 million are expected to be issued in the Offering, and will mature on December 15, 2007. The Senior Subordinated Discount Exchange Notes are being offered at a substantial discount from their principal amount at maturity. Until December 15, 2002 (the "Full Accretion Date"), no interest (other than Liquidated Damages, if applicable) will accrue or be paid in cash on the Senior Subordinated Discount Exchange Notes, but the Accreted Value will accrete (representing the amortization of original issue discount) between the Issuance Date and the Full Accretion Date, on a semi-annual bond equivalent basis using a 360-day year comprised of twelve 30-day months such that the Accreted Value shall be equal to the full principal amount at maturity of the Senior Subordinated Discount Exchange Notes on the Full Accretion Date. Beginning on the Full Accretion Date, interest on the Senior Subordinated Discount Exchange Notes will accrue at the rate of 10 7/8% per annum and will be payable in cash semi-annually in arrears on June 15 and December 15 of each year, commencing on June 15, 2003, to Holders of record on the immediately preceding June 1 and December 1. Additional Senior Subordinated Discount Exchange Notes may be issued from time to time after the date of the Senior Subordinated Discount Note Indenture, subject to the provisions of the Senior Subordinated Discount Note Indenture, including those described below under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock". Interest on the Senior Subordinated Discount Exchange Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Full Accretion Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium, if any, interest and Liquidated Damages, if any, on the Senior Subordinated Discount Exchange Notes will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders of the Senior Subordinated Discount Exchange Notes at their respective addresses set forth in the register of Holders of Senior Subordinated Discount Exchange Notes; provided that all payments of principal, premium, interest and Liquidated Damages, if any, with respect to Senior Subordinated Discount Exchange Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the applicable Trustee maintained for such purpose. The Senior Subordinated Discount Exchange Notes will be issued in denominations of $1,000 and integral multiples thereof.

OPTIONAL REDEMPTION

  SENIOR SUBORDINATED EXCHANGE NOTES. Except as provided below, the Senior Subordinated Exchange Notes will not be redeemable at the Company's option prior to December 15, 2002. Thereafter, the Senior Subordinated Exchange Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

                                                   PERCENTAGE OF
                                                     PRINCIPAL
         YEAR                                         AMOUNT
         ----                                      -------------
         2002.....................................    104.937%
         2003.....................................    103.292%
         2004.....................................    101.646%
         2005 and thereafter......................    100.000%

  Notwithstanding the foregoing, during the first 36 months after December 11, 1997, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Senior Subordinated Exchange Notes originally issued under the Senior Subordinated Note Indenture at a redemption price of 109.875% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of any Equity Offerings; provided that at least $80.0 million in aggregate principal amount of Senior Subordinated Exchange Notes remain outstanding immediately after the occurrence of such redemption (excluding Senior Subordinated Exchange Notes held by the Company and its Subsidiaries); and provided further that such redemption shall occur within 120 days of the date of the closing of any such Equity Offering.

  At any time prior to December 15, 2002, the Senior Subordinated Exchange Notes may also be redeemed, as a whole but not in part, at the option of the Company upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days prior notice (but in no event may any such redemption occur more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Senior Subordinated Note Applicable Premium as of, and accrued and unpaid interest and Liquidated Damages, if any, to, the date of redemption (the "Senior Subordinated Note Redemption Date").

  "Senior Subordinated Note Applicable Premium" means, with respect to any Senior Subordinated Exchange Note on any Senior Subordinated Note Redemption Date, the greater of (i) 1.0% of the principal amount of such Senior Subordinated Note or (ii) the excess of (A) the present value at such Senior Subordinated Note Redemption Date of (1) the redemption price of such Senior Subordinated Exchange Note at December 15, 2002 (such redemption price being set forth in the table above) plus (2) all required interest payments due on such Senior Subordinated Exchange Note through December 15, 2002 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate at such Senior Subordinated Note Redemption Date plus 75 basis points over (B) the principal amount of such Senior Subordinated Exchange Note, if greater.

  SENIOR SUBORDINATED DISCOUNT EXCHANGE NOTES. Except as provided below, the Senior Subordinated Discount Exchange Notes will not be redeemable at the Company's option prior to December 15, 2002. Thereafter, the Senior Subordinated Discount Exchange Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

                                                   PERCENTAGE OF
                                                     PRINCIPAL
         YEAR                                         AMOUNT
         ----                                      -------------
         2002.....................................    105.437%
         2003.....................................    103.625%
         2004.....................................    101.812%
         2005 and thereafter......................    100.000%

  Notwithstanding the foregoing, during the first 36 months after December 11, 1997, the Company may on any one or more occasions redeem up to 35% of the Accreted Value of Senior Subordinated Discount Exchange Notes originally issued under the Senior Subordinated Discount Note Indenture at a redemption price of 110.875% of the Accreted Value, plus accrued and unpaid Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of any Equity Offerings; provided that at least $50.0 million in aggregate Accreted Value of Senior Subordinated Discount Exchange Notes remain outstanding immediately after the occurrence of such redemption (excluding Senior Subordinated Discount Exchange Notes held by the Company and its Subsidiaries); and provided, further, that such redemption shall occur within 120 days of the date of the closing of any such Equity Offering.

  At any time prior to December 15, 2002, the Senior Subordinated Discount Exchange Notes may also be redeemed, as a whole but not in part, at the option of the Company upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days prior notice (but in no event may any such redemption occur more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the Accreted Value thereof plus the Senior Subordinated Discount Note Applicable Premium as of, and accrued and unpaid Liquidated Damages, if any, to, the date of redemption (the "Senior Subordinated Discount Note Redemption Date" and, together with the Senior Subordinated Note Redemption Date, the "Redemption Dates").

  "Senior Subordinated Discount Note Applicable Premium" means, with respect to any Senior Subordinated Discount Exchange Note on any Senior Subordinated Discount Note Redemption Date, the greater of (i) 1.0% of the Accreted Value of such Senior Subordinated Discount Exchange Note or (ii) the excess of (A) the present value at such Senior Subordinated Discount Note Redemption Date of
(1) the redemption price of such Senior Subordinated Discount Exchange Note at December 15, 2002 (such redemption price being set forth in the table above) plus (2) all Accreted Value on such Senior Subordinated Discount Exchange Note through December 15, 2002, computed using a discount rate equal to the Treasury Rate at such Senior Subordinated Discount Note Redemption Date plus 75 basis points over (B) the Accreted Value of such Senior Subordinated Discount Exchange Note as of the Senior Subordinated Discount Note Redemption Date, if greater.

  SELECTION AND NOTICE. If less than all of the Notes of either series are to be redeemed at any time, selection of Exchange Notes for redemption will be made by the applicable Trustee from among the Exchange Notes of such series that are then outstanding in compliance with the requirements of the principal national securities exchange, if any, on which the Exchange Notes are listed, or, if the Exchange Notes are not so listed, on a pro rata basis, by lot or by such method as the applicable Trustee shall deem fair and appropriate; provided that no Exchange Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Exchange Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Exchange Note is to be redeemed in part only, the notice of redemption that relates to such Exchange Note shall state the portion of the principal amount thereof to be redeemed. A new Exchange Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Exchange Note. Exchange Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Exchange Notes or portions of them called for redemption.

MANDATORY REDEMPTION

  The Company is not required to make mandatory redemption or sinking fund payments with respect to the Exchange Notes.

REPURCHASE AT THE OPTION OF HOLDERS

 CHANGE OF CONTROL

  Upon the occurrence of a Change of Control, each Holder of Exchange Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Exchange Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (or, with respect to the Senior Subordinated Discount Exchange Notes, if such Change of Control Offer is prior to the Full Accretion Date, 101% of the Accreted Value thereof on the date of repurchase, plus accrued and unpaid Liquidated Damages, if any, thereon to the date of repurchase). Within ten days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Exchange Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the applicable Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Exchange Notes as a result of a Change of Control.

  On the Change of Control Payment Date, the Company will, to the extent lawful, (1) accept for payment all Exchange Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Exchange Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the applicable Trustee the Exchange Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Exchange Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Exchange Notes so tendered the Change of Control Payment for such Exchange Notes, and the applicable Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Exchange Note equal in principal amount to any unpurchased portion of the Exchange Notes surrendered, if any; provided that each such new Exchange Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

  The Indentures provide that, prior to the mailing of any notice required by the applicable Indenture, but in any event within 30 days following any Change of Control, the Company will (i) repay in full in cash and terminate all commitments under Indebtedness under the Senior Credit Agreements and all other Senior Debt the terms of which require repayment upon a Change of Control or offer to repay in full in cash and terminate all commitments under all Indebtedness under the Senior Credit Agreements and all other such Senior Debt and to repay the Indebtedness owed to each lender under the Senior Credit Agreements that has accepted such offer or (ii) obtain the requisite consents under the Senior Credit Agreements and all such other Senior Debt to permit the repurchase of the Notes as provided above. The Company shall first comply with this covenant before it shall be required to repurchase Exchange Notes pursuant to the provisions described in the applicable Indenture. The Company's failure to comply with the immediately preceding sentence shall constitute an Event of Default described in clause (iii) and not in clause
(ii) under "Events of Default" below.

  The Senior Credit Agreements restrict the Company's ability to prepay debt, including the Exchange Notes, and also provide that certain change of control events with respect to the Company would constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing

Exchange Notes, the Company could seek the consent of its lenders to the purchase of Exchange Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Exchange Notes. In such case, the Company's failure to purchase tendered Exchange Notes would constitute an Event of Default under the Indentures which would, in turn, constitute a default under the Senior Credit Agreements. In such circumstances, the subordination provisions in the Indentures would likely restrict payments to the Holders of Exchange Notes.

  The Change of Control provisions described above will be applicable whether or not any other provisions of the applicable Indenture are applicable. Except as described above with respect to a Change of Control, the applicable Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Exchange Notes in the event of a takeover, recapitalization or similar transaction.

  The Company will not be required to make a Change of Control Offer upon a Change of Control (i) if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the applicable Indenture applicable to a Change of Control Offer made by the Company and purchases all Exchange Notes validly tendered and not withdrawn under such Change of Control Offer or (ii) the Company exercises its option to purchase all the Exchange Notes upon a Change of Control as described above under the caption "Optional Redemption".

  "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons, as defined in Section 13(d) of the Exchange Act (a "Group"), whether or not otherwise in compliance with the provisions of the applicable Indenture, other than Bain Capital, Inc. and its Related Parties; (ii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the applicable Indenture); (iii) any Person or Group (other than Bain Capital, Inc. and its Related Parties) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Voting Stock of Parent or any successor to all or substantially all of its assets; (iv) the first day on which a majority of the members of the Board of Directors of the Company or Parent are not Continuing Directors; or (v) the first day on which Parent ceases to hold 100% of the outstanding Equity Interests of the Company (other than as a result of a Merger of the Company and Parent permitted by the applicable Indenture).

  The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all", there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Exchange Notes to require the Company to repurchase such Exchange Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

  "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of the Indentures or (ii) was nominated for election or elected to such Board of Directors by any of the Principals or with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

  "Principals" means the Parent, Bain Capital, Inc. and any other stockholder of Parent that owns at least 10% of the outstanding Equity Interests of Parent as of the date of issuance of the Exchange Notes.

  "Related Party" with respect to any Principal means (A) any controlling stockholder, 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A).

 ASSET SALES

  The Indentures provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors), (ii) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be cash or Cash Equivalents; provided that the amount of
(a) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Exchange Notes) that are assumed by the transferee of any such assets, (b) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) and (c) any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed 10% of Total Assets at the time of the receipt of such Designated Noncash Consideration (with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value), shall be deemed to be cash for the purposes of this provision, and
(iii) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof either (A) to repay any Senior Debt and, in the case of any Senior Debt under any revolving credit facility, effect a commitment reduction under such revolving credit facility,
(B) to reinvest in Productive Assets, or (C) a combination of prepayment, repurchase and investment permitted by the foregoing clauses (iii)(A) and
(iii)(B). Pending the final application of any such Net Cash Proceeds, the Company or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Cash Proceeds in Cash Equivalents. On the 366th day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (iii)(A), (iii)(B) or (iii)(C) of the next preceding sentence (each, a "Net Proceeds Offer Trigger Date"), the aggregate amount of Net Cash Proceeds that have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (iii)(A),
(iii)(B) and (iii)(C) of the next preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis that amount of Exchange Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Exchange Notes to be purchased, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (or, if such Net Proceeds Offer is to be consummated prior to the Full Accretion Date, 100% of the Accreted Value of Senior Subordinated Discount Exchange Notes, plus accrued and unpaid liquidated damages thereon, if any, to the date of purchase); provided, however, that if at any time any non-cash consideration (including any Designated Noncash Consideration) received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant.

  Notwithstanding the foregoing, if a Net Proceeds Offer Amount is less than $10.0 million, the application of the Net Cash Proceeds constituting such Net Proceeds Offer Amount to a Net Proceeds Offer may be deferred until such time as such Net Proceeds Offer Amount plus the aggregate amount of all Net Proceeds Offer Amounts arising subsequent to the Net Proceeds Offer Trigger Date relating to such initial Net Proceeds Offer Amount from all Asset Sales by the Company and its Restricted Subsidiaries aggregates at least $10.0 million, at which time the Company or such Restricted Subsidiary shall apply all Net Cash Proceeds constituting all Net Proceeds Offer Amounts that have been so deferred to make a Net Proceeds Offer (the first date the aggregate of all such deferred Net Proceeds Offer Amounts is equal to $10.0 million or more shall be deemed to be a "Net Proceeds Offer Trigger Date").

  Notwithstanding the two immediately preceding paragraphs, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent (i) at least 75% of the consideration for such Asset Sale constitutes Productive Assets, cash, Cash Equivalents and/or Marketable Securities and (ii) such Asset Sale is for fair market value (as determined in good faith by the Company's Board of Directors); provided that any consideration not constituting Productive Assets received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall be subject to the provisions of the two preceding paragraphs.

  Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the applicable Trustee, and shall comply with the procedures set forth in the applicable Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Exchange Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Exchange Notes in an amount exceeding the Net Proceeds Offer Amount, Exchange Notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law. To the extent that the aggregate amount of Exchange Notes tendered pursuant to a Net Proceeds Offer is less than the Net Proceeds Offer Amount, the Company may use any remaining Net Proceeds Offer Amount for general corporate purposes. Upon completion of any such Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset at zero.

  The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Exchange Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the applicable Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Asset Sale provisions of the applicable Indenture by virtue thereof.

CERTAIN COVENANTS

 RESTRICTED PAYMENTS

  The Indentures provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's Equity Interests in their capacity as such (other than dividends or distributions payable in Qualified Capital Stock of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company; or (iii) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iii) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

    (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

    (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable Four-Quarter Period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under caption "--Incurrence of Indebtedness and Issuance of Preferred Stock"; and

    (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted
  Subsidiaries after the date of the Indentures (excluding Restricted
  Payments permitted by clauses (3), (5), (6), (8) and (9) of the next succeeding paragraph), is less than the sum, without duplication, of (i)
  50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indentures to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds (including the fair market value of property other than cash that would constitute Marketable Securities or a Permitted Business) received by the Company since the date of the Indentures as a contribution to its common equity capital (other than from a Subsidiary or that were financed with loans from the Company or any Restricted Subsidiary) or from the issue or sale of Qualified Capital Stock (including Capital Stock issued upon the conversion of convertible Indebtedness or in exchange for outstanding Indebtedness) of the Company (excluding any net proceeds from an Equity Offering or capital contribution to the extent used to redeem Exchange Notes in accordance with the optional redemption provisions of the Exchange Notes) or from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted into Qualified Capital Stock (other than Qualified Capital Stock (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company), plus (iii) 100% of the aggregate net proceeds (including the fair market value of property other than cash that would constitute Marketable Securities or a Permitted Business) of any (A) sale or other disposition of Restricted Investments made by the Company and its Restricted Subsidiaries or (B) dividend from, or the sale of the stock of, an Unrestricted Subsidiary.

  Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit (1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of such dividend or notice of such redemption if the dividend or payment of the redemption price, as the case may be, would have been permitted on the date of declaration or notice; (2) if no Event of Default shall have occurred and be continuing or shall occur as a consequence thereof, the acquisition of any shares of Capital Stock of the Company (the "Retired Capital Stock"), either (i) solely in exchange for shares of Qualified Capital Stock of the Company (the "Refunding Capital Stock"), or (ii) through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company, and, in the case of subclause (i) of this clause (2), if immediately prior to the retirement of the Retired Capital Stock the declaration and payment of dividends thereon was permitted under clause (3) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock in an aggregate amount per year no greater than the aggregate amount of dividends per annum that was declarable and payable on such Retired Capital Stock immediately prior to such retirement; provided that at the time of the declaration of any such dividends on the Refunding Capital Stock, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; (3) if no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the date of the Indentures (including, without limitation, the declaration and payment of dividends on Refunding Capital Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph); provided that, at the time of such issuance, the Company, after giving effect to such issuance on a pro forma basis, would have had a Consolidated Fixed Charge Coverage Ratio of at least 2.0 to 1.0 for the most recent Four-Quarter Period; (4) payments to Parent for the purpose of permitting, and in an amount equal to the amount required to permit, Parent to redeem or repurchase Parent's common equity or options in respect thereof, in each case in connection with the repurchase provisions of employee stock option or stock purchase agreements or other agreements to compensate management employees; provided that all such redemptions or repurchases pursuant to this clause (4) shall not exceed $12.5 million (which amount shall be increased by the amount of any net cash proceeds received from the sale since the date of the Indentures of Equity Interests (other than Disqualified Stock) to members of the Company's management team that have not otherwise been applied to the payment of Restricted Payments pursuant to the terms of the preceding paragraph (c) and by the cash proceeds of any "key-man" life insurance policies which are used to make such redemptions or repurchases) in the aggregate since the date of the Indentures; provided, further, that the cancellation of Indebtedness owing to the Company from members of management of the Company or any of its Restricted Subsidiaries in connection with such a repurchase of Capital Stock of Parent will not be deemed to constitute a Restricted Payment under the Indentures; (5) the making of distributions, loans or advances to Parent in an amount not to exceed $1.5 million per annum in order to permit Parent to pay the ordinary operating expenses of Parent (including, without limitation, directors' fees, indemnification obligations, professional fees and expenses, but excluding any payments on or repurchases of the Seller Note); (6) payments to Parent in respect of taxes pursuant to the terms of the Tax Allocation Agreement as in effect on the date of the Indenture and as amended from time to time pursuant to amendments that do not increase the amounts payable by the Company or any of its Restricted Subsidiaries thereunder; (7) if no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company would be permitted to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock", other Restricted Payments in an aggregate amount not to exceed $12.5 million since the date of the Indentures;
(8) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof; and (9) distributions to Parent to fund the Transactions (as described under "Use of Proceeds") and payments with respect to Parent Notes whether made at or subsequent to the Closing.

  In determining the aggregate amount of Restricted Payments made subsequent to the date of the Indentures in accordance with clause (c) of the immediately preceding paragraph, (a) amounts expended pursuant to clauses (1), (2), (4), and (7) shall be included in such calculation; provided such expenditures pursuant to clause (4) shall not be included to the extent of the cash proceeds received by the Company from any "key man" life insurance policies and (b) amounts expended pursuant to clauses (3), (5), (6), (8) or (9) shall be excluded from such calculation.

  The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all

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

outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

  The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

 INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

  The Indentures provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness and that the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness or issue shares of Disqualified Stock if (i) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of any such Indebtedness or the issuance of any such Disqualified Stock and (ii) the Consolidated Fixed Charge Coverage Ratio for the Company's most recently ended Four-Quarter Period would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, at the beginning of such Four-Quarter Period.

  The provisions of the first paragraph of this covenant do not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Indebtedness"):

    (i) the Exchange Notes and the Note Guarantees thereof;

    (ii) Indebtedness incurred pursuant to one or more Credit Facilities in an aggregate principal amount at any time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) not to exceed $550.0 million less (A) the aggregate amount of Indebtedness of Securitization Entities at the time outstanding less (B) the amount of all optional or mandatory principal payments actually made by the Company or any of its Restricted Subsidiaries since the date of the Indentures in respect of term loans under Credit Facilities (excluding any such payments to the extent refinanced at the time of payment under a Credit Facility) and (C) further reduced by any repayments of revolving credit borrowings under Credit Facilities that are accompanied by a corresponding commitment reduction thereunder; provided that the amount of Indebtedness permitted to be incurred pursuant to the Senior Credit Agreements in accordance with this clause (ii) shall be in addition to any Indebtedness permitted to be incurred pursuant to the Senior Credit Agreements in reliance on, and in accordance with, clauses (x) and (xvi) below;

    (iii) the incurrence of Indebtedness and/or the issuance of Permitted Foreign Subsidiary Preferred Stock by Foreign Subsidiaries of the Company, which together with the aggregate principal amount of Indebtedness incurred pursuant to this clause (iii) and the aggregate liquidation value of all Permitted Foreign Subsidiary Preferred Stock issued pursuant to this clause
  (iii), does not exceed $15.0 million at any one time outstanding; provided that such amount shall increase to $30.0 million upon the consummation of an Initial Public Offering;

    (iv) other Indebtedness of the Company and its Subsidiaries outstanding on the date of the Indentures for so long as such Indebtedness remains outstanding;

    (v) Interest Swap Obligations of the Company covering Indebtedness of the Company; provided that any Indebtedness to which any such Interest Swap Obligations correspond is otherwise permitted to be incurred under the applicable Indenture; and provided, further, that such Interest Swap Obligations are entered into, in the judgment of the Company, to protect the Company from fluctuation in interest rates on its outstanding Indebtedness;

    (vi) Indebtedness of the Company under Currency Agreements;

    (vii) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that (i) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Subsidiary thereof and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause
  (vii);

    (viii) the incurrence of Acquired Indebtedness of Restricted Subsidiaries of the Company to the extent the Company could have incurred such Indebtedness in accordance with the first paragraph of this covenant on the date such Indebtedness became Acquired Indebtedness;

    (ix) Guarantees by the Company and the Guarantors of each other's Indebtedness; provided that such Indebtedness is permitted to be incurred under the applicable Indenture;

    (x) Indebtedness (including Capitalized Lease Obligations) incurred by the Company or any of its Restricted Subsidiaries to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount outstanding not to exceed 5% of Total Assets at the time of any incurrence thereof (including any Refinancing Indebtedness with respect thereto) (which amount may, but need not, be incurred in whole or in part under the Senior Credit Agreements);

    (xi) Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims;

    (xii) Indebtedness arising from agreements of the Company or a Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price, earn out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Restricted Subsidiary of the Company, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

    (xiii) obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary of the Company in the ordinary course of business;

    (xiv) any refinancing, modification, replacement, renewal, restatement, refunding, deferral, extension, substitution, supplement, reissuance or resale of existing or future Indebtedness (other than intercompany Indebtedness), including any additional Indebtedness incurred to pay interest or premiums required by the instruments governing such existing or future Indebtedness as in effect at the time of issuance thereof ("Required Premiums") and fees in connection therewith ("Refinancing Indebtedness"); provided that any such event shall not (1) directly or indirectly result in an increase in the aggregate principal amount of Permitted Indebtedness (except to the extent such increase is a result of a simultaneous incurrence of additional Indebtedness (A) to pay Required Premiums and related fees or (B) otherwise permitted to be incurred under the applicable Indenture) of the Company and its Restricted Subsidiaries and (2) create Indebtedness with a Weighted Average Life to Maturity at the time such Indebtedness is incurred that is less than the Weighted Average Life to Maturity at such time of the Indebtedness being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold (except that this subclause (2) will not apply in the event the Indebtedness being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, sub- stituted, supplemented, reissued or resold was originally incurred in reliance upon clause (xvi) of this paragraph);

    (xv) the incurrence by a Securitization Entity of Indebtedness in a Qualified Securitization Transaction that is Non-Recourse Debt with respect to the Company and its other Restricted Subsidiaries (except for Standard Securitization Undertakings);

    (xvi) the incurrence of additional Indebtedness by the Company or any of its Restricted Subsidiaries and/or the issuance of Permitted Domestic Subsidiary Preferred Stock by the Company's U.S. Subsidiaries, which together with the aggregate principal amount of other Indebtedness incurred pursuant to this clause (xvi) and the aggregate liquidation value of all other Permitted Domestic Subsidiary Preferred Stock issued pursuant to this clause (xvi), does not exceed $30.0 million at any one time outstanding (which amount, in the case of Indebtedness, may, but need not, be incurred in whole or in part under the Senior Credit Agreements); provided that such amount shall increase to $50.0 million upon the consummation of an Initial Public Offering.

  For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (i) through (xvi) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Consolidated Fixed Charges of the Company as accrued.

 NO SENIOR SUBORDINATED DEBT

  The Indentures provide that (i) the Company will not incur, create, issue, assume, Guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Notes, and (ii) no Subsidiary Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of any Subsidiary Guarantor and senior in any respect in right of payment to the Note Guarantees.

 LIENS

  The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Liens of any kind against or upon any of its property or assets, or any proceeds therefrom, unless (i) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Exchange Notes, the Exchange Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (ii) in all other cases, the

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Exchange Notes are equally and ratably secured, except for (A) Liens existing as of the date of the Indentures and any extensions, renewals or replacements thereof, (B) Liens securing Senior Debt, (C) Liens securing the Exchange Notes, (D) Liens securing intercompany Indebtedness of the Company or a Restricted Subsidiary of the Company on assets of any Subsidiary of the Company, (E) Liens securing Indebtedness that is incurred to refinance Indebtedness that was secured by a Lien permitted under the applicable Indenture that was incurred in accordance with the provisions of the applicable Indenture; provided, however, that such Liens do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced, and (F) Permitted Liens.

 DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES

  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on or in respect of its Capital Stock, (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company or (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) the Indentures; (3) non-assignment provisions of any contract or any lease entered into in the ordinary course of business;
(4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired; (5) agreements existing on the date of the Indentures (including, without limitation, the Senior Credit Agreements and the Parent Note Indenture);
(6) restrictions on the transfer of assets subject to any Lien permitted under the applicable Indenture imposed by the holder of such Lien; (7) restrictions imposed by any agreement to sell assets or Capital Stock permitted under the applicable Indenture to any Person pending the closing of such sale; (8) any agreement or instrument governing Capital Stock of any Person that is in effect on the date such Person is acquired by the Company or a Restricted Subsidiary of the Company; (9) any Purchase Money Note, or other Indebtedness or other contractual requirements of a Securitization Entity in connection with a Qualified Securitization Transaction; provided that such restrictions apply only to such Securitization Entity; (10) any agreement or instrument governing Indebtedness or Permitted Foreign Subsidiary Preferred Stock (whether or not outstanding) of Foreign Subsidiaries of the Company that was permitted by the applicable Indenture to be incurred; (11) other Indebtedness or Domestic Subsidiary Preferred Stock permitted to be incurred subsequent to the date of the Indentures pursuant to the provisions of the covenant described above under the caption "--Incurrence of Additional Indebtedness and Issuance of Preferred Stock"; provided that any such restrictions are ordinary and customary with respect to the type of Indebtedness or preferred stock being incurred or issued (under the relevant circumstances); (12) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and (13) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (12) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company's Board of Directors, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

 MERGER, CONSOLIDATION, OR SALE OF ASSETS

  The Indentures provide that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to

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

another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Registration Rights Agreement, the Exchange Notes and the Indentures pursuant to supplemental indentures in forms reasonably satisfactory to the applicable Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Subsidiary of the Company and except in the case of a merger entered into solely for the purpose of reincorporating the Company in another jurisdiction, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable Four-Quarter Period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock".

 TRANSACTIONS WITH AFFILIATES

  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to occur any transaction or series or related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates involving aggregate consideration in excess of $2.5 million (an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions on terms that are not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company; provided, however, that for a transaction or series of related transactions with an aggregate value of $7.5 million or more, at the Company's option, either (i) a majority of the disinterested members of the Board of Directors of the Company shall determine in good faith that such Affiliate Transaction is on terms that are not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or (ii) the Board of Directors of the Company or any such Restricted Subsidiary party to such Affiliate Transaction shall have received an opinion from a nationally recognized investment banking firm that such Affiliate Transaction is on terms not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company; and provided, further, that for an Affiliate Transaction with an aggregate value of $10.0 million or more the Board of Directors of the Company or any such Restricted Subsidiary party to such Affiliate Transaction shall have received an opinion from a nationally recognized investment banking firm that such Affiliate Transaction is on terms not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company.

 The foregoing restrictions shall not apply to (i) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employee or consultants of the Company or any Subsidiary as determined in good faith by the Company's Board of Directors or senior management; (ii) transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by the applicable Indenture; (iii) transactions effected as part of a Qualified

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

Securitization Transaction; (iv) any agreement as in effect as of the date of the Indentures or any amendment or replacement thereto or any transaction contemplated thereby (including pursuant to any amendment or replacement thereto) so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the date of the Indentures; (v) Restricted Payments permitted by the applicable Indenture; (vi) the payment of customary annual management, consulting and advisory fees and related expenses to the Principals and their Affiliates made pursuant to any financial advisory, financing, underwriting or placement agreement or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which are approved by the Board of Directors of the Company or such Restricted Subsidiary in good faith; (viii) payments or loans to employees or consultants that are approved by the Board of Directors of the Company in good faith, (ix) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the date of the Indentures and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the date of the Indentures shall only be permitted by this clause (ix) to the extent that the terms of any such amendment or new agreement are not disadvantageous to the Holders of the applicable series of Notes in any material respect; (x) transactions permitted by, and complying with, the provisions of the covenant described under "--Merger, Consolidation, or Sale of Assets"; and (xi) transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of business (including, without limitation, pursuant to joint venture agreements) and otherwise in compliance with the terms of the applicable Indenture which are fair to the Company or its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party.

 ADDITIONAL NOTE GUARANTEES

  The Indentures provide that if the Company or any of its Restricted Subsidiaries shall acquire or create another U.S. Subsidiary after the date of the Indentures, or if any Subsidiary becomes a U.S. Subsidiary after the date of the Indentures, then such newly acquired or created Subsidiary, shall execute a Note Guarantee and deliver an Opinion of Counsel, in accordance with the terms of the applicable Indenture; provided, that all Subsidiaries that have properly been designated as Unrestricted Subsidiaries in accordance with the applicable Indenture shall not be subject to the requirements of this covenant for so long as they continue to constitute Unrestricted Subsidiaries.

 CONDUCT OF BUSINESS

  The Indentures provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any businesses a majority of whose revenues are not derived from the same or reasonably similar, ancillary or related to, or a reasonable extension, development or expansion of, the businesses in which the Company and its Restricted Subsidiaries are engaged on the date of the Indentures.

 REPORTS

  The Indentures provide that, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that

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

describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations. For so long as Parent is a Guarantor of the Notes, the Indentures will permit the Company to satisfy its obligations in this covenant with respect to financial information relating to the Company by furnishing financial information relating to Parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Parent, on the one hand, and the information relating to the Company and its Restricted Subsidiaries on a stand-alone basis, on the other hand. In addition, following the consummation of the exchange offer contemplated by the Registration Rights Agreement, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company and the Subsidiary Guarantors have agreed that, for so long as any Exchange Notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

EVENTS OF DEFAULT AND REMEDIES

  The following events are defined in the Indentures as "Events of Default":
(i) the failure to pay interest on any Exchange Notes when the same becomes due and payable if the default continues for a period of 30 days, whether or not such payment shall be prohibited by the subordination provisions of the applicable Indenture; (ii) the failure to pay the principal on any Exchange Notes when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Exchange Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer), whether or not such payment shall be prohibited by the subordination provisions of the applicable Indenture; (iii) a default in the observance or performance of any other covenant or agreement contained in the applicable Indenture if the default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the applicable Trustee or the Holders of at least 25% of the outstanding principal amount of the Exchange Notes of either series; (iv) the failure to pay at final stated maturity (giving effect to any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary (other than a Securitization Entity), which failure continues for at least 10 days, or the acceleration of the maturity of any such Indebtedness, which acceleration remains uncured and unrescinded for at least 10 days, if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $20.0 million or more at any time; (v) one or more judgments in an aggregate amount in excess of $20.0 million shall have been rendered against the Company or any of its Significant Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable; (vi) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor shall deny or disaffirm its obligations under its Subsidiary Guarantee; and (vii) certain events of bankruptcy affecting the Company or any of its Significant Subsidiaries.

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

  Upon the happening of any Event of Default specified in the applicable Indenture, the applicable Trustee or the Holders of at least 25% in principal amount of outstanding Exchange Notes of either series may declare the principal of and accrued interest on all the Exchange Notes of such series to be due and payable by notice in writing to the Company and the applicable Trustee specifying the respective Event of Default and that such notice is a "notice of acceleration" (the "Acceleration Notice"), and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under either of the Senior Credit Agreements, shall become immediately due and payable upon the first to occur of an acceleration under either of the Senior Credit Agreements or five Business Days after receipt by the Company and the Representative under the applicable Senior Credit Agreement of such Acceleration Notice but only if such Event of Default is then continuing. If an Event of Default with respect to bankruptcy proceedings of the Company occurs and is continuing, then such amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the applicable Trustee or any Holder of Exchange Notes.

  The Indentures provide that, at any time after a declaration of acceleration with respect to the Exchange Notes as described in the preceding paragraph, the Holders of a majority in principal amount of either series of Exchange Notes may rescind and cancel such declaration and its consequences as to such series (i) if the rescission would not conflict with any judgment or decree,
(ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid,
(iv) if the Company has paid the applicable Trustee its reasonable compensation and reimbursed the applicable Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in clause (vi) of the description above of Events of Default, the applicable Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. The holders of a majority in principal amount of either series of Exchange Notes may waive any existing Default or Event of Default under the applicable Indenture, and its consequences, except a default in the payment of the principal of or interest on any Exchange Notes.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

  No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Exchange Notes or the applicable Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Exchange Notes by accepting an Exchange Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Exchange Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

  The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to either class of Exchange Notes ("Legal Defeasance") except for (i) the rights of Holders of outstanding Exchange Notes of such series to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages on such series of Exchange Notes when such payments are due from the trust referred to below,
(ii) the Company's obligations with respect to such Exchange Notes concerning issuing temporary Exchange Notes, registration of Exchange Notes, mutilated, destroyed, lost or stolen Exchange Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the applicable Trustees, and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the applicable Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain

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

covenants that are described in the applicable Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to such series of Exchange Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to such series of Exchange Notes.

  In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the applicable Trustee, in trust, for the benefit of the Holders of the applicable series of Exchange Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, interest and Liquidated Damages, if any, on all outstanding Exchange Notes of the applicable series on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether such series of Exchange Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company shall have delivered to the applicable Trustee an Opinion of Counsel in the United States reasonably acceptable to the applicable Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the applicable Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Exchange Notes of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the applicable Trustee an Opinion of Counsel in the United States reasonably acceptable to such Trustee confirming that the Holders of the outstanding Exchange Notes of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (including the applicable Indenture and the Senior Credit Agreements) (other than a default resulting from the borrowing of funds to be applied to such deposit) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company must have delivered to the applicable Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company must deliver to the applicable Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of such series of Exchange Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (viii) the Company must deliver to the applicable Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER AND EXCHANGE

  A Holder may transfer or exchange Exchange Notes in accordance with the applicable Indenture. The applicable Registrar and the applicable Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to

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

pay any taxes and fees required by law or permitted by the applicable Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Exchange Note for a period of 15 days before a selection of Exchange Notes to be redeemed.

  The registered Holder of an Exchange Note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

  Except as provided in the next two succeeding paragraphs, either of the Indentures and either class of Exchange Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Exchange Notes of such series then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Exchange Notes of such class), and any existing default or compliance with any provision of the applicable Indenture or the Exchange Notes of such class may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Exchange Notes of such class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Exchange Notes of such series).

  Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes of a particular series held by a non-consenting Holder): (i) reduce the principal amount of Exchange Notes of such series whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Exchange Note of a particular series or alter the provisions with respect to the redemption of the Exchange Notes of such series (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders"), (iii) reduce the rate of or change the time for payment of interest on any Exchange Note of such series, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Exchange Notes of such series (except a rescission of acceleration of the Exchange Notes of such series by the Holders of at least a majority in aggregate principal amount of the Exchange Notes of such series and a waiver of the payment default that resulted from such acceleration), (v) make any Exchange Note of such series payable in money other than that stated in the Exchange Notes of such series, (vi) make any change in the provisions of the applicable Indenture relating to waivers of past Defaults or the rights of Holders of Exchange Notes of such series to receive payments of principal of or premium, if any, or interest on the Exchange Notes of such series, (vii) waive a redemption payment with respect to any Exchange Note of such series (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders") or (viii) make any change in the foregoing amendment and waiver provisions. In addition, any amendment to the provisions of Article 10 of the applicable Indenture (which relate to subordination) will require the consent of the Holders of at least 75% in aggregate principal amount of the Exchange Notes of such series then outstanding if such amendment would adversely affect the rights of Holders of Exchange Notes of such series. Any amendment to the provisions of Article 10 of the applicable Indenture or the related definitions will also require the consent of the majority of the lenders under each of the Senior Credit Agreements.

  Notwithstanding the foregoing, without the consent of any Holder of Exchange Notes of a particular class, the Company and the applicable Trustee may amend or supplement the applicable Indenture or the Exchange Notes of such class to cure any ambiguity, defect or inconsistency, to provide for uncertificated Exchange Notes of such class in addition to or in place of certificated Exchange Notes of such class, to provide for the assumption of the Company's obligations to Holders of Exchange Notes of such class in the case of a merger or consolidation or sale of all or substantially all of the Company's assets, to make any change that would provide any additional rights or benefits to the Holders of Exchange Notes of such class or that does not adversely affect the legal rights under

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

the applicable Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the applicable Indenture under the Trust Indentures Act.

CONCERNING THE TRUSTEES

  The Indentures contain certain limitations on the rights of the Trustees, should either of the Trustees become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustees will be permitted to engage in other transactions; however, if either of the Trustees acquires any conflicting interest such Trustee must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

  The Holders of a majority in principal amount of the then outstanding Exchange Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the applicable Trustee, subject to certain exceptions. The Indentures provide that in case an Event of Default shall occur (which shall not be cured), the applicable Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the applicable Trustee will be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request of any Holder of Exchange Notes, unless such Holder shall have offered to the applicable Trustee security and indemnity satisfactory to it against any loss, liability or expense.

ADDITIONAL INFORMATION

  Anyone who receives this Prospectus may obtain copies of the Indentures and Registration Rights Agreement, without charge, by writing to Sealy Mattress Company, Halle Building, 10th Floor, 1228 Euclid Avenue, Cleveland, Ohio 44115, Attention: General Counsel.

CERTAIN DEFINITIONS

  Set forth below are certain defined terms used in the Indentures. Reference is made to the Indentures for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

  "Accreted Value" means, as of any date of determination prior to the Full Accretion Date, the sum of (a) the initial offering price of each Senior Subordinated Discount Exchange Note and (b) the portion of the excess of the principal amount of each Senior Subordinated Discount Exchange Note over such initial offering price which shall have been accreted thereon through such date, such amount to be so accreted on a daily basis at 10 7/8% per annum of the initial offering price of the Senior Subordinated Discount Exchange Notes, compounded semi-annually on each June 15 and December 15 from the date of issuance of the Senior Subordinated Discount Exchange Notes through the date of determination; provided that, on and after the Full Accretion Date, the Accreted Value of each Senior Subordinated Discount Exchange Note shall be equal to the principal amount of such Senior Subordinated Discount Exchange Note.

  "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or that is assumed by the Company or any of its Restricted Subsidiaries in connection with the acquisition of assets from such Person, in each case excluding any Indebtedness incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition.

  "Affiliate" means a Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company. The term "control" means the

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

possession directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, no Person (other than the Company or any Subsidiary of the Company) in whom a Securitization Entity makes an Investment in connection with a Qualified Securitization Transaction shall be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such Investment.

  "all or substantially all" shall have the meaning given such phrase in the Revised Model Business Corporation Act.

  "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (b) the acquisition by the Company or any Restricted Subsidiary of the Company of all or substantially all of the assets of any other Person or any division or line of business of any other Person.

  "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries to any Person other than the Company or a Restricted Subsidiary of the Company of (a) any Capital Stock of any Restricted Subsidiary of the Company or (b) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however, that Asset Sales shall not include (i) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $1.0 million, (ii) the sale, lease, conveyance, disposition or other transfer of all substantially all of the assets of the Company as permitted under the provisions described above under the caption "--Certain Covenants-- Merger, Consolidation and Sale of Assets" or any disposition that constitutes a Change of Control, (iii) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof, (iv) the factoring of accounts receivable arising in the ordinary course of business pursuant to arrangements customary in the industry, (v) the licensing of intellectual property, (vi) disposals or replacements of obsolete, uneconomical, negligible, worn out or surplus property in the ordinary course of business, (vii) the sale, lease conveyance, disposition or other transfer by the Company or any Restricted Subsidiary of assets or property to one or more Restricted Subsidiaries in connection with Investments permitted by the covenant described under the caption "--Restricted Payments", (viii) sales of accounts receivable, equipment and related assets (including contract rights) of the type specified in the definition of "Qualified Securitization Transaction" to a Securitization Entity for the fair market value thereof, including cash in an amount at least equal to 75% of the fair market value thereof. For the purposes of clause (viii), Purchase Money Notes shall be deemed to be cash.

  "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

  "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.


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

  "Cash Equivalents" means: (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;
(ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's; (iii) commercial paper maturity no more than one year from the date of creation thereof and at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances (or, with respect to foreign banks, similar instruments) maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia, Japan or any member of the European Economic Community or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $200.0 million; provided that instruments issued by banks not having one for the two highest ratings obtainable from either S&P or Moody's or by banks organized under the laws of Japan or any member of the European Economic Community shall not constitute Cash Equivalents for purposes of the subordination provisions of the applicable Indenture; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

  "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of such Person's (i) Consolidated Net Income and
(ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes and foreign withholding taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period, (B) Consolidated Interest Expense, (C) Consolidated Noncash Charges, (D) all one-time cash compensation payments made in connection with the Transactions, (E) any payments related to addressing the Company's or any of its Restricted Subsidiary's "Year 2000" information systems issue and EITF 97-13 "reengineering" efforts and (F) all bad debt and factoring losses incurred specifically with respect to the bankruptcy of Montgomery Ward.

  "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the most recent four full fiscal quarters for which internal financial statements are available (the "Four-Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four-Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, Consolidated EBITDA and Consolidated Fixed Charges shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence of any Indebtedness or the issuance of any preferred stock of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) and any repayment of other Indebtedness or redemption of other preferred stock occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period and (ii) any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any Pro Forma Cost Savings) associated with any such Asset Acquisition) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition

(including the incurrence of, or assumption or liability for any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly Guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating Consolidated Fixed Charges for purposes of determining the denominator (but not the numerator) of this Consolidated Fixed Charge Coverage Ratio, (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;
(2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

  "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense (before amortization or write-off of debt issuance costs) plus (ii) the amount of all cash dividend payments on any series of preferred stock of such Person plus (iii) the amount of all dividend payments on any series of Permitted Foreign Subsidiary Preferred Stock or Permitted Domestic Subsidiary Preferred Stock; provided that with respect to any series of preferred stock that was not paid cash dividends during such period but that is eligible to be paid cash dividends during any period prior to the maturity date of the Exchange Notes, cash dividends shall be deemed to have been paid with respect to such series of preferred stock during such period for purposes of clause (ii) of this definition.

  "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication, (i) the aggregate of all cash and non-cash interest expense with respect to all outstanding Indebtedness of such Person and its Restricted Subsidiaries, including the net costs associated with Interest Swap Obligations, for such period determined on a consolidated basis in conformity with GAAP, (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

  "Consolidated Net Income" of the Company means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP, provided that there shall be excluded therefrom (a) gains and losses from Asset Sales (without regard to the $1.0 million limitation set forth in the definition thereof) or abandonments or reserves relating thereto and the related tax effects according to GAAP, (b) gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP, (c) items classified as a cumulative effect accounting change or as extraordinary, unusual or nonrecurring gains and losses (including, without limitation, severance, relocation and other restructuring costs), and the related tax effects according to GAAP, (d) the net income (or loss) of any Person acquired in a pooling of interests transaction accrued prior to the date it becomes a Restricted Subsidiary of the Company or is merged or consolidated with the Company or any Restricted Subsidiary of the Company, (e) the net income of any Restricted Subsidiary of the Company to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of the Company of that income is restricted by contract, operation, operation of law or otherwise, (f) the net

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

loss of any Person, other than a Restricted Subsidiary of the Company, (g) the net income of any Person, other than a Restricted Subsidiary of the Company, except to the extent of cash dividends or distributions paid to the Company or a Restricted Subsidiary of the Company by such Person, (h) only for purposes of clause (c)(i) of the first paragraph of the covenant described under the caption "--Restricted Payments", any amounts included pursuant to clause
(c)(iii) of the first paragraph of such covenant, and (i) one time non-cash compensation charges, including any arising from existing stock options resulting from any merger or recapitalization transaction. For purposes of clause (c)(i) of the first paragraph of the covenant described under the caption "--Restricted Payments", Consolidated Net Income shall be reduced by any cash dividends paid with respect to any series of Designated Preferred Stock.

  "Consolidated Noncash Charges" means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person for such period, determined on a consolidated basis in accordance with GAAP excluding any such non-cash charge constituting an extraordinary item or loss or any such non-cash charge which requires an accrual of or a reserve for cash charges for any future period.

  "Credit Facilities" means one or more debt facilities (including, without limitation, the Senior Credit Agreements) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) and/or letters of credit.

  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

  "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

  "Designated Noncash Consideration" means any non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate executed by the principal executive officer and the principal financial officer of the Company or such Restricted Subsidiary. Such Officers' Certificate shall state the basis of such valuation, which shall be a report of a nationally recognized investment banking firm with respect to the receipt in one or a series of related transactions of Designated Noncash Consideration with a fair market value in excess of $10.0 million.

  "Designated Preferred Stock" means Preferred Stock that is so designated as Designated Preferred Stock, pursuant to an Officers' Certificate executed by the principal executive officer and the principal financial officer of the Company, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause
(iii) of the first paragraph of the covenant described under the caption "-- Restricted Payments".

  "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Exchange Notes mature; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such

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

Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "--Restricted Payments".

  "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

  "Equity Offering" means any offering of Qualified Capital Stock of Parent or the Company; provided that, in the event of any Equity Offering by Parent, Parent contributes to the common equity capital of the Company (other than as Disqualified Stock) the portion of the net cash proceeds of such Equity Offering necessary to pay the aggregate redemption price (plus accrued interest to the redemption date) of the Notes to be redeemed pursuant to the preceding paragraph.

  "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Senior Credit Agreements) in existence on the date of the Indentures, until such amounts are repaid.

  "Foreign Subsidiaries" means the Company's current and future non-U.S. Subsidiaries.

  "Four-Quarter Period" has the meaning specified in the definition of Consolidated Fixed Charge Coverage Ratio.

  "Full Accretion Date" means December 15, 2002.

  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indentures.

  "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

  "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements (including Interest Swap Obligations) and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates (including Currency Agreements).

  "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness. For purposes of calculating the amount of Indebtedness of a Securitization

Entity outstanding as of any date, the face or notional amount of any interest in receivables or equipment that is outstanding as of such date shall be deemed to be Indebtedness but any such interests held by Affiliates of such Securitization Entity shall be excluded for purposes of such calculation.

  "Initial Public Offering" means the first underwritten public offering of Qualified Capital Stock by either Parent or by the Company pursuant to a registration statement filed with the Commission in accordance with the Securities Act for aggregate net cash proceeds of a least $50.0 million; provided that in the event the Initial Public Offering is consummated by Parent, Parent contributes to the common equity capital of the Company at least $50.0 million of the net cash proceeds of the Initial Public Offering.

  "Interest Swap Obligations" means the obligations of any Person, pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Persons calculated by applying a fixed or a floating rate of interest on the same notional amount.

  "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Restricted Payments".

  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

  "Marketable Securities" means publicly traded debt or equity securities that are listed for trading on a national securities exchange and that were issued by a corporation whose debt securities are rated in one of the three highest rating categories by either S&P or Moody's.

  "Moody's" means Moody's Investors Service, Inc.

  "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

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

  "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

  "Non-Guarantor Subsidiaries" means (i) the Foreign Subsidiaries and (ii) Advanced Sleep Products, a California corporation, Sealy Components--Pads, Inc., a Delaware corporation, Sealy Mattress Company of San Diego, a California corporation, Sealy Connecticut, Inc., a Connecticut corporation, and Sealy Mattress Company of S.W. Virginia, a Virginia corporation.

  "Obligations" means any principal, interest (including, without limitation, interest that, but for the filing of a petition in bankruptcy with respect to an obligor, would accrue on such obligations), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

  "Parent" means Sealy Corporation, a Delaware corporation.

  "Parent Note Indenture" means the indenture governing the Existing Exchange Notes between The Bank of New York (as successor trustee to Mellon Bank, F.S.B. (as successor trustee to KeyBank National Association)) and Parent.

  "Parent Notes" means the existing 10 1/4% Senior Subordinated Exchange Notes due 2003 of Parent.

  "Permitted Business" means any business (including stock or assets) that derives a majority of its revenues from the manufacture, distribution and sale of mattresses, foundation and other bedding products and activities that are reasonably similar, ancillary or related to, or a reasonable extension, development or expansion of, the businesses in which the Company and its Restricted Subsidiaries are engaged on the date of the Indentures.

  "Permitted Domestic Subsidiary Preferred Stock" means any series of Preferred Stock of a domestic restricted Subsidiary of the Company that constitutes Qualified Capital Stock and has a fixed dividend rate, the liquidation value of all series of which, when combined with the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries incurred pursuant to clause (xvi) of the definition of Permitted Indebtedness, does not exceed $30.0 million; provided that such amount shall increase to $50.0 million upon consummation of an Initial Public Offering.

  "Permitted Investments" means (i) Investments by the Company or any Restricted Subsidiary of the Company in any Restricted Subsidiary of the Company that is a Guarantor or a Foreign Subsidiary (whether existing on the date of the Indentures or created thereafter) or in any other Person (including by means of any transfer of cash or other property) if as a result of such Investment such Person shall become a Restricted Subsidiary of the Company that is a Guarantor or a Foreign Subsidiary and Investments in the Company by any Restricted Subsidiary of the Company, (ii) cash and Cash Equivalents, (iii) Investments existing on the date of the Indentures, (iv) loans and advances to employees and officers of the Company and its Restricted Subsidiaries in the ordinary course of Business, (v) accounts receivable created or acquired in the ordinary course of Business, (vi) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's

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

businesses and otherwise in compliance with the applicable Indenture, (vii) Investments in Unrestricted Subsidiaries in an amount at any one time outstanding not to exceed $20.0 million; (viii) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers, (ix) guarantees by the Company of Indebtedness otherwise permitted to be incurred by Restricted Subsidiaries of the Company that are either Guarantors or Foreign Subsidiaries under the applicable Indenture, (x) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (x) that are at that time outstanding, not to exceed 5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value), (xi) any Investment by the Company or a Subsidiary of the Company in a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction; provided that any Investment in a Securitization Entity is in the form of a Purchase Money Note or an equity interest, (xii) any transaction to the extent it constitutes an Investment that is permitted by, and made in accordance with, clause (b) of the "Limitations on Transactions with Affiliates" covenant (other than transactions described in clause (v) of such clause (b)), (xiii) Investments the payment for which consists exclusively of Qualified Capital Stock of the Company and (xiv) Investments received by the Company or its Restricted Subsidiaries as consideration for asset sales, including Asset Sales; provided that in the case of an Asset Sale, such Asset Sale is effected in compliance with the covenant described under the caption "--Redemption or Repurchase at Option of Holders--Asset Sales".

  "Permitted Foreign Subsidiary Preferred Stock" means any series of Preferred Stock of a foreign Restricted Subsidiary of the Company that constitutes Qualified Capital Stock and has a fixed dividend rate, the liquidation value of all series of which, when combined with the aggregate amount of Indebtedness of foreign Restricted Subsidiaries of the Company incurred pursuant to clause (iii) of the definition of Permitted Indebtedness, does not exceed $15.0 million; provided that such amount shall increase to $30.0 million upon consummation of an Initial Public Offering.

  "Permitted Liens" means the following types of Liens:

    (i) Liens for taxes, assessments or governmental charges or claims either
  (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

    (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

    (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

    (iv) judgment Liens not giving rise to an Event of Default;

    (v) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

    (vi) any interest or title of a lessor under any Capitalized Lease
  Obligation;

    (vii) purchase money Liens to finance property or assets of the Company or any Restricted Subsidiary of the Company acquired in the ordinary course of business; provided, however, that (A) the related purchase money Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired and (B) the Lien securing such Indebtedness shall be created with 90 days of such acquisition;

    (viii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;

    (ix) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

    (x) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

    (xi) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under the applicable Indenture;

    (xii) Liens securing Indebtedness under Currency Agreements;

    (xiii) Liens securing Indebtedness of foreign Restricted Subsidiaries of the Company incurred in reliance on clause (iii) of the second paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock";

    (xiv) Liens securing Acquired Indebtedness incurred in reliance on clause
  (viii) of the second paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock";

    (xv) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary with respect to obligations that do not in the aggregate exceed $10.0 million at any one time outstanding;

    (xvi) Liens on assets transferred to a Securitization Entity or on assets of a Securitization Entity, in either case incurred in connection with a Qualified Securitization Transaction;

    (xvii) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries;

    (xviii) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

    (xix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customer duties in connection with the importation of goods;

    (xx) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries; and

    (xxi) Liens existing on the date of the Indentures, together with any Liens securing Indebtedness incurred in reliance on clause (xiv) of the definition of Permitted Indebtedness in order to refinance the Indebtedness secured by Liens existing on the date of the Indentures; provided that the Liens securing the refinancing Indebtedness shall not extend to property other than that pledged under the Liens securing the Indebtedness being refinanced.

  "Pro Forma Cost Savings" means, with respect to any period, the reduction in costs that occurred during the Four-Quarter Period or after the end of the Four-Quarter Period and on or prior to the Transaction Date that were (i) directly attributable to an Asset Acquisition and calculated on a basis that is consistent with Regulation S-X under the Securities Act as in effect and applied as of January 1, 1997 or (ii) implemented by the business that was the subject of any such Asset Acquisition within six months of the date of the Asset Acquisition and that are supportable and quantifiable by the underlying accounting records of such business, as if, in the case of each of clause (i) and (ii), all such reductions in costs had been effected as of the beginning of such period.

  "Productive Assets" means assets (including Capital Stock) that are used or usable by the Company and its Restricted Subsidiaries in Permitted Businesses.

  "Purchase Money Note" means a promissory note of a Securitization Entity evidencing a line of credit, which may be irrevocable, from the Company or any Restricted Subsidiary of the Company in connection with a Qualified Securitization Transaction, which note shall be repaid from cash available to the Securitization Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables or newly acquired equipment.

  "Qualified Capital Stock" means any Capital Stock that is not Disqualified Stock.

  "Qualified Securitization Transaction" means any transaction or series of transactions pursuant to which the Company or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Entity (in the case of a transfer by the Company or any of its Restricted Subsidiaries) and (b) any other Person (in case of a transfer by a Securitization Entity), or may grant a security interest in, any accounts receivable or equipment (whether now existing or arising or acquired in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable and equipment, all contracts and contract rights and all Guarantees or other obligations in respect such accounts receivable and equipment, proceeds of such accounts receivable and equipment and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and equipment.

  "Restricted Investment" means an Investment other than a Permitted
Investment.

  "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

  "S&P" means Standard & Poor's.

  "Securitization Entity" means a Wholly Owned Subsidiary of the Company (or another Person in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers accounts receivable or equipment and related assets) that engages in no activities other than in connection with the financing of accounts receivable or equipment and that is designated by the Board of Directors of the Company (as provided below) as a Securitization Entity (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any Restricted Subsidiary of the Company (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness)) pursuant to Standard Securitization Undertakings,
(ii) is recourse to or obligates the Company or any Restricted Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Company or any Restricted Subsidiary of the

Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (B) with which neither the Company nor any Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity, and (c) to which neither the Company nor any Restricted Subsidiary of the Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to each of the Trustees by filing with the Trustees a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

  "Senior Credit Agreements" mean, collectively, (i) that certain Credit Agreement, dated as of December 18, 1997, and (ii) that certain AXELs Credit Agreement, dated as of December 18, 1997, in each case by and among the Company, Goldman Sachs Credit Partners L.P., as arranging agent and syndication agent, Morgan Guaranty and Trust Company of New York, as administrative agent, Bankers Trust Company, as documentation agent, and the financial institutions party thereto, initially providing for up to $550.0 million of revolving and term credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended (including any amendment and restatement thereof), modified, renewed, refunded, replaced, refinanced or restructured (including, without limitation, any amendment increasing the amount of available borrowing thereunder) from time to time and whether with the same or any other agent, lender or group of lenders.

  "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

  "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company that are reasonably customary in an accounts receivable or equipment transactions.

  "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

  "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof), but shall not include any Unrestricted Subsidiary.

  "Subsidiary Guarantors" means each of (i) all Restricted Subsidiaries (but excluding the Non-Guarantor Subsidiaries) and (ii) any other subsidiary that executes a Note Guarantee in accordance with the provisions of the applicable Indenture, and their respective successors and assigns.

  "Total Assets" means the total consolidated assets of the Company and its Restricted Subsidiaries, as set forth on the Company's most recent consolidated balance sheet.

  "Treasury Rate" means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to December 15, 2002; provided, however, that if the period from such Redemption Date to December 15, 2002 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

  "Unrestricted Subsidiary" means (i) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (e) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the applicable Trustee by filing with the applicable Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "Certain Covenants--Restricted Payments". If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the applicable Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock", the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock", calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, (ii) such Subsidiary shall execute a Note Guarantee and deliver an Opinion of Counsel, in accordance with the terms of the applicable Indenture and (iii) no Default or Event of Default would be in existence following such designation.

  "U.S. Subsidiary" means any Subsidiary of the Company that is incorporated in a State in the United States or the District of Columbia or that Guarantees or otherwise becomes an obligor with respect to any Indebtedness of the Company or another Guarantor.

  "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

  "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

  "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

                              THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

  The Notes were originally sold by the Company on December 11, 1997 to the Initial Purchaser pursuant to the Purchase Agreement. The Initial Purchaser subsequently resold the Notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to a limited number of institutional accredited investors that agreed to comply with certain transfer restrictions and other conditions. As a condition to the Purchase Agreement, the Company entered into the Registration Rights Agreement with the Initial Purchaser pursuant to which the Company has agreed to: (i) file an Exchange Offer Registration Statement with the Commission on or prior to 90 days after the Closing Date, (ii) use its best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 150 days after the Closing Date, (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, commence the Exchange Offer and use its best efforts to issue on or prior to 30 business days after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, New Notes in exchange for all Notes tendered prior thereto in the Exchange Offer and (iv) if obligated to file the Shelf Registration Statement, use its best efforts to file the Shelf Registration Statement with the Commission on or prior to 45 days after such filing obligation arises and to cause the Shelf Registration to be declared effective by the Commission on or prior to 90 days after such obligation arises. For each Note surrendered to the Company pursuant to the Exchange Offer, the holder of such Note will receive an Exchange Note having a principal amount equal to that of the surrendered Note. Interest on each Exchange Note will accrue from the date of its original issue.

  Under existing interpretations of the staff of the Commission contained in several no-action letters to third parties, the Exchange Notes would in general be freely tradeable after the Exchange Offer without further registration under the Securities Act. However, any purchaser of Notes who is an "affiliate" of the Company, a broker-dealer who owns Notes acquired directly from the Company or an affiliate of the Company or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Notes (i) will not be able to rely on the interpretation of the staff of the Commission, (ii) will not be able to tender its Notes in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Notes, unless such sale or transfer is made pursuant to an exemption from such requirements.

  If (i) the Company is not required to file the Exchange Offer Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any Holder of Transfer Restricted Securities notifies the Company prior to the 20th day following consummation of the Exchange Offer that (A) it is prohibited by law or Commission policy from participating in the Exchange Offer or (B) that it may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (C) that it is a broker-dealer and owns Notes acquired directly from the Company or an affiliate of the Company, the Company will file with the Commission a Shelf Registration Statement to cover resales of the Notes by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. The Company will use its best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission. For purposes of the foregoing, "Transfer Restricted Securities" means each Note until (i) the date on which such Note has been exchanged by a person other than a broker-dealer for a New
Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of a Note for a New Note, the date on which such New Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Note is distributed to the public pursuant to Rule 144 under the Act.

  If (a) the Company fails to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing, (b) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), or (c) the Company fails to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement, or (d) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), then the Company will pay Liquidated Damages to each Holder of Notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Notes held by such Holder. The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages for all Registration Defaults of $.50 per week per $1,000 principal amount of Notes. All accrued Liquidated Damages will be paid by the Company on each Damages Payment Date to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Securities by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

  Holders of Notes will be required to make certain representations to the Company (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver certain information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above.

  The Commission has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes (other than a resale of an unsold allotment from the original sale of the Notes) with the prospectus contained in the Exchange Offer Registration Statement. Under the Registration Rights Agreement, the Company is required to allow Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of such Exchange Notes.

TERMS OF THE EXCHANGE OFFER

  Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Notes accepted in the Exchange Offer. Holders may tender some or all of their Notes pursuant to the Exchange Offer. However, Notes may be tendered only in integral multiples of $1,000.

  The form and terms of the Exchange Notes are the same as the form and terms of the Notes except that (i) the Exchange Notes bear a Series B designation and a different CUSIP Number from the Notes, (ii) the Exchange Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof and (iii) the holders of the Exchange Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Notes in certain circumstances relating to the timing of the Exchange Offer, all of which rights will terminate when the Exchange Offer is terminated. The Exchange Notes will evidence the same debt as the Notes and will be entitled to the benefits of the Indenture.

  As of the date of this Prospectus, $125,000,000 aggregate principal amount of Senior Subordinated Notes and $128,000,000 aggregate principal amount of Senior Subordinated Discount Notes were outstanding. The Company has fixed the
close of business on       , 1998 as the record date for the Exchange Offer
for purposes of determining the persons to whom this Prospectus and the Letter of Transmittal will be mailed initially.

  Holders of Notes do not have any appraisal or dissenters' rights under the General Corporation Law of Delaware or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

  The Company shall be deemed to have accepted validly tendered Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from the Company.

  If any tendered Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

  Holders who tender Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See "--Fees and Expenses".

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

  The term "Expiration Date" shall mean 5:00 p.m., New York City time, on
      , 1998, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. Notwithstanding the foregoing,
the Company will not extend the Expiration Date beyond       , 1998.

  The Company has no current plans to extend the Exchange Offer. In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will mail to the registered holders an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

  The Company reserves the right, in its sole discretion, (i) to delay accepting any Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "--Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders.

INTEREST ON THE EXCHANGE NOTES

  The Senior Subordinated Exchange Notes will bear interest from their date of issuance. Holders of Senior Subordinated Notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the date of issuance of the Exchange Notes. Such interest will be paid with the first interest payment on the Senior Subordinated Exchange Notes on June 15, 1998. Interest on the Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes. Interest on the Senior Subordinated Exchange Notes is payable semi-annually on each June 15 and December 15, commencing on June 15, 1998.

  The Senior Subordinated Discount Exchange Notes are being issued at a substantial discount from their principal amount so as to yield gross proceeds of approximately $75.4 million. No interest will accrue or be payable on the Senior Subordinated Discount Exchange Notes prior to December 15, 2002. Thereafter, interest on the Senior Subordinated Discount Exchange Notes will accrue and will be payable in cash semi-annually in arrears on June 15 and December 15 of each year, commencing June 15, 2003.

PROCEDURES FOR TENDERING

  Only a holder of Notes may tender such Notes in the Exchange Offer. To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Notes and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. To be tendered effectively, the Notes, Letter of Transmittal and other required documents must be completed and received by the Exchange Agent at the address set forth below under "Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. Delivery of the Notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the Exchange Agent prior to the Expiration Date.

  By executing the Letter of Transmittal, each holder will make to the Company the representations set forth above in the third paragraph under the heading "--Purpose and Effect of the Exchange Offer."

  The tender by a holder and the acceptance thereof by the Company will constitute agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

  THE METHOD OF DELIVERY OF NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER. AS AN ALTERNATIVE TO DELIVERY BY MAIL, HOLDERS MAY WISH TO CONSIDER OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

  Any beneficial owner whose Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. See "Instruction to Registered Holder and/or Book-Entry Transfer Facility Participant from Owner" included with the Letter of Transmittal.

  Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Registration

Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of the Medallion System (an "Eligible Institution").

  If the Letter of Transmittal is signed by a person other than the registered holder of any Notes listed therein, such Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Notes with the signature thereon guaranteed by an Eligible Institution.

  If the Letter of Transmittal or any Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, offices of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

  The Company understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Notes at the book-entry transfer facility, The Depository Trust Company (the "Book-Entry Transfer Facility"), for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Notes by causing such Book-Entry Transfer Facility to transfer such Notes into the Exchange Agent's account with respect to the Notes in accordance with the Book-Entry Transfer Facility's procedures for such transfer. Although delivery of the Notes may be effected through book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility, an appropriate Letter of Transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

  The Depositary and DTC have confirmed that the Exchange Offer is eligible for the DTC Automated Tender Offer Program ("ATOP"). Accordingly, DTC participants may electronically transmit their acceptance of the Exchange Offer by causing DTC to transfer Notes to the Depositary in accordance with DTC's ATOP procedures for transfer. DTC will then send an Agent's Message to the Depositary. The term "Agent's Message" means a message transmitted by DTC, received by the Depositary and forming part of the confirmation of a book-entry transfer, which states that DTC has received an express acknowledgment from the participant in DTC tendering Notes which are the subject of such book-entry confirmation, that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that Sealy may enforce such agreement against such participant. In the case of an Agent's Message relating to guaranteed delivery, the term means a message transmitted by DTC and received by the Depositary, which states that DTC has received an express acknowledgment from the participant in DTC tendering Notes that such participant has received and agrees to be bound by the Notice of Guaranteed Delivery.

  Notwithstanding the foregoing, in order to validly tender in the Exchange Offer with respect to Securities transferred pursuant to ATOP, a DTC participant using ATOP must also properly complete and duly execute the applicable Letter of Transmittal and deliver it to the Depositary. Pursuant to authority granted by DTC, any DTC participant which has Notes credited to its DTC account at any time (and thereby held of record by DTC's nominee) may directly provide a tender as though it were the registered holder by so completing, executing and delivering the applicable Letter of Transmittal to the Depositary. DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE DEPOSITARY.

  All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Notes and withdrawal of tendered Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Notes not properly tendered or any Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right in its sole discretion to waive any defects, irregularities or conditions of tender as to particular Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

GUARANTEED DELIVERY PROCEDURES

  Holders who wish to tender their Notes and (i) whose Notes are not immediately available, (ii) who cannot deliver their Notes, the Letter of Transmittal or any other required documents to the Exchange Agent or (iii) who cannot complete the procedures for book-entry transfer, prior to the Expiration Date, may effect a tender if:

    (a) the tender is made through an Eligible Institution;

    (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Notes and the principal amount of Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Notes (or a confirmation of book-entry transfer of such Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

    (c) such properly completed and executed Letter of Transmittal (of facsimile thereof), as well as the certificate(s) representing all tendered Notes in proper form for transfer (or a confirmation of book-entry transfer of such Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and all other documents required by the Letter of Transmittal are received by the Exchange Agent upon five New York Stock Exchange trading days after the Expiration Date.

  Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

  Except as otherwise provided herein, tenders of Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

  To withdraw a tender of Notes in the Exchange Offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Notes to be withdrawn (the "Depositor"), (ii) identify the Notes to be withdrawn (including the certificate number(s) and principal amount of such

Notes, or, in the case of Notes transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited),
(iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Notes register the transfer of such Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Notes so withdrawn are validly retendered. Any Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Notes may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

  Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or exchange Exchange Notes for, any Notes, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Notes, if:

    (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or any material adverse development has occurred in any existing action or proceeding with respect to the Company or any of its subsidiaries; or

    (b) any law, statute, rule, regulation or interpretation by the staff of the Commission is proposed, adopted or enacted, which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company; or

    (c) any governmental approval has not been obtained, which approval the Company shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

  If the Company determines in its sole discretion that any of the conditions are not satisfied, the Company may (i) refuse to accept any Notes and return all tendered Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Notes (see "-- Withdrawal of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Notes which have not been withdrawn.

EXCHANGE AGENT

  The Bank of New York has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

  The Bank of New York
  101 Barclay Street
  21st Floor
  New York, New York 10286

  Delivery to an address other than as set forth above will not constitute a valid delivery.

FEES AND EXPENSES

  The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by officers and regular employees of the Company and its affiliates.

  The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers, or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

  The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

  The Exchange Notes will be recorded at the same carrying value as the Notes, which is face value, as reflected in the Company's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company. The expenses of the Exchange Offer will be expensed over the term of the Exchange Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

  The Notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Notes may be resold only (i) to the Company (upon redemption thereof or otherwise), (ii) so long as the Notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel reasonably acceptable to the Company), (iii) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, or (iv) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

RESALE OF THE EXCHANGE NOTES

  With respect to resales of Exchange Notes, based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that a holder or other person who receives Exchange Notes, whether or not such person is the holder (other than a person that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who receives Exchange Notes in exchange for Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with person to participate, in the distribution of the Exchange Notes, will be allowed to resell the Exchange Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Exchange Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires Exchange Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the Exchange Notes, such holder cannot rely on the position of the staff of the Commission enunciated in such no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each Participating Broker-Dealer that receives Exchange Notes for its own account in exchange for Notes, where such Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

  As contemplated by these no-action letters and the Registration Rights Agreement, each holder accepting the Exchange Offer is required to represent to the Company in the Letter of Transmittal that (i) the Exchange Notes are to be acquired by the holder or the person receiving such Exchange Notes, whether or not such person is the holder, in the ordinary course of business, (ii) the holder or any such other person (other than a broker-dealer referred to in the next sentence) is not engaging and does not intend to engage, in the distribution of the Exchange Notes, (iii) the holder or any such other person has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes, (iv) neither the holder nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, and (v) the holder or any such other person acknowledges that if such holder or other person participates in the Exchange Offer for the purpose of distributing the Exchange Notes it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes and cannot rely on those no-action letters. As indicated above, each Participating Broker-Dealer that receives an Exchange Note for its own account in exchange for Notes must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. For a description of the procedures for such resales by Participating Broker-Dealers, see "Plan of Distribution".

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following discussion (including the opinion of special counsel described below) is based upon current provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury regulations, judicial authority and administrative rulings and practice. There can be no assurance that the Internal Revenue Service (the "Service") will not take a contrary view, and no ruling from the Service has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conditions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders. Certain holders (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. The Company recommends that each holder consult such holder's own tax advisor as to the particular tax consequences of exchanging such holder's Notes for Exchange Notes, including the applicability and effect of any state, local or foreign tax laws.

  Kirkland & Ellis, special counsel to the Company, has advised the Company that in its opinion, the exchange of the Notes for Exchange Notes pursuant to the Exchange Offer will not be treated as an "exchange" for federal income tax purposes because the Exchange Notes will not be considered to differ materially in kind or extent from the Notes. Rather, the Exchange Notes received by a holder will be treated as a continuation of the Notes in the hands of such holder. As a result, there will be no federal income tax consequences to holders exchanging Notes for Exchange Notes pursuant to the Exchange Offer.

                             PLAN OF DISTRIBUTION

  Each Participating Broker-Dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that for a period of 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any Participating Broker-Dealer for use in connection with any such resale. In
addition, until [     ], 1998, all dealers effecting transactions in the
Exchange Notes may be required to deliver a prospectus.

  The Company will not receive any proceeds from any sales of the Exchange Notes by Participating Broker-Dealers. Exchange Notes received by Participating Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchaser or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Participating Broker-Dealer and/or the purchasers of any such Exchange Notes. Any Participating Broker-Dealer that resells the Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  For a period of 180 days after the Expiration Date the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Participating Broker-Dealer that requests such documents in the Letter of Transmittal.

                                 LEGAL MATTERS

  Certain legal matters in connection with the issuance of the Exchange Notes offered hereby will be passed upon for the Company by Kirkland & Ellis, New York, New York.

                                    EXPERTS

  The financial statements of Sealy Corporation as of November 30, 1997 and December 1, 1996 and for each of the years in the three-year period ended November 30, 1997, have been included herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                               SEALY CORPORATION

Consolidated Financial Statements:
  Report of independent auditors..........................................  F-2
  Consolidated balance sheets as of November 30, 1997 and December 1,
   1996...................................................................  F-3
  Consolidated statements of operations for the years ended November 30,
   1997, December 1, 1996 and November 30, 1995...........................  F-6
  Consolidated statements of stockholders' equity for the years ended
   November 30, 1997, December 1, 1996 and November 30, 1995..............  F-7
  Consolidated statements of cash flows for the years ended November 30,
   1997, December 1, 1996 and November 30, 1995...........................  F-8
  Notes to consolidated financial statements..............................  F-9
Condensed Consolidated Financial Statements:
  Condensed consolidated statements of income for the quarters ended March
   1, 1998 and March 2, 1997.............................................. F-37
  Condensed consolidated balance sheets as of March 1, 1998 and November
   30, 1997............................................................... F-38
  Condensed consolidated statements of cash flows for the quarters ended
   March 1, 1998 and March 2, 1997........................................ F-39
  Notes to condensed consolidated financial statements.................... F-40

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Sealy Corporation:

  We have audited the accompanying consolidated balance sheets of Sealy Corporation and subsidiaries as of November 30, 1997 and December 1, 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended November 30, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sealy Corporation and subsidiaries as of November 30, 1997 and December 1, 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended November 30, 1997 in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

Cleveland, Ohio
January 7, 1998

                               SEALY CORPORATION

                          CONSOLIDATED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT PAR VALUE AMOUNTS)

                                                       NOVEMBER 30, DECEMBER 1,
                                                           1997        1996
                                                       ------------ -----------
                        ASSETS
Current assets:
  Cash and cash equivalents...........................   $  6,057    $ 16,619
  Accounts receivable, less allowance for doubtful
   accounts (1997--$7,696; 1996--$6,814)..............     93,918      77,179
  Inventories.........................................     46,007      33,992
  Net assets held for sale............................        --       35,492
  Prepaid expenses....................................      7,935       2,587
  Prepaid taxes.......................................     14,594       1,522
  Deferred income taxes...............................        --        6,337
                                                         --------    --------
                                                          168,511     173,728
Property, plant and equipment--at cost:
  Land................................................      9,760      12,109
  Buildings and improvements..........................     53,890      53,741
  Machinery and equipment.............................     86,248      82,664
  Construction in progress............................     19,705       7,549
                                                         --------    --------
                                                          169,603     156,063
  Less accumulated depreciation.......................     43,995      34,697
                                                         --------    --------
                                                          125,608     121,366
Other assets:
  Goodwill--net of accumulated amortization (1997--
   $57,261; 1996--$45,532)............................    406,778     428,460
  Patents and other intangibles--net of accumulated
   amortization (1997--$6,540; 1996--$5,187)..........      4,491       5,844
  Debt issuance costs, net, and other assets..........     15,679      10,530
                                                         --------    --------
                                                          426,948     444,834
                                                         --------    --------
                                                         $721,067    $739,928
                                                         ========    ========

          See accompanying notes to consolidated financial statements.

                               SEALY CORPORATION

                          CONSOLIDATED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT PAR VALUE AMOUNTS)

                                                       NOVEMBER 30, DECEMBER 1,
                                                           1997        1996
                                                       ------------ -----------
         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion--long-term obligations..............   $    --     $ 18,620
  Accounts payable....................................     49,676      35,797
  Accrued expenses:
    Customer incentives and advertising...............     30,704      20,704
    Compensation......................................     17,771      14,047
    Other.............................................     20,200      23,691
    Deferred income taxes.............................      1,936         --
                                                         --------    --------
                                                          120,287     112,859
                                                         --------    --------
Long-term obligations.................................    330,000     269,507
Other noncurrent liabilities..........................     35,713      34,822
Deferred income taxes.................................     30,001      29,746
Stockholders' equity:
  Preferred stock, $.01 par value; Authorized, 10,000
   shares; Issued, none...............................        --          --
  Class A common stock, $.01 par value; Authorized,
   49,500 shares; Issued (1997--29,932; 1996--
   29,409)............................................        299         294
  Class B common stock, $.01 par value; Authorized,
   500 shares, Issued (1997--11; 1996--11)............        --          --
  Additional paid-in capital..........................    257,320     256,489
  Retained (deficit) earnings.........................    (50,614)     37,418
  Foreign currency translation adjustment.............     (1,939)     (1,207)
                                                         --------    --------
                                                          205,066     292,994
                                                         --------    --------
Commitment and contingencies..........................        --          --
                                                         --------    --------
                                                         $721,067    $739,928
                                                         ========    ========


          See accompanying notes to consolidated financial statements.

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

                               SEALY CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                        YEAR ENDED
                                           -------------------------------------
                                           NOVEMBER 30, DECEMBER 1, NOVEMBER 30,
                                               1997        1996         1995
                                           ------------ ----------- ------------
Net sales................................    $804,834    $697,638     $653,942
                                             --------    --------     --------
Cost and expenses:
  Cost of goods sold.....................     455,905     397,259      362,416
  Selling, general and administrative
   (including provisions for bad debts of
   $4,528, $918 and $812, respectively)..     262,023     216,674      216,670
  Loss on net assets held for sale.......         --       11,762          --
  Stock based compensation...............       1,635       4,779      (13,260)
  Amortization of intangibles............      13,264      13,594       14,056
  Interest expense, net..................      31,396      28,797       31,018
                                             --------    --------     --------
    Income before income taxes,
     extraordinary item, and cumulative
     effect of change in accounting
     principle...........................      40,611      24,773       43,042
Income taxes.............................      22,509      25,279       23,572
                                             --------    --------     --------
  Income/(loss) before extraordinary item
   and cumulative effect of change in
   accounting principle..................      18,102        (506)      19,470
Extraordinary item--loss from early
 extinguishment of debt (net of income
 tax benefit of $1,353) (Note 16)........       2,030         --           --
Cumulative effect of change in accounting
 principle (net of income tax benefit of
 $2,885) (Note 15).......................       4,329         --           --
                                             --------    --------     --------
    Net income/(loss)....................    $ 11,743    $   (506)    $ 19,470
                                             ========    ========     ========
Earnings/(loss) per common share:
  Before extraordinary item and
   cumulative effect of change in
   accounting principle..................    $   0.59    $  (0.02)    $   0.65
  Extraordinary item.....................       (0.07)        --           --
  Cumulative effect of change in
   accounting principle..................       (0.14)        --           --
                                             --------    --------     --------
    Net earnings/(loss) per common
     share...............................    $   0.38    $  (0.02)    $   0.65
                                             ========    ========     ========
Weighted average number of common shares
 and equivalents outstanding during
 period..................................      30,880      29,428       30,143

          See accompanying notes to consolidated financial statements.

                               SEALY CORPORATION

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                            CLASS A        CLASS B                            FOREIGN
                         -------------- ------------- ADDITIONAL RETAINED    CURRENCY
                         COMMON  STOCK  COMMON STOCK   PAID-IN   EARNINGS   TRANSLATION
                         SHARES  AMOUNT SHARES AMOUNT  CAPITAL   (DEFICIT)  ADJUSTMENT   TOTAL
                         ------  ------ ------ ------ ---------- ---------  ----------- --------
November 30, 1994....... 29,434   $294   --     $--    $269,229  $ 53,917     $(1,207)  $322,233
 Net income.............    --     --    --      --         --     19,470         --      19,470
 Performance share
  plan..................    --     --    --      --     (13,260)      --          --     (13,260)
 Management stock
  award.................     10      1   --      --         --        --          --           1
 Valuation adjustment on
  common stock and
  warrants subject to
  repurchase............    --     --    --      --       2,300       --          --       2,300
 Stock options
  exercised.............      7    --    --      --          67       --          --          67
 Warrants exercised.....    --     --      9     --         --        --          --         --
 Foreign currency
  translation...........    --     --    --      --         --        --           70         70
                         ------   ----   ---    ----   --------  --------     -------   --------
November 30, 1995....... 29,451    295     9     --     258,336    73,387      (1,137)   330,881
 Net loss...............    --     --    --      --         --       (506)        --        (506)
 Performance share
  plan..................    --     --    --      --       4,510       --          --       4,510
 Management stock
  award.................     68    --    --      --         269       --          --         269
 Valuation adjustment on
  common stock and
  warrants subject to
  repurchase............    --     --    --      --        (308)      --          --        (308)
 Warrants exercised.....    --     --      2     --         --        --          --         --
 Repurchase of
  management stock......   (110)    (1)  --      --         --        --          --          (1)
 Dividend...............    --     --    --      --         --    (35,463)        --     (35,463)
 Withdrawals from
  performance share
  plan..................    --     --    --      --      (3,498)      --          --      (3,498)
 Shares tendered under
  performance share
  plan..................    --     --    --      --      (2,820)      --          --      (2,820)
 Foreign currency
  translation...........    --     --    --      --         --        --          (70)       (70)
                         ------   ----   ---    ----   --------  --------     -------   --------
December 1, 1996........ 29,409    294    11     --     256,489    37,418      (1,207)   292,994
 Net Income.............    --     --    --      --         --     11,743         --      11,743
 Management stock
  award.................    285      3   --      --       1,299       --          --       1,302
 Performance share
  plan..................    233      2   --      --        (134)      --          --        (132)
 Exercised stock
  options...............      5    --    --      --          29       --          --          29
 Valuation adjustment on
  common stock and
  warrants subject to
  repurchase............    --     --    --      --        (363)      --          --        (363)
 Dividend...............    --     --    --      --         --    (99,775)        --     (99,775)
 Foreign currency
  translation...........    --     --    --      --         --        --         (732)      (732)
                         ------   ----   ---    ----   --------  --------     -------   --------
November 30, 1997....... 29,932   $299    11    $--    $257,320  $(50,614)    $(1,939)  $205,066
                         ======   ====   ===    ====   ========  ========     =======   ========

          See accompanying notes to consolidated financial statements.

                               SEALY CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                       YEAR ENDED
                                          -------------------------------------
                                          NOVEMBER 30, DECEMBER 1, NOVEMBER 30,
                                              1997        1996         1995
                                          ------------ ----------- ------------
Cash flows from operating activities:
  Net income/(loss)......................   $ 11,743    $   (506)    $ 19,470
  Adjustments to reconcile net
   income/(loss) to net cash provided by
   operating activities:
  Depreciation...........................     10,851      13,037       10,144
  Cumulative effect of change in
   accounting principle..................      7,214         --           --
  Extraordinary item--early
   extinguishment of debt................      3,383         --           --
  Loss on net assets held for sale.......        --       11,762          --
  Loss on disposal of assets.............      1,061         178          813
  Stock based compensation...............      1,165       4,779      (13,260)
  Deferred income taxes..................      8,528       5,781       11,974
  Amortization of:
    Intangibles..........................     13,264      13,594       14,056
    Debt issuance cost...................      1,841       2,683        3,136
  Other, net.............................     (4,449)        922       (1,502)
Changes in operating assets and
 liabilities:
  Accounts receivable....................    (16,739)     (4,119)      (3,975)
  Inventories............................    (12,015)     (5,543)       7,267
  Prepaid expenses.......................     (5,348)       (821)         952
  Prepaid taxes..........................     (3,119)     (1,522)         --
  Accounts payable/accrued expenses/other
   noncurrent liabilities................     24,669       4,192       14,252
                                            --------    --------     --------
      Net cash provided by operating
       activities........................     42,049      44,417       63,327
                                            --------    --------     --------
Cash flows from investing activities:
  Purchase of property, plant and
   equipment.............................    (29,140)    (12,045)     (11,804)
  Proceeds from sale of subsidiary.......     35,000         --           --
  Proceeds from sale of property, plant
   and equipment.........................      5,561       1,089        7,468
                                            --------    --------     --------
      Net cash provided by (used in)
       investing activities..............     11,421     (10,956)      (4,336)
                                            --------    --------     --------
Cash flows from financing activities:
  Repayment of long-term obligations.....    (63,127)    (23,727)     (62,952)
  Net borrowing from Revolving Credit
   Facility..............................    105,000      25,000          --
  Dividend...............................    (99,775)    (35,463)         --
  Debt issuance costs....................     (6,130)        --           --
                                            --------    --------     --------
      Net cash used in financing activi-
       ties..............................    (64,032)    (34,190)     (62,952)
                                            --------    --------     --------
Change in cash and cash equivalents......    (10,562)       (729)      (3,961)
Cash and cash equivalents:
  Beginning of period....................     16,619      17,348       21,309
                                            --------    --------     --------
  End of period..........................   $  6,057    $ 16,619     $ 17,348
                                            ========    ========     ========
Supplemental disclosures:
  Taxes paid, net........................   $ 12,432    $ 14,334     $  9,405
  Interest paid, net.....................   $ 29,523    $ 26,487     $ 28,670
Other non-cash activity:
  Goodwill reduction resulting from pre-
   acquisition net operating loss
   utilization...........................   $  9,953         --           --

          See accompanying notes to consolidated financial statements.

                               SEALY CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Significant accounting policies used in the preparation of the consolidated financial statements are summarized below.

 (A) BUSINESS

  Sealy Corporation (the "Company" or the "Parent"), is engaged in the home furnishings business and manufactures, distributes and sells conventional bedding products including mattresses and foundations. Substantially all of the Company's trade accounts receivable are from retail businesses. The Company recognizes revenue upon shipment of goods to customers.

  The Company purchases substantially all of its Stearns & Foster foundation parts and approximately 50% of its Sealy foundation parts from one vendor, which has patents on various interlocking wire configurations. While the Company attempts to reduce the risks of dependence on a single external source, there can be no assurance that there would not be an interruption of production if this vendor or any other vendor were to discontinue supplying the Company for any reason.

 (B) PRINCIPLES OF CONSOLIDATION

  The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

 (C) INTERNATIONAL OPERATIONS

  The Company translates the assets and liabilities of its non-U.S. subsidiaries at the exchange rates in effect at year-end and the results of operations at the average rate throughout the year. The translation adjustments are recorded directly as a separate component of shareholders' equity, while transaction gains (losses) are included in net income.

 (D) CASH AND CASH EQUIVALENTS

  For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with a maturity at the time of purchase of three months or less to be cash equivalents. Cash equivalents are stated at cost which approximates market value.

 (E) PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment are depreciated over their expected useful lives principally by the straight-line method for financial reporting purposes and by both accelerated and straight-line methods for tax reporting purposes.

 (F) AMORTIZATION OF INTANGIBLES

  Goodwill represents the excess of the purchase price paid over the fair value of net assets acquired and is amortized on a straight-line basis over a forty year period. The Company assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through projected undiscounted future cash flows. The amount of goodwill impairment, if any, would be measured based on projected discounted future results using a discount rate reflecting the Company's average cost of funds.

                               SEALY CORPORATION

  Other intangibles include patents and trademarks which are amortized on the straight-line method over periods ranging from 5 to 20 years.

  The costs related to the issuance of debt are capitalized and amortized to interest expense using the effective-interest method over the lives of the related debt.

 (G) EARNINGS PER COMMON SHARE

  Net earnings per common share is based upon weighted average number of shares of the Company's common stock and common stock equivalents outstanding for the periods presented. Common stock equivalents included in the computation, using the treasury stock method, represent shares issuable upon the assumed exercise of warrants, stock options and performance shares that would have a dilutive effect in periods in which there were earnings.

 (H) INCOME TAXES

  Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

 (I) ADVERTISING COSTS

  The Company expenses all advertising costs as incurred. Advertising expenses for the years ended November 30, 1997, December 1, 1996, and November 30, 1995 amounted to $97,314, $74,649 and $92,726, respectively.

 (J) COMMITMENTS AND CONTINGENCIES

  Liabilities for loss contingencies, including environmental remediation costs, arising from claims, assessments, litigation, fines and penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated. Recoveries from third parties which are probable of realization are separately recorded, and are not offset against the related environmental liability, in accordance with Financial Accounting Standards Board Interpretation No. 39, Offsetting of Amounts Related to Certain Contracts.

 (K) USE OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 (L) RECLASSIFICATION

  Certain reclassifications of previously reported financial information were made to conform to the 1997 presentation.

                               SEALY CORPORATION

 (M) FISCAL YEAR

  Effective December 1, 1995, the Company changed its fiscal year end from November 30 to a 52- or 53-week year ending on the Sunday closest to November
30. Accordingly, the 1997 fiscal year ended on November 30, the 1996 fiscal year ended on December 1 and the 1995 fiscal year ended on November 30. All general references to years relate to fiscal years unless otherwise noted.

(2) INVENTORIES

  Inventories are valued at cost not in excess of market, using the first-in, first-out (FIFO) method. The major components of inventory as of November 30, 1997 and December 1, 1996 were as follows:

                                                                  1997    1996
                                                                 ------- -------
                                                                 (IN THOUSANDS)
     Raw materials.............................................. $26,251 $18,300
     Work in process............................................  12,594  11,624
     Finished goods.............................................   7,162   4,068
                                                                 ------- -------
                                                                 $46,007 $33,992
                                                                 ======= =======

(3) LONG-TERM OBLIGATIONS

  Long-term debt as of November 30, 1997 and December 1, 1996 consisted of the following:

                                                               1997     1996
                                                             -------- --------
                                                              (IN THOUSANDS)
     $275,000,000 Second Restated Secured Credit Agreement-
      Revolving Credit Facility............................  $130,000 $    --
     1994 Restated Credit Agreement:
       Revolving Credit Facility...........................       --    25,000
       Term Loan Facility..................................       --    63,052
     10 1/4% Senior Subordinated Notes.....................   200,000  200,000
     Other.................................................       --        75
                                                             -------- --------
                                                              330,000  288,127
     Less current portion..................................       --    18,620
                                                             -------- --------
                                                             $330,000 $269,507
                                                             ======== ========

  On May 27, 1994, the Company entered into a restated secured credit agreement (the "1994 Credit Agreement") with a majority of its then current group of senior lenders (the "Senior Lenders"), which modified the terms of the 1993 Credit Agreement by reducing the amounts under its existing term loan facilities thereunder from an aggregate of $250 million to a single facility of $150 million (the "Term Loan Facility") and by increasing the amount available under its existing revolving credit facility thereunder from $75 million to $125 million (the "Revolving Credit Facility"). The Revolving Credit Facility provided sublimits for a $30 million discretionary letter of credit facility ("Letters of Credit") and a discretionary swing loan facility of up to $5 million.

                               SEALY CORPORATION

  The $275,000,000 Second Restated Secured Credit Agreement (the "1997 Credit Agreement") was consummated on February 25, 1997 and consists of a $275 million reducing revolving credit facility with a $25 million discretionary letter of credit facility and a discretionary swing loan facility of up to $20 million ("Revolving Credit Facility"). The 1997 Credit Agreement has a final maturity date of January 15, 2003, and provides for periodic reductions in the amounts of available credit in accordance with the following schedule:

                                                                     REMAINING
                                                        COMMITMENT    REVOLVER
      REDUCTION DATE                                     REDUCTION   COMMITMENT
      --------------                                    ----------- ------------
     November 29, 1998................................. $15 million $260 million
     November 28, 1999................................. $20 million $240 million
     December 3, 2000.................................. $30 million $210 million
     December 2, 2001.................................. $30 million $180 million
     June 2, 2002...................................... $30 million $150 million

  Additional mandatory commitment reductions will occur equal to 100% of net after-tax cash proceeds from any sale of assets in excess of $15 million in each fiscal year, and equal to 50% of net proceeds from the issuance of permitted subordinated debt.

  Base rate loans and Eurodollar rate loans are based on a pricing grid which provides for an interest rate plus a margin. The margin is adjustable on the Company's total senior debt to adjusted EBITDA ratio. For the first six months of the 1997 Credit Agreement, the margin on the Eurodollar rate borrowing was 1.25%. In September, 1997, the margin decreased to 1.0% and remained as such through November 30, 1997. The initial commitment fee, which is also subject to a pricing grid, was 0.375% during the first six months of the 1997 Credit Agreement. In September 1997, the commitment fee decreased to 0.3% and remained as such through November 30, 1997.

  During the twelve months ended November 30, 1997, the maximum amount outstanding under the Revolving Credit Facility, excluding Letters of Credit, was $160 million. At November 30, 1997, the Company had approximately $135 million available under the Revolving Credit Facility, with Letters of Credit issued totaling approximately $10 million. The Company's net weighted average borrowing cost was 9.0% for fiscal 1997 and 1996.

  All obligations of the Company under the 1997 Credit Agreement are jointly and severally guaranteed by each direct and indirect domestic subsidiary of the Company and secured by the first priority liens on and security interests in substantially all of the assets of the Company and its domestic subsidiaries and by first priority pledges of substantially all of the capital stock of most of the subsidiaries of the Company; however, such security is subject to release upon the Company attaining specified senior unsecured (either actual or implied) credit ratings. The Company also is subject to certain affirmative and negative covenants under both the 1997 Credit Agreement and the Indenture relating to its 10 1/4% Senior Subordinated Notes due 2003, including requirements and restrictions with respect to capital expenditures, dividends, maximum leverage and other financial ratios.

  The 10 1/4% (formerly 9 1/2%) Senior Subordinated Notes (the "Parent Notes") sold pursuant to a public offering on May 7, 1993 mature on May 1, 2003 with interest payable semiannually in cash on May 1 and November 1 of each year. The Notes may be redeemed at the option of the Company on or after May 1, 1998, under the conditions and at the redemption prices as specified in the note indenture, dated as of May 7, 1993, under which the Parent Notes were issued (the "Parent Note Indenture"). The Parent Notes are subordinated to all existing and future Senior Debt of the Company as defined in the Parent Note Indenture.

                               SEALY CORPORATION

  Pursuant to a Solicitation of Consents dated as of January 24, 1997, as subsequently amended (the "Consent Solicitation"), the Company solicited consents from the record holders (the "Registered Holders") of its Parent Notes to certain amendments, consents and waivers under the Indenture (the "Indenture"), dated as of May 7, 1993, between the Company and Mellon Bank, F.S.B., as successor trustee (the "Trustee"), under which the Notes were issued. Following receipt of the requisite consents of the Registered Holders, on February 21, 1997, the Company and the Trustee executed a Supplemental Indenture incorporating the amendments to the Indenture. The Supplemental Indenture provided for (i) an increase in the interest rate on the Notes to 10 1/4%, (ii) provision to allow for the payment of a special dividend of up to One Hundred Million Dollars ($100,000,000) (the "Dividend") to qualifying equity security holders of the Company, (iii) an increase in the redemption premiums paid to Registered Holders in the event the Notes are repurchased by the Company, and (iv) the corresponding waiver of Section 4.05 of the Indenture, such that the Dividend will not constitute a "Restricted Payment" (as defined in the Indenture). The Company paid an aggregate of Four Million Dollars ($4,000,000) on a pro rata basis to those Registered Holders that had timely consented.

  In December, 1997, the Company completed a Recapitalization which included the tendering of Parent Notes and repayment of Parent indebtedness under the 1997 Credit Agreement. See Note 16, Subsequent Events.

(4) LEASE COMMITMENTS

  The Company leases certain operating facilities, offices and equipment. The following is a schedule of future minimum annual lease commitments and sublease rentals at November 30, 1997.

                                                              COMMITMENTS UNDER
                                                              ------------------
                                                                        SUBLEASE
                                                              OPERATING  RENTAL
     FISCAL YEAR                                               LEASES    INCOME
     -----------                                              --------- --------
                                                                (IN THOUSANDS)
     1998....................................................  $ 8,028    $102
     1999....................................................    6,357     --
     2000....................................................    5,663     --
     2001....................................................    4,349     --
     2002....................................................    3,830
     Later years.............................................   10,264     --
                                                               -------    ----
                                                               $38,491    $102
                                                               =======    ====

  Rental expense charged to operations is as follows:

                                       YEAR ENDED    YEAR ENDED   YEAR ENDED
                                      NOV. 30, 1997 DEC. 1, 1996 NOV. 30, 1995
                                      ------------- ------------ -------------
                                                   (IN THOUSANDS)
   Minimum rentals...................    $ 9,153      $ 9,096       $9,084
   Contingent rentals (based upon
    delivery equipment mileage)......      1,361        1,067          809
                                         -------      -------       ------
                                         $10,514      $10,163       $9,893
                                         =======      =======       ======

  The Company has the option to renew certain plant operating leases, with the longest renewal period extending through 2015. Most of the operating leases provide for increased rent through increases in general price levels.

                               SEALY CORPORATION

(5) STOCK OPTION AND RESTRICTED STOCK PLANS

  The Company adopted the 1989 Stock Option Plan ("1989 Plan") in 1989, the 1992 Stock Option Plan ("1992 Plan") in 1992 and the 1997 Stock Option Plan ("1997 Plan") in 1996 and reserved 100,000 shares, 600,000 shares and 2,400,000 shares, respectively, of Class A Common Stock of the Company (the "Shares") for future issuance. Options under the 1989 Plan, the 1992 Plan and the 1997 Plan may be granted either as Incentive Stock Options as defined in
Section 422A of the Internal Revenue Code or Nonqualified Stock Options subject to the provisions of Section 83 of the Internal Revenue Code.

  Prior to fiscal year 1995, the Company issued options under the 1989 Plan totaling 3,300 Shares (net of subsequent forfeitures), all of which are exercisable on or after November 30, 1994. Any unexercised options terminate on the tenth anniversary of the date of grant or earlier, in connection with termination of employment.

  The options outstanding (net of forfeitures) and the related exercise price for all 1989 Plan options as of November 30, 1997 adjusted for the dividends paid on May 17, 1997 and February 28, 1997 were 4,862 Shares and $34.02. No 1989 Plan options have been exercised since the date of grant.

  Outstanding options (net of subsequent forfeitures) and the related exercise prices adjusted for the dividends paid in May 17, 1996 and February 28, 1997 under the 1992 Plan are as follows: 63,158 granted in June, 1992 with an exercise price of $5.12 per Share; 67,584 granted in June, 1993 with an exercise price of $6.16 per Share; 77,175 granted in June, 1994 with an exercise price of $9.17 per Share; 105,105 granted in June, 1995 with an exercise price of $10.85 per Share and 130,830 granted in June, 1996 with an exercise price of $7.23 per Share. The 1992 Plan options are exercisable 25% upon grant and 25% per year thereafter. The exercise price is equal to the estimated fair value of the Company's stock at the date of grant. 1992 Plan options totaling 11,958 shares were exercised during the three years ended November 30, 1997. At November 30, 1997, options for 351,833 Shares issued under the 1992 Plan are exercisable.

  During Fiscal 1993, the Company adopted the 1993 Non-Employee Director Stock Option Plan (the "1993 Plan"), which was subsequently amended on April 6, 1994 and June 27, 1995. The 1993 Plan provides for the one-time automatic grant of ten-year options to acquire up to 10,000 Shares to all current and future directors who are not employed by the Company, by Zell/Chilmark or by their respective affiliates ("Non-Employee Directors"). Options granted under the 1993 Plan vest immediately and are initially exercisable at a price equal to the fair market value of the Shares on the date of grant. For options granted prior to March 1, 1994, the exercise price of options granted pursuant to this Plan increased on the first anniversary date of such grant by 4%, which became the fixed exercise price for all such options. Options issued thereafter, if any, will be exercisable over their term at the fair market value on the date of grant. Pursuant to the 1993 Plan, the Company granted options to acquire up to 50,000 Shares to Non-Employee Directors in fiscal year 1993 at an initial exercise price of $9.05 per Share. The 1993 Plan was amended on June 27, 1995 to provide for the grant of an additional option to purchase 5,000 Shares to each eligible director and thereafter providing for the automatic annual grant of an option to each eligible director to purchase an additional 5,000 Shares at fair market value on the date of grant. Pursuant to the 1993 Plan, the Company granted options to acquire up to 5,000 Shares to each eligible director in fiscal 1995, 1996 and 1997 with a fixed exercise price of $15.95, $10.63 and $9.60 per Share, respectively. The options outstanding (net of forfeitures) and their related strike prices at November 30, 1997 adjusted for the dividends paid on May 17, 1996 and February 28, 1997 are 60,780 Shares at $6.21, 30,384 Shares at $10.52, 26,872 Shares at $7.01, and 20,000 Shares at
$9.60 for the 1993, 1995, 1996 and 1997 grants, respectively. As of November 30, 1997 no options under the 1993 Plan have been exercised.

                               SEALY CORPORATION

  In 1996, pursuant to an employment agreement with the Company's CEO, the Company granted him an aggregate of 67,635 shares of restricted stock with a fair value of $637,800 at date of grant. The restricted stock was to vest at a rate of approximately 25% at each anniversary date of the grant. The Company also awarded a grant of ten-year stock options to acquire up to an aggregate of 587,342 Shares at an exercise price of $7.23 per Share (representing fair market value at the time of grant) adjusted for the dividends paid on May 17, 1997 and February 28, 1997. The stock options were to vest at a rate of 25% at each anniversary date of the grant. On May 31, 1997 the Human Resources Committee, under the 1997 Plan, granted the CEO a ten-year stock option to acquire up to 75,000 Shares at an exercise price of $9.60 per Share (representing fair market value of the time of grant).

  In May 1997, the Company granted ten-year stock options to acquire 921,400 shares at an exercise price of $9.60 per share (representing fair market value at the time of grant). The options vest 50% on the third anniversary date of the grant and 50% on the fourth anniversary date of the grant. Outstanding options (net of forfeitures) at November 30, 1997 were 910,200.

  As permitted by SFAS No. 123, Accounting for Stock-Based Compensation, the Company continues to account for its stock option and stock incentive plans in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and makes no charges against capital with respect to options granted. SFAS No. 123 does however require the disclosure of pro forma information regarding Net income and Earnings per share determined as if the Company had accounted for its stock options under the fair value method. For purposes of this pro forma disclosure the estimated fair value of the options is amortized to expense over the options' vesting period.

                                                                 1997    1996
                                                                ------- ------
     Net income (loss)............................. As reported $11,743 $ (506)
                                                    Pro forma   $10,814 $ (892)
     Net Earnings (loss) per share................. As reported $  0.38 $(0.02)
                                                    Pro forma   $  0.35 $(0.03)

  Because the SFAS No. 123 method of accounting has not been applied to options granted prior to Fiscal 1996 and all related Plans were terminated effective December 18, 1997, the above pro forma effect may not be representative of that to be expected in future years.

                               SEALY CORPORATION

  The fair value for all options granted in Fiscal 1997 and 1996 were estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions: the expected life for all options is seven years; the expected dividend yield for all stock is zero percent and the expected volatility of all stock is zero percent. Adjustments were made to the then outstanding options and related stock prices as a result of the dividends paid on May 17, 1996 and February 28, 1997. Such adjustments were treated as modifications of outstanding awards in accordance with SFAS No.
123. The risk free interest rates utilized for the grants made during Fiscal 1997 and 1996 and for the May 1996 and February 1997 modifications of all then outstanding grants are as follows:

                                                   RISK FREE INTEREST RATE
                                             -----------------------------------
                                             ORIGINAL MODIFICATION MODIFICATION
     OPTION GRANT DATE                        GRANT     MAY 1996   FEBRUARY 1997
     -----------------                       -------- ------------ -------------
     1989 Plan:
       December 1989........................    --         --          5.15%
     1992 Plan:
       June 1992............................    --         --          6.06%
       June 1993............................    --         --          6.22%
       June 1994............................    --         --          6.31%
       June 1995............................    --         --          6.38%
       June 1996............................  6.77%        --          6.46%
     1993 Plan:
       March 1993...........................    --       6.26%         6.46%
       June 1995............................    --       6.51%         6.46%
       June 1996............................  6.77%        --          6.46%
       May 1997.............................  6.64%        --            --
     CEO Award:
       March 1996...........................  5.82%        --          6.46%
     1997 Plan:
       June 1997............................  6.64%        --            --

  A summary of the status and changes of shares subject to options and the related average price per share is as follows:

                                                  SHARES SUBJECT AVERAGE OPTION
                                                    TO OPTIONS   PRICE PER SHARE
                                                  -------------- ---------------
     Outstanding November 30, 1995...............     346,450        $12.41
                                                    ---------        ------
       Granted...................................     531,500        $10.58
       Adjustment................................       7,622           --
       Canceled..................................     (37,500)        11.66
                                                    ---------        ------
     Outstanding December 1, 1996................     848,072         11.19
                                                    ---------        ------
       Granted...................................     941,400          9.40
       Adjustment................................     341,478           --
       Exercised.................................      (4,958)         5.82
       Canceled..................................     (41,700)        10.81
                                                    ---------        ------
     Outstanding November 30, 1997...............   2,084,292        $ 8.52
                                                    =========        ======

                               SEALY CORPORATION

  Options exercisable and shares available for future grant at Fiscal Year
End:

                                                       1997     1996    1995
                                                     --------- ------- -------
   Options exercisable..............................   641,895 312,447 225,450
   Weighted-average option price per share of
    options exercisable.............................     $7.91  $11.29  $11.39
   Weighted-average fair value of options granted
    during the year.................................     $9.60  $10.63  $15.95
   Shares available to grant........................ 1,741,086 339,550 413,550

  The ranges of exercise prices and the remaining contractual life of options as of November 30, 1997 were:

     RANGE OF EXERCISE PRICES                          $5.12 TO $10.85  $34.02
     ------------------------                          --------------- --------
     Options outstanding:
       Outstanding as of November 30, 1997............    2,079,430       4,862
       Weighted-average remaining contractual life....     8.4 Yrs.    2.0 Yrs.
       Weighted-average exercise price................        $8.44      $34.02
     Options exercisable:
       Outstanding as of November 30, 1997............      637,033       4,862
       Weighted-average remaining contractual life....     7.0 Yrs.    2.0 Yrs.
       Weighted-average exercise price................        $7.66      $34.02

  In 1996, the Company adopted the 1996 Transitional Restricted Stock Plan (the "1996 Transitional Plan") effective December 1, 1996 which terminates on January 3, 2000, and no grants shall thereafter be awarded under the Plan. All grants awarded under the Plan prior to such date shall remain in effect until they have been exercised or terminated in accordance with the terms and provisions of the Plan. On January 6, 1997, 281,400 Shares, which vest on January 3, 2000, were granted to 32 senior executives of the Company (including 15,800 shares each to Mr. Fazio, Mr. Fellmy, Mr. McIlquham and Mr. Rogers) under the Plan with a fair value of $3,632,874 at date of grant. The Plan provides for partial vesting at a rate of 50% if a grantee incurs a "termination" (as defined in the Plan) from January 3, 1999 to January 2, 2000. During Fiscal 1997, 35,800 Shares were forfeited and 39,700 additional Shares were issued to three senior executives of the Company (none of whom were Named Executive Officers) resulting in Shares outstanding at November 30, 1997 of 285,300.

  As a result of the Recapitalization (see Note 16) effective on December 18, 1997, the Human Resources Committee of the Company's Board of Directors removed all restrictions on the then outstanding restricted stock issued under the 1996 Transitional Plan and those shares were paid out as a result of the Recapitalization at the Recapitalization share price of $14.3027. As of December 18, 1997, the Human Resources Committee accelerated vesting of the Company issued and then outstanding stock options under the 1989 Plan, 1992 Plan, 1993 Plan and 1997 Plan (collectively the "Terminated Stock Option Plans"); terminated the Terminated Stock Option Plans; and paid each holder of options under the Terminated Stock Option Plans reasonable compensation for such terminations which compensation was equal to the spread between the Merger share price of $14.3027 and the respective per share exercise price for the terminated stock options. Prior to December 18, 1997 certain members of senior management were offered and elected to cancel their options under the Terminated Stock Option Plans and their restricted stock under the 1996 Transitional Plan. Those senior executives received nonqualified stock options which were subsequently cancelled and exchanged on December 18, 1997 for ten-year stock options to acquire 145,516 shares of the Company's post-Recapitalization Class L Common Stock at an exercise price of $10.125 per share

                               SEALY CORPORATION
and ten-year stock options to acquire 1,309,644 shares of the Company's post-Recapitalization Class A Common Stock at an exercise price of $0.125 per share. See Note 16 for description of new Class A and Class L Common shares. These options were fully vested at the time of grant and the exercise price was set at 25% of fair market value at the time of grant.

(6) INCOME TAXES

  The Company and its domestic subsidiaries file a consolidated U.S. Federal income tax return. Income tax expense attributable to income from continuing operations consists of:

                                       YEAR ENDED    YEAR ENDED   YEAR ENDED
                                      NOV. 30, 1997 DEC. 1, 1996 NOV. 30, 1995
                                      ------------- ------------ -------------
                                                   (IN THOUSANDS)
   Current:
     Federal.........................    $10,679      $15,494       $ 6,384
     State and local.................      2,616        1,196         1,404
     Canada, Commonwealth of Puerto
      Rico and Mexico................      4,016        2,808         3,810
                                         -------      -------       -------
                                          17,311       19,498        11,598
   Deferred..........................      5,198        5,781        11,974
                                         -------      -------       -------
   Income tax expense................    $22,509      $25,279       $23,572
                                         =======      =======       =======

  Income before income taxes from Canadian operations amounted to $8,643, $7,042 and $7,247, for the years ended November 30, 1997, December 1, 1996 and November 30, 1995.

  The differences between the effective tax rate and the statutory U.S. Federal income tax rate are explained as follows:

                                       YEAR ENDED    YEAR ENDED   YEAR ENDED
                                      NOV. 30, 1997 DEC. 1, 1996 NOV. 30, 1995
                                      ------------- ------------ -------------
   Income tax expense (benefit)
    computed at statutory U.S.
    Federal income tax rate..........     35.0%         35.0%        35.0%
   State and local income taxes, net
    of Federal tax benefit...........      6.2           6.1          4.5
   Permanent differences resulting
    from purchase accounting.........      9.4          16.1          9.6
   Foreign tax rate differential and
    effects of foreign earnings
    repatriation.....................      3.5           6.5          5.4
   Sale of subsidiary................      1.8          37.3          --
   Other items, net..................     (0.5)          1.0          0.3
                                          ----         -----         ----
                                          55.4%        102.0%        54.8%
                                          ====         =====         ====

  At November 30, 1997 and December 1, 1996, the total deferred tax assets and deferred tax liabilities were $15,571 and $19,265, $47,508 and $42,674, respectively. The significant components of the deferred tax assets were accrued salaries and benefits of $7,669 and $7,447, respectively and net operating loss carryforwards of $3,577 in Fiscal 1996, and the deferred tax liabilities relating to property, plant and equipment were $21,445 and $23,601 and intangible assets of $12,262 and $13,204, respectively.

                               SEALY CORPORATION

  A provision has not been made for U.S. or foreign taxes on undistributed earnings of subsidiaries which operate in Canada and Puerto Rico. Upon repatriation of such earnings, withholding taxes might be imposed that are then available for use as credits against a U.S. Federal income tax liability, subject to certain limitations. The amount of taxes that would be payable on repatriation of the entire amount of undistributed earnings is immaterial.

  During 1997, goodwill was reduced by $9,953 for the utilization of previously unrecognized pre-acquisition net operating loss carryforwards.

(7) RETIREMENT PLANS

  Substantially all employees are covered by profit sharing plans, where specific amounts are set aside in trust for retirement benefits. The total profit sharing expense was $5.9 million, $5.0 million, and $5.4 million for the years ended November 30, 1997, December 1, 1996, and November 30, 1995, respectively.

(8) WARRANTS

 SERIES A AND SERIES B WARRANTS

  Series A and Series B Warrants (collectively, "Restructure Warrants") were issued under a Warrant Agreement (the "Agreement") dated as of November 6, 1991 between the Company and its subsidiary, Sealy, Inc., as warrant agent. The Restructure Warrants, when exercised, entitled the Holder thereof to receive one Share in exchange for the exercise price per Share for Series A warrants and Series B warrants, subject to adjustment under certain circumstances. As of November 30, 1997, the Series A and Series B Warrants were exercisable into 4,337,959 and 1,686,446 Shares, respectively.

  Under the Agreement, adjustments are to be made to the exercise ratio and exercise price of the Restructure Warrants in the event the Company issues shares of its capital stock at less than Current Market Value (including under employee benefit plans). The Company has issued shares under its Performance Share Plan, 1996 Transitional Plan and certain employee issuances, triggering the anti-dilution adjustments, and these adjustments have been made pursuant to the Warrant Agreement. The Series A and Series B Warrants conversion ratio and exercise price at November 30, 1997 were 1.0207 and $15.6751 per share and
1.0207 and $22.0431 per share, respectively and at December 1, 1996 were
1.0115 and $15.8182 per share and 1.0115 and $22.2444 per share, respectively,

  The Restructure Warrants were exercisable at any time and from time to time on or prior to November 6, 2001 ("Expiration Date"). The Restructure Warrants may terminate and become void prior to the Expiration Date in the event that such warrants are redeemed by the Company pursuant to its right to redeem the Restructure Warrants on any date after November 6, 1996 at a redemption price per Share as defined in the Warrant Agreement. On October 27, 1997, the Company's Board of Directors, in connection with the Recapitalization (see
Note 16), authorized such a redemption effective February 3, 1998 (the "Redemption Date") of all outstanding Restructure Warrants. In accordance with criteria set forth in the Warrant Agreement and as defined in the Warrant Agreement, two independent financial firms performed a valuation effective December 2, 1997 and established a redemption price. The redemption price was $0.9411 for each Series A Warrant and $0.3777 for each Series B Warrant. Holders were given the option to exercise their Restructure Warrants prior to the redemption date, surrender their certificates representing their Restructure Warrants and receive the redemption price within five business days of the surrender, or receive the redemption price within five business days of the Redemption Date.

                               SEALY CORPORATION

 MERGER WARRANTS

  Merger Warrants were issued under a Warrant Agreement ("Warrant Agreement") dated as of August 1, 1989 between the Company and KeyCorp Shareholder Services, Inc., as successor warrant agent. Each Merger Warrant, when exercised, will entitle the holder thereof to receive one fiftieth of one share of Class B Common Stock ("Warrant Shares") of the Company (50 to 1 ratio) in exchange for the exercise price of $.01 per share, subject to adjustment under certain circumstances. The Company has issued shares under its Performance Share Plan, 1996 Transitional Restricted Stock Plan and certain employee issuances, triggering the anti-dilution adjustment provision, and these adjustments have been made pursuant to the Warrant Agreement resulting in a revised conversion ratio of 48.64 to 1 on December 1, 1996 and
47.98 to 1 on November 30, 1997.

  The Merger Warrants became exercisable subsequent to August 9, 1995. As a result of exercised Merger Warrants, 607 and 2,085 shares of Class B Common Stock were issued in Fiscal 1997 and 1996, respectively.

  The Company is required to offer to repurchase the Merger Warrants and Warrant Shares upon the removal of any limitations to repurchase or upon the occurrence of certain other events. Merger Warrants and Warrant Shares are, therefore, not considered to be a part of the Company's stockholders' equity but, are included in other noncurrent liabilities in the accompanying consolidated balance sheets. Authorized Merger Warrants at November 30, 1997 and December 1, 1996 are exercisable into an aggregate of 203,751 and 207,747 shares of Class B Common Stock, respectively.

  As a result of the Recapitalization (see Note 16) effective on December 18, 1997, Merger Warrant holders upon exercise of their Merger Warrants at a conversion rate of 47.98 to 1 are entitled only to receive a cash payment of $14.2927 which is the spread between the Recapitalization share price of $14.3027 and the Merger Warrant exercise price of $0.01. As a result of the Recapitalization, Warrants not exercised prior to such Recapitalization can no longer be converted to Class B shares and upon subsequent exercise will receive the same amount in cash without interest. As of December 17, 1997, the Company forwarded to a third party paying agent the amount necessary to fund the future cash requirements with respect to remaining then outstanding Merger Warrants and Class B Common Stock.

(9) COMMON STOCK

  Prior to the Merger, holders of Class A Common Stock were entitled to one vote per share on all matters submitted to a vote of stockholders while the holders of Class B Common Stock were entitled to one-half vote per share. Except with respect to voting rights, the terms of the Class A Common Stock and the Class B Common Stock were identical. Shares of Class B Common Stock, under certain circumstances, were convertible into shares of Class A Common Stock. In connection with the Recapitalization (see Note 16), new Class A, B, L and M Common Shares were issued.

(10) PERFORMANCE SHARE PLAN

  Effective April 1, 1992, the Company adopted a Performance Share Plan ("Plan") for certain employees of the Company. Under the Plan, the Board of Directors may approve the issuance of up to 3.0 million performance share units each representing the right to receive up to one Share if the Company meets specified cumulative operating cash flow targets over the five-year period ending December 1, 1996. During fiscal 1996, two participants withdrew from the Plan resulting in an adjustment to additional paid-in capital. As of December 1, 1996, the conclusion of the Plan, 451,740 Shares were awarded under the Plan of which 207,549 Shares were tendered to the Company by Plan participants to cover their estimated tax liability, resulting in the issuance of 244,191 Shares in January 1997.

                               SEALY CORPORATION

  The Plan is a variable stock compensation plan pursuant to which the fair value of Shares issuable under the Plan will be recorded as compensation expense over the Plan's five-year term ending December 1, 1996. In addition to the annual amount of compensation expense under the Plan, such amount will be adjusted to give cumulative effect to any change in the amount of non-cash compensation expense previously recorded in prior reporting periods, resulting from subsequent increases or decreases in the fair value of the Shares or the number of performance share units outstanding since such reporting period and to any change in management's estimate of its ability to achieve the cumulative operating cash flow targets as defined in the Plan. Performance Share Plan expense for the year ended December 1, 1996 amounted to $4.5 million. The Company recorded a $13.3 million credit to non-cash compensation expense under the Plan for the year ended November 30, 1995.

(11) SUMMARY OF INTERIM FINANCIAL INFORMATION (UNAUDITED)

                                                           NET INCOME/     EARNINGS PER
                              NET SALES     GROSS PROFIT      (LOSS)       COMMON SHARE
                              ------------  -------------  ------------    -------------
                               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
     1997:
       First quarter......... $    168,904    $     72,890  $      1,158      $     0.04
       Second quarter........      180,625          80,951         3,282            0.11
       Third quarter.........      229,919         101,864         7,917            0.26
       Fourth quarter........      225,386          93,224          (614)          (0.02)
     1996:
       First quarter......... $    159,475    $     69,583  $      2,854      $     0.09
       Second quarter........      165,177          68,935         2,909            0.10
       Third quarter.........      192,546          84,434         7,083            0.24
       Fourth quarter........      180,440          77,427       (13,352)          (0.45)

  During the first and fourth quarters of Fiscal 1997, the Company recorded an after-tax loss of $2.0 million ($0.07 per share), from early extinguishment of debt in connection with the Refinancing, and $4.3 million ($0.14 per share), from write-offs in connection with EITF 97-13 (see Note 15), respectively. During the fourth quarter of Fiscal 1996, the Company recorded an after-tax loss on pending sale of subsidiary of $17.6 million and a noncash charge of $3.2 million in connection with the Company's Performance Share Plan.

(12) CONTINGENCIES

  In accordance with procedures established under the Environmental Cleanup Responsibility Act (now known as the Industrial Site Recovery Act), Sealy and one of its subsidiaries are parties to an Administrative Consent Order ("ACO") issued by the New Jersey Department of Environmental Protection ("DEP"). Pursuant to the ACO the Company and such subsidiary agreed to conduct soil and groundwater investigation and remediation at the plant previously owned by the subsidiary in South Brunswick, New Jersey. The Company does not believe that its manufacturing processes were a source of the contaminants found to exist above regulatorily acceptable levels in the groundwater. The Company and its subsidiary have retained primary responsibility for the investigation and any necessary clean up plan approved by the DEP under the terms of the ACO.

  The DEP previously approved both the Company's soil remediation plans and its initial groundwater remediation plans. Further investigation in 1996 revealed certain additional areas of soil contamination resulting from activities at the South Brunswick facility prior to the Company's acquisition

                               SEALY CORPORATION
of the site. In 1997, the Company with DEP approval completed essentially all soil remediation and conducted a pilot test for a Company-proposed revision to the groundwater remediation program.

  While the Company cannot predict the ultimate timing or cost to remediate this facility based on facts currently known, management believes the previously established accrual for site investigation and remediation costs is adequate to cover the Company's reasonably estimable liability and does not believe the resolution of this matter will have a material adverse effect on the Company's financial position or future operations.

  In March, 1994, the Company filed a claim in the U.S. District Court for the District of New Jersey against former owners of the site and their lenders under the Comprehensive Environmental Response, Compensation and Liability Act seeking contribution for site investigation and remedial costs. In March, 1997, the Company received $1.7 million from a former owner of the site and one of the lenders to the former owner in final settlement of this litigation which was recorded as an increase to other non-current liabilities.

  In January 1997, the Company filed a claim in the U.S. District Court of New Jersey against former insurance companies for the Company under the Comprehensive Environmental Response, Compensation and Liability Act seeking contribution for site investigation and remedial costs. A parallel case seeking a judgement of non-liability was filed by some (but not all) of these insurance companies in the U.S. District Court for the Northern District of Ohio. The Company is awaiting a ruling by the District Courts involved.

  The Company has also voluntarily proceeded to develop a remediation plan for isolated soil and groundwater contamination at its Oakville, Connecticut property that the Company believes is solely attributable to the manufacturing operations of previous unaffiliated occupants. Based on the facts currently known, management does not believe that resolution of this matter will have a material adverse effect on the Company's financial position or future operations.

  On May 22, 1997, the Company filed in the United States District Court for the Northern District of Illinois a motion to terminate certain antitrust final judgments ("the Judgments") entered on December 30, 1964 and December 26, 1967. These Judgements, among other things, prohibited the Company from suggesting resale prices to its dealers. During the pendency of the Company's motion to terminate the Judgments, and based upon allegations received by the Department of Justice ("the Department") concerning a possible resale price maintenance agreement with a Stearns & Foster dealer, the Department, on September 8, 1997, issued to the Company a Civil Investigative Demand seeking documents relating to, among other things, communications between the Company and dealers concerning the retail price of mattresses. In response to the Civil Investigative Demand, the Company produced certain documents and the deposition of a Company executive was taken. Immediately following such document production and deposition, the Department consented to the termination of the Judgments and an order terminating the Judgments was entered by the Court on September 19, 1997. After the Court terminated the Judgments, the Department notified the Company on September 29, 1997 that it was limiting the Civil Investigative Demand to certain narrow specifications. In October 1997, the Company produced additional documents in response to the Civil Investigative Demand. On November 24, 1997 the Company received a request from the Department for clarification and additional information. The Company has responded to that request.

(13) FINANCIAL INSTRUMENTS

  Due to the short maturity of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, their carrying values approximate fair value. The carrying amount of long-term debt under the Term Loan Facility and Revolving Credit Facility approximate fair value because the

                               SEALY CORPORATION
interest rate adjusts to market interest rates. The fair value of long-term debt under the 10 1/4% Senior Subordinated Notes, based on a quoted market price, was $215 million and $201 million at November 30, 1997 and December 1, 1996, respectively.

(14) DISPOSITION

  On January 15, 1997, the Company completed the sale of Woodstuff Manufacturing, Inc., a wholly owned subsidiary that manufactured and marketed solid wood bedroom furniture under the "Samuel Lawrence" brand name. The divestiture produced cash proceeds of $35.0 million and resulted in a book loss of $17.6 million. The loss on sale of this subsidiary includes income tax expense of $5.8 million arising from the tax gain on the transaction, as well as transaction costs related to the sale. A summary of the net assets held for sale at December 1, 1996 is as follows (amounts in thousands):

     Accounts receivable.............................................. $  9,228
     Inventory........................................................    6,907
     Other current assets.............................................      480
     Property, plant and equipment, net...............................   10,329
     Other assets.....................................................   26,246
     Accounts payable and accrued expenses............................   (4,939)
     Other liabilities................................................   (1,998)
     Excess of net assets over proceeds from sale.....................  (10,761)
                                                                       --------
     Net assets held for sale......................................... $ 35,492
                                                                       ========

(15) CUSTOMER RECEIVABLE

  On July 7, 1997, Montgomery Ward, which is a major customer of the Company, filed for protection under Chapter 11 of the U.S. Bankruptcy Code. During fiscal 1997, the Company recorded increases in bad debt reserves of $2,766 million and related factoring expenses of $1,261 million, in response to this situation. The Company has since reinstated shipments to Montgomery Ward and will continue to monitor and attempt to limit its exposure in this situation. Management believes that this situation will not have a material adverse effect on the Company's financial position or future operations.

(16) YEAR 2000 ISSUE (UNAUDITED)

  The Company believes that the new Business Systems, including appropriate software, being installed both alongside and as part of an upgrade of its existing computer system will address the dating system flaw inherent in most operating systems (the "Year 2000 Issue"). There can be no assurance, however, that the new Business Systems will be installed and fully operational at all locations and for all applications prior to the turn of the century, and management has therefore deemed it necessary to convert its current system to be Year 2000 compliant. The Company has conducted a comprehensive impact analysis to determine what computing platforms and date-aware functions with respect to its existing computer operating systems will be disrupted by the Year 2000 Issue. In January, 1998, the Company completed a prioritization of the impacted areas identified to date and commenced the detailed program code changes through a contracted third party vendor which has experience in Year 2000 conversions for the Company's existing system including the same release of such system. The Company is in the preliminary stages of assessment of its vendors and customers status with respect to the Year 2000 Issue. The required code changes, testing and implementation necessary to address the Year 2000 Issue is projected to be completed by May, 1999, and is expected to cost approximately $4.0 million.

                               SEALY CORPORATION

(17) NEW ACCOUNTING PRONOUNCEMENTS

  On November 20, 1997 the Emerging Issues Task Force (EITF) reached a final consensus that business process reengineering costs incurred in connection with an overall information technology transformation project should be expensed as incurred (EITF 97-13). The transition provisions require companies that had previously capitalized such business process reengineering costs to identify these costs and quantify the unamortized amounts remaining on the balance sheet as of the beginning of the quarter which includes November 20, 1997. These unamortized amounts are required to be written off as a cumulative effect of a change in accounting principle in such quarter. The Company has adopted EITF 97-13 resulting in a loss of $4.3 million, net of income tax benefit of $2.9 million, representing the cumulative write-off of previously capitalized costs as of August 31, 1997 primarily relating to the Company's new Business Systems project. All business process reengineering costs subsequent to August 31, 1997 have been expensed.

  In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 128, Earning per Share. SFAS No. 128 supersedes APB Opinion No. 15, Earnings per Share ("Opinion No. 15"), and requires the calculation and dual presentation of basic and diluted earnings per share ("EPS"), replacing the measures of primary and fully-diluted EPS as reported under Opinion No. 15. SFAS No. 128 is effective for financial statements issued for periods ending after December 15, 1997, earlier application is not permitted. Accordingly, EPS presented on the accompanying statements of income are calculated under the guidance of Opinion
15. Under SFAS No. 128, the basic and diluted EPS on net income for fiscal 1997 would have been $0.39 and $0.38, respectively.

  In June 1997, SFAS No. 130, "Reporting Comprehensive Income", and SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information", were issued. The Company plans to adopt these standards when required in fiscal 1999.

(18) SUBSEQUENT EVENTS

  On October 30, 1997, Parent entered into an agreement and plan of merger (the "Merger Agreement") with Sandman Merger Corporation, a transitory Delaware merger corporation ("Sandman"), and Zell/Chilmark Fund, L.P., a Delaware limited partnership ("Zell"). Zell owned approximately 87% of the issued and outstanding common stock of Parent (the "Existing Common Stock"). Pursuant to the Merger Agreement, upon the satisfaction of certain conditions, Sandman was merged with and into Parent with Parent being the surviving corporation effective on December 18, 1997 (the "Closing Date") and the Company was recapitalized (the "Recapitalization") whereby certain equity investors, including members of management, acquired an approximate 90.0% economic equity stake (85.3% voting equity stake) in the Company. A portion of the issued and outstanding shares of common stock of the Company was converted into the right to receive aggregate cash equal to $419.3 million less (i) certain seller fees and expenses and (ii) certain costs in connection with the extinguishment of certain outstanding options and warrants of the Company and the remaining portion was converted into voting preferred stock and then reconverted into $25.0 million in aggregate principal amount of junior subordinated notes of the Company and a retained voting common stock interest in the Company of approximately 14.7%. Concurrent with the Recapitalization, the Company refinanced existing indebtedness (the "Refinancing") by Sealy Mattress Company (the "Issuer"), a wholly owned subsidiary of the Parent, entering into and borrowing $460 million under the Senior Credit Agreements and by issuing $125 million of Senior Subordinated Notes and $128 million of Senior Subordinated Discount Notes.

                               SEALY CORPORATION

  After the Recapitalization, the issued and outstanding capital stock of the Company will consist of Class A common stock, par value $0.01 per share ("Class A Common"), Class B common stock, par value $0.01 per share ("Class B Common"), Class L common stock, par value $0.01 per share ("Class L Common"), and Class M common stock, par value $0.01 per share ("Class M Common" and collectively with the Class A Common, Class B Common and Class L Common, "Common Stock"). The Class L Common and the Class M Common are senior in right of payment to the Class A Common and Class B Common. Holders of Class B Common and Class M Common have no voting rights except as required by law. The holders of Class A Common and Class L Common are entitled to one vote per share on all matters to be voted upon by the stockholders of the Company, including the election of directors. The Board of Directors of the Company is authorized to issue preferred stock, par value $0.01 per share, with such designations and other terms as may be stated in the resolutions providing for the issue of any such preferred stock adopted from time to time by the Board of Directors.

  Upon the consummation of the Recapitalization, Parent and certain of its stockholders, including the Bain Funds, Harvard Private Capital, Inc. ("Harvard"), Sealy Investors 1, LLC, Sealy Investors 2, LLC, Sealy Investors 3, LLC (the "LLCs") and Zell (collectively, the "Stockholders") entered into a stockholders agreement (the "Stockholders Agreement"). The Stockholders Agreement (i) required that each of the parties thereto vote all of its voting securities of Parent and take all other necessary or desirable actions to cause the size of the Board of Directors of Parent to be established at seven members and to cause three designees of the Bain Funds and one designee of Harvard to be elected to the Board of Directors; (ii) granted Parent and the Bain Funds a right of first offer on any proposed transfer of shares of capital stock of Parent held by Zell, Harvard or the LLCs; (iii) granted Harvard a right of first offer on any proposed transfer of shares of capital stock of Parent held by the Bain Funds; (iv) granted tag-along rights on certain transfers of shares of capital stock of Parent; (v) required the Stockholders to consent to a sale of Parent to an independent third party if such sale is approved by holders constituting a majority of the then outstanding shares of voting common stock of Parent; and (vi) except in certain instances, prohibits Zell from transferring any shares of capital stock of Parent until the tenth anniversary of the date of the consummation of the Recapitalization. Certain of the foregoing provisions of the Stockholders Agreement terminate upon the consummation of an initial Public Offering or an Approved Sale (as each is defined in the Stockholders Agreement).

  Immediately prior to the closing of the Recapitalization (the "Closing"), Parent contributed (the "Capital Contribution") all of the issued and outstanding capital stock of Sealy, Inc., an Ohio corporation, The Stearns & Foster Bedding Company, a Delaware corporation, Advanced Sleep Products, a California corporation, Sealy Components-Pads, Inc., a Delaware corporation, and Sealy Mattress Company of San Diego, a California corporation, to the capital of the Issuer. Immediately after the Capital Contribution, the Issuer became the only direct subsidiary of Parent and owns 100% of the operations of Parent. At the Closing, Sandman was merged with and into Parent with Parent the surviving corporation.

  On November 18, 1997 Parent commenced an offer (the "Tender Offer") to purchase for cash up to all (but not less than a majority in principal amount outstanding) of its 10 1/4% Senior Subordinated Notes due 2003 (the "Parent Notes") and a related solicitation (the "Consent Solicitation") of consents to modify certain terms of the Indenture under which the Parent Notes were issued (the "Parent Note Indenture"). The purchase price to be paid in respect to validly tendered Parent Notes and related consents were determined by a formula set forth in the offer to purchase with respect to the Tender Offer. The Offerings were conditioned upon the consummation of the Tender Offer for, and the obtaining of consents with respect to, at least a majority in aggregate principal amount of the Parent Notes outstanding. Parent's obligation to accept for purchase and to pay for the Parent Notes validly

                               SEALY CORPORATION
tendered pursuant to the Tender Offer was conditioned upon, among other things, consummation of the other elements of the Recapitalization.

  The Company's 1997 Credit Agreement was terminated in connection with the Recapitalization. The 1997 Credit Agreement provided for a $275.0 million reducing revolving credit facility and a discretionary swing loan facility of up to $20.0 million. Upon consummation of the Transactions, the Issuer entered into the AXELs credit agreement (the "Senior AXELs Credit Agreement") and a credit agreement providing for Tranche A Term Loans and revolving borrowings (the "Senior Revolving Credit Agreement" and, together with the Senior AXELs Credit Agreement, the "Senior Credit Agreements"). The Senior Credit Agreements provided for loans of up to $550.0 million, consisting of a $450.0 million term loan facility (the "Term Loan Facility") and a $100.0 million revolving credit facility (the "Revolving Credit Facility"). The Issuer distributed the proceeds of the Term Loan Facility and its initial borrowings under the Revolving Credit Facility to Parent to provide a portion of the funds necessary to consummate the Transactions. Indebtedness of the Issuer under the Senior Credit Agreements is secured and guaranteed by Parent and certain of the Issuer's current and all of the Issuer's future U.S. subsidiaries and will bear interest at a floating rate. See Note 17 for further details regarding guarantees including consolidating condensed financial statements for guarantors and non-guarantors. The Senior Credit Agreements will require the Company to meet certain financial tests, including minimum levels of adjusted EBITDA as determined in the agreements, minimum interest coverage and maximum leverage ratio. The Senior Credit Agreements also contains covenants which, among other things, limit capital expenditures, indebtedness and/or the incurrence of additional indebtedness, investments, dividends, transactions with affiliates, asset sales, mergers and consolidations, prepayments of other indebtedness (including the Notes), liens and encumbrances and other matters customarily restricted in such agreements.

  Indebtedness under the Senior Credit Agreements bears interest at a floating rate. Indebtedness under the Revolving Credit Facility and the Term Loans initially (subject to reduction based on attainment of certain leverage ratio levels) bears interest at a rate based upon (i) the Base Rate (defined as the highest of (x) the rate of interest announced publicly by Morgan Guaranty Trust Company of New York from time to time, as its base rate and (y) the Federal funds effective rate from time to time plus 0.50%) plus 1.25% in respect of the Tranche A Term Loans and the loans under the Revolving Credit Facility (the "Revolving Loans"), 1.50% in respect of the AXELs Series B, 1.75% in respect of the AXELs Series C and 2.00% in respect of the AXELs Series D, or (ii) the Adjusted Eurodollar Rate (as defined in the Senior Credit Agreements) for one, two, three or six months (or, subject to general availability, two weeks or twelve months), in each case plus 2.25% in respect of Tranche A Term Loans and Revolving Loans, 2.50% in respect of AXELs Series B, 2.75% in respect of AXELs Series C and 3.00% in respect to AXELs Series D.

  The Tranche A Term Loans mature in December 2002. The AXELs Series B mature in December 2004. The AXELs Series C mature in December 2005. The AXELs Series D mature in December 2006. The Tranche A Term Loans are subject to quarterly amortization payments commencing in March 1999, the AXELs Series B, the AXELs Series C and the AXELs Series D are subject to quarterly amortization payments commencing in March 1998 with the AXELs Series B amortizing in nominal amounts until the maturity of the Tranche A Term Loans, the AXELs Series C amortizing in nominal amounts until the maturity of the AXELs Series B and the AXELs Series D amortizing in nominal amounts until the maturity of the AXELs Series
C. The Revolving Credit Facility matures in December 2002. In addition, the Senior Credit Agreements provide for mandatory repayments, subject to certain exceptions, of the Term Loans, and reductions in the Revolving Credit Facility, based on the net proceeds of certain asset sales outside the ordinary course of business of the Issuer and its

                               SEALY CORPORATION
subsidiaries, the net proceeds of insurance, the net proceeds of certain debt and equity issuances, and excess cash flow (as defined in the Senior Credit Agreements).

  The Notes were issued pursuant to an Indenture (the "Senior Subordinated
Note Indenture") among the Issuer, the Guarantors and The Bank of New York, as trustee (the "Senior Subordinated Note Trustee"). The Senior Subordinated Discount Notes were issued pursuant to an Indenture (the "Senior Subordinated Discount Note Indenture" and, together with the Senior Subordinated Note Indenture, the "Indentures") among the Issuer, the Guarantors and The Bank of New York, as trustee (the "Senior Subordinated Discount Note Trustee" and, together with the Senior Subordinated Note Trustee, the "Trustees").

  The Senior Subordinated Notes are limited in aggregate principal amount to $300.0 million, of which $125.0 million was issued in the Offering, and matures on December 15, 2007. Interest on the Senior Subordinated Notes accrue at the rate of 9 7/8% per annum and is payable semi-annually in arrears on June 15 and December 15 of each year, commencing on June 15, 1998, to Holders of record on the immediately preceding June 1 and December 1. Additional Senior Subordinated Notes may be issued from time to time after the date of the Senior Subordinated Note Indenture, subject to the provisions of the Senior Subordinated Note Indenture.

  Except as provided below, the Senior Subordinated Notes are not redeemable at the Company's option prior to December 15, 2002. Thereafter, the Senior Subordinated Notes are subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

                                          PERCENTAGE OF
            YEAR                         PRINCIPAL AMOUNT
            ----                         ----------------
            2002........................     104.937%
            2003........................     103.292%
            2004........................     101.646%
            2005 and thereafter.........     100.000%

  Notwithstanding the foregoing, during the first 36 months after December 11, 1997, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Senior Subordinated Notes originally issued under the Senior Subordinated Note Indenture at a redemption price of 109.875% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages thereon, if any, to the redemption date, with the net cash proceeds of any Equity Offerings; (as defined in the indentures) provided that at least $80.0 million in aggregate principal amount of Senior Subordinated Notes remain outstanding immediately after the occurrence of such redemption (excluding Senior Subordinated Notes held by the Company and its Subsidiaries); and provided further that such redemption shall occur within 120 days of the date of the closing of any such Equity Offering.

  The Senior Subordinated Discount Notes are limited in aggregate principal amount at maturity to $275.0 million, of which $128.0 million were issued in the Offering, and mature on December 15, 2007. The Senior Subordinated Discount Notes were offered at a substantial discount from their principal amount at maturity. Until December 15, 2002 (the "Full Accretion Date"), no interest (other than liquidated damages, if applicable) will accrue or be paid in cash on the Senior Subordinated Discount Notes, but the Accreted Value will accrete (representing the amortization of original issue discount)

                               SEALY CORPORATION
between the issuance date and the Full Accretion Date, on a semi-annual bond equivalent basis. Beginning on the Full Accretion Date, interest on the Senior Subordinated Discount Notes will accrue at the rate of 10 7/8% per annum and will be payable in cash semi-annually in arrears on June 15 and December 15 of each year, commencing on June 15, 2003, to Holders of record on the immediately preceding June 1 and December 1. Additional Senior Subordinated Discount Notes may be issued from time to time after the date of the Senior Subordinated Discount Note Indenture, subject to the provisions of the Senior Subordinated Discount Note Indenture. Interest on the Senior Subordinated Discount Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Full Accretion Date.

  Except as provided below, the Senior Subordinated Discount Notes will not be redeemable at the Company's option prior to December 15, 2002. Thereafter, the Senior Subordinated Discount Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and liquidated damages thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

                                          PERCENTAGE OF
            YEAR                         PRINCIPAL AMOUNT
            ----                         ----------------
            2002........................     105.437%
            2003........................     103.625%
            2004........................     101.812%
            2005 and thereafter.........     100.000%

  Notwithstanding the foregoing, during the first 36 months after December 11, 1997, the Company may on any one or more occasions redeem up to 35% of the Accreted Value of Senior Subordinated Discount Notes originally issued under the Senior Subordinated Discount Note Indenture at a redemption price of 110.875% of the Accreted Value, plus accrued and unpaid liquidated damages thereon, if any, to the redemption date, with the net cash proceeds of any Equity Offerings; (as defined in the Indentures) provided that at least $50.0 million in aggregate Accreted Value of Senior Subordinated Discount Notes remain outstanding immediately after the occurrence of such redemption (excluding Senior Subordinated Discount Notes held by the Company and its Subsidiaries); and provided, further, that such redemption shall occur within 120 days of the date of the closing of any such Equity Offering.

  The unaudited pro forma balance sheet data of the Company as of November 30, 1997 shown below gives effect to the Recapitalization and the Refinancing as if they each had occurred on November 30, 1997 (in 000's):

     ASSETS
     Current assets.................................................. $ 177,717
     Other assets....................................................   574,231
                                                                      ---------
       Total assets.................................................. $ 751,948
                                                                      =========
     LIABILITIES AND STOCKHOLDERS' DEFICIT
     Current liabilities............................................. $ 118,250
     Long-term debt obligations, including current portion...........   687,648
     Other liabilities...............................................    67,982
                                                                      ---------
       Total liabilities.............................................   873,880
     Stockholders' deficit...........................................  (121,932)
                                                                      ---------
       Total liabilities and stockholders' deficit................... $ 751,948
                                                                      =========

                               SEALY CORPORATION

  The unaudited pro forma statement of operations data for the year ended November 30, 1997 shown below gives effect to (i) the Recapitalization; (ii) the Refinancing; and (iii) the divestitures of the Company's Samuel Lawrence subsidiary and South Brunswick plant in January, 1997 and March, 1997, respectively, as if they each occurred on December 2, 1996 (in 000's) but does not reflect certain non-recurring Recapitalization charges and an extraordinary loss related to the Refinancing:

     Revenue......................................................... $799,503
                                                                      ========
     Net loss........................................................ $ (9,403)
                                                                      ========
     Net loss per common share....................................... $  (0.30)
                                                                      ========

(19) GUARANTOR/NON-GUARANTOR FINANCIAL INFORMATION

  As discussed in Note 16, the Parent and each of the Guarantor Subsidiaries has fully and unconditionally guaranteed, on a joint and several basis, the obligation to pay principal and interest with respect to the Notes. The Guarantor Subsidiaries are wholly-owned subsidiaries of the Company. Substantially all of the Issuer's operating income and cashflow is generated by its subsidiaries. As a result, funds necessary to meet the Issuer's debt service obligations are provided in part by distributions or advances from its subsidiaries. Under certain circumstances, contractual and legal restrictions, as well as the financial condition and operating requirements of the Issuer's subsidiaries, could limit the Issuer's ability to obtain cash from its subsidiaries for the purpose of meeting its debt service obligations, including the payment of principal and interest on the Notes. The Notes contain certain covenants that, among other things, limit the ability of the Issuer and its Restricted Subsidiaries (as defined) to incur additional indebtedness and issue Disqualified Stock (as defined), pay dividends or distributions or make investments or make certain other Restricted Payments (as defined), enter into certain transactions with affiliates, dispose of certain assets, incur liens and engage in mergers and consolidations. Although holders of the Notes will be direct creditors of the Issuer's principal direct subsidiaries by virtue of the guarantees, the Issuer has subsidiaries ("Non-Guarantor Subsidiaries") that are not included among the Guarantor Subsidiaries, and such subsidiaries will not be obligated with respect to the Notes. As a result, the claims of creditors of the Non-Guarantor Subsidiaries will effectively have priority with respect to the assets and earnings of such companies over the claims of creditors of the Issuer, including the holders of the Notes.

  The following supplemental consolidating condensed financial statements present:

    1. Consolidating condensed balance sheets as of November 30, 1997 and December 1, 1996, consolidating condensed statements of operations and cash flows for each of the years in the three year period ended November 30, 1997.

    2. Sealy Corporation (the "Parent" and a "guarantor"), Sealy Mattress Company (the "Issuer"), combined Guarantor Subsidiaries and combined Non-Guarantor Subsidiaries with their investments in subsidiaries accounted for using the equity method.

    3. Elimination entries necessary to consolidate the Parent and all of its subsidiaries.

  Management does not believe that separate financial statements of the Guarantor Subsidiaries are material to investors.

                               SEALY CORPORATION

                               SEALY CORPORATION

               SUPPLEMENTAL CONSOLIDATING CONDENSED BALANCE SHEET

                               NOVEMBER 30, 1997
                                 (IN THOUSANDS)

                                      SEALY     COMBINED     COMBINED
                            SEALY    MATTRESS  GUARANTOR   NON-GUARANTOR
                         CORPORATION COMPANY  SUBSIDIARIES SUBSIDIARIES  ELIMINATIONS CONSOLIDATED
                         ----------- -------- ------------ ------------- ------------ ------------
ASSETS
Current assets:
 Cash and cash
  equivalents...........  $    --    $    20    $  2,062      $ 3,975     $     --      $  6,057
 Accounts receivable,
  net...................       --      3,434      79,150       11,334           --        93,918
 Inventories............       --      1,912      39,240        5,190          (335)      46,007
 Prepaid expenses and
  other assets..........    (9,206)      294      29,819        1,622           --        22,529
                          --------   -------    --------      -------     ---------     --------
                            (9,206)    5,660     150,271       22,121          (335)     168,511
Property, plant and
 equipment--at cost.....       --      4,664     152,045       12,894           --       169,603
Less accumulated
 depreciation...........       --      1,254      40,603        2,138           --        43,995
                          --------   -------    --------      -------     ---------     --------
                               --      3,410     111,442       10,756           --       125,608
Other assets:
 Goodwill and other
  intangibles, net......       --     14,461     361,976       34,832           --       411,269
 Net investment in and
  advances to (from)
  subsidiaries and
  affiliates............   543,783     2,636    (357,823)     (28,591)     (160,005)         --
 Debt issuance costs,
  net and other
  assets................     8,918        35       6,641           85           --        15,679
                          --------   -------    --------      -------     ---------     --------
                           552,701    17,132      10,794        6,326      (160,005)     426,948
                          --------   -------    --------      -------     ---------     --------
   Total assets.........  $543,495   $26,202    $272,507      $39,203     ($160,340)    $721,067
                          ========   =======    ========      =======     =========     ========
LIABILITIES AND
 STOCKHOLDERS' EQUITY
Current liabilities:
 Current portion--long-
  term obligations......  $    --    $   --          --       $   --      $     --      $    --
 Accounts payable.......       --      2,086      40,743        6,847           --        49,676
 Accrued incentives and
  advertising...........       --      1,473      26,782        2,449           --        30,704
 Accrued compensation...       --        246      16,244        1,281           --        17,771
 Other accrued
  expenses..............     2,287       222      18,172        1,573          (118)      22,136
                          --------   -------    --------      -------     ---------     --------
                             2,287     4,027     101,941       12,150          (118)     120,287
Long-term obligations...   330,000       --          --           --            --       330,000
Other noncurrent
 liabilities............     2,969       --       32,744          --            --        35,713
Deferred income taxes...     3,173       896      22,693        3,239           --        30,001
Stockholders' equity....   205,066    21,279     115,129       23,814      (160,222)     205,066
                          --------   -------    --------      -------     ---------     --------
   Total liabilities and
    stockholders'
    equity..............  $543,495   $26,202    $272,507      $39,203     ($160,340)    $721,067
                          ========   =======    ========      =======     =========     ========

                               SEALY CORPORATION

                               SEALY CORPORATION

               SUPPLEMENTAL CONSOLIDATING CONDENSED BALANCE SHEET

                                DECEMBER 1, 1996
                                 (IN THOUSANDS)

                                       SEALY     COMBINED     COMBINED
                             SEALY    MATTRESS  GUARANTOR   NON-GUARANTOR
                          CORPORATION COMPANY  SUBSIDIARIES SUBSIDIARIES  ELIMINATIONS CONSOLIDATED
                          ----------- -------- ------------ ------------- ------------ ------------
ASSETS
Current assets:
 Cash and cash equiva-
  lents.................   $    --    $    54   $   3,118     $ 13,447     $     --      $ 16,619
 Accounts receivable,
  net...................        --      2,861      67,296        7,022           --        77,179
 Inventories............        --      1,551      28,251        4,464          (274)      33,992
 Net assets held for
  sale..................        --        --          --        35,492           --        35,492
 Prepaid expenses and
  deferred taxes........     (5,603)      228      13,925        1,896           --        10,446
                           --------   -------   ---------     --------     ---------     --------
                             (5,603)    4,694     112,590       62,321          (274)     173,728
Property, plant and
 equipment--at cost.....        --      4,214     135,581       16,268           --       156,063
Less accumulated
 depreciation...........        --        976      31,593        2,128           --        34,697
                           --------   -------   ---------     --------     ---------     --------
                                --      3,238     103,988       14,140           --       121,366
Other assets:
 Goodwill and other in-
  tangibles, net........        --     14,873     383,692       35,739           --       434,304
 Net investment in and
  advances to (from)
  subsidiaries and af-
  filiates..............    586,883    24,776    (337,985)     (35,875)     (237,799)         --
 Debt issuance costs,
  net and other assets..      7,981       --        2,495           54           --        10,530
                           --------   -------   ---------     --------     ---------     --------
                            594,864    39,649      48,202          (82)     (237,799)     444,834
                           --------   -------   ---------     --------     ---------     --------
 Total assets...........   $589,261   $47,581   $ 264,780     $ 76,379     $(238,073)    $739,928
                           ========   =======   =========     ========     =========     ========
LIABILITIES AND
 STOCKHOLDERS' EQUITY
Current liabilities:
 Current portion--long-    $ 18,620   $   --    $     --      $    --      $     --      $ 18,620
  term obligations......
 Accounts payable.......        --      1,556      30,161        4,080           --        35,797
 Accrued incentives and         --      1,101      17,668        1,935           --        20,704
  advertising...........
 Accrued compensation...        --        227      12,687        1,133           --        14,047
 Other accrued ex-
  penses................      6,251       157      17,837         (458)          (96)      23,691
                           --------   -------   ---------     --------     ---------     --------
                             24,871     3,041      78,353        6,690           (96)     112,859
Long-term obligations...    269,398       --           74           35           --       269,507
Other noncurrent
 liabilities............      2,606       --       32,210            6           --        34,822
Deferred income taxes...       (608)      901      24,925        4,528           --        29,746
Stockholders' equity....    292,994    43,639     129,218       65,120      (237,977)     292,994
                           --------   -------   ---------     --------     ---------     --------
 Total liabilities and
  stockholders' equity..   $589,261   $47,581   $ 264,780     $ 76,379     $(238,073)    $739,928
                           ========   =======   =========     ========     =========     ========

                               SEALY CORPORATION

                               SEALY CORPORATION

         SUPPLEMENTAL CONSOLIDATING CONDENSED STATEMENTS OF OPERATIONS

                          YEAR ENDED NOVEMBER 30, 1997
                                 (IN THOUSANDS)

                                      SEALY      COMBINED     COMBINED
                            SEALY    MATTRESS   GUARANTOR   NON-GUARANTOR
                         CORPORATION COMPANY   SUBSIDIARIES SUBSIDIARIES  ELIMINATIONS CONSOLIDATED
                         ----------- --------  ------------ ------------- ------------ ------------
Net sales...............  $    --    $37,973     $708,914      $75,042      $(17,095)    $804,834
Costs and expenses:
 Cost of goods sold.....       --     23,256      400,785       48,878       (17,014)     455,905
 Selling, general and
  administrative........     1,336    11,464      233,512       17,346           --       263,658
 Amortization of
  intangibles...........       --        411       11,764        1,089           --        13,264
 Interest expense, net..    32,114       --           (75)        (643)          --        31,396
 Loss (Income) from
  equity investees......     8,969     8,258          --           --        (17,227)         --
 Loss (Income) from non-
  guarantor equity
  investees.............       --         20       (4,104)         --          4,084          --
 Capital charge and
  intercompany interest
  allocation............   (69,376)    3,689       64,821          866           --           --
                          --------   -------     --------      -------      --------     --------
Income/(loss) before
 income taxes,
 extraordinary item and
 cumulative effect of a
 change in accounting
 principle..............    26,957    (9,125)       2,211        7,506        13,062       40,611
Income taxes............    13,103      (156)       6,140        3,422           --        22,509
                          --------   -------     --------      -------      --------     --------
Income/(loss) before
 extraordinary item and
 cumulative effect of
 change in accounting
 principle..............    13,854    (8,969)      (3,929)       4,084        13,062       18,102
 Extraordinary item.....     2,030       --           --           --            --         2,030
 Cumulative effect of a
  change in accounting
  principle.............       --        --         4,329          --            --         4,329
                          --------   -------     --------      -------      --------     --------
Net income/(loss).......  $ 11,824   $(8,969)    $ (8,258)     $ 4,084      $ 13,062     $ 11,743
                          ========   =======     ========      =======      ========     ========

                               SEALY CORPORATION

                               SEALY CORPORATION

         SUPPLEMENTAL CONSOLIDATING CONDENSED STATEMENTS OF OPERATIONS

                          YEAR ENDED DECEMBER 1, 1996
                                 (IN THOUSANDS)

                                      SEALY      COMBINED     COMBINED
                            SEALY    MATTRESS   GUARANTOR   NON-GUARANTOR
                         CORPORATION COMPANY   SUBSIDIARIES SUBSIDIARIES  ELIMINATIONS CONSOLIDATED
                         ----------- --------  ------------ ------------- ------------ ------------
Net sales...............  $    --    $   --      $560,540     $120,223      $(16,421)    $697,638
Costs and expenses:                   33,296
 Cost of goods sold.....       --     19,867      305,100       88,592       (16,300)     397,259
 Selling, general and
  administrative........       150     9,082      190,628       21,593           --       221,453
 Loss on net assets held
  for sale..............       --     11,762          --           --            --        11,762
 Amortization of
  intangibles...........       --        411       11,450        1,733           --        13,594
 Interest expense, net..    30,364       --            91       (1,658)          --        28,797
 Loss (Income) from
  equity investees......    (2,608)    1,796          --           --            812          --
 Income from non-
  guarantor equity
  investees.............       --    (15,829)      (2,920)         --         18,749          --
 Capital charge and
  intercompany interest
  allocation............   (35,043)    3,209       41,595       (9,761)          --           --
                          --------   -------     --------     --------      --------     --------
Income/(loss) before
 income taxes...........     7,137     2,998       14,596       19,724       (19,682)      24,773
Income taxes............     7,522       390       16,392          975           --        25,279
                          --------   -------     --------     --------      --------     --------
Net income/(loss).......  $   (385)  $ 2,608     $ (1,796)    $ 18,749      $(19,682)    $   (506)
                          ========   =======     ========     ========      ========     ========

                               SEALY CORPORATION

         SUPPLEMENTAL CONSOLIDATING CONDENSED STATEMENTS OF OPERATIONS

                          YEAR ENDED NOVEMBER 30, 1995
                                 (IN THOUSANDS)

                                      SEALY      COMBINED     COMBINED
                            SEALY    MATTRESS   GUARANTOR   NON-GUARANTOR
                         CORPORATION COMPANY   SUBSIDIARIES SUBSIDIARIES  ELIMINATIONS CONSOLIDATED
                         ----------- --------  ------------ ------------- ------------ ------------
Net sales...............  $    --    $30,460     $537,672      $96,296      $(10,486)    $653,942
Costs and expenses:
 Cost of goods sold.....       --     16,548      286,088       70,209       (10,429)     362,416
 Selling, general and
  administrative........   (13,080)    8,382      192,205       15,903           --       203,410
 Amortization of
  intangibles...........       --        411       12,143        1,502           --        14,056
 Interest expense, net..    33,113       --          (819)      (1,276)          --        31,018
 Income from equity
  investees.............   (11,870)   (9,001)         --           --         20,871          --
 Income from non-
  guarantor equity
  investees.............       --     (1,346)      (4,160)         --          5,506          --
 Capital charge and
  intercompany interest
  allocation............   (32,794)    2,773       29,678          343           --           --
                          --------   -------     --------      -------      --------     --------
Income/(loss) before
 income taxes...........    24,631    12,693       22,537        9,615       (26,434)      43,042
Income taxes............     5,104       823       13,536        4,109           --        23,572
                          --------   -------     --------      -------      --------     --------
Net income/(loss).......  $ 19,527   $11,870     $  9,001      $ 5,506      $(26,434)    $ 19,470
                          ========   =======     ========      =======      ========     ========

                               SEALY CORPORATION

                               SEALY CORPORATION

         SUPPLEMENTAL CONSOLIDATING CONDENSED STATEMENTS OF CASH FLOWS

                          YEAR ENDED NOVEMBER 30, 1997
                                 (IN THOUSANDS)

                                       SEALY      COMBINED     COMBINED
                             SEALY    MATTRESS   GUARANTOR   NON-GUARANTOR
                          CORPORATION COMPANY   SUBSIDIARIES SUBSIDIARIES  ELIMINATIONS CONSOLIDATED
                          ----------- --------  ------------ ------------- ------------ ------------
Net cash provided by
 (used in) operating
 activities.............   $ 29,901   $(40,205)   $  7,532     $ 44,782      $     39     $ 42,049
                           --------   --------    --------     --------      --------     --------
Cash flows from
 investing activities:
 Proceeds from sale of
  subsidiary............        --      35,000         --           --            --        35,000
 Purchase of property,
  plant and equipment...        --        (450)    (27,109)      (1,581)          --       (29,140)
 Proceeds from sale of
  property, plant and
  equipment.............        --       5,150         410            1           --         5,561
 Net activity in
  investment in and
  advances to (from)
  subsidiaries and
  affiliates............     34,131     13,862      23,942       (7,284)      (64,651)         --
                           --------   --------    --------     --------      --------     --------
 Net proceeds provided
  by (used in) investing
  activities............     34,131     53,562      (2,757)      (8,864)      (64,651)      11,421
Cash flows from
 financing activities:
 Dividend...............    (99,775)       --          --           --            --       (99,775)
 Repayment of long-term
  obligations, net......    (63,127)       --          --           --            --       (63,127)
 Net borrowing--
  revolving credit
  facility..............    105,000        --          --           --            --       105,000
 Debt issuance costs....     (6,130)       --          --           --            --        (6,130)
 Net equity activity
  with Parent...........        --     (13,391)     (5,831)     (45,390)       64,612          --
                           --------   --------    --------     --------      --------     --------
 Net cash provided by
  (used in) financing
  activities............    (64,032)   (13,391)     (5,831)     (45,390)       64,612      (64,032)
                           --------   --------    --------     --------      --------     --------
Change in cash and cash
 equivalents............        --         (34)     (1,056)      (9,472)          --       (10,562)
Cash and cash
 equivalents:
Beginning of period.....        --          54       3,118       13,447           --        16,619
                           --------   --------    --------     --------      --------     --------
End of period...........   $    --    $     20    $  2,062     $  3,975      $    --      $  6,057
                           ========   ========    ========     ========      ========     ========

                               SEALY CORPORATION

                               SEALY CORPORATION

         SUPPLEMENTAL CONSOLIDATING CONDENSED STATEMENTS OF CASH FLOWS

                          YEAR ENDED DECEMBER 1, 1996
                                 (IN THOUSANDS)

                                      SEALY      COMBINED     COMBINED
                            SEALY    MATTRESS   GUARANTOR   NON-GUARANTOR
                         CORPORATION COMPANY   SUBSIDIARIES SUBSIDIARIES  ELIMINATIONS CONSOLIDATED
                         ----------- --------  ------------ ------------- ------------ ------------
Net cash provided by
 (used in) operating
 activities.............  $ 15,398   $16,923     $ 32,242      $19,105      $(39,251)    $ 44,417
                          --------   -------     --------      -------      --------     --------
Cash flows from
 investing activities:
 Purchase of property,
  plant and equipment...       --       (134)     (11,581)        (870)          540      (12,045)
 Proceeds from sale of
  property, plant and
  equipment.............       --        --         1,579           50          (540)       1,089
 Net activity in
  investment in and
  advances to (from)
  subsidiaries and
  affiliates............    17,267    (8,175)     (26,695)       1,888        15,715          --
                          --------   -------     --------      -------      --------     --------
   Net proceeds provided
    by (used in)
    investing
    activities..........    17,267    (8,309)     (36,697)       1,068        15,715      (10,956)
Cash flows from
 financing activities:
 Dividend...............   (35,463)      --           --           --            --       (35,463)
 Repayment of long-term
  obligations, net......   (22,202)      --        (1,608)          83           --       (23,727)
 Net borrowing--
  revolving credit
  facility..............    25,000       --           --           --            --        25,000
 Debt issuance costs....       --        --           --           --            --           --
 Net equity activity
  with Parent...........       --     (8,569)      (4,830)     (10,137)       23,536          --
                          --------   -------     --------      -------      --------     --------
   Net cash provided by
    (used in) financing
    activities..........   (32,665)   (8,569)      (6,438)     (10,054)       23,536      (34,190)
                          --------   -------     --------      -------      --------     --------
Change in cash and cash
 equivalents............       --         45      (10,893)      10,119           --          (729)
Cash and cash
 equivalents:
Beginning of period.....       --          9       14,011        3,328           --        17,348
                          --------   -------     --------      -------      --------     --------
   End of period........  $    --    $    54     $  3,118      $13,447      $    --      $ 16,619
                          ========   =======     ========      =======      ========     ========

                               SEALY CORPORATION

                               SEALY CORPORATION

         SUPPLEMENTAL CONSOLIDATING CONDENSED STATEMENTS OF CASH FLOWS

                          YEAR ENDED NOVEMBER 30, 1995
                                 (IN THOUSANDS)

                                       SEALY      COMBINED     COMBINED
                             SEALY    MATTRESS   GUARANTOR   NON-GUARANTOR
                          CORPORATION COMPANY   SUBSIDIARIES SUBSIDIARIES  ELIMINATIONS CONSOLIDATED
                          ----------- --------  ------------ ------------- ------------ ------------
Net cash provided by
 (used in) operating
 activities.............   $ 26,749   $ 22,771    $ 42,832     $ 23,472      $(52,497)    $ 63,327
                           --------   --------    --------     --------      --------     --------
Cash flows from
 investing activities:
 Purchase of property,
  plant and equipment...        --         (79)     (8,204)      (3,521)          --       (11,804)
 Proceeds from sale of
  property, plant and
  equipment.............        --         --        7,417           51           --         7,468
 Net activity in
  investment in and
  advances to (from)
  subsidiaries and
  affiliates............     32,251     (5,468)    (11,113)     (25,456)        9,786          --
                           --------   --------    --------     --------      --------     --------
 Net proceeds provided
  by (used in) investing
  activities............     32,251     (5,547)    (11,900)     (28,926)        9,786       (4,336)
Cash flows from
 financing activities:
 Dividend...............        --         --          --           --            --           --
 Repayment of long-term
  obligations, net......    (59,000)       --       (3,918)         (34)          --       (62,952)
 Net borrowing--
  revolving credit
  facility..............        --         --          --           --            --           --
 Debt issuance costs....        --         --          --           --            --           --
 Net equity activity
  with Parent...........        --     (17,162)    (16,484)      (8,404)       42,050          --
                           --------   --------    --------     --------      --------     --------
 Net cash provided by
  (used in) financing
  activities............    (59,000)   (17,162)    (20,402)      (8,438)       42,050      (62,952)
                           --------   --------    --------     --------      --------     --------
Change in cash and cash
 equivalents............        --          62      10,530      (13,892)         (661)      (3,961)
Cash and cash
 equivalents:
 Beginning of period....        --         (53)      3,481       17,220           661       21,309
                           --------   --------    --------     --------      --------     --------
 End of period..........   $    --    $      9    $ 14,011     $  3,328      $    --      $ 17,348
                           ========   ========    ========     ========      ========     ========

                               SEALY CORPORATION
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                    QUARTER ENDED QUARTER ENDED
                                                      MARCH 1,      MARCH 2,
                                                        1998          1997
                                                    ------------- -------------
Net sales..........................................   $209,259      $168,904
Costs and expenses:
  Cost of goods sold...............................    121,484        96,697
  Selling, general and administrative..............     87,597        55,574
  Amortization of intangibles......................      3,162         3,480
  Interest expense, net............................     15,528         6,801
                                                      --------      --------
                                                       227,771       162,552
                                                      --------      --------
(Loss) income before income tax and extraordinary
 item..............................................    (18,512)        6,352
Income tax (benefit) expense.......................       (747)        3,164
                                                      --------      --------
  (Loss) income before extraordinary item..........    (17,765)        3,188
Extraordinary item--loss from early extinguishment
 of debt (net of
 income tax benefit of $9,636 and $1,353, respec-
 tively)...........................................     14,455         2,030
                                                      --------      --------
  Net (loss) income................................   $(32,220)     $  1,158
                                                      ========      ========
(Loss)/earnings per common share--basic:
(Loss) income before extraordinary item............   $  (0.59)     $   0.11
Extraordinary item.................................      (0.47)        (0.07)
                                                      --------      --------
  Net (loss) income................................   $  (1.06)     $   0.04
                                                      ========      ========
(Loss)/earnings per common share--diluted:
(Loss)income before extraordinary item.............   $  (0.59)     $   0.11
Extraordinary item.................................      (0.47)        (0.07)
                                                      --------      --------
  Net (loss) income................................   $  (1.06)     $   0.04
                                                      ========      ========
Weighted average number of common shares outstand-
 ing:
  Basic............................................     30,345        29,726
  Diluted..........................................     30,345        30,035


     See accompanying notes to condensed consolidated financial statements.

                               SEALY CORPORATION

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                        MARCH 1,   NOVEMBER 30,
                                                          1998         1997
                                                       ----------  ------------
ASSETS
Current assets:
  Cash and cash equivalents........................... $    6,170    $  6,057
  Accounts receivable, less allowance for doubtful
   accounts (1998-$8,175; 1997-$7,696)................    105,341      93,918
  Inventories.........................................     50,718      46,007
  Prepaid expenses and deferred taxes.................     13,783      22,529
                                                       ----------    --------
                                                          176,012     168,511
Property, plant and equipment--at cost................    174,547     169,603
Less: accumulated depreciation........................    (46,493)    (43,995)
                                                       ----------    --------
                                                          128,054     125,608
Other assets:
  Goodwill and other intangibles--net of accumulated
   amortization (1998-$66,963; 1997-$63,801)..........    408,107     411,269
  Debt issuance costs, net, and other assets..........     38,530      15,679
                                                       ----------    --------
                                                          446,637     426,948
                                                       ----------    --------
                                                       $  750,703    $721,067
                                                       ==========    ========
LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities:
  Current portion of long-term obligations............ $    3,701    $     --
  Accounts payable....................................     44,566      49,676
  Accrued interest....................................     10,629       2,038
  Accrued incentives and advertising..................     33,301      30,704
  Accrued compensation................................      6,946      17,771
  Other accrued expenses..............................     24,470      20,098
                                                       ----------    --------
                                                          123,613     120,287
Long-term obligations.................................    705,272     330,000
Other noncurrent liabilities..........................     36,261      35,713
Deferred income taxes.................................     13,376      30,001
Stockholders' (deficit) equity:
  Common stock........................................        303         299
  Additional paid-in capital..........................    134,414     257,320
  Retained deficit....................................   (260,303)    (50,614)
  Foreign currency translation adjustment.............     (2,233)     (1,939)
                                                       ----------    --------
                                                        (127,819)     205,066
Commitments and contingencies.........................         --          --
                                                       ----------    --------
                                                         $750,703    $721,067
                                                       ==========    ========

     See accompanying notes to condensed consolidated financial statements.

                               SEALY CORPORATION

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                         QUARTER
                                                               QUARTER    ENDED
                                                                ENDED     MARCH
                                                              MARCH 1,     2,
                                                                1998      1997
                                                              ---------  -------
Net cash (used in) provided by operating activities.......... $ (23,346) $    27
                                                              ---------  -------
Investing activities:
  Proceeds from sale of subsidiary...........................       --    35,000
  Purchase of property and equipment, net....................    (5,300)  (3,955)
                                                              ---------  -------
    Net cash (used in) provided by investing activities......    (5,300)  31,045
                                                              ---------  -------
Financing activities:
  Treasury stock repurchase..................................  (413,078)     --
  Proceeds from long-term obligations, net...................   351,648   68,348
  Equity contributions.......................................   121,317      --
  Dividend...................................................       --   (99,776)
  Debt issuance costs........................................   (31,128)  (6,130)
                                                              ---------  -------
    Net cash provided by (used in) financing activities......    28,759  (37,558)
                                                              ---------  -------
Change in cash and cash equivalents..........................       113   (6,486)
Cash and cash equivalents:
  Beginning of period........................................     6,057   16,619
                                                              ---------  -------
  End of period.............................................. $   6,170  $10,133
                                                              =========  =======
Supplemental disclosures:
Cash paid for:
  Taxes paid, net............................................ $   1,567  $ 3,250
  Cash interest paid......................................... $  12,340  $ 1,361
Selected noncash items:
  Depreciation............................................... $   2,711  $ 3,141
  Issuance of Junior Notes................................... $  25,000  $   --
  Rollover Equity............................................ $  15,235  $   --

     See accompanying notes to condensed consolidated financial statements.

                               SEALY CORPORATION

             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                       THREE MONTHS ENDED MARCH 1, 1998

NOTE A--BASIS OF PRESENTATION

  This report covers Sealy Corporation and its subsidiaries (collectively, the "Company").

  The accompanying unaudited condensed consolidated financial statements should be read together with the Company's Annual Report on Form 10-K for the year ended November 30, 1997.

  The accompanying unaudited condensed consolidated financial statements contain all adjustments which, in the opinion of management, are necessary to present fairly the financial position of the Company at March 1, 1998, and its results of operations and cash flows for the periods presented herein. All adjustments in the periods presented herein are normal and recurring in nature.

  Certain reclassifications of previously reported financial information were made to conform to the 1998 presentation.

NOTE B--INVENTORIES

  The major components of inventories were as follows:

                                                           MARCH 1, NOVEMBER 30,
                                                             1998       1997
                                                           -------- ------------
                                                              (IN THOUSANDS)
      Raw materials....................................... $28,939    $26,251
      Work in process.....................................  13,884     12,594
      Finished goods......................................   7,895      7,162
                                                           -------    -------
                                                           $50,718    $46,007
                                                           =======    =======

NOTE C--RECAPITALIZATION

  On October 30, 1997, Sealy Corporation ("Parent") entered into an agreement and plan of merger (the "Merger Agreement") with Sandman Merger Corporation, a transitory Delaware merger corporation ("Sandman"), and Zell/Chilmark Fund, L.P., a Delaware limited partnership ("Zell"). Zell owned approximately 87% of the issued and outstanding common stock of Parent (the "Existing Common Stock"). Pursuant to the Merger Agreement, upon the satisfaction of certain conditions, Sandman was merged with and into Parent with Parent being the surviving corporation effective on December 18, 1997 (the "Closing Date") and the Company was recapitalized (the "Recapitalization") whereby certain equity investors, including members of management, acquired an approximate 90.0% economic equity stake (85.3% voting equity stake) in the Company. A portion of the issued and outstanding shares of common stock of the Company was converted into the right to receive aggregate cash equal to $419.3 million less (i) certain seller fees and expenses and (ii) certain costs in connection with the extinguishment of certain outstanding options and warrants of the Company and the remaining portion was converted into voting preferred stock and then reconverted into $25.0 million in aggregate principal amount of a junior subordinated note of the Company ("Junior Note") and a retained voting common stock interest in the Company of approximately 14.7%. Concurrent with the Recapitalization, the Company refinanced existing indebtedness (the "Refinancing") by Sealy Mattress Company (the "Issuer"), a wholly owned subsidiary of the Parent, issuing $125 million of Senior Subordinated Notes and $128 million, with net proceeds to the Company of $75.4 million, of Senior Subordinated Discount Notes (the "Notes") and by entering into and borrowing $460 million under the Senior Credit Agreements.

                               SEALY CORPORATION

                       THREE MONTHS ENDED MARCH 1, 1998


  After the Recapitalization, the issued and outstanding capital stock of the Company consists of Class A common stock, par value $0.01 per share ("Class A Common"), Class B common stock, par value $0.01 per share ("Class B Common"), Class L common stock, par value $0.01 per share ("Class L Common"), and Class M common stock, par value $0.01 per share ("Class M Common" and collectively with the Class A Common, Class B Common and Class L Common, "Common Stock"). The Class L Common and the Class M Common are senior in right of payment to the Class A Common and Class B Common. Holders of Class B Common and Class M Common have no voting rights except as required by law. The holders of Class A Common and Class L Common are entitled to one vote per share on all matters to be voted upon by the stockholders of the Company, including the election of directors. The Board of Directors of the Company is authorized to issue preferred stock, par value $0.01 per share, with such designations and other terms as may be stated in the resolutions providing for the issue of any such preferred stock adopted from time to time by the Board of Directors.

  Upon the consummation of the Recapitalization, Parent and certain of its stockholders, including the Bain Funds, Harvard Private Capital, Inc. ("Harvard"), Sealy Investors 1, LLC, Sealy Investors 2, LLC, Sealy Investors 3, LLC (the "LLCs") and Zell (collectively, the "Stockholders") entered into a stockholders agreement (the "Stockholders Agreement"). The Stockholders Agreement (i) required that each of the parties thereto vote all of its voting securities of Parent and take all other necessary or desirable actions to cause the size of the Board of Directors of Parent to be established at seven members and to cause three designees of the Bain Funds and one designee of Harvard to be elected to the Board of Directors; (ii) granted Parent and the Bain Funds a right of first offer on any proposed transfer of shares of capital stock of Parent held by Zell, Harvard or the LLCs, (iii) granted Harvard a right of first offer on any proposed transfer of shares of capital stock of Parent held by Bain Funds; (iv) granted tag-along rights on certain transfers of shares of capital stock of Parent; (v) required the Stockholders to consent to a sale of Parent to an independent third party if such sale is approved by holders constituting a majority of the then outstanding shares of voting common stock of Parent; and (vi) except in certain instances, prohibits Zell from transferring any shares of capital stock of Parent until the tenth anniversary of the date of the consummation of the Recapitalization. Certain of the foregoing provisions of the Stockholders Agreement terminate upon the consummation of an Initial Public Offering or an Approved Sale (as each is defined in the Stockholders Agreement).

  Immediately prior to the closing of the Recapitalization (the "Closing"), Parent contributed (the "Capital Contribution") all of the issued and outstanding stock of Sealy, Inc., an Ohio corporation, the Stearns & Foster Bedding Company, a Delaware corporation, Advanced Sleep Products, a California corporation, Sealy Components-Pad, Inc., a Delaware corporation and Sealy Mattress Company of San Diego, a California corporation, to the capital of the Issuer. Immediately after the Capital Contribution, the Issuer became the only direct subsidiary of Parent and owns 100% of the operations of Parent. At the Closing, Sandman was merged with and into Parent with Parent the surviving corporation.

  The Recapitalization transaction resulted in an aggregate direct net charge to APIC and retained deficit totaling $421.7 million primarily comprised of the costs associated with the purchase of the then outstanding Class A and Class B Common Stock, the repurchase of Merger Warrants and the repurchase of Series A and Series B Restructure Warrants. The Recapitalization transaction also resulted in a pretax charge within selling, general and administrative expense of $18.8 million comprised of accelerated vesting of stock options and restricted stock and other incentive based compensation payments to employees in connection with the transaction. The Company recorded a

                               SEALY CORPORATION

                       THREE MONTHS ENDED MARCH 1, 1998

$14.5 million charge, net of income tax benefit of $9.6 million, representing the writeoff of the remaining unamortized debt issue costs related to long-term obligations repaid in connection with the Recapitalization as well as consent fees and premiums paid related to the Tender Offer of the Parent Notes (each of which as defined in Note D below) in connection with the Recapitalization.

NOTE D--LONG-TERM OBLIGATIONS

                                                         MARCH 1, NOVEMBER 30,
                                                           1998       1997
                                                         -------- ------------
                                                            (IN THOUSANDS)
   Senior Axels Credit Agreement........................ $330,000   $    --
   Senior Revolving Credit Agreement:
     Tranche A Term Loans...............................  120,000        --
     Revolving Credit Facility..........................   29,000        --
   Senior Subordinated Notes............................  125,000        --
   Senior Subordinated Discount Notes...................   77,153        --
   Junior Subordinated Note.............................   25,619        --
   $275,000,000 Second Restated Secured Credit
    Agreement--Revolving Credit Facility................      --     130,000
   10 1/4% Senior Subordinated Notes Due 2003...........    2,201    200,000
                                                         --------   --------
                                                          708,973    330,000
   Less current portion.................................    3,701        --
                                                         --------   --------
                                                         $705,272   $330,000
                                                         ========   ========

  On November 18, 1997 Parent commenced an offer (the "Tender Offer") to purchase for cash up to all (but not less than a majority in principal amount outstanding) of its 10 1/4% Senior Subordinated Notes due 2003 (the "Parent Notes") and a related solicitation (the "Consent Solicitation") of consents to modify certain terms of the Indenture under which the Parent Notes were issued (the "Parent Note Indenture"). The purchase price to be paid in respect to validly tendered Parent Notes and related consents were determined by a formula set forth in the offer to purchase with respect to the Tender Offer. The Offerings were conditioned upon the consummation of the Tender Offer for, and the obtaining of consents with respect to, at least a majority in aggregate principal amount of the Parent Notes outstanding. Parent's obligation to accept for purchase and to pay for the Parent Notes validly tendered pursuant to the Tender Offer was conditioned upon, among other things, consummation of the other elements of the Recapitalization.

  The Company's 1997 Credit Agreement was terminated in connection with the Recapitalization. The 1997 Credit Agreement provided for a $275.0 million reducing revolving credit facility and a discretionary swing loan facility of up to $20.0 million. Upon consummation of the Transactions, the Issuer entered into the AXELs credit agreement (the "Senior AXELs Credit Agreement") and a credit agreement providing for Tranche A Term Loans and revolving borrowings (the "Senior Revolving Credit Agreement" and, together with the Senior AXELs Credit Agreement, the "Senior Credit Agreements"). The Senior Credit Agreements provide for loans of up to $550.0 million, consisting of a $450.0 million term loan facility (the "Term Loan Facility") and a $100.0 million revolving credit facility (the "Revolving Credit Facility"). The Issuer distributed the proceeds of the Term Loan Facility and its initial borrowings under the Revolving Credit Facility to Parent to provide a portion of the funds necessary to consummate the Recapitalization. Indebtedness of the Issuer under the Senior Credit

                               SEALY CORPORATION

                       THREE MONTHS ENDED MARCH 1, 1998

Agreements is secured and guaranteed by Parent and certain of the Issuer's current and all of the Issuer's future U.S. subsidiaries and will bear interest at a floating rate. See Note I for further details regarding guarantees including consolidating condensed financial statements for guarantors and non-guarantors. The Senior Credit Agreements will require the Company to meet certain financial tests, including minimum levels of adjusted EBITDA as determined in the agreements, minimum interest coverage and maximum leverage ratio. The Senior Credit Agreements also contains covenants which, among other things, limit capital expenditures, indebtedness and/or the incurrence of additional indebtedness, investments, dividends, transactions with affiliates, asset sales, mergers and consolidations, prepayments of other indebtedness (including the Notes), liens and encumbrances and other matters customarily restricted in such agreements.

  Indebtedness under the Senior Credit Agreements bears interest at a floating rate. Indebtedness under the Revolving Credit Facility and the Term Loans initially (subject to reduction based on attainment of certain leverage ratio levels) bears interest at a rate based upon (i) the Base Rate (defined as the highest of (x) the rate of interest announced publicly by Morgan Guaranty Trust Company of New York from time to time, as its base rate and (y) the Federal funds effective rate from time to time plus 0.50%) plus 1.25% in respect of the Tranche A Term Loans and the loans under the Revolving Credit Facility (the "Revolving Loans"), 1.50% in respect of the AXELs Series B, 1.75% in respect of the AXELs Series C and 2.00% in respect of the AXELs Series D, or (ii) the Adjusted Eurodollar Rate (as defined in the Senior Credit Agreements) for one, two, three or six months (or, subject to general availability, two weeks or twelve months), in each case plus 2.25% in respect of Tranche A Term Loans and Revolving Loans, 2.50% in respect of AXELs Series B, 2.75% in respect of AXELs Series C and 3.00% in respect to AXELs Series D.

  The Tranche A Term Loans mature in December 2002. The AXELs Series B mature in December 2004. The AXELs Series C mature in December 2005. The AXELs Series D mature in December 2006. The Tranche A Term Loans are subject to quarterly amortization payments commencing in March 1999, the AXELs Series B, the AXELs Series C and the AXELs Series D are subject to quarterly amortization payments commencing in March 1998 with the AXELs Series B amortizing in nominal amounts until the maturity of the Tranche A Term Loans, the AXELs Series C amortizing in nominal amounts until the maturity of the AXELs Series B and the AXELs Series D amortizing in nominal amounts until the maturity of the AXELs Series
C. The Revolving Credit Facility matures in December 2002. In addition, the Senior Credit Agreements provide for mandatory repayments, subject to certain exceptions, of the Term Loans, and reductions in the Revolving Credit Facility, based on the net proceeds of certain asset sales outside the ordinary course of business of the Issuer and its subsidiaries, the net proceeds of insurance, the net proceeds of certain debt and equity issuances, and excess cash flow (as defined in the Senior Credit Agreements).

  The Junior Note has an initial principal balance outstanding of $25.0 million and mature on December 18, 2008. Interest on the Junior Note accrues at 10% per annum if paid within ten days of the end of each calendar quarter or at 12% if the Company elects to add accrued interest for such quarter to the then outstanding principal balance. The Company has the option, at each quarter end, to elect to pay the interest due for the quarter or add such interest to the principal balance through the term of the Note.

  The Notes were issued pursuant to an Indenture (the "Senior Subordinated
Note Indenture") among the Issuer, the Guarantors and The Bank of New York, as trustee (the "Senior Subordinated Note Trustee"). The Senior Subordinated Discount Notes were issued pursuant to an Indenture (the

                               SEALY CORPORATION

                       THREE MONTHS ENDED MARCH 1, 1998

"Senior Subordinated Discount Note Indenture" and together with the Senior Subordinated Note Indenture, the "Indentures") among the Issuer, the Guarantors, and The Bank of New York, as trustee (the "Senior Subordinated Discount Note Trustee" and, together with the Senior Subordinated Note Trustee, the "Trustees").

  The Senior Subordinated Notes are limited in aggregate principal amount to $300.0 million, of which $125.0 million was issued in the Offering, and matures on December 15, 2007. Interest on the Senior Subordinated Notes accrue at the rate of 9 7/8% per annum and is payable semi-annually in arrears on June 15 and December 15 of each year, commencing on June 15, 1998, to Holders of record on the immediately preceding June 1 and December 1. Additional Senior Subordinated Notes may be issued from time to time after the date of the Senior Subordinated Note Indenture, subject to the provisions of the Senior Subordinated Note Indenture.

  Except as provided below, the Senior Subordinated Notes are not redeemable at the Company's option prior to December 15, 2002. Thereafter, the Senior Subordinated Notes are subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

                                                PERCENTAGE OF
                                                  PRINCIPAL
           YEAR                                    AMOUNT
           ----                                 -------------
           2002................................   104.937%
           2003................................   103.292%
           2004................................   101.646%
           2005 and thereafter.................   100.000%

  Notwithstanding the foregoing, during the first 36 months after December 11, 1997, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Senior Subordinated Notes originally issued under the Senior Subordinated Note Indenture at a redemption price of 109.875% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages thereon, if any, to the redemption date, with the net cash proceeds of any Equity Offerings; (as defined in the Indentures) provided that at least $80.0 million in aggregate principal amount of Senior Subordinated Notes remain outstanding immediately after the occurrence of such redemption (excluding Senior Subordinated Notes held by the Company and its Subsidiaries); and provided further that such redemption shall occur within 120 days of the date of closing of any such Equity Offering.

  The Senior Subordinated Discount Notes are limited in aggregate principal amount at maturity to $275.0 million, of which $128.0 million were issued in the Offering, and mature on December 15, 2007. The Senior Subordinated Discount Notes were offered at a substantial discount from their principal amount at maturity. Until December 15, 2002 (the "Full Accretion Date"), no interest (other than liquidated damages, if applicable) will accrue or be paid in cash on the Senior Subordinated Discount Notes, but the Accreted Value will accrete (representing the amortization of original issue discount) between the issuance date and the Full Accretion Date, on a semi-annual bond equivalent basis. Beginning on the Full Accretion Date, interest on the Senior Subordinated Discount Notes will accrue at the rate of 10 7/8% per annum and will be payable in cash semi-annually in arrears on June 15 and

                               SEALY CORPORATION

                       THREE MONTHS ENDED MARCH 1, 1998

December 15 of each year, commencing on June 15, 2003, to Holders of record on the immediately preceding June 1 and December 1. Additionally Senior Subordinated Discount Notes may be issued from time to time after the date of the Senior Subordinated Discount Note Indenture, subject to the provisions of the Senior Subordinated Discount Note Indenture. Interest on the Senior Subordinated Discount Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Full Accretion Date.

  Except as provided below, the Senior Subordinated Discount Notes will not be redeemable at the Company's option prior to December 15, 2002. Thereafter, the Senior Subordinated Discount Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and liquidated damages thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

                                                PERCENTAGE OF
                                                  PRINCIPAL
           YEAR                                    AMOUNT
           ----                                 -------------
           2002................................   105.437%
           2003................................   103.625%
           2004................................   101.812%
           2005 and thereafter.................   100.000%

  Notwithstanding the foregoing, during the first 36 months after December 11, 1997, the Company may on any one or more occasions redeem up to 35% of the Accreted Value of Senior Subordinated Discount Notes originally issued under the Senior Subordinated Discount Note Indenture at a redemption price of 110.875% of the Accreted Value, plus accrued and unpaid liquidated damages thereon, if any, to the redemption date, with the net cash proceeds of any Equity Offerings; (as defined in the Indentures) provided that at least $50.0 million in aggregate Accreted Value of Senior Subordinated Discount Notes remain outstanding immediately after the occurrence of such redemption (excluding Senior Subordinated Discount Notes held by the Company and its Subsidiaries); and provided, further, that such redemption shall occur within 120 days of the date of the closing of any such Equity Offering.

NOTE E--CONTINGENCIES

  In accordance with procedures established under the Environmental Cleanup Responsibility Act (now known as the Industrial Site Recovery Act), Sealy and one of its subsidiaries are parties to an Administrative Consent order ("ACO") issued by the New Jersey Department of Environmental Protection ("DEP"). Pursuant to the ACO, the Company and such subsidiary agreed to conduct soil and groundwater investigation and remediation at the plant previously owned by the subsidiary in South Brunswick, New Jersey. The Company does not believe that its manufacturing processes were a source of the contaminants found to exist above regulatorily acceptable levels in the groundwater. The Company and its subsidiary have retained primary responsibility for the investigation and any necessary clean up plan approved by the DEP under the terms of the ACO.

  Since issuance of the ACO, the DEP has approved the Company's soil remediation plans and its initial groundwater remediation plan. Further investigation in 1996 revealed certain additional areas of

                               SEALY CORPORATION

                       THREE MONTHS ENDED MARCH 1, 1998

soil contamination resulting from activities at the South Brunswick facility prior to the Company's acquisition of the site. In 1997, the Company, with DEP approval, completed essentially all soil remediation and conducted a pilot test for a company-proposed revision to the groundwater remediation program. The Company's revised groundwater remediation plan will be submitted to the DEP for approval in 1998.

  While the Company cannot predict the ultimate timing or cost to remediate this facility based on facts currently known, management believes the previously established accrual for site investigation and remediation costs is adequate to cover the Company's reasonably estimable liability and does not believe the resolution of this matter will have a material adverse effect on the Company's financial position or future operations.

  In March, 1994, the Company filed a claim in the U.S. District Court for the District of New Jersey against former owners of the site and their lenders under the Comprehensive Environmental Response, Compensation and Liability Act seeking contribution for site investigation and remedial costs. In March, 1997, the Company received $1.7 million from a former owner of the site and one of the lenders to the former owner in the final settlement of this litigation which was recorded as an increase to other non-current liabilities.

  In January 1997, the Company filed a claim in the U.S. District Court of New Jersey against former insurance companies for the Company under the Comprehensive Environmental Response, Compensation and Liability Act seeking contribution for site investigation and remedial costs. A parallel case seeking a judgement of non-liability was filed by some (but not all) of these insurance companies in the U.S. District Court for the Northern District of Ohio. Both the New Jersey and Ohio District Courts have ruled that New Jersey law applies and the Company has filed a motion seeking a favorable decision holding the insurance companies liable for investigation and remediation costs without the need for trial.

  The Company also has begun to remediate soil and groundwater contamination at an inactive facility located in Oakville, Connecticut. Although the Company is conducting the remediation voluntarily, it obtained Connecticut Department of Environmental Protection approval of the remediation plan. The Company believes the contamination is attributable to the manufacturing operations of previous unaffiliated occupants of the facility. In 1994, the Company filed a cost recovery action in U.S. District Court to require these entities to complete the remediation and reimburse the Company for its cleanup costs. This litigation is pending. Based on the facts currently known, management does not believe that resolution of this matter will have a material adverse effect on the Company's financial position or future operations.

  On May 22, 1997, the Company filed in the United States District Court for the Northern District of Illinois a motion to terminate certain antitrust final judgments (the "Judgments") entered on December 30, 1964 and December 26, 1967. These Judgments, among other things, prohibited the Company from suggesting resale prices to its dealers. During the pendency of the Company's motion to terminate the Judgments, and based upon allegations received by the Department of Justice ("the Department") concerning a possible resale price maintenance agreement with a Stearns & Foster dealer, the Department, on September 8, 1997, issued to the Company a Civil Investigative Demand seeking documents relating to, among other things, communications between the Company and dealers concerning the retail price of mattresses. In response to the Civil Investigative Demand, the Company produced certain documents and the deposition of a Company executive was taken. Immediately following such document production and deposition, the Department consented to the

                               SEALY CORPORATION

                       THREE MONTHS ENDED MARCH 1, 1998

termination of the Judgments and an order terminating the Judgments was entered by the Court on September 19, 1997. After the Court terminated the Judgments, the Department notified the Company on September 29, 1997 that it was limiting the Civil Investigative Demand to certain narrow specifications. In October 1997, the Company produced additional documents in response to the Civil Investigative Demand. On November 24, 1997 the Company received a request from the Department for clarification and additional information. The Company has responded to that request.

NOTE F--STOCK OPTION PLAN

  On December 18, 1997, the Company's Board of Directors adopted the 1998 Stock Option Plan ("1998 Plan") and reserved 5,000,000 shares of Class A Common Stock of the Company for issuance. Options under the 1998 Plan may be granted either as Incentive Stock Options as defined in Section 422A of the Internal Revenue Code or Nonqualified Stock Options subject to the provisions of Section 83 of the Internal Revenue Code. On March 18, 1998, the Company granted ten-year stock options to acquire 2,072,250 shares of Class A Common Stock at an exercise price of $0.50 per share (representing fair market value at the time of grant) and 1,175,000 shares of Class A Common Stock at an exercise price of $4.18 per share (representing a premium to fair market value at the time of grant). The options vest 40% upon the second anniversary, and 20% on the third, fourth and fifth anniversary dates of the grant.

NOTE G--YEAR 2000 ISSUE

  The Company believes that the new Business Systems, including appropriate software, being installed both alongside and as part of an upgrade of its existing computer system will address the dating system flaw inherent in most operating systems (the "Year 2000 Issue"). There can be no assurance, however, that the new Business Systems will be installed and fully operational at all locations and for all applications prior to the turn of the century, and management has therefore deemed it necessary to convert its current system to be Year 2000 compliant. The Company has conducted a comprehensive impact analysis to determine what computing platforms and date-aware functions with respect to its existing computer operating systems will be disrupted by the Year 2000 Issue. In January, 1998, the Company completed a prioritization of the impacted areas identified to date and commenced the detailed program code changes through a contracted third party vendor which has experience in Year 2000 conversions for the Company's existing system including the same release of such system. The Company is in the preliminary stages of assessment of its vendors and customers status with respect to the Year 2000 Issue. The required code changes, testing and implementation necessary to address the Year 2000 Issue is projected to be completed by May, 1999, and is expected to cost approximately $4.0 million.

NOTE H--SUBSEQUENT EVENTS

  On March 10, 1998, the Company announced its plans to relocate its Corporate headquarters and Research & Development Center from Cleveland, Ohio to Archdale, North Carolina. The Company will also relocate its Lexington, North Carolina manufacturing plant to Archdale, North Carolina. The Company has entered into an agreement to purchase a property which currently includes an office building and a manufacturing facility. The Company will construct an additional office building on this property to house its Corporate headquarters. The Company is currently reviewing financing alternatives with respect to the property purchase and construction project which it expects to finalize

                               SEALY CORPORATION

                       THREE MONTHS ENDED MARCH 1, 1998

in the second quarter of fiscal 1998. The Company estimates total costs associated with this relocation will result in a pretax charge of approximately $8.5 million which will be recognized primarily in fiscal 1998 with the balance in fiscal 1999.

  On March 30, 1998, the Company announced a call for redemption of all outstanding Parent Notes. The redemption price of 106.33%, plus accrued interest, or approximately $2.5 million, will be paid on May 1, 1998, after which time interest will cease to accrue on the Notes.

NOTE I--GUARANTOR/NON-GUARANTOR FINANCIAL INFORMATION

  As discussed in Note D, the Parent and each of the Guarantor Subsidiaries have fully and unconditionally guaranteed, on a joint and several basis, the obligation to pay principal and interest with respect to the Notes. The Guarantor Subsidiaries are wholly-owned subsidiaries of the Company. Substantially all of the Issuer's operating income and cashflow is generated by its subsidiaries. As a result, funds necessary to meet the Issuer's debt service obligations are provided in part by distributions or advances from its subsidiaries. Under certain circumstances, contractual and legal restrictions, as well as the financial condition and operating requirements of the Issuer's subsidiaries, could limit the Issuer's ability to obtain cash from its subsidiaries for the purpose of meeting its debt service obligations, including the payment of principal and interest on the Notes. The Notes contain certain covenants that, among other things, limit the ability of the Issuer and its Restricted Subsidiaries (as defined) to incur additional indebtedness and issue Disqualified Stock (as defined), pay dividends or distributions or make investments or make certain other Restricted Payments (as defined), enter into certain transactions with affiliates, dispose of certain assets, incur liens and engage in mergers and consolidations. Although holders of the Notes will be direct creditors of the Issuer's principal direct subsidiaries by virtue of the guarantees, the Issuer has subsidiaries ("Non-Guarantor Subsidiaries") that are not included among the Guarantor Subsidiaries, and such subsidiaries will not be obligated with respect to the Notes. As a result, the claims of creditors of the Non-Guarantor Subsidiaries will effectively have priority with respect to the assets and earnings of such companies over the claims of creditors of the Issuer, including the holders of the Notes.

  The following supplemental consolidating condensed financial statements present:

    1. Consolidating condensed balance sheets as of March 1, 1998 and November 30, 1997, consolidating condensed statements of operations and cash flows for the three-month periods ended March 1, 1998 and March 2, 1997.

    2. Sealy Corporation (the "Parent" and a "Guarantor"), Sealy Mattress Company (the "Issuer"), combined Guarantor Subsidiaries and combined Non-Guarantor Subsidiaries with their investments in subsidiaries accounted for using the equity method.

    3. Elimination entries necessary to consolidate the Parent and all of its subsidiaries.

  Management does not believe that separate financial statements of the Guarantor Subsidiaries are material to investors.

                               SEALY CORPORATION

                               SEALY CORPORATION

               SUPPLEMENTAL CONSOLIDATING CONDENSED BALANCE SHEET

                                 MARCH 1, 1998
                                 (IN THOUSANDS)

                                                              COMBINED
                                      SEALY      COMBINED       NON-
                            SEALY    MATTRESS   GUARANTOR    GUARANTOR
                         CORPORATION COMPANY   SUBSIDIARIES SUBSIDIARIES ELIMINATIONS CONSOLIDATED
                         ----------- --------  ------------ ------------ ------------ ------------
ASSETS
Current assets:
 Cash and cash
  equivalents...........  $     --   $     20    $     31     $ 6,119      $    --      $  6,170
 Accounts receivable,
  net...................        --      3,587      92,244       9,510           --       105,341
 Inventories............        --      2,001      43,945       5,209          (437)      50,718
 Prepaid expenses and
  deferred taxes........     (9,237)      294      21,265       1,461           --        13,783
                          ---------  --------    --------     -------      --------     --------
                             (9,237)    5,902     157,485      22,299          (437)     176,012
Property, plant and
 equipment--at cost.....        --      4,818     156,829      12,900           --       174,547
Less: accumulated
 depreciation...........        --     (1,335)    (42,953)     (2,205)          --       (46,493)
                          ---------  --------    --------     -------      --------     --------
                                --      3,483     113,876      10,695           --       128,054
Other assets:
 Goodwill and other
  intangibles, net......        --     14,362     359,063      34,682           --       408,107
 Net investment in and
  advances to (from)
  subsidiaries and
  affiliates............    (92,054)  549,815    (368,025)    (29,562)      (60,174)         --
 Debt issuance costs,
  net and other
  assets................        --     30,878       7,621          31           --        38,530
                          ---------  --------    --------     -------      --------     --------
                            (92,054)  595,055      (1,341)      5,151       (60,174)     446,637
                          ---------  --------    --------     -------      --------     --------
   Total assets.........  $(101,291) $604,440    $270,020     $38,145      $(60,611)    $750,703
                          =========  ========    ========     =======      ========     ========
LIABILITIES AND
 STOCKHOLDER'S
 (DEFICIT) EQUITY
Current liabilities:
 Current portion--long-
  term obligations......  $   2,201  $  1,500    $    --      $   --       $    --      $  3,701
 Accounts payable.......        --      2,316      34,474       7,776           --        44,566
 Accrued interest.......          3    10,626         --          --            --        10,629
 Accrued incentives and
  advertising...........        --      1,408      29,985       1,908           --        33,301
 Accrued compensation...        --        151       5,893         902           --         6,946
 Other accrued
  expenses..............      2,369       469      22,028        (307)          (89)      24,470
                          ---------  --------    --------     -------      --------     --------
                              4,573    16,470      92,380      10,279           (89)     123,613
Long-term obligations...     25,619   679,653         --          --            --       705,272
Other noncurrent
 liabilities............      3,585       --       32,676         --            --        36,261
Deferred income taxes...     (7,249)      371      16,467       3,787           --        13,376
Stockholders' (deficit)
 equity.................   (127,819)  (92,054)    128,497      24,079       (60,522)    (127,819)
                          ---------  --------    --------     -------      --------     --------
   Total liabilities and
    stockholders'
    (deficit) equity....  $(101,291) $604,440    $270,020     $38,145      $(60,611)    $750,703
                          =========  ========    ========     =======      ========     ========

                               SEALY CORPORATION

                               SEALY CORPORATION

               SUPPLEMENTAL CONSOLIDATING CONDENSED BALANCE SHEET

                               NOVEMBER 30, 1997
                                 (IN THOUSANDS)

                                               SEALY      COMBINED     COMBINED
                                     SEALY    MATTRESS   GUARANTOR   NON-GUARANTOR
                                  CORPORATION COMPANY   SUBSIDIARIES SUBSIDIARIES  ELIMINATIONS CONSOLIDATED
                                  ----------- --------  ------------ ------------- ------------ ------------
ASSETS
Current assets:
 Cash and cash equivalents......   $    --    $    20     $  2,062      $ 3,975     $     --      $  6,057
 Accounts receivable, net.......        --      3,434       79,150       11,334           --        93,918
 Inventories....................        --      1,912       39,240        5,190          (335)      46,007
 Prepaid expenses and deferred
  taxes.........................    (9,206)       294       29,819        1,622           --        22,529
                                   --------   -------     --------      -------     ---------     --------
                                    (9,206)     5,660      150,271       22,121          (335)     168,511
Property, plant and equipment--
 at cost........................        --      4,664      152,045       12,894           --       169,603
Less: accumulated depreciation..        --     (1,254)     (40,603)      (2,138)          --       (43,995)
                                   --------   -------     --------      -------     ---------     --------
                                        --      3,410      111,442       10,756           --       125,608
Other assets:
 Goodwill and other
  intangibles, net..............        --     14,461      361,976       34,832           --       411,269
 Net investment in and advances
  to (from) subsidiaries and
  affiliates....................    543,783     2,636     (357,823)     (28,591)     (160,005)         --
 Debt issuance costs, net and
  other assets..................      8,918        35        6,641           85           --        15,679
                                   --------   -------     --------      -------     ---------     --------
                                    552,701    17,132       10,794        6,326      (160,005)     426,948
                                   --------   -------     --------      -------     ---------     --------
   Total assets.................   $543,495   $26,202     $272,507      $39,203     $(160,340)    $721,067
                                   ========   =======     ========      =======     =========     ========
LIABILITIES AND STOCKHOLDER'S
 EQUITY
Current liabilities:
 Current portion--long-term
  obligations...................   $    --    $   --      $    --       $   --      $     --      $    --
 Accounts payable...............        --      2,086       40,743        6,847           --        49,676
 Accrued interest...............      1,973       --            65          --            --         2,038
 Accrued incentives and
  advertising...................        --      1,473       26,782        2,449           --        30,704
 Accrued compensation...........        --        246       16,244        1,281           --        17,771
 Other accrued expenses.........        314       222       18,107        1,573          (118)      20,098
                                   --------   -------     --------      -------     ---------     --------
                                      2,287     4,027      101,941       12,150          (118)     120,287
Long-term obligations...........    330,000       --           --           --            --       330,000
Other noncurrent liabilities....      2,969       --        32,744          --            --        35,713
Deferred income taxes...........      3,173       896       22,693        3,239           --        30,001
Stockholders' equity............    205,066    21,279      115,129       23,814      (160,222)     205,066
                                   --------   -------     --------      -------     ---------     --------
   Total liabilities and
    stockholders' equity........   $543,495   $26,202     $272,507      $39,203     $(160,340)    $721,067
                                   ========   =======     ========      =======     =========     ========

                               SEALY CORPORATION

                               SEALY CORPORATION

         SUPPLEMENTAL CONSOLIDATING CONDENSED STATEMENTS OF OPERATIONS

                        THREE MONTHS ENDED MARCH 1, 1998
                                 (IN THOUSANDS)

                                       SEALY      COMBINED     COMBINED
                             SEALY    MATTRESS   GUARANTOR   NON-GUARANTOR
                          CORPORATION COMPANY   SUBSIDIARIES SUBSIDIARIES  ELIMINATIONS CONSOLIDATED
                          ----------- --------  ------------ ------------- ------------ ------------
Net sales...............   $     --   $ 9,781     $185,535      $18,022      $ (4,079)    $209,259
Costs and expenses:
 Cost of goods sold.....        --      6,251      108,012       11,300        (4,079)     121,484
 Selling, general and
  administrative........     17,426     2,880       61,331        5,960           --        87,597
 Amortization of intan-
  gibles................        --         99        2,914          149           --         3,162
 Interest expense, net..      2,197    13,395          (41)         (23)          --        15,528
 Loss (income) from
  equity investees......     (1,066)  (13,519)         --           --         14,585          --
 Loss (income) from
  nonguarantor equity
  investees.............        --        --          (181)         --            181          --
 Capital charge and
  intercompany interest
  allocation............        --        134         (581)         447           --           --
                           --------   -------     --------      -------      --------     --------
Income/(loss) before in-
 come taxes and extraor-
 dinary item............    (18,557)      541       14,081          189       (14,766)     (18,512)
Income taxes............       (792)     (525)         562            8            --         (747)
                           --------   -------     --------      -------      --------     --------
Income/(loss) before ex-
 traordinary item.......    (17,765)    1,066       13,519          181       (14,766)     (17,765)
Extraordinary item......     14,455       --           --           --            --        14,455
                           --------   -------     --------      -------      --------     --------
Net income/(loss).......   $(32,220)  $ 1,066     $ 13,519      $   181      $(14,766)    $(32,220)
                           ========   =======     ========      =======      ========     ========

                               SEALY CORPORATION

                               SEALY CORPORATION

         SUPPLEMENTAL CONSOLIDATING CONDENSED STATEMENTS OF OPERATIONS

                        THREE MONTHS ENDED MARCH 2, 1997
                                 (IN THOUSANDS)

                                      SEALY      COMBINED     COMBINED
                            SEALY    MATTRESS   GUARANTOR   NON-GUARANTOR
                         CORPORATION COMPANY   SUBSIDIARIES SUBSIDIARIES  ELIMINATIONS CONSOLIDATED
                         ----------- --------  ------------ ------------- ------------ ------------
Net sales...............   $    --   $ 7,550     $145,262      $19,099      $ (3,007)    $168,904
Costs and expenses:
 Cost of goods sold.....        --     4,825       81,157       13,722        (3,007)      96,697
 Selling, general and
  administrative........       254     2,261       49,011        4,048            --       55,574
 Amortization of
  intangibles...........        --        99        3,030          351            --        3,480
 Interest expense, net..     7,299        --          (15)        (483)           --        6,801
 Loss (income) from
  equity investees......    (6,981)   (7,238)          --           --        14,219           --
 Loss (income) from
  nonguarantor equity
  investees.............        --       398       (1,013)          --           615           --
 Capital charge and
  intercompany interest
  allocation............        --        85         (321)         236            --           --
                           -------   -------     --------      -------      --------     --------
Income/(loss) before
 income taxes and
 extraordinary item.....      (572)    7,120       13,413        1,225       (14,834)       6,352
Income taxes............    (3,760)      139        6,175          610            --        3,164
                           -------   -------     --------      -------      --------     --------
Income/(loss) before
 extraordinary item.....     3,188     6,981        7,238          615       (14,834)       3,188
Extraordinary item......     2,030        --           --           --            --        2,030
                           -------   -------     --------      -------      --------     --------
Net income/(loss).......   $ 1,158   $ 6,981     $  7,238      $   615      $(14,834)    $  1,158
                           =======   =======     ========      =======      ========     ========

                               SEALY CORPORATION

                               SEALY CORPORATION

         SUPPLEMENTAL CONSOLIDATING CONDENSED STATEMENTS OF CASH FLOWS

                        THREE MONTHS ENDED MARCH 1, 1998
                                 (IN THOUSANDS)

                                       SEALY      COMBINED     COMBINED
                            SEALY    MATTRESS    GUARANTOR   NON-GUARANTOR
                         CORPORATION  COMPANY   SUBSIDIARIES SUBSIDIARIES  ELIMINATIONS CONSOLIDATED
                         ----------- ---------  ------------ ------------- ------------ ------------
Net cash provided by
 (used in) operating
 activities.............  $ (17,348) $(25,706)    $(7,031)      $1,184       $25,555     $ (23,346)
                          ---------  ---------    -------       ------       -------     ---------
Cash flows from
 investing activities:
 Purchase of property
  and equipment, net....        --        (174)    (5,031)         (95)          --        (5,300)
 Net activity in
  investment in and
  advances to (from)
  subsidiaries and
  affiliates............    636,345   (621,760)    10,182          971       (25,738)          --
                          ---------  ---------    -------       ------       -------     ---------
 Net proceeds provided
  by (used in) investing
  activities............    636,345   (621,934)     5,151          876       (25,738)      (5,300)
Cash flows from
 financing activities:
 Treasury stock
  repurchase costs .....   (413,078)       --         --           --            --       (413,078)
 Proceeds from
  (repayment of) long-
  term obligations,
  net...................   (327,799)   679,447        --           --            --        351,648
 Equity contributions...    121,317        --         --           --            --        121,317
 Debt issuance costs ...        563    (31,691)       --           --            --        (31,128)
 Net equity activity
  with Parent...........        --        (116)      (151)          84           183           --
                          ---------  ---------    -------       ------       -------     ---------
 Net cash (used in)
  provided by financing
  activities............   (618,997)   647,640       (151)          84           183        28,759
                          ---------  ---------    -------       ------       -------     ---------
Change in cash and cash
 equivalents............        --         --      (2,031)       2,144           --            113
Cash and cash
 equivalents:
 Beginning of period....        --          20      2,062        3,975           --          6,057
                          ---------  ---------    -------       ------       -------     ---------
 End of period..........  $     --   $      20    $    31       $6,119           --      $   6,170
                          =========  =========    =======       ======       =======     =========

                               SEALY CORPORATION

                               SEALY CORPORATION

         SUPPLEMENTAL CONSOLIDATING CONDENSED STATEMENTS OF CASH FLOWS

                        THREE MONTHS ENDED MARCH 2, 1997
                                 (IN THOUSANDS)

                                       SEALY      COMBINED     COMBINED
                             SEALY    MATTRESS   GUARANTOR   NON-GUARANTOR
                          CORPORATION COMPANY   SUBSIDIARIES SUBSIDIARIES  ELIMINATIONS CONSOLIDATED
                          ----------- --------  ------------ ------------- ------------ ------------
Net cash provided by
 (used in)
 operating activities...   $ 10,030   $  6,760    $  6,450      $ 1,887      $(25,100)    $     27
                           --------   --------    --------      -------      --------     --------

Cash flows from investing activities:
 Proceeds from sale of
  subsidiary............        --      35,000         --           --            --        35,000
 Purchases of property
  and equipment, net....        --        (175)     (3,703)         (77)          --        (3,955)
 Net activity in invest-
  ment in and advances
  to (from) subsidiaries
  and affiliates........     27,494      5,642      10,413       (6,105)      (37,444)         --
                           --------   --------    --------      -------      --------     --------
 Net proceeds provided
  by (used in) investing
  activities............     27,494     40,467       6,710       (6,182)      (37,444)      31,045

Cash flows from financing activities:
 Proceeds from
  (repayment of) long-
  term obligations, et..     68,382        --            1          (35)          --        68,348
 Dividend...............    (99,776)       --          --           --            --       (99,776)
 Debt issuance costs....     (6,130)       --          --           --            --        (6,130)
 Net equity activity
  with Parent ..........        --     (47,200)    (10,141)      (5,203)       62,544          --
                           --------   --------    --------      -------      --------     --------
 Net cash used in fi-
  nancing activities....    (37,524)   (47,200)    (10,140)      (5,238)       62,544      (37,558)
                           --------   --------    --------      -------      --------     --------
Change in cash and cash
 equivalents............        --          27       3,020       (9,533)          --        (6,486)
 Beginning of period....        --          54       3,118       13,447           --        16,619
                           --------   --------    --------      -------      --------     --------
 End of period..........   $    --    $     81    $  6,138      $ 3,914      $    --      $ 10,133
                           ========   ========    ========      =======      ========     ========

Cash and cash equivalents:

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRE-SENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY EXCHANGE MADE HERE-UNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                  -----------

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Summary..................................................................   1
Risk Factors.............................................................  16
The Transactions.........................................................  24
Use of Proceeds..........................................................  26
Capitalization...........................................................  27
Selected Historical Consolidated Financial and Other Data................  28
Unaudited Pro Forma Condensed Consolidated Financial Data................  30
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  35
Business.................................................................  43
Management...............................................................  57
Security Ownership.......................................................  65
Certain Transactions.....................................................  68
Description of Senior Credit Agreements..................................  69
Description of Exchange Notes............................................  70
The Exchange Offer....................................................... 107
Certain Federal Income Tax Consequences.................................. 116
Plan of Distribution..................................................... 116
Legal Matters............................................................ 117
Experts.................................................................. 117
Index to Consolidated Financial Statements............................... F-1

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                            SEALY MATTRESS COMPANY




                                  -----------

                LOGO SEALY               LOGO STEARNS & FOSTER

                                  -----------

 OFFER TO EXCHANGE ITS SERIES B 9 7/8% SENIOR SUBORDINATED NOTES DUE 2007 FOR ANY AND ALL OF ITS OUTSTANDING SERIES A SENIOR SUBORDINATED NOTES DUE 2007 AND
 ITS SERIES B 10 7/8% SENIOR SUBORDINATED DISCOUNT NOTES DUE 2007 FOR ANY AND
  ALL OF ITS OUTSTANDING SERIES A SENIOR SUBORDINATED DISCOUNT NOTES DUE 2007

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The Company is incorporated under the laws of the State of Ohio. Section 1701.13 of the General Corporation Law of the State of Ohio, inter alia, ("Section 1701.13") provides that an Ohio corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise. The indemnity may include expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. An Ohio corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise. The indemnity may include expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification is permitted (i) without judicial approval if the person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation or (ii) with respect to any action or suit in which the only liability asserted against a director is pursuant to unlawful loans, dividends, or distribution of assets (Section 1701.95). Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses, including attorney's fees, which such officer or director has actually and reasonably incurred.

  The Company's Certificate of Incorporation provides for the indemnification of directors and officers of the Company to the fullest extent permitted by the General Corporation Law of the State of Ohio, as it currently exists or may hereafter be amended.

  Section 1701.13 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would have the power to indemnify him under
Section 1701.13.

  The Company maintains and has in effect insurance policies covering all of the Company's directors and officers against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (A) EXHIBITS.

  *2.1 Agreement and Plan of Merger, dated as of October 30, 1997, by and among Sealy Corporation, Sandman Merger Corporation and Zell/Chilmark
         Fund, L.P. (Incorporated by reference to Exhibit 2.1 filed with the Parent's Current Report on Form 8-K dated December 18, 1997).
  *2.2 First Amendment to the Agreement and Plan of Merger, dated as of December 18, 1997, by and among Sealy Corporation, Sandman Merger
         Corporation and Zell/Chilmark Fund, L.P. (Incorporated by reference to Exhibit 2.2 filed with the Parent's Current Report on Form 8-K dated December 18, 1997).
   3.1  Amended and Restated Certificate of Incorporation of Sealy Mattress
         Company.
   3.2  By-laws of Sealy Mattress Company.
  *4.1  Indenture, dated as of December 18, 1997, by and among Sealy Mattress
         Company, the Guarantors named therein and The Bank of New York, as trustee, with respect to the Series A and Series B 9 7/8% Senior
         Subordinated Notes due 2007. (Incorporated by reference to Exhibit
         4.1 filed with the Parent's Current Report on Form 8-K dated December
         18, 1997).
  *4.2  Indenture, dated as of December 18, 1997, by and among Sealy Mattress
         Company, the Guarantors named therein and The Bank of New York, as trustee, with respect to the Series A and Series B 10 7/8% Senior
         Subordinated Notes due 2007. (Incorporated by reference to Exhibit
         4.2 filed with the Parent's Current Report on Form 8-K dated December
         18, 1997).
  *4.3 Second Supplemental Indenture, dated as of December 5, 1997, by and between Sealy Corporation and The Bank of New York, as trustee.
         (Incorporated by reference to Exhibit 4.3 filed with the Parent's
         Current Report on Form 8-K dated December 18, 1997).
   5.1  Opinion and consent of Kirkland & Ellis.
   8.1  Opinion of Kirkland & Ellis as to federal income tax consequences.
 *10.1  Dealer Manager Agreement, dated as of November 18, 1997, among Sandman
         Merger Corporation, Sealy Corporation and Goldman, Sachs & Co.
         (Incorporated by reference to Exhibit 10.1 filed with the Parent's
         Current Report on Form 8-K dated December 18, 1997).
 *10.2  Purchase Agreement, dated as of December 11, 1997, by and among Sealy
         Mattress Company, the Guarantors named therein, Goldman, Sachs & Co.,
         J.P. Morgan Securities Inc. and BT Alex. Brown Incorporated.
         (Incorporated by reference to Exhibit 10.2 filed with the Parent's
         Current Report on Form 8-K dated December 18, 1997).
 *10.3 Registration Rights Agreement, dated as of December 18, 1997, by and among Sealy Mattress Company, the Guarantors named therein, Goldman,
         Sachs & Co., J.P. Morgan Securities Inc. and BT Alex. Brown
         Incorporated. (Incorporated by reference to Exhibit 10.3 filed with the Parent's Current Report on Form 8-K dated December 18, 1997).
  10.4  Credit Agreement, dated as of December 18, 1997, among Sealy Mattress
         Company, the Guarantors named therein, Goldman Sachs Credit Partners
         L.P., as arranger and syndication agent, Morgan Guaranty Trust
         Company of New York, as administrative agent, Bankers Trust Company, as documentation agent, and the other institutions named therein.

  10.5  AXEL Credit Agreement, dated as of December 18, 1997, among Sealy
         Mattress Company, the Guarantors named therein, Goldman Sachs Credit
         Partners L.P., as arranger and syndication agent, Morgan Guaranty
         Trust Company of New York, as administrative agent, Bankers Trust
         Company, as documentation agent, and the other institutions named therein.
 *10.6 Amended and Restated Employment Agreement, dated as of August 1, 1997, by and between Sealy Corporation and Ronald L. Jones. (Incorporated by reference to Exhibit 10.6 filed with the Parent's Current Report on Form 8-K dated December 18, 1997).
 *10.7  Employment Agreement, dated as of August 25, 1997, by and between Sealy
         Corporation and Bruce G. Barman. (Incorporated by reference to Exhibit
         10.7 filed with the Parent's Current Report on Form 8-K dated December
         18, 1997).
 *10.8  Employment Agreement, dated as of August 12, 1997, by and between Sealy
         Corporation and Jeffrey C. Claypool. (Incorporated by reference to
         Exhibit 10.8 filed with the Parent's Current Report on Form 8-K dated
         December 18, 1997).
 *10.9  Employment Agreement, dated as of July 30, 1997, by and between Sealy
         Corporation and Gary T. Fazio. (Incorporated by reference to Exhibit
         10.9 filed with the Parent's Current Report on Form 8-K dated December
         18, 1997).
 *10.10 Employment Agreement, dated as of August 25, 1997, by and between Sealy
         Corporation and Douglas E. Fellmy. (Incorporated by reference to
         Exhibit 10.10 filed with the Parent's Current Report on Form 8-K dated
         December 18, 1997).
 *10.11 Employment Agreement, dated as of August 28, 1997, by and between Sealy
         Corporation and David J. McIlquham. (Incorporated by reference to
         Exhibit 10.11 filed with the Parent's Current Report on Form 8-K dated
         December 18, 1997).
 *10.12 Employment Agreement, dated as of August 1, 1997, by and between Sealy
         Corporation and Lawrence J. Rogers. (Incorporated by reference to
         Exhibit 10.12 filed with the Parent's Current Report on Form 8-K dated
         December 18, 1997).
 *10.13 Change of Control Agreement, dated as of September 3, 1997, by and between Sealy Corporation and John G. Bartik. (Incorporated by reference to Exhibit 10.13 filed with the Parent's Current Report on Form 8-K dated December 18, 1997).
 *10.14 Change of Control Agreement, dated as of August 4, 1997, by and between Sealy Corporation and James G. Goughenour. (Incorporated by reference to Exhibit 10.14 filed with the Parent's Current Report on Form 8-K dated December 18, 1997).
 *10.15 Change of Control Agreement, dated as of August 27, 1997, by and between Sealy Corporation and Richard F. Sowerby. (Incorporated by reference to Exhibit 10.15 filed with the Parent's Current Report on Form 8-K dated December 18, 1997).
 *10.16 Change of Control Agreement, dated as of August 1, 1997, by and between Sealy Corporation and Ronald H. Stolle. (Incorporated by reference to
         Exhibit 10.16 filed with the Parent's Current Report on Form 8-K dated
         December 18, 1997).
 *10.17 Change of Control Agreement, dated as of August 11, 1997, by and between Sealy Corporation and Kenneth L. Walker. (Incorporated by reference to Exhibit 10.17 filed with the Parent's Current Report on Form 8-K dated December 18, 1997).
 *10.18 Amendment to Amended and Restated Employment Agreement and Termination of Stockholders Agreement, dated as of December 17, 1997, between Ronald L. Jones and Sealy Corporation. (Incorporated by reference to
         Exhibit 10.18 filed with the Parent's Current Report on Form 8-K dated
         December 18, 1997).

 *10.19 Amendment to Employment Agreements, dated as of December 17, 1997, between the employee named therein and Sealy Corporation.
         (Incorporated by reference to Exhibit 10.19 filed with the Parent's
         Current Report on Form 8-K dated December 18, 1997).
 *10.20 Form of Amendment to Change of Control Agreements, dated as of December
         17, 1997. (Incorporated by reference to Exhibit 10.20 filed with the Parent's Current Report on Form 8-K dated December 18, 1997).
 *10.21 Sealy Profit Sharing Plan, Amended and Restated Date: December 1, 1989.
         (Incorporated herein by reference to Exhibit 10.1 to the Form 10-K for the fiscal year ended November 30, 1995 (File No. 1-8738)).
 *10.22 Sealy Benefit Equalization Plan, dated December 1, 1994. (Incorporated herein by reference to Exhibit 10.2 to the Form 10-K for the fiscal year ended November 30, 1995 (File No. 1-8738)).
 *10.23 Sealy Trust Agreement dated June 1, 1990. (Incorporated herein by reference to Exhibit 10.3 to Parent's Annual Report on Form 10-K for the fiscal year ended November 30, 1991 (File No. 1-8738)).
 *10.24 The Ohio Mattress Holding Company 1989 Stock Option Plan. (Incorporated herein by reference to Exhibit 10.16 to Annual Report on Form 10-K of The Ohio Mattress Holding Company and The Ohio Mattress Company for the year ended November 30, 1989, File No. 33-29246, filed March 2,
         1990).
 *10.25 Sealy Corporation Bonus Program. (Incorporated herein by reference to
         Exhibit 10.5 to the Form 10-K for the fiscal year ended November 30, 1995 (File No. 1-8738)).
 *10.26 Severance Agreement dated March 1, 1996 by and between Sealy
         Corporation and Lyman M. Beggs. (Incorporated herein by reference to Exhibit 10.6 to the Form 10-Q Quarterly Report of Parent dated March
         3, 1996 (File No. 1-8738)).
 *10.27 Sealy Corporation 1992 Stock Option Plan. (Incorporated herein by reference to Exhibit 10.7 to Parent's Annual Report on Form 10-K for the fiscal year ended November 30, 1992 (File No. 1-8738)).
 *10.28 Sealy Corporation Performance Share Plan. (Incorporated herein by reference to Exhibit 10.8 to Parent's Annual Report on Form 10-K for the fiscal year ended November 30, 1992 (File No. 1-8738)).
 *10.29 Employment Agreement dated as of October 31, 1992, by and between Sealy
         Corporation and Lyman M. Beggs. (Incorporated herein by reference to Exhibit 10.9 to Parent's Annual Report on Form 10-K for the fiscal year ended November 30, 1992 (File No. 1-8738)).
 *10.30 Letter Agreement, dated as of October 31, 1992 by and between Sealy
         Corporation and Lyman M. Beggs. (Incorporated herein by reference to Exhibit 10.10 to Parent's Annual Report on Form 10-K for the fiscal year ended November 30, 1992 (File No. 1-8738)).
 *10.31 Stockholder Agreement, dated as of October 31, 1992 by and between Sealy Corporation and Lyman M. Beggs. (Incorporated herein by reference to Exhibit 10.11 to Parent's Annual Report on Form 10-K for the fiscal year ended November 30, 1992 (File No. 1-8738)).
 *10.32 Letter Agreement, dated June 5, 1991 by and between Sealy Corporation and Sam F. Smith, Jr. (Incorporated herein by reference to Exhibit
         10.15 to Parent's Annual Report on Form 10-K for the fiscal year ended
         November 30, 1992 (File No. 1-8738)).
 *10.33 Sealy Corporation 1993 Non-Employee Director Stock Option Plan.
         (Incorporated herein by reference to Exhibit 10.17 to the Form S-1
         Registration Statement of Parent (File No. 33-59134)). (As amended by
         Amendment No. 1 dated April 6, 1994 and filed as Exhibit 10.13 to
         Parent's Annual Report on Form 10-K for the fiscal year ended November
         30, 1994.)

 *10.34 Amendment No. 2 to Sealy Corporation 1993 Non-Employee Director Stock
         Option Plan, dated June 27, 1995. (Incorporated herein by reference to
         Exhibit 10.14 to Parent's Annual Report on Form 10-K for the fiscal year ended December 1, 1996 (File No. 1-8738)).
 *10.35 Amendment No. 3 to Sealy Corporation 1993 Non-Employee Director Stock
         Option Plan dated as of May 1, 1996. (Incorporated herein by reference to Exhibit 10.15 to Parent's Annual Report on Form 10-K for the fiscal year ended December 1, 1996 (File No. 1-8738)).
 *10.36 Employment Agreement dated March 4, 1996 by and between Sealy
         Corporation and Ronald L. Jones. (Incorporated herein by reference to Exhibit 10.15 to the Form 10-Q Quarterly Report of Parent dated March
         3, 1996 (File No. 1-8738)).
 *10.37 Amendment No. 1 to Sealy Bonus Plan. (Incorporated herein by reference to Exhibit 10.17 to Parent's Annual Report on Form 10-K for the fiscal year ended December 1, 1996 (File No. 1-8738)).
 *10.38 Sealy Corporation Bonus Plan. (Incorporated herein by reference to
         Exhibit 10.18 to Parent's Annual Report on Form 10-K for the fiscal year ended December 1, 1996 (File No. 1-8738)).
 *10.39 Amendment No. 1 to Sealy Corporation 1992 Stock Option Plan.
         (Incorporated herein by reference to Exhibit 10.19 to Parent's Annual
         Report on Form 10-K for the fiscal year ended December 1, 1996 (File
         No. 1-8738)).
 *10.40 Amendment No. 1 to Sealy Corporation Performance Share Plan.
         (Incorporated herein by reference to Exhibit 10.20 to Parent's Annual
         Report on Form 10-K for the fiscal year ended December 1, 1996 (File
         No. 1-8738)).
 *10.41 Amendment No. 1 to Sealy Profit Sharing Plan. (Incorporated herein by reference to Exhibit 10.21 to Parent's Annual Report on Form 10-K for the fiscal year ended December 1, 1996 (File No. 1-8738)).
 *10.42 Amendment No. 2 to Sealy Profit Sharing Plan. (Incorporated herein by reference to Exhibit 10.22 to Parent's Annual Report on Form 10-K for the fiscal year ended December 1, 1996 (File No. 1-8738)).
 *10.43 1996 Transitional Restricted Stock Plan. (Incorporated herein by reference to Exhibit 10.23 to Parent's Annual Report on Form 10-K for the fiscal year ended December 1, 1996 (File No. 1-8738)).
 *10.44 Sealy Corporation 1997 Stock Option Plan. (Incorporated herein by reference to Exhibit 10.24 to Parent's Annual Report on Form 10-K for the fiscal year ended December 1, 1996 (File No. 1-8738)).
 *10.45 Stock Option Agreement dated March 4, 1996 by and between Sealy
         Corporation and Ronald L. Jones. (Incorporated herein by reference to Exhibit 10.25 to Parent's Annual Report on Form 10-K for the fiscal year ended December 1, 1996 (File No. 1-8738)).
 *10.46 Stockholder Agreement dated March 4, 1996 by and among Sealy
         Corporation and Ronald L. Jones. (Incorporated herein by reference to Exhibit 10.26 to Parent's Annual Report on Form 10-K for the fiscal year ended December 1, 1996 (File No. 1-8738)).
 *10.47 Restricted Stock Agreement dated March 4, 1996 by and between Sealy
         Corporation and Ronald L. Jones. (Incorporated herein by reference to Exhibit 10.27 to Parent's Annual Report on Form 10-K for the fiscal year ended December 1, 1996 (File No. 1-8738)).
 *10.48 Stockholders Agreement dated as of December 18, 1997 by and among Sealy
         Corporation and the Stockholders named therein.

 *10.49 Registration Rights Agreement dated as of December 18, 1997 by and among Sealy Corporation and the Stockholders named therein.
 *10.50 Management Services Agreement dated as of December 18, 1997 by and between Sealy Corporation, Sealy Mattress and Bain Capital, Inc.
  10.51 Purchase Agreement dated January 1, 1998 between Hollingsworth and
         Stout Enterprises, LLC and Sealy, Inc. and Amendment No. 1 thereto dated April 13, 1998.
  12.1  Statement of Computation of Ratios.
 *21.1  Subsidiaries of Sealy Mattress Company.
  23.1  Consent of KPMG Peat Marwick LLP.
  23.2  Consent of Kirkland & Ellis (included in Exhibit 5.1).
 *24.1  Powers of Attorney (included on signature page hereto).
 *25.1  Statement of Eligibility of Trustee on Form T-1.
 *27.1  Financial Data Schedule (Incorporated herein by reference to Exhibit
         27.1 to Parent's Annual Report on Form 10-K for the fiscal year ended
         December 1, 1996).
 *99.1  Form of Letter of Transmittal.
 *99.2  Form of Notice of Guaranteed Delivery.
 *99.3  Form of Tender Instructions.

--------
*  Previously filed

  (B) FINANCIAL STATEMENT SCHEDULES.

    Not Applicable.

ITEM 22. UNDERTAKINGS.

  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof;

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

    (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of the chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

  (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

  (2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes that:

  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CLEVELAND, STATE OF OHIO, ON JUNE 3, 1998.

                                          Sealy Mattress Company

                                            /s/ Ronald L. Jones
                                          By: _________________________________
                                          Name: Ronald L. Jones
                                          Title:   Chief Executive Officer and
                                                President

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT AND POWER OF ATTORNEY HAVE BEEN SIGNED BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

              SIGNATURE                      CAPACITY
                                                                     DATE

         /s/ Ronald L. Jones           Chief Executive           June 3, 1998
-------------------------------------   Officer, President
           RONALD L. JONES              and Director
                                        (principal
                                        executive officer)

       /s/ Richard F. Sowerby          Vice President of         June 3, 1998
-------------------------------------   Finance (principal
         RICHARD F. SOWERBY             financial and
                                        accounting officer)

        /s/ Kenneth L. Walker          Vice President,           June 3, 1998
-------------------------------------   General Counsel and
          KENNETH L. WALKER             Secretary

                  *                    Director                  June 3, 1998
-------------------------------------
           JOSH BEKENSTEIN

                  *                    Director                  June 3, 1998
-------------------------------------
            PAUL EDGERLEY

                  *                    Director                  June 3, 1998
-------------------------------------
           MICHAEL KRUPKA

              SIGNATURE                       CAPACITY
                                                                     DATE

                  *                     Director                 June 3, 1998
-------------------------------------
           JOHN M. SALLAY

                  *                     Director                 June 3, 1998
-------------------------------------
          JAMES W. JOHNSTON

                  *                     Director                 June 3, 1998
-------------------------------------
           JONAS STEINMAN

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CLEVELAND, STATE OF OHIO, ON JUNE 3, 1998.

                                          Sealy Corporation

                                                    /s/ Ronald L. Jones
                                          By: _________________________________
                                          Name: Ronald L. Jones
                                          Title:   Chief Executive Officer and
                                                President

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT AND POWER OF ATTORNEY HAVE BEEN SIGNED BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

              SIGNATURE                      CAPACITY
                                                                     DATE

         /s/ Ronald L. Jones           Chief Executive           June 3, 1998
-------------------------------------   Officer, President
           RONALD L. JONES              and Director
                                        (principal
                                        executive officer)

       /s/ Richard F. Sowerby          Vice President of         June 3, 1998
-------------------------------------   Finance
         RICHARD F. SOWERBY             (principal
                                        financial and
                                        accounting officer)

        /s/ Kenneth L. Walker          Vice President,           June 3, 1998
-------------------------------------   General Counsel and
          KENNETH L. WALKER             Secretary

              SIGNATURE                       CAPACITY
                                                                     DATE

                  *                     Director                 June 3, 1998
-------------------------------------
           JOSH BEKENSTEIN

                  *                     Director                 June 3, 1998
-------------------------------------
            PAUL EDGERLEY

                  *                     Director                 June 3, 1998
-------------------------------------
           MICHAEL KRUPKA

                  *                     Director                 June 3, 1998
-------------------------------------
           JOHN M. SALLAY

                  *                     Director                 June 3, 1998
-------------------------------------
          JAMES W. JOHNSTON

                  *                     Director                 June 3, 1998
-------------------------------------
           JONAS STEINMAN

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CLEVELAND, STATE OF OHIO, ON JUNE 3, 1998.

                                          Sealy Mattress Company of Puerto
                                           Rico

                                                    /s/ Ronald L. Jones
                                          By: _________________________________
                                          Name: Ronald L. Jones
                                          Title:   Chief Executive Officer and
                                                President

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT AND POWER OF ATTORNEY HAVE BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

              SIGNATURE                      CAPACITY
                                                                     DATE

         /s/ Ronald L. Jones           Chief Executive           June 3, 1998
-------------------------------------   Officer, President
           RONALD L. JONES              and Director
                                        (principal
                                        executive officer)

       /s/ Richard F. Sowerby          Vice President of         June 3, 1998
-------------------------------------   Finance (principal
         RICHARD F. SOWERBY             financial and
                                        accounting officer)

        /s/ Kenneth L. Walker          Vice President,           June 3, 1998
-------------------------------------   General Counsel,
          KENNETH L. WALKER             Secretary
                                        and Director

        /s/ Ronald H. Stolle           Director                  June 3, 1998
-------------------------------------
          RONALD H. STOLLE

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CLEVELAND, STATE OF OHIO, ON JUNE 3, 1998.

                                          Ohio-Sealy Mattress Manufacturing
                                           Co., Inc. (Randolph)

                                                 /s/ Ronald L. Jones
                                          By: _________________________________
                                          Name: Ronald L. Jones
                                          Title:   Chief Executive Officer and
                                                President

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT AND POWER OF ATTORNEY HAVE BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

              SIGNATURE                      CAPACITY
                                                                     DATE

         /s/ Ronald L. Jones           Chief Executive           June 3, 1998
-------------------------------------   Officer, President
           RONALD L. JONES              and Director
                                        (principal
                                        executive officer)

       /s/ Richard F. Sowerby          Vice President of         June 3, 1998
-------------------------------------   Finance (principal
         RICHARD F. SOWERBY             financial and
                                        accounting officer)

        /s/ Kenneth L. Walker          Vice President,           June 3, 1998
-------------------------------------   General Counsel,
          KENNETH L. WALKER             Secretary
                                        and Director

        /s/ Ronald H. Stolle           Director                  June 3, 1998
-------------------------------------
          RONALD H. STOLLE

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CLEVELAND, STATE OF OHIO, ON JUNE 3, 1998.

                                          Ohio-Sealy Mattress Manufacturing
                                           Co.--Ft. Worth

                                                 /s/ Ronald L. Jones
                                          By: _________________________________
                                          Name: Ronald L. Jones
                                          Title:   Chief Executive Officer and
                                                President

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT AND POWER OF ATTORNEY HAVE BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

              SIGNATURE                      CAPACITY
                                                                     DATE

         /s/ Ronald L. Jones           Chief Executive           June 3, 1998
-------------------------------------   Officer, President
           RONALD L. JONES              and Director
                                        (principal
                                        executive officer)

       /s/ Richard F. Sowerby          Vice President of         June 3, 1998
-------------------------------------   Finance (principal
         RICHARD F. SOWERBY             financial and
                                        accounting officer)

        /s/ Kenneth L. Walker          Vice President,           June 3, 1998
-------------------------------------   General Counsel,
          KENNETH L. WALKER             Secretary
                                        and Director

        /s/ Ronald H. Stolle           Director                  June 3, 1998
-------------------------------------
          RONALD H. STOLLE

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CLEVELAND, STATE OF OHIO, ON JUNE 3, 1998.

                                          Ohio-Sealy Mattress Manufacturing
                                           Co.

                                                    /s/ Ronald L. Jones
                                          By: _________________________________
                                          Name: Ronald L. Jones
                                          Title:   Chief Executive Officer and
                                                President

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT AND POWER OF ATTORNEY HAVE BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

              SIGNATURE                      CAPACITY                DATE

         /s/ Ronald L. Jones           Chief Executive           June 3, 1998
-------------------------------------   Officer, President
           RONALD L. JONES              and Director
                                        (principal
                                        executive officer)

       /s/ Richard F. Sowerby          Vice President of         June 3, 1998
-------------------------------------   Finance (principal
         RICHARD F. SOWERBY             financial and
                                        accounting officer)

        /s/ Kenneth L. Walker          Vice President,           June 3, 1998
-------------------------------------   General Counsel,
          KENNETH L. WALKER             Secretary
                                        and Director

        /s/ Ronald H. Stolle           Director                  June 3, 1998
-------------------------------------
          RONALD H. STOLLE

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CLEVELAND, STATE OF OHIO, ON JUNE 3, 1998.

                                          Ohio-Sealy Mattress Manufacturing
                                           Co.--Housto

                                                    /s/ Ronald L. Jones
                                          By: _________________________________
                                          Name: Ronald L. Jones
                                          Title:   Chief Executive Officer and
                                                President

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT AND POWER OF ATTORNEY HAVE BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

              SIGNATURE                      CAPACITY
                                                                     DATE

         /s/ Ronald L. Jones           Chief Executive           June 3, 1998
-------------------------------------   Officer, President
           RONALD L. JONES              and Director
                                        (principal
                                        executive officer)

       /s/ Richard F. Sowerby          Vice President of         June 3, 1998
-------------------------------------   Finance (principal
         RICHARD F. SOWERBY             financial and
                                        accounting officer)

        /s/ Kenneth L. Walker          Vice President,           June 3, 1998
-------------------------------------   General Counsel,
          KENNETH L. WALKER             Secretary
                                        and Director

        /s/ Ronald H. Stolle           Director                  June 3, 1998
-------------------------------------
          RONALD H. STOLLE

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CLEVELAND, STATE OF OHIO, ON JUNE 3, 1998.

                                          Sealy Mattress Company of Michigan,
                                           Inc.

                                            /s/ Ronald L. Jones
                                          By: _________________________________
                                          Name: Ronald L. Jones
                                          Title:   Chief Executive Officer and
                                                President

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT AND POWER OF ATTORNEY HAVE BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

              SIGNATURE                      CAPACITY
                                                                     DATE

         /s/ Ronald L. Jones           Chief Executive           June 3, 1998
-------------------------------------   Officer, President
           RONALD L. JONES              and Director
                                        (principal
                                        executive officer)

       /s/ Richard F. Sowerby          Vice President of         June 3, 1998
-------------------------------------   Finance (principal
         RICHARD F. SOWERBY             financial and
                                        accounting officer)

        /s/ Kenneth L. Walker          Vice President,           June 3, 1998
-------------------------------------   General Counsel,
          KENNETH L. WALKER             Secretary
                                        and Director

        /s/ Ronald H. Stolle           Director                  June 3, 1998
-------------------------------------
          RONALD H. STOLLE

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CLEVELAND, STATE OF OHIO, ON JUNE 3, 1998.

                                          Sealy Mattress Company of Kansas
                                           City, Inc.

                                            /s/ Ronald L. Jones
                                          By: _________________________________
                                          Name: Ronald L. Jones
                                          Title:   Chief Executive Officer and
                                                President

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT AND POWER OF ATTORNEY HAVE BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

              SIGNATURE                      CAPACITY                DATE

         /s/ Ronald L. Jones           Chief Executive           June 3, 1998
-------------------------------------   Officer, President
           RONALD L. JONES              and Director
                                        (principal
                                        executive officer)

       /s/ Richard F. Sowerby          Vice President of         June 3, 1998
-------------------------------------   Finance (principal
         RICHARD F. SOWERBY             financial and
                                        accounting officer)

        /s/ Kenneth L. Walker          Vice President,           June 3, 1998
-------------------------------------   General Counsel,
          KENNETH L. WALKER             Secretary
                                        and Director

        /s/ Ronald H. Stolle           Director                  June 3, 1998
-------------------------------------
          RONALD H. STOLLE

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CLEVELAND, STATE OF OHIO, ON JUNE 3, 1998.

                                          Sealy of Maryland and Virginia, Inc.

                                                    /s/ Ronald L. Jones
                                          By: _________________________________
                                          Name: Ronald L. Jones
                                          Title:   Chief Executive Officer and
                                                President

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT AND POWER OF ATTORNEY HAVE BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

              SIGNATURE                      CAPACITY
                                                                     DATE

         /s/ Ronald L. Jones           Chief Executive           June 3, 1998
-------------------------------------   Officer, President
           RONALD L. JONES              and Director
                                        (principal
                                        executive officer)

       /s/ Richard F. Sowerby          Vice President of         June 3, 1998
-------------------------------------   Finance (principal
         RICHARD F. SOWERBY             financial and
                                        accounting officer)

        /s/ Kenneth L. Walker          Vice President,           June 3, 1998
-------------------------------------   General Counsel,
          KENNETH L. WALKER             Secretary
                                        and Director

        /s/ Ronald H. Stolle           Director                  June 3, 1998
-------------------------------------
          RONALD H. STOLLE

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CLEVELAND, STATE OF OHIO, ON JUNE 3, 1998.

                                          Sealy Mattress Company of Illinois

                                            /s/ Ronald L. Jones
                                          By: _________________________________
                                          Name: Ronald L. Jones
                                          Title:   Chief Executive Officer and
                                                President

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT AND POWER OF ATTORNEY HAVE BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

              SIGNATURE                      CAPACITY
                                                                     DATE

         /s/ Ronald L. Jones           Chief Executive           June 3, 1998
-------------------------------------   Officer, President
           RONALD L. JONES              and Director
                                        (principal
                                        executive officer)

       /s/ Richard F. Sowerby          Vice President of         June 3, 1998
-------------------------------------   Finance (principal
         RICHARD F. SOWERBY             financial and
                                        accounting officer)

        /s/ Kenneth L. Walker          Vice President,           June 3, 1998
-------------------------------------   General Counsel,
          KENNETH L. WALKER             Secretary
                                        and Director

        /s/ Ronald H. Stolle           Director                  June 3, 1998
-------------------------------------
          RONALD H. STOLLE

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CLEVELAND, STATE OF OHIO, ON JUNE 3, 1998.

                                          A. Brandwein & Co.

                                            /s/ Ronald L. Jones
                                          By: _________________________________
                                          Name: Ronald L. Jones
                                          Title:   Chief Executive Officer and
                                                President

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT AND POWER OF ATTORNEY HAVE BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

              SIGNATURE                      CAPACITY
                                                                     DATE

         /s/ Ronald L. Jones           Chief Executive           June 3, 1998
-------------------------------------   Officer, President
           RONALD L. JONES              and Director
                                        (principal
                                        executive officer)

       /s/ Richard F. Sowerby          Vice President of         June 3, 1998
-------------------------------------   Finance (principal
         RICHARD F. SOWERBY             financial and
                                        accounting officer)

        /s/ Kenneth L. Walker          Vice President,           June 3, 1998
-------------------------------------   General Counsel,
          KENNETH L. WALKER             Secretary
                                        and Director

        /s/ Ronald H. Stolle           Director                  June 3, 1998
-------------------------------------
          RONALD H. STOLLE

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CLEVELAND, STATE OF OHIO, ON JUNE 3, 1998.

                                          Sealy Mattress Company of Albany,
                                           Inc.

                                                    /s/ Ronald L. Jones
                                          By: _________________________________
                                          Name: Ronald L. Jones
                                          Title:   Chief Executive Officer and
                                                President

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT AND POWER OF ATTORNEY HAVE BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

              SIGNATURE                      CAPACITY
                                                                     DATE

         /s/ Ronald L. Jones           Chief Executive           June 3, 1998
-------------------------------------   Officer, President
           RONALD L. JONES              and Director
                                        (principal
                                        executive officer)

       /s/ Richard F. Sowerby          Vice President of         June 3, 1998
-------------------------------------   Finance (principal
         RICHARD F. SOWERBY             financial and
                                        accounting officer)

        /s/ Kenneth L. Walker          Vice President,           June 3, 1998
-------------------------------------   General Counsel,
          KENNETH L. WALKER             Secretary
                                        and Director

        /s/ Ronald H. Stolle           Director                  June 3, 1998
-------------------------------------
          RONALD H. STOLLE

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CLEVELAND, STATE OF OHIO, ON JUNE 3, 1998.

                                          Sealy of Minnesota, Inc.

                                            /s/ Ronald L. Jones
                                          By: _________________________________
                                          Name: Ronald L. Jones
                                          Title:   Chief Executive Officer and
                                                President

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT AND POWER OF ATTORNEY HAVE BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

              SIGNATURE                      CAPACITY
                                                                     DATE

         /s/ Ronald L. Jones           Chief Executive           June 3, 1998
-------------------------------------   Officer, President
           RONALD L. JONES              and Director
                                        (principal
                                        executive officer)

       /s/ Richard F. Sowerby          Vice President of         June 3, 1998
-------------------------------------   Finance (principal
         RICHARD F. SOWERBY             financial and
                                        accounting officer)

        /s/ Kenneth L. Walker          Vice President,           June 3, 1998
-------------------------------------   General Counsel,
          KENNETH L. WALKER             Secretary
                                        and Director

        /s/ Ronald H. Stolle           Director                  June 3, 1998
-------------------------------------
          RONALD H. STOLLE

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CLEVELAND, STATE OF OHIO, ON JUNE 3, 1998.

                                          Sealy Mattress Company of Memphis

                                            /s/ Ronald L. Jones
                                          By: _________________________________
                                          Name: Ronald L. Jones
                                          Title:   Chief Executive Officer and
                                                President

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT AND POWER OF ATTORNEY HAVE BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

              SIGNATURE                      CAPACITY
                                                                     DATE

         /s/ Ronald L. Jones           Chief Executive           June 3, 1998
-------------------------------------   Officer, President
           RONALD L. JONES              and Director
                                        (principal
                                        executive officer)

       /s/ Richard F. Sowerby          Vice President of         June 3, 1998
-------------------------------------   Finance (principal
         RICHARD F. SOWERBY             financial and
                                        accounting officer)

        /s/ Kenneth L. Walker          Vice President,           June 3, 1998
-------------------------------------   General Counsel,
          KENNETH L. WALKER             Secretary
                                        and Director

        /s/ Ronald H. Stolle           Director                  June 3, 1998
-------------------------------------
          RONALD H. STOLLE

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CLEVELAND, STATE OF OHIO, ON JUNE 3, 1998.

                                          The Stearns & Foster Bedding Company

                                                    /s/ Ronald L. Jones
                                          By: _________________________________
                                          Name: Ronald L. Jones
                                          Title:   Chief Executive Officer and
                                                President

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT AND POWER OF ATTORNEY HAVE BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

              SIGNATURE                      CAPACITY
                                                                     DATE

         /s/ Ronald L. Jones           Chief Executive           June 3, 1998
-------------------------------------   Officer, President
           RONALD L. JONES              and Director
                                        (principal
                                        executive officer)

       /s/ Richard F. Sowerby          Vice President of         June 3, 1998
-------------------------------------   Finance (principal
         RICHARD F. SOWERBY             financial and
                                        accounting officer)

        /s/ Kenneth L. Walker          Vice President,           June 3, 1998
-------------------------------------   General Counsel,
          KENNETH L. WALKER             Secretary
                                        and Director

        /s/ Ronald H. Stolle           Director                  June 3, 1998
-------------------------------------
          RONALD H. STOLLE

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CLEVELAND, STATE OF OHIO, ON JUNE 3, 1998.

                                          The Stearns & Foster Upholstery
                                           Furniture Company

                                                    /s/ Ronald L. Jones
                                          By: _________________________________
                                          Name: Ronald L. Jones
                                          Title:   Chief Executive Officer and
                                                President

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT AND POWER OF ATTORNEY HAVE BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

              SIGNATURE                      CAPACITY
                                                                     DATE

         /s/ Ronald L. Jones           Chief Executive           June 3, 1998
-------------------------------------   Officer, President
           RONALD L. JONES              and Director
                                        (principal
                                        executive officer)

       /s/ Richard F. Sowerby          Vice President of         June 3, 1998
-------------------------------------   Finance (principal
         RICHARD F. SOWERBY             financial and
                                        accounting officer)

        /s/ Kenneth L. Walker          Vice President,           June 3, 1998
-------------------------------------   General Counsel,
          KENNETH L. WALKER             Secretary
                                        and Director

        /s/ Ronald H. Stolle           Director                  June 3, 1998
-------------------------------------
          RONALD H. STOLLE

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CLEVELAND, STATE OF OHIO, ON JUNE 3, 1998.

                                          Sealy, Inc.

                                            /s/ Ronald L. Jones
                                          By: _________________________________
                                          Name: Ronald L. Jones
                                          Title:   Chief Executive Officer and
                                                President

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT AND POWER OF ATTORNEY HAVE BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

              SIGNATURE                      CAPACITY
                                                                     DATE

         /s/ Ronald L. Jones           Chief Executive           June 3, 1998
-------------------------------------   Officer, President
           RONALD L. JONES              and Director
                                        (principal
                                        executive officer)

       /s/ Richard F. Sowerby          Vice President of         June 3, 1998
-------------------------------------   Finance (principal
         RICHARD F. SOWERBY             financial and
                                        accounting officer)

        /s/ Kenneth L. Walker          Vice President,           June 3, 1998
-------------------------------------   General Counsel,
          KENNETH L. WALKER             Secretary
                                        and Director

        /s/ Ronald H. Stolle           Director                  June 3, 1998
-------------------------------------
          RONALD H. STOLLE

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CLEVELAND, STATE OF OHIO, ON JUNE 3, 1998.

                                          The Ohio Mattress Company Licensing
                                           and Components Group

                                            /s/ Ronald L. Jones
                                          By: _________________________________
                                          Name: Ronald L. Jones
                                          Title:   Chief Executive Officer and
                                                President

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT AND POWER OF ATTORNEY HAVE BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

              SIGNATURE                      CAPACITY
                                                                     DATE

         /s/ Ronald L. Jones           Chief Executive           June 3, 1998
-------------------------------------   Officer, President
           RONALD L. JONES              and Director
                                        (principal
                                        executive officer)

       /s/ Richard F. Sowerby          Vice President of         June 3, 1998
-------------------------------------   Finance (principal
         RICHARD F. SOWERBY             financial and
                                        accounting officer)

        /s/ Kenneth L. Walker          Vice President,           June 3, 1998
-------------------------------------   General Counsel,
          KENNETH L. WALKER             Secretary
                                        and Director

        /s/ Ronald H. Stolle           Director                  June 3, 1998
-------------------------------------
          RONALD H. STOLLE

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CLEVELAND, STATE OF OHIO, ON JUNE 3, 1998.

                                          Sealy Mattress Manufacturing
                                           Company, Inc.

                                            /s/ Ronald L. Jones
                                          By: _________________________________
                                          Name: Ronald L. Jones
                                          Title:   Chief Executive Officer and
                                                President

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT AND POWER OF ATTORNEY HAVE BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

              SIGNATURE                      CAPACITY
                                                                     DATE

         /s/ Ronald L. Jones           Chief Executive           June 3, 1998
-------------------------------------   Officer, President
           RONALD L. JONES              and Director
                                        (principal
                                        executive officer)

       /s/ Richard F. Sowerby          Vice President of         June 3, 1998
-------------------------------------   Finance (principal
         RICHARD F. SOWERBY             financial and
                                        accounting officer)

        /s/ Kenneth L. Walker          Vice President,           June 3, 1998
-------------------------------------   General Counsel,
          KENNETH L. WALKER             Secretary
                                        and Director

        /s/ Ronald H. Stolle           Director                  June 3, 1998
-------------------------------------
          RONALD H. STOLLE